  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1999

                                                     REGISTRATION NO. 333-53115
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                              AMENDMENT NO. 4
                                      TO
                            REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                  (DEPOSITOR)
       (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENTS)

                                   DELAWARE
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                  13-3320910
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                               11 MADISON AVENUE
                           NEW YORK, NEW YORK 10010
                                (212) 325-2000
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                THOMAS ZINGALLI
             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                               11 MADISON AVENUE
                           NEW YORK, NEW YORK 10010
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
                               ----------------

                           KATHARINE I. CROST, ESQ.
                      ORRICK, HERRINGTON & SUTCLIFFE LLP
                               666 FIFTH AVENUE
                           NEW YORK, NEW YORK 10103

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE
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                                                           PROPOSED
                                             PROPOSED      MAXIMUM      AMOUNT OF
                                             MAXIMUM       OFFERING     AGGREGATE     AMOUNT OF
          TITLE OF SECURITIES              AMOUNT BEING     PRICE        OFFERING    REGISTRATION
            BEING REGISTERED(1)             REGISTERED(2) PER UNIT(3)     PRICE(3)       FEE
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Conduit Mortgage and Manufactured
 Housing Contract Pass-Through
 Certificates..........................    $1,250,000,000     100%      $1,250,000,000   $356,000(2)

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(1) This Registration Statement also relates to certain market making transactions that may be made by Credit Suisse First Boston Corporation, an affiliate of the Registrant.


(2) $147,500 of this amount was previously paid and was calculated using the $295 per $1,000,000 method. The additional registration fee of $208,500 is a result of an increase in the amount to be registered by $750,000,000. The additional fee was calculated using the $278 per $1,000,000 method.


                               ----------------


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

  PURSUANT TO RULE 429 OF THE COMMISSION'S RULES AND REGULATIONS UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS AND PROSPECTUS SUPPLEMENT CONTAINED IN THIS REGISTRATION STATEMENT ALSO RELATES TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-3 (REGISTRATION NO. 333-33807).

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PROSPECTUS

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   DEPOSITOR
              CONDUIT MORTGAGE AND MANUFACTURED HOUSING CONTRACT
                           PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                                ---------------

  The Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates") offered hereby and by the related Prospectus Supplements will be offered from time to time in series (each, a "Series") in one or more separate classes (each, a "Class"), which may be divided into one or more subclasses (each, a "Subclass"), that represent interests in specified percentages of principal and interest (a "Percentage Interest") with respect to the related Mortgage Pool or the Contract Pool (each, as defined below), or that have been assigned a Stated Principal Balance and an Interest Rate (as such terms are defined herein), as more fully set forth herein, and will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one of a number of trusts, each to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") from time to time to issue a Series of Certificates. The trust property of each trust (the "Trust Fund") will consist of a pool containing one- to four-family residential mortgage loans, mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations, loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling, loans secured by commercial real estate properties and/or mixed residential/commercial properties, loans secured by unimproved land, mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized statistical rating agency or agencies rating the related Series of Certificates (collectively, the "Rating Agency") for a rating in one of the four highest rating categories of such Rating Agency (such loans and participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or certain conventional mortgage pass-through certificates (the "Mortgage Certificates") and related property (the "Mortgage Pool") or a pool of manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts and related property (the "Contract Pool") conveyed to such trust by the Depositor. The Mortgage Loans may be conventional mortgage loans, conventional cooperative loans, mortgage loans insured by the Federal Housing Administration (the "FHA"), or mortgage loans partially guaranteed by the Veterans Administration (the "VA"), or any combination of the foregoing, bearing fixed or variable rates of interest. The Contracts may be conventional contracts, contracts insured by the FHA or partially guaranteed by the VA, or any combination of the foregoing, bearing fixed or variable rates of interest, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the rights of the holders of the Certificates of one or more Classes or Subclasses of a Series to receive distributions with respect to the related Mortgage Pool or Contract Pool may be subordinated to such rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to the extent described herein and in such Prospectus Supplement. As provided in the applicable Prospectus Supplement, the timing of payments, whether of principal or of interest, to any one or more of such Classes or Subclasses may be on a sequential or a pro rata basis. The Prospectus Supplement with respect to each Series will also set forth specific information relating to the Trust Fund with respect to the Series in respect of which the Prospectus is being delivered, together with specific information regarding the Certificates of such Series.

  The Certificates do not represent an obligation of or interest in the Depositor or any affiliate thereof. Neither the Certificates, the Mortgage Loans, the Contracts nor the Mortgage Certificates are insured or guaranteed by any governmental agency or instrumentality, except to the extent provided herein.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER "ERISA CONSIDERATIONS" HEREIN AND IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                                ---------------

  SEE "RISK FACTORS" BEGINNING ON PAGE 19 HEREIN FOR A DISCUSSION OF THE MOST SIGNIFICANT RISK FACTORS THAT POTENTIAL INVESTORS SHOULD CONSIDER IN DETERMINING WHETHER TO INVEST IN THE CERTIFICATES OF A SERIES IN RESPECT OF WHICH THIS PROSPECTUS IS BEING DELIVERED.

                                ---------------

  Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, which may include Credit Suisse First Boston Corporation, an affiliate of the Depositor, as more fully described under "Plan of Distribution" and in the related Prospectus Supplement. Certain offerings of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

  There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop as a result of such offering or, if it does develop, that it will continue.

  The Depositor, as specified in the applicable Prospectus Supplement, may elect to treat the Trust Fund with respect to certain Series of Certificates as one or more Real Estate Mortgage Investment Conduits (each, a "REMIC"). See "Federal Income Tax Consequences."

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Certificates of such Series may be subject to early termination and may receive Special Distributions (as defined herein) in reduction of Stated Principal Balance (as defined herein) under the circumstances described herein and in such Prospectus Supplement.

  This Prospectus may not be used to consummate sales of the Certificates offered hereby unless accompanied by a Prospectus Supplement.

                                ---------------

  THESE SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS  THE
      SECURITIES  AND  EXCHANGE  COMMISSION   OR  ANY  STATE   SECURITIES
        COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS
          PROSPECTUS.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS   A
            CRIMINAL OFFENSE.

                          CREDIT SUISSE FIRST BOSTON

              The date of this Prospectus is        , 1999.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement with respect to each Series of Certificates will, among other things, set forth with respect to such Series of Certificates: (i) the identity of each Class or Subclass within such Series; (ii) the undivided interest, Percentage Interest, Stated Principal Balance or notional amount of each Class or Subclass of Certificates; (iii) the Pass-Through Rate, Interest Rate or Annual Rate borne by each Class or Subclass within such Series; (iv) certain information concerning the Mortgage Loans, the Mortgage Certificates, the Contracts, if any, and the other assets comprising the Trust Fund for such Series; (v) the final Distribution Date of each Class or Subclass of Certificates within such Series; (vi) the identity of each Class or Subclass of Compound Interest Certificates, if any, within such Series; (vii) the method used to calculate the amount to be distributed with respect to each Class or Subclass of Certificates; (viii) the order of application of distributions to each of the Classes or Subclasses within such Series, whether sequential, pro rata, or otherwise; (ix) the Distribution Dates with respect to such Series; (x) information with respect to the terms of the Residual Certificates or Subordinated Certificates offered hereby, if any are offered;
(xi) information with respect to the method of credit support, if any, with respect to such Series; and (xii) additional information with respect to the plan of distribution of such Series of Certificates.

                            ADDITIONAL INFORMATION

  This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Depositor has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

  Copies of the Pooling and Servicing Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to: Treasurer, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, (212) 325-2000.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related Series of Certificates offered hereby (including market-making transactions by Credit Suisse First Boston Corporation with respect to such Series of Certificates, unless such transactions are exempt from the registration provisions of the Securities Act of 1933, as amended). The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, upon request, a copy of any or all such documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.

  IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS AND THE ATTACHED PROSPECTUS SUPPLEMENT WILL ALSO BE USED BY THE UNDERWRITER IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.

                                SUMMARY OF TERMS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus on p.132.

Securities Offered..........  Conduit Mortgage and Manufactured Housing
                               Contract Pass-Through Certificates (the
                               "Certificates"), issuable in series (each, a "Series"). The Certificates may be issued in one or more classes (each, a "Class") and such Classes may be divided into one or more subclasses (each, a "Subclass"). One or more of such Classes or Subclasses of a Series may be subordinated to one or more Classes or Subclasses of such Series, as specified in the related Prospectus Supplement (any such Class or Subclass to which another Class or Subclass is subordinated being hereinafter referred to as a "Senior Class" or a "Senior Subclass," respectively, and any such subordinated Class or Subclass being hereinafter referred to as a "Subordinated Class" or "Subordinated Subclass," respectively). One or more of such Classes or Subclasses of Certificates of a Series (the "Residual Certificates") may evidence a residual interest in the related Trust Fund (as defined below). If so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Certificates within a Series (the "Multi-Class Certificates") may be assigned a principal balance (a "Stated Principal Balance" or a "Certificate Principal Balance") based on the cash flow from the Mortgage Loans (as hereinafter defined), Mortgage Certificates (as hereinafter defined), the Contracts (as hereinafter defined) and/or the other assets in the Trust Fund if specified as such in the related Prospectus Supplement and a stated annual interest rate, determined in the manner set forth in such Prospectus Supplement, which may be fixed or variable (an "Interest Rate" or "Pass-Through Rate"). If so specified in the related Prospectus Supplement, one or more such Classes or Subclasses may receive unequal amounts of the distributions of principal and interest on the Mortgage Loans, the Contracts and the Mortgage Certificates included in the related Trust Fund, as specified in such Prospectus Supplement (any such Class or Subclass receiving the higher proportion of principal distributions being referred to hereinafter as a "Principal Weighted Class" or "Principal Weighted Subclass," respectively, and any such Class or Subclass receiving the higher proportion of interest distributions being referred to hereinafter as an "Interest Weighted Class" or an "Interest Weighted Subclass," respectively). If so specified in the related Prospectus Supplement, the allocation of the principal and interest distributions may involve as much as 100% of each distribution of principal or interest being allocated to one or more Classes or Subclasses and 0% to another. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses may receive disproportionate amounts of certain distributions of principal, which proportions may change over time subject to certain conditions. Payments may be applied to any one or more Class or Subclass on a sequential or pro rata basis, or otherwise, as specified in the related Prospectus Supplement.

                              Each Certificate will represent the undivided
                               interest, beneficial interest or percentage interest specified in the related Prospectus Supplement in one of a number of trusts to be created by the Depositor from time to time. The trust property of each trust (the "Trust Fund") will consist of (a) one or more mortgage pools (each, a "Mortgage Pool") containing (i) conventional one- to four-family residential mortgage loans, (ii) loans (the "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative corporation (the "Cooperative") and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular dwelling unit (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property"), (iii) mortgage loans ("Multifamily Mortgage Loans") secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property"), purchased by the Depositor either directly or through one or more affiliates from an affiliate or from unaffiliated sellers, (iv) mortgage loans ("Commercial Mortgage Loans") secured by commercial real estate properties ("Commercial Property"), (v) mortgage loans ("Mixed-Use Mortgage Loans") secured by mixed residential/commercial properties ("Mixed-Use
                               Property"), (vi) loans secured by unimproved land, (vii) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized rating agency or agencies identified in the related Prospectus Supplement (collectively, the "Rating Agency") rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency (such loans and mortgage participation certificates being referred to collectively hereinafter as the "Mortgage Loans"), or (b) one or more contract pools (each, a "Contract Pool") containing manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") or participation certificates representing participation interests in such Contracts (such Contracts, together with the Mortgage Loans and the Mortgage Certificates, being referred to collectively hereinafter as the "Trust Assets") purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers, and related property conveyed to such trust by the Depositor. Each Trust will be formed for the purpose of issuing a Series of Certificates.

                              If so specified in the related Prospectus
                               Supplement, each Series of Certificates will be offered in fully registered form only, in one or more Classes, which may be divided into one or more Subclasses evidencing the right to receive a share of principal payments and the percentages of interest payments on the underlying Mortgage Loans, Mortgage Certificates or Contracts for the related Mortgage Pool or Contract Pool. If so specified in the related Prospectus Supplement, one or more Classes of Certificates may be registered in the name of a depositary or a nominee for a depositary. If so specified in the related Prospectus Supplement, Multi-Class Certificates of a Series may be issued with the Stated Principal Balances and the Interest Rates therein specified. At the time of issuance, each Certificate offered by means of this Prospectus and the related Prospectus Supplements will be rated in one of the four highest rating categories by at least one Rating Agency. The minimum undivided interest, percentage interest or beneficial interest in a Mortgage Pool or Contract Pool, the minimum notional amount to be evidenced by a Certificate of a Class or Subclass, or the minimum denomination in which a Certificate of a Class or Subclass is to be issued will be set forth in the related Prospectus Supplement.

Depositor...................  Credit Suisse First Boston Mortgage Securities
                               Corp., a Delaware corporation.

Master Servicer.............  The entity, if any, named as Master Servicer in the applicable Prospectus Supplement, which may be an affiliate of the Depositor. See "Description of the Certificates."

Special Servicer............  The entity, if any, named as Special Servicer in the applicable Prospectus Supplement, which may be an affiliate of the Depositor. See "Description of the Certificates."

Interest....................  Interest will be distributed on the days specified in the Prospectus Supplement with respect to a Series, or if any such day is not a business day, the next succeeding business day (the "Distribution Date"), at the rate, or pursuant to the method of determining such rate, specified in the related Prospectus Supplement for each Class or Subclass within such Series, commencing on the day specified in such Prospectus Supplement, in the manner specified in such Prospectus Supplement. See "Yield Considerations" and "Description of the Certificates--Payments on Mortgage Loans" and "--Payments on Contracts."

Principal (including          If so specified in the related Prospectus
 prepayments)...............   Supplement, principal on each Trust Asset
                               underlying a Series of Certificates will be distributed on each Distribution Date, commencing on the date specified in the related
                               Prospectus Supplement in the priority and manner specified in such Prospectus Supplement. If so specified in the Prospectus Supplement with respect to a Series that includes Multi-Class
                               Certificates, distributions on such Multi-Class
                               Certificates may be made in reduction of the Stated

                               Principal Balance, in an amount equal to the Stated Principal Distribution Amount. If so specified in the related Prospectus Supplement, the Stated Principal Distribution Amount will equal the amount by which the Stated Principal Balance of such Class of Multi-Class Certificates (before taking into account the amount of interest accrued and added to the Stated Principal Balance of any Class or of Compound Interest Certificates) exceeds the Asset Value (as defined herein) of the Trust Assets and other property in the related Trust Fund as of the Business Day prior to the related Distribution Date. See "Maturity and Prepayment Considerations" and "Description of the Certificates--Payments on Mortgage Loans" and "--Payments on Contracts." If so specified in the Prospectus Supplement relating to a Series, the Multi-Class Certificates of such Series which have other than monthly Distribution Dates may receive special distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets included in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account for such Series on the next Distribution Date may be less than the sum of the interest distributions and the amount of distributions in reduction of Stated Principal Balance to be made on such Distribution Date. If so specified in the related Prospectus Supplement, Special Distributions will be made on such Certificates in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date for such Certificates. See "Description of the Certificates--Special Distributions."

The Mortgage Pools..........
                              If so specified in the related Prospectus
                               Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Mortgage Pool or Pools included in the Trust Fund for such Series. The applicable Prospectus Supplement will specify the types of Mortgaged Properties, the original principal balances of the Mortgage Loans, the original maturities of the Mortgage Loans and the ratio of the original or outstanding principal balance of the Mortgage Loans to the value of the property securing such Mortgage Loan (the "Mortgaged Property"), based upon an appraisal of the Mortgaged Property or the sales price (the "Loan-to-Value Ratio").

                              As of the related Cut-off Date, no more than 10%
                               of the aggregate principal balance of any Mortgage Pool will consist of Commercial Mortgage Loans.

                              Some of the Mortgage Loans will fully amortize
                               over their remaining terms to maturity and others will provide for balloon payments at maturity. If so specified in the related Prospectus Supplement, some of the Mortgage Loans may prohibit prepayments entirely or for certain periods and/or may require payment of premiums or yield maintenance penalties in connection with certain prepayments. The Mortgage Loans will provide for recourse against only the Mortgaged Properties or provide for recourse against the other assets of the Mortgagors thereunder.

                               The interest rates on the Mortgage Loans in a Mortgage Pool may have fixed rates or variable rates as specified in the applicable Prospectus Supplement. The Mortgage Loans in a Mortgage Pool will have an aggregate principal balance equal to the amount specified in such Prospectus Supplement, subject to a permitted variance of up to 5%.

                              If so specified in the related Prospectus
Mortgage Certificates.......   Supplement, the Trust Fund for a Series of
                               Certificates may include Mortgage Certificates issued by one or more trusts established by one or more private entities, with the respective aggregate principal balances and the characteristics described in such Prospectus
                               Supplement. Each Mortgage Certificate included in a Trust Fund will evidence an interest of the type specified in the related Prospectus
                               Supplement in a pool of mortgage loans of the type described in such Prospectus Supplement, secured principally by mortgages on one- to four-family residences, mortgages on multi-family residential rental properties or apartment buildings owned by cooperative housing corporations or by pledges of shares of cooperative corporations and assignments of proprietary leases or occupancy agreements on cooperative dwellings, or such other type of Mortgage Loan or Contract as may be specified in such Prospectus Supplement.

The Contract Pools..........  If so specified in the related Prospectus
                               Supplement, the Certificates of a Series will represent the interest specified in such Prospectus Supplement in the Contract Pool or Pools included in the Trust Fund for such Series. The Contracts will be fixed rate Contracts or adjustable rate Contracts, as specified in the related Prospectus Supplement. Such Contracts, as specified in the related Prospectus Supplement, will consist of manufactured housing conditional sales contracts and installment loan agreements and will be conventional Contracts or Contracts insured by the FHA or partially guaranteed by the VA. Each Contract may be secured by a new or used unit of manufactured housing (a "Manufactured Home"). The related Prospectus Supplement will specify the range of terms to maturity of the Contracts at origination and the maximum Loan-to-Value Ratio at origination (the "Contract Loan-to-Value Ratio"). Because manufactured homes, unlike site-built homes, generally depreciate in value, the Loan-to-Value

                               Ratios of some of the Contracts may be higher at the Cut-off Date than at origination and may increase over time. Contracts that are conventional Contracts will not be covered by primary mortgage insurance policies or primary credit insurance policies, except to the extent specified in the related Prospectus Supplement. Each Manufactured Home which secures a Contract will be covered by a standard hazard insurance policy (which may be a blanket policy) to the extent described herein or in the related Prospectus Supplement insuring against hazard losses due to various causes, including fire, lightning and windstorm. A Manufactured Home located in a federally designated flood area will be required to be covered by flood insurance. Contract Pools may be formed from time to time in varying sizes.

                              None of the Contracts will have been originated
                               by the Depositor or any of its affiliates.

Pre-Funding.................  If so specified in the related Prospectus
                               Supplement, a portion of the issuance proceeds of the Certificates of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans or Contracts from time to time during the period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans or Contracts, such Pre-Funded Amount may be invested in one or more investments as specified in the applicable Pooling and Servicing Agreement.

                              During any Pre-Funding Period, the Depositor will
                               be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans or Contracts from time to time during such Pre-Funding Period. Such additional Mortgage Loans or Contracts will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

                              Although the specific parameters of the Pre-
                               Funding Account with respect to any issuance of Certificates will be specified in the related Prospectus Supplement, it is anticipated that:
                               (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date and (b) the additional Mortgage Loans or Contracts to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans or Contracts included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement). The Pre-Funded Amount will not exceed 25% of the initial principal amount of the Certificates of the related Series. The Pre-Funding Period will not be longer than one year following the Closing Date. See "The Trust Fund--Pre-Funding."

Yield Considerations........  If so specified in the applicable Prospectus
                               Supplement, an assumed rate of prepayment will be used to calculate the expected yield to maturity on each Class of the Certificates of a Series. The yield on any Class of Certificates, the purchase price of which is greater than the aggregate amount of the Principal Distributions to be made to such Class (a "Premium Certificate"), is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Trust Assets included in the related Trust Fund. This effect on yield will intensify with any increase in the amount by which the purchase price of such Certificate exceeds the aggregate amount of such Principal Distributions. If the differential is particularly wide and a high level of prepayments occurs, it is possible for Holders of Premium Certificates not only to suffer a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to Holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to Holders of Certificates of a Class the purchase price of which is less than the aggregate amount of the Principal Distributions to be made to such Class (a "Discount Certificate"). The Prospectus Supplement for each Series of Certificates that includes an Interest Weighted or a Principal Weighted Class will set forth certain yield calculations on each such Class based upon a range of specified prepayment assumptions on the Trust Assets included in the related Trust Fund.

                              The yield to Certificateholders will also be
                               adversely affected because interest will accrue on the Mortgage Loans, the Contracts or the mortgage loans underlying the Mortgage Certificates included in a Trust Fund during a specified period, for example during the month preceding the month in which the related Distribution Date occurs, but the distribution of such interest will be made after the end of such period, for example on the 25th day of the succeeding month. The adverse effect on yield of this delay will intensify with any increase in the period of time by which the Distribution Date for a Series of Certificates succeeds the date on which distributions on the Mortgage Loans, the Contracts, or the Mortgage Certificates are received by the Master Servicer or the Trustee. See "Yield Considerations."

Credit Support..............  Neither the Certificates nor the Trust Assets are
                               insured or guaranteed by any governmental agency, except to the extent of any FHA insurance or VA guarantee. Credit support will be provided on the Mortgage Pools or Contract Pools by one or more irrevocable letters of credit (the "Letter of Credit"), a policy of mortgage pool insurance (the "Pool Insurance Policy"), a bond or similar form of insurance coverage against certain losses in the event of the bankruptcy of a Mortgagor (the "Mortgagor Bankruptcy Bond") or any combination of the foregoing as specified in the applicable Prospectus Supplement. In lieu or in addition to the foregoing credit support arrangements if so specified in the related Prospectus Supplement, the Certificates of a Series may be issued in one or more Classes or Subclasses. Payments on the Certificates of one or more Classes or Subclasses (the "Senior Certificates") may be supported by a prior right to receive distributions attributable or otherwise payable to another Class or Subclass (the "Subordinated Certificates") to the extent specified in the related Prospectus Supplement (the "Subordinated Amount"). In addition, if so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Subordinated Certificates may be subordinated to another Class or Subclass of Subordinated Certificates and may be entitled to receive disproportionate amounts of distributions of principal. If so specified in the related Prospectus Supplement, a reserve (the "Reserve Fund") and certain other accounts or funds may be established to support payments on the Certificates. A Prospectus Supplement with respect to a Series may also provide for additional or alternative forms of credit support, including a guarantee or surety bond, acceptable to the Rating Agency ("Alternative Credit Support").

A. Letter of Credit.........  If so specified in the applicable Prospectus
                               Supplement, the issuer of one or more Letters of Credit (the "L/C Bank") will deliver to the Trustee the Letters of Credit for the Mortgage Pool or Contract Pool. To the extent described in the related Prospectus Supplement, the L/C Bank will be obligated, to the extent of the amount available thereunder, to make payments to the Certificate Account on each Distribution Date in an amount equal to the amount sufficient to repurchase each Liquidating Loan that has not been purchased by the related Servicer or the Master Servicer pursuant to the terms of the applicable Servicing Agreement or Pooling and Servicing Agreement referred to herein. The term "Liquidating Loan" means: (a) each Mortgage Loan with respect to which foreclosure proceedings have been commenced (and the Mortgagor's right of reinstatement has expired), (b) each Mortgage Loan with respect to which the Servicer or the Master Servicer has agreed to accept a deed to the property in lieu of foreclosure, (c) each Cooperative Loan as to which the shares of the related Cooperative and the related proprietary lease or occupancy agreement have been sold or offered for sale or (d) each Contract with respect to which repossession proceedings have been commenced. The liability of the L/C Bank under the Letter of Credit will be reduced by the amount of unreimbursed payments thereunder. In the event that at any time there remains no amount available under the Letter of Credit for a specific Mortgage Pool or Contract Pool, and coverage under another form of credit support, if any, is exhausted, any losses will be borne by the holder of Certificates of the Series evidencing interests in such Mortgage Pool or Contract Pool, as specified in the related Prospectus Supplement.

                              The maximum liability of the L/C Bank under the
                               Letter of Credit for a Mortgage Pool or Contract Pool will be an amount set forth in the Prospectus Supplement. The maximum amount available at any time to be paid under the Letter of Credit will be determined in accordance with the provisions of the applicable Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with requirements established by the Rating Agency rating such Series and will be set forth in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Letter of Credit with respect to a Series of Certificates may, in addition to or in lieu of the foregoing, provide coverage with respect to the unpaid principal or notional amount of the Certificates of a Class or Classes within such Series. See "Credit Support--Letter of Credit."

B. Pool Insurance...........  If so specified in the applicable Prospectus
                               Supplement, the Master Servicer will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of default by the Mortgagors on the related Mortgage Loans to the extent not covered by any policy of primary mortgage insurance (a "Primary Mortgage Insurance Policy"). The amount of coverage provided by the Pool Insurance Policy for a Mortgage Pool will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Mortgage Pool, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent. See "Description of Insurance--Pool Insurance Policies."

                              The Master Servicer, if any, or the Depositor or
                               the applicable Servicer will be required to use its best reasonable efforts to maintain the Pool Insurance Policy for each such Mortgage Pool and to present claims thereunder to the issuer of such Pool Insurance Policy (the "Pool Insurer") on behalf of the Trustee and the Certificateholders. See "Description of the Certificates--Presentation of Claims."

C. Mortgagor Bankruptcy       If so specified in the related Prospectus
 Bond.......................   Supplement, the Master Servicer, if any, or the
                               Depositor or the applicable Servicer will obtain and use its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for such Series covering certain losses resulting from action that may be taken by a bankruptcy court in connection with the bankruptcy of a Mortgagor. The level of coverage provided by such Mortgagor Bankruptcy Bond will be specified in the applicable Prospectus Supplement. See
                               "Description of Insurance--Mortgagor Bankruptcy
                               Bond."

D. Subordinated               If so specified in the related Prospectus
 Certificates...............   Supplement, the rights of holders of the
                               Certificates of one or more Subordinated Classes or Subclasses of a Series to receive distributions with respect to the Mortgage Loans in the Mortgage Pool or Contracts in the Contract Pool for such Series, or with respect to a Subordinated Pool (as defined herein), will be subordinated to the rights of the holders of the Certificates of one or more Classes or Subclasses of such Series to receive such distributions to the extent described in the related Prospectus Supplement, and limited to the Subordinated Amount set forth in the related
                               Prospectus Supplement. This subordination will be intended to enhance the likelihood of regular receipt by holders of the Senior Certificates of the full amount of scheduled payments of principal and interest due them and to reduce the likelihood that the holders of such Senior
                               Certificates will experience losses. See "Credit
                               Support--Subordinated Certificates."

E. Shifting Interest........  If so specified in the applicable Prospectus
                               Supplement, the protection afforded to holders of Senior Certificates of a Series by the subordination of certain rights of holders of Subordinated Certificates of such Series to distributions on the related Mortgage Loans or Contracts may be effected by the preferential right of the holders of the Senior Certificates to receive, prior to any distribution being made in respect of the holders of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of funds available for distribution on such date in the related Certificate Account and by the distribution to the holders of the Senior Certificates on each Distribution Date of a greater than pro rata percentage of certain principal prepayments or other recoveries of principal specified in the related Prospectus Supplement on a Mortgage Loan or Contract that are received in advance of their scheduled Due Dates and are not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment (the "Principal Prepayments"). The allocation of a greater than pro rata share of such amounts to the Senior Certificates will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest in the Trust Fund evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated

                               Certificates. See "Description of the
                               Certificates--Distributions of Principal and
                               Interest" and "--Distributions on Certificates" and "Credit Support--Shifting Interest."

F. Reserve Fund.............  If so specified in the related Prospectus
                               Supplement, a Reserve Fund may be established for such Series. Such Reserve Fund may not be included in the corpus of the Trust Fund for such Series. If so specified in the related Prospectus Supplement, such Reserve Fund may be created by the deposit, in escrow, by the Depositor, of a separate pool of mortgage loans, cooperative loans, commercial loans, mixed-use loans or manufactured housing conditional sales contracts and installment loan agreements (the "Subordinated Pool"), with the aggregate principal balance specified in the related Prospectus Supplement, or by the deposit of cash in the amount specified in the related Prospectus Supplement (the "Initial Deposit"). The Reserve Fund will be funded by the retention of specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans, commercial loans, mixed-use loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool, until the Reserve Fund (without taking into account the amount of any Initial Deposit) reaches an amount (the "Required Reserve") set forth in the related Prospectus Supplement. Thereafter, specified distributions on the Trust Assets of the related Mortgage Pool or Contract Pool, and/or on the mortgage loans, cooperative loans, commercial loans, mixed-use loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool, will be retained to the extent necessary to maintain such Reserve Fund (without taking into account the amount of the Initial Deposit, if any) at the related Required Reserve. In no event will the Required Reserve for any Series ever be required to exceed the lesser of the Subordinated Amount for such Series or the outstanding aggregate principal amount of Certificates of the Subordinated Classes or Subclasses of such Series specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Reserve Fund with respect to such Series may be funded at a lesser amount or in another manner acceptable to the Rating Agency rating such Series. See "Credit Support--Subordinated Certificates" and "--Reserve Fund."

G. Other Funds..............  Assets consisting of cash, certificates of deposit or letters of credit, or any combination thereof, in the aggregate amount specified in the related Prospectus Supplement, will be deposited by the Depositor in one or more accounts to be established with respect to a Series of Certificates by the Depositor with the Trustee on the related Delivery Date if such assets are required to make timely distributions in respect of principal of, and interest on, the Certificates of such Series, are otherwise required as a condition to the rating of such Certificates in the rating category specified in the Prospectus Supplement, or are required in order to provide for certain contingencies or in order to make certain distributions regarding Certificates which represent interests in GPM Loans (a "GPM Fund") or Buy-Down Loans (a "Buy-Down Fund"). Following each Distribution Date, amounts may be withdrawn from any such fund and used and/or distributed in accordance with the Pooling and Servicing Agreement under the conditions and to the extent specified in the related Prospectus Supplement.

H. Swap Agreement...........  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. See "Credit Support--Swap Agreement."

Hazard Insurance and
 Special Hazard Insurance     The Mortgage Loans (except for the Cooperative
 Policies...................   Loans) and the Contracts will be covered by
                               standard hazard insurance policies insuring against losses due to various causes, including fire, lightning and windstorm, except to the extent specified in the applicable Prospectus
                               Supplement. In addition, the Depositor will, if so specified in the applicable Prospectus
                               Supplement, obtain an insurance policy (the
                               "Special Hazard Insurance Policy") covering losses that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The
                               Special Hazard Insurance Policy will be limited in scope and will cover losses in an amount specified in the applicable Prospectus
                               Supplement. In addition, the Master Servicer will also require or maintain flood insurance if the related Mortgaged Property was located at its time of origination in a federally designated special flood hazard area. Any hazard losses not covered by the standard hazard policies, Special Hazard Insurance Policy or flood insurance policies will not be insured against and to the extent that the amount available under any other method of credit support available for such Series is exhausted, will be borne by Certificateholders of such Series. The hazard insurance policies, Special
                               Hazard Insurance Policy and flood insurance policies will be subject to the limitations described under "Description of Insurance--
                               Standard Hazard Insurance Policies on Mortgage
                               Loans," "--Standard Hazard Insurance Policies on the Manufactured Homes" and "--Special Hazard
                               Insurance Policies."

Substitution of Trust         If so specified in the Prospectus Supplement
 Assets.....................   relating to a Series of Certificates, within the
                               period following the date of issuance of such Certificates specified in such Prospectus
                               Supplement, the Depositor or one or more
                               Servicers will deliver to the Trustee with respect to such Series Trust Assets in substitution for any one or more of the Trust Assets included in the Trust Fund relating to such Series which do not conform in one or more material respects to the representations and warranties in the related
                               Pooling and Servicing Agreement. See
                               "Description of the Certificates--Assignment of
                               Mortgage Loans," "--Assignment of Contracts" and
                               "--Assignment of Mortgage Certificates."

Advances....................  The Servicers of the Mortgage Loans and Contracts
                               (and the Master Servicer, if any, with respect to each Mortgage Loan and Contract that it services directly, and otherwise to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans and Contracts (the "Advances") under certain circumstances. See "Description of the Certificates--Advances."

Optional Termination........  If so specified in the Prospectus Supplement with respect to a Series, the Depositor or such other persons as may be specified in a Prospectus Supplement may purchase the Trust Assets in the related Trust Fund and any property acquired in respect thereof at the time, in the manner and at the price specified in such Prospectus Supplement. Any such purchase will not be exercisable until the aggregate principal balance of the Trust Assets is reduced to 10% of the initial aggregate principal balance of the Trust Assets, or such lower percentage as may be specified in the related Prospectus Supplement. In the event that the Depositor elects to treat the related Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC") under the Internal Revenue Code of 1986 (the "Code"), any such repurchase will be effected only in compliance with the requirements of Section 860F(a)(4) of the Code, so as to constitute a "qualified liquidation" thereunder. The exercise of the right of repurchase will effect early retirement of the Certificates of that Series. Under certain circumstances, the holders of one or more classes of Certificates may receive less than the outstanding principal amount of and accrued and unpaid interest on their Certificates. See "Maturity and Prepayment Considerations" and "Description of the Certificates--Termination."

ERISA Limitations...........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its own legal advisers whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code. See "ERISA Considerations."

Tax Status..................  The federal income tax consequences of owning the
                               Certificates will depend on whether an election is made to treat the Trust as a REMIC. If so, the Certificates will represent "REMIC Regular

                               Interests" or "REMIC Residual Interests" (each as defined herein); if not, the Certificates will represent interests in a "grantor trust" for federal income tax purposes (such non-REMIC Certificates, "Trust Certificates").

                              Orrick, Herrington & Sutcliffe LLP, counsel to
                               the Depositor, has rendered an opinion to the effect that: (1) with respect to each Series of REMIC Certificates (issued as described in the Prospectus), the related Mortgage Pool (or portion thereof) will be classified as one or more "real estate mortgage investment conduits" ("REMICs") and not an association taxable as a corporation (or publicly traded partnership treated as a corporation) and (2) with respect to each other Series of Certificates (issued as described in the Prospectus), the related Trust Fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation) and each holder of a Certificate will be treated as holding an equity interest in such grantor trust. Prospective investors should be aware that counsel to the Depositor has not rendered any other tax opinions. Further, if with respect to any Series of Certificates Orrick, Herrington & Sutcliffe LLP is not counsel to the Depositor, Depositor's then current counsel will be identified in the related prospectus supplement and will confirm (or supplement) the aforementioned opinions. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service (the "IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the Depositor's opinions. If, contrary to such opinions, the Mortgage Pool or Trust Fund related to a Series of Certificates is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Mortgage Pool or Trust Fund would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired.

                              REMIC Regular Interests are generally taxed as
                               debt instruments issued by the Trust. Investors that are otherwise cash method taxpayers, however, will be required to account for income on their REMIC Regular Interest under an accrual method of accounting. REMIC Residual Interests are generally subject to tax on the net income of the REMIC, which in some or all periods will exceed the amount of cash distributed thereon. The income arising on a REMIC Residual Interest is subject to tax in all events; for example, it may not be offset with unrelated losses. REMIC Residual Interests are subject to significant restrictions on transfer.

                              The holder of a Trust Certificate will generally
                               be treated as if it owned its pro rata portion of the Trust's assets. If the Trust Certificate represents stripped bonds and/or stripped coupons for tax purposes, the Certificate will be treated as a newly issued debt instrument for tax purposes every time a it is purchased by a new holder.

                              The material (and certain minor and incidental)
                               consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" herein.

Legal Investment............
                              If so specified in the related Prospectus
                               Supplement relating to a Series of Certificates, a Class or Subclass of such certificates will constitute a "mortgage related security" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") if and for so long as it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Such Classes or Subclasses, if any, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment."

Use of Proceeds.............  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Trust Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Trust Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Certificates. If so specified in the related Prospectus Supplement, the purchase of the Trust Assets for a Series may be effected by an exchange of Certificates by the Depositor with the seller of such Trust Assets. See "Use of Proceeds."

Ratings.....................  At the date of issuance, as to each series, each class of Certificates offered hereby will be rated, at the request of the Depositor, in one of the four highest rating categories by one or more nationally recognized statistical rating agencies . A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Ratings" in the related Prospectus Supplement.

                                 RISK FACTORS


  In addition to the other information contained in this Prospectus and in the applicable Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Certificates, prospective investors should carefully consider the following discussion and the discussion of material risk factors in the applicable Prospectus Supplement, which set forth the most significant factors that make an investment in the Certificates of the applicable Series speculative or risky, before investing in any Class or Classes of Certificates of any such Series.


LIQUIDITY OF THE CERTIFICATES MAY BE LIMITED

  There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

WITH LIMITED EXCEPTIONS, THE ONLY SOURCE OF PAYMENT ON THE CERTIFICATES IS THE TRUST ASSETS

  Except for any related insurance policies or credit support described in the applicable Prospectus Supplement, the Trust Assets included in the related Trust Fund will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or any of their affiliates, except for the limited obligations of the Depositor, the Master Servicer or any Unaffiliated Seller with respect to certain breaches of representations and warranties and the Master Servicer's obligations as Master Servicer. Neither the Certificates of any Series nor the related Trust Assets will be guaranteed or insured by any governmental agency or instrumentality (except to the limited extent described in the related Prospectus Supplement that certain Trust Assets may be insured or guaranteed, in whole or in part, by the FHA or VA), the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Trust Assets are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Master Servicer, any Servicer, any Unaffiliated Seller, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity. In such event, the payments to one or more Classes of Certificates of a Series may be temporarily or permanently reduced.

CREDIT SUPPORT IS LIMITED AND MAY BE REDUCED

  With respect to each Series of Certificates, credit support may be provided in limited amounts to cover certain types of losses on the underlying Trust Assets. Credit support may be provided in one or more of the forms referred to herein, including, but not limited to: a Letter of Credit; a Pool Insurance Policy; a Mortgagor Bankruptcy Bond; subordination of other Classes of Certificates of the same Series; a Reserve Fund; and any combination thereof. See "Credit Support" herein. Regardless of the form of credit support, if any, provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit support may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit support, if any, for any Series of Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable Rating Agency indicates that the then current rating thereof will not be adversely affected. See "Credit Support." If the credit support for any Series of Certificates is terminated or exhausted, shortfalls and losses on the Trust Assets may be borne by the holders of one or more Classes of Certificates, and the yield to maturity on such Classes may be adversely affected.

LOSSES ON THE TRUST ASSETS MAY CAUSE LOSSES ON THE CERTIFICATES

  General. An investment in securities such as the Certificates of any Series which generally represent interests in mortgage loans or manufactured housing conditional sales contracts and installment loan agreements

("contracts"), as the case may be, may be affected by, among other things, a decline in real estate values and changes in the mortgagor's or obligor's financial condition. No assurance can be given that the values of the Mortgaged Properties securing the Mortgage Loans, the values of the mortgaged properties securing the mortgage loans underlying the Mortgage Certificates or the values of the Manufactured Homes securing the Contracts, as the case may be, underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans, mortgage loans or Contracts. If the residential or commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and the mortgage loans underlying the Mortgage Certificates comprising a particular Trust Fund, and any secondary financing on the related Mortgaged Properties and mortgaged properties, become equal to or greater than the value of the related Mortgaged Properties or mortgaged properties, as applicable, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in the related Originator's portfolio. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as Mortgagors or Obligors relying on commission income and self-employed Mortgagors or Obligors) and other factors, may affect the timely payment by Mortgagors, Obligors or mortgagors of scheduled payments of principal and interest on the Mortgage Loans, Contracts or Mortgage Certificates, as the case may be, and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Fund. See "Yield Considerations" and "Maturity and Prepayment Considerations" herein. To the extent that such losses are not covered by the applicable credit support, holders of Certificates of the Series evidencing interests in the related Trust Fund will bear all risk of loss resulting from default by Mortgagors. Certificateholders will have to look primarily to the value of the Mortgaged Properties, mortgaged properties or Manufactured Homes for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans or Contracts. In addition to the foregoing, certain geographic regions on the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans or contracts generally. The Mortgage Loans, Contracts or mortgage loans underlying the Mortgage Certificates underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed or contract-backed securities without such concentration. See "The Trust Fund--The Mortgage Pools; --Underwriting Standards; --The Contract Pools; and --Underwriting Policies."

  If applicable, certain legal aspects of the Mortgage Loans for a Series of Certificates may be described in the related Prospectus Supplement.

  Commercial, Multifamily and Mixed-Use Mortgage Loans. Mortgage loans secured by commercial real estate properties, multifamily properties and mixed residential/commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than similar risks associated with mortgage loans secured by single family residential properties. The ability of a mortgagor to repay a single family loan typically depends primarily on the mortgagor's household income rather than on the capacity of the property to produce income, and (other than in geographic areas where employment is dependent upon a particular employer or industry) the mortgagor's income tends not to reflect directly the value of such property. Accordingly, a decline in the income of a mortgagor on a loan secured by a single family property may adversely affect the performance of the loan, but may not affect the liquidation value of such property. In contrast, the ability of a mortgagor to repay a loan secured by an income-producing property typically depends primarily on the successful operation of such property rather than on any independent income or assets of the mortgagor and thus, in general, the value of the income-producing property also is directly related to the net operating income derived from such property. As a result, if the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the mortgagor's ability to repay the loan may be impaired, and the liquidation value of the related property also may be adversely affected.

  Further, with respect to a particular Trust Fund that includes Commercial Mortgage Loans, Multifamily Mortgage Loans and/or Mixed-Use Mortgage Loans, the concentration of default, foreclosure and loss risks in individual Mortgagors or Mortgage Loans or the related Mortgaged Properties generally will be greater than for Mortgage Pools that consist solely of Mortgage Loans secured by Single Family Properties, because such Trust Fund generally will consist of a smaller number of higher balance loans than would a Mortgage Pool of comparable aggregate unpaid principal balance comprised solely of Mortgage Loans secured by Single Family Properties. Any reduction in the value of a Mortgaged Property may increase the likelihood that liquidation proceeds in the event of foreclosure will not be sufficient to pay unpaid principal and accrued interest on the related Mortgage Loan and may increase the risk of losses on the Mortgage Loan.

  If applicable, risks particular to specific types of commercial real estate properties included in a Trust Fund will be described in the related Prospectus Supplement.

  It is anticipated that a substantial portion of any Mortgage Loans included in a Trust Fund that are Commercial Mortgage Loans, Multifamily Mortgage Loans and/or Mixed-Use Mortgage Loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of a Mortgagor's default will be limited to the specific real property and such other assets, if any, that were pledged to secure the Mortgage Loan. Even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, however, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the related Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

  Leases. The performance of a mortgage loan secured by an income-producing property that is leased by the mortgagor to tenants, as well as the liquidation value of such property, may depend on the businesses operated by such tenants in connection with such property and/or the creditworthiness of such tenants. The risks associated with such mortgage loan may be offset to the extent that such property is leased to a relatively greater number of tenants or such tenants operate more diverse types of businesses.

  If so described in the related Prospectus Supplement, each Mortgagor under a Commercial Mortgage Loan, Multifamily Mortgage Loan or Mixed-Use Mortgage Loan may be an entity created by the owner or purchaser of the related Mortgaged Property solely to own or purchase such Mortgaged Property, in part to isolate the Mortgaged Property from the debts and liabilities of such owner or purchaser. Each such Mortgage Loan will represent a nonrecourse obligation of the related Mortgagor secured by the lien of the related Mortgage and any related Lease assignments, except to the extent set forth in the related Prospectus Supplement. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that such Mortgagors will have any significant assets other than the Mortgaged Properties and the related Leases, which will be pledged to the Trustee under the related Pooling and Servicing Agreement. Accordingly, the payment of amounts due on any such Mortgage Loans and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by and/or the creditworthiness of such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Mortgaged Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hotel or motel), the value of such Mortgaged Property may be adversely affected in the event of a default by the Lessee or the early termination of such Lease, because of difficulty in re-leasing the Mortgaged Property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another, more marketable, use. As a result, without the benefit of the Lessee's continued rental payments and absent significant amortization of the related Mortgage Loan, if such Mortgage Loan is foreclosed on and the Mortgaged Property liquidated following a Lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such Mortgage Loan, thereby increasing the risk that holders of the related Series of Certificates will suffer loss.

 Balloon Payments

  Certain of the Mortgage Loans (the "Balloon Mortgage Loans") included in a Trust Fund as of the related Cut-Off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition and operating history of the mortgagor and the related mortgaged property, renewability of operating licenses, prevailing general economic conditions and the availability of credit generally. The inability of the Mortgagor to refinance the Mortgage Loan or sell the Mortgaged Property could increase the likelihood of default on the related Mortgage Loan.

 Junior Mortgage Loans

  To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans included in a Trust Fund may be secured primarily by junior mortgages. In the event of liquidation, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after all mortgage loans senior to such mortgage loans have been satisfied. If there are not sufficient funds to satisfy any such junior Mortgage Loan in a Trust Fund and the related senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans in a Trust Fund will be relatively greater with respect to junior Mortgage Loans in such Trust Fund.

 Mortgage Modifications

  If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer (or, with respect to certain Specially Serviced Commercial Mortgage Loans, a Special Servicer) will be permitted (within prescribed parameters) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer with respect to certain Commercial Mortgage Loans may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a payment default is imminent. If any such extension or modification actually decreases the amounts received in respect of any Mortgage Loan, additional shortfalls or losses could be allocated to one or more Classes of Certificates.

 Mortgagor Type

  Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations, and could increase the risk of loss on the related Mortgage Loan.

ENFORCEABILITY OF THE MORTGAGE LOANS MAY BE LIMITED, RESULTING IN LOSSES ON THE CERTIFICATES

  Mortgage Loans may contain a due-on-sale clause, which in general permits the lender to accelerate the maturity of the Mortgage Loan if the Mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Commercial Mortgage Loans may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the Mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

  If so specified in the related Prospectus Supplement, any Commercial Mortgage Loans, Multifamily Mortgage Loans and/or Mixed-Use Mortgage Loans in a Trust Fund will be secured by an assignment of leases and rents pursuant to which the Mortgagor typically assigns its right, title and interest as landlord under the Leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the Mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the Mortgagor, the lender's ability to collect the rents may be adversely affected. If the lender is unable to realize on any collateral for a Mortgage Loan or such realization is delayed, shortfalls in amounts available to be distributed to the holders of one or more classes of the Certificates could result, and losses on the Mortgage Loans could be increased.

ENVIRONMENTAL RISKS ON MORTGAGED PROPERTY MAY PRODUCE LOSSES ON THE MORTGAGE
LOANS

  Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property and could make impracticable the foreclosure on such Mortgaged Property in the event of a default by the related Mortgagor.

  With respect to any Commercial Mortgage Loans or Mixed-Use Mortgage Loans included in a Trust Fund, the related Pooling and Servicing Agreement will provide that the Master Servicer (or, if applicable, Special Servicer), acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Commercial Mortgage Loan or Mixed-Use Mortgage Loan or take over its operation unless such Master Servicer (or, if applicable, Special Servicer) has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Any additional restrictions on acquiring title to a Mortgaged Property may be set forth in the related Prospectus Supplement. If the Master Servicer is unable to acquire title to the Mortgaged Property on behalf of the Trust Fund, the amount of proceeds received by the Trust Fund with respect to such Mortgaged Property may be substantially reduced.

FACTORS AFFECTING PREPAYMENTS ON THE TRUST ASSETS, WHICH MAY AFFECT THE TIMING OF RECEIPT OF PRINCIPAL AND AN INVESTOR'S YIELD TO MATURITY

  The rate and timing of principal payments on the Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the related Mortgage Loans, Mortgage Certificates or Contracts. As is the case with mortgage-backed securities generally, the Certificates of each Series are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans and Contracts may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

  The yield to maturity on each Class of Certificates of each Series will depend, among other things, on the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans, Mortgage Certificates or Contracts, as applicable, and the allocation thereof to reduce the Certificate Principal Balance of such Class. The yield to maturity on each Class of Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. The yield to investors on any Class of Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans or Contracts, as applicable, which are expected to result from the distribution of interest only to the date of prepayment (rather than a full month's interest) in connection with prepayments in full and in part (including for this purpose Insurance Proceeds and Liquidation Proceeds) to the extent not covered by amounts otherwise payable to the Master Servicer as servicing compensation.

  In general, if a Class of Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

  Investors in the certain classes of Certificates that will not receive payments of principal should be aware that the yield to maturity on such Certificates will be extremely sensitive to both the timing of receipt of principal prepayments and the overall rate of principal prepayments and defaults on the related Mortgage Loans, which rate may fluctuate significantly over time. Investors in such Certificates should fully consider the risk that a rapid rate of prepayments on such Mortgage Loans could result in the failure of such investors to fully recover their investments.

  Investors in certain classes of Certificates that are not entitled to receive distributions of interest should be aware that the yield on such Certificates will be adversely affected by slower than expected payments of principal on the related Mortgage Loans.

SUBORDINATION OF CERTIFICATES WILL INCREASE THE RISK THAT LOSSES ON THE MORTGAGE LOANS WILL BE BORNE BY THE SUBORDINATED CERTIFICATES

  To the extent specified in the applicable Prospectus Supplement, distributions of interest and principal on one or more Classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on one or more other Classes of Certificates of such Series. Because amounts available to make distributions of principal and interest on the Certificates of any Series are applied first to the Classes of Certificates with the highest payment priority, any shortfalls in amounts available to make such distributions will reduce the distributions to the most subordinated Classes of Certificates.

LIMITATION ON EXERCISE OF RIGHTS DUE TO BOOK-ENTRY REGISTRATION

  If so specified in the applicable Prospectus Supplement, one or more Classes of Certificates of a Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the applicable Prospectus Supplement, and will not be registered in the names of the holders of the Certificates of such Series or their nominees. Because of this, unless and until Certificates in fully registered, certificated form ("Definitive Certificates") for such

Series are issued, holders of such Certificates will not be recognized by the applicable Trustee as "Certificateholders" (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Deposit Trust Agreement, as applicable). Hence, until Definitive Certificates are issued, holders of such Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations.

INSOLVENCY OF UNAFFILIATED SELLER OR DEPOSITOR COULD REDUCE DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THE CERTIFICATES

  Except as described below, the Depositor intends that the transfer of each of the Trust Assets to the Depositor by the Unaffiliated Seller and to the Trust by the Depositor is an absolute transfer by the Unaffiliated Seller or Depositor, as the case may be, and that the Trust Assets will not be part of the estate of the Unaffiliated Seller or Depositor in the event the Unaffiliated Seller or the Depositor, as the case may be, were to become a debtor in a bankruptcy case or a trustee, conservator or receiver (or similar official) were to be appointed for the Unaffiliated Seller or Depositor (or a substantial portion of its property). Nevertheless, in the event of the insolvency of an Unaffiliated Seller or the Depositor, it is possible that a bankruptcy trustee (including such Unaffiliated Seller or Depositor as a debtor-in-possession), conservator or receiver (or similar official) for the Unaffiliated Seller or Depositor or a creditor of the Unaffiliated Seller or Depositor may argue that the transfer of Trust Assets by the Unaffiliated Seller to the Depositor or by the Depositor to the Trust Fund should be characterized as a pledge of the Trust Assets in connection with a borrowing by such Unaffiliated Seller or Depositor rather than an absolute transfer. These arguments, if asserted, could prevent timely payments of amounts due on the Certificates and, if accepted by the court, may result in reductions in distributions of principal and interest on such Certificates. Alternatively, if so specified in the applicable Prospectus Supplement, the Unaffiliated Seller or the Depositor may pledge the Trust Assets as security for a borrowing and take certain actions as are required under the UCC to perfect the Trust Fund's interest in the Trust Assets, and such transfer would be characterized as a secured borrowing and not a true sale.

CERTIFICATE RATINGS ARE LIMITED IN NATURE

  Each class of Certificates will be assigned, at the time of issuance, a rating from one or more nationally recognized credit rating agencies in one of the four highest generic rating categories. Such ratings assess the likelihood of timely payment of interest and the ultimate payments of principal to the Certificateholders. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on the yield to investors. In the event that the ratings initially assigned to a class of Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Certificates. To the extent that credit enhancement is no longer available to cover losses on the Trust Assets of any Series, such losses may be allocated to one or more Classes of Certificates of such Series.

FLUCTUATIONS IN MARKET INDICES MAY CAUSE SHORTFALLS IN INTEREST PAYABLE TO CERTIFICATEHOLDERS

  If so specified in the related Prospectus Supplement, the Pass-Through Rate on one or more classes of Certificates may vary based on one index, while the interest rates on the Trust Assets may vary based on one or more other indices. If the index on which the Pass-Through Rate on the Certificates is based increases faster than the indices on which the interest rates on the Trust Assets are based, or if the Pass-Through Rate on the Certificates adjusts more frequently than the interest rates on the Trust Assets, shortfalls in the amounts available to pay interest on the Certificates may result. If so specified in the related Prospectus Supplement, such shortfalls may be paid to the Certificateholders on subsequent Distribution Dates, but only to the extent of funds available therefor, and may remain unpaid on the final Distribution Date. Any such shortfalls, even if subsequently paid, may adversely affect the yield to investors in such Certificates.

REPRESENTATIONS AND WARRANTIES MADE BY THE DEPOSITOR AND EACH UNAFFILIATED SELLER WILL BE LIMITED

  Each Unaffiliated Seller and, if so specified in the related Prospectus Supplement, the Depositor will have made certain limited representations and warranties with respect to the Trust Assets sold by them. If the breach of any representation or warranty materially and adversely affects the interests of the holders of the Certificates of the related Series, the Unaffiliated Seller or the Depositor, as the case may be, will be obligated to repurchase or substitute for the related Mortgage Loan. If the Unaffiliated Seller or Depositor is unable or unwilling (due to the insolvency of such entity or otherwise) to repurchase or substitute for such Mortgage Loan and losses occur with respect to such Mortgage Loan, such losses may be allocated to the holders of one or more classes of the Certificates of the related Series. See "The Trust Fund--Representations by Unaffiliated Sellers; Repurchases" herein.

                                THE TRUST FUND

  Ownership of the Mortgage or Contract Pool or Pools included in the Trust Fund (hereinafter defined) for a Series of Certificates may be evidenced by one or more Classes of Certificates, which may consist of one or more Subclasses, as specified in the Prospectus Supplement for such Series. Each Certificate will evidence the undivided interest, beneficial interest or notional amount specified in the related Prospectus Supplement in one or more Mortgage Pools containing one or more Mortgage Loans or Contract Pools containing Contracts, having an aggregate principal balance of not less than approximately $50,000,000 as of the first day of the month of its creation (the "Cut-off Date"), unless otherwise specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, each Class or Subclass of the Certificates of a Series will evidence the percentage interest specified in such Prospectus Supplement in the payments of principal and interest on the Mortgage Loans in the related Mortgage Pool or Pools or on the Contracts in the related Contract Pool or Pools (a "Percentage Interest"). To the extent specified in the related Prospectus Supplement, each Mortgage Pool or Contract Pool with respect to a Series will be covered by a Letter of Credit, a Pool Insurance Policy, a Special Hazard Insurance Policy, a Mortgagor Bankruptcy Bond, by the subordination of the rights of the holders of the Subordinated Certificates of a Series to the rights of the holders of the Senior Certificates, which, if so specified in the related Prospectus Supplement, may include Certificates of a Subordinated Class or Subclass and the establishment of a Reserve Fund, by the right of one or more Classes or Subclasses of Certificates to receive a disproportionate amount of certain distributions of principal or another form or forms of Alternative Credit Support acceptable to the Rating Agency rating the Certificates of such Series or by any combination of the foregoing. See "Description of Insurance" and "Credit Support."

THE MORTGAGE POOLS

  General. If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include (a) one or more Mortgage Pools containing (i) conventional one- to four-family residential, first and/or second mortgage loans, (ii) Cooperative Loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a Cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular Cooperative Dwelling, (iii) Mortgage Loans secured by Multifamily Property, (iv) Mortgage Loans secured by Commercial Property, (v) Mortgage Loans secured by Mixed-Use Property, (vi) Mortgage Loans secured by unimproved land, (vii) mortgage participation certificates evidencing participation interests in such loans that are acceptable to the nationally recognized Rating Agency rating the Certificates of such Series for a rating in one of the four highest rating categories of such Rating Agency, or (viii) certain conventional Mortgage Certificates issued by one or more trusts established by one or more private entities or (b) one or more Contract Pools containing manufactured housing conditional sales contracts and installment loan agreements or participation certificates representing participation interests in such Contracts. The Mortgage Loans and Contracts will be newly originated or seasoned, and will be purchased by the Depositor either directly or through one or more affiliates or Unaffiliated Sellers.

  All Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first or more junior mortgages or first or second deeds of trust or other similar security instruments creating a first or more junior lien, as applicable, on the Mortgaged Properties (as defined below). Single Family Property and Multifamily Property will consist of single family detached homes, attached homes (single family units having a common wall), individual units located in condominiums, multifamily residential rental properties, apartment buildings owned by cooperative housing corporations and such other type of homes or units as are set forth in the related Prospectus Supplement. Each such detached or attached home or multifamily property will be constructed on land owned in fee simple by the Mortgagor or on land leased by the Mortgagor for a term at least two years greater than the term of the applicable Mortgage Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multifamily structures where each Mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common). Multifamily Property may include, and Mixed-Use Property will consist of, mixed commercial and residential buildings. The Mortgaged Properties may include investment properties and vacation and second homes. Commercial Property will consist of income-producing commercial real estate. Mortgage Loans secured by Commercial Property, Multifamily Property and Mixed-Use Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Mortgaged Properties to the extent specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates. Any such Mortgage Loan may provide that on the day on which the Mortgage Rate adjusts, the amount of the monthly payments on the Mortgage Loan will be adjusted to provide for the payment of the remaining principal amount of the Mortgage Loan with level monthly payments of principal and interest at the new Mortgage Rate to the maturity date of the Mortgage Loan. Alternatively, the Mortgage Loan may provide that the Mortgage Rate adjusts more frequently than the monthly payment. As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the Mortgage Loan, thus increasing or decreasing the rate at which the Mortgage Loan is repaid. See "Yield Considerations." In the event that an adjustment to the Mortgage Rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such Mortgage Loan, the excess (the "Deferred Interest") will be added to the principal balance of the Mortgage Loan (unless otherwise paid by the Mortgagor), and will bear interest at the Mortgage Rate in effect from time to time. The amount by which the Mortgage Rate or monthly payment may increase or decrease and the aggregate amount of Deferred Interest on any Mortgage Loan may be subject to certain limitations, as described in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement for the related Series, the Mortgage Rate on certain adjustable rate Mortgage Loans ("ARM Loans") will be convertible from an adjustable rate to a fixed rate, at the option of the Mortgagor under certain circumstances. If so specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that the Unaffiliated Seller from which such convertible ARM Loans were acquired will be obligated to repurchase from the Trust Fund any such ARM Loan as to which the conversion option has been exercised (a "Converted Mortgage Loan"), at a purchase price set forth in the related Prospectus Supplement. The amount of such purchase price will be required to be deposited in the Certificate Account and will be distributed to the Certificateholders on the Distribution Date in the month following the month of the exercise of the conversion option. The obligation of the Unaffiliated Seller to repurchase Converted Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

  A Mortgage Pool may include Mortgage Loans insured by the FHA ("FHA Loans") and/or Mortgage Loans partially guaranteed by the Veterans Administration (the "VA" and such mortgage loans are referred to as "VA Loans"). FHA Loans will be insured by the Federal Housing Administration (the "FHA") as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Such FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA 221 and 223 programs to finance certain multifamily residential rental properties. FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such FHA Loan.

  VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by VA under this program is 50% of the principal amount of the Mortgage Loan if the principal amount of the

Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000.

  The Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) for each Series of Certificates the Trust Fund with respect to which contains Mortgage Loans will contain information as to the type of Mortgage Loans that will comprise the related Mortgage Pool or Pools and information as to (i) the aggregate principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of Mortgaged Properties securing the Mortgage Loans, (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest in principal balance of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the interest rate or range of interest rates borne by the Mortgage Loans, (viii) the average outstanding principal balance of the Mortgage Loans, (ix) the geographical distribution of the Mortgage Loans, (x) the number and aggregate principal balance of Buy-Down Loans or GPM Loans, if applicable, (xi) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any periodic adjustment and over the life of such ARM Loans, and (xii) with respect to Mortgage Loans secured by Multifamily Property, Commercial Property, Mixed-Use Property or such other Mortgage Loans as are specified in the Prospectus Supplement, the related debt service coverage ratios, whether the Mortgage Loan provides for an interest only period and whether the principal amount of such Mortgage Loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the Mortgage Loan. If specified in the related Prospectus Supplement, the Depositor may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Depositor will disclose the above-specified information by Mortgage Loan Group.

  No assurance can be given that values of the Mortgaged Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual Rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rate with respect to Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans." To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alternative Credit Support, they will be borne by holders of the Certificates of the Series evidencing interests in the Mortgage Pool.

  The Depositor will cause the Mortgage Loans constituting each Mortgage Pool to be assigned to the Trustee named in the applicable Prospectus Supplement, for the benefit of the holders of the Certificates of such Series (the "Certificateholders"). The Master Servicer, if any, named in the related Prospectus Supplement will service the Mortgage Loans, either by itself or through other mortgage servicing institutions, if any (each, a "Servicer"), or a special servicer, if any (a "Special Servicer"), pursuant to a Pooling and Servicing Agreement, as described herein, among the Master Servicer, if any, the Servicer, if any, the Special Servicer, if any, the Depositor and the Trustee (the "Pooling and Servicing Agreement") and will receive a fee for such services. See "--Mortgage Loan Program" and "Description of the Certificates." With respect to those Mortgage Loans serviced by a Servicer or Special Servicer, such Servicer or Special Servicer will be required to service the related Mortgage Loans in accordance with the Seller's Warranty and Servicing Agreement between the Servicer and the Depositor (a "Servicing Agreement") or the Pooling and Servicing Agreement, as applicable, and will receive the fee for such services specified in the related agreement; however, any Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

  The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates--Assignment of Mortgage Loans." The Master Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of any Special Servicer, Servicers and/or Unaffiliated Sellers, as more fully described herein under "--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans" and "--Servicing by Unaffiliated Sellers") and its obligations to make Advances in the event of delinquencies in payments on or with respect to the Mortgage Loans or in connection with prepayments and liquidations of such Mortgage Loans, in amounts described herein under "Description of the Certificates--Advances." If so specified in the related Prospectus Supplement, such Advances with respect to delinquencies will be limited to amounts that the Master Servicer believes ultimately would be reimbursable under any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond or other policy of insurance, from amounts in the Reserve Fund, under any Alternative Credit Support or out of the proceeds of liquidation of the Mortgage Loans, cash in the Certificate Account or otherwise. See "Description of the Certificates--Advances," "Credit Support" and "Description of Insurance."

  Single Family Mortgage Loans. The applicable Prospectus Supplement will specify the types of Mortgaged Properties securing Single Family Mortgage Loans, the original principal balances of the Single Family Mortgage Loans, the original maturities of such Mortgage Loans and the Loan-to-Value Ratios of such Mortgage Loans. Single Family Mortgage Loans may be fully-amortizing Mortgage Loans or Balloon Mortgage Loans. If so specified in the related Prospectus Supplement, a Mortgage Pool may also include ARM Loans with a mortgage interest rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed margin and an index described in such Prospectus Supplement, subject to any applicable restrictions on such adjustments. The Mortgage Pools may also include other types of Single Family Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

  If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Single Family Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the early years of such Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related Mortgaged Property, the Servicer or another source and placed in a custodial account (the "Buy-Down Fund") by the Servicer, or if so specified in the related Prospectus Supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related Prospectus Supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. See "Description of the Certificates--Payments on Mortgage Loans." Buy-Down Loans included in a Mortgage Pool will provide for a reduction in monthly interest payments by the Mortgagor for a period of up to the first four years of the term of such Mortgage Loans.

  If provided for in the applicable Prospectus Supplement, a Mortgage Pool may contain Single Family Mortgage Loans pursuant to which the monthly payments by the Mortgagor during the early years of the related Mortgage Note are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such Mortgage Loan ("GPM Loans"). If so specified in the related Prospectus Supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the Trustee (the "GPM Fund"). In lieu of cash deposit, the Depositor may deliver to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the Rating Agency rating the related Series to fund the GPM Fund.

  Commercial, Multifamily and Mixed-Use Mortgage Loans. The Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on, or installment contracts ("Installment Contracts") for the sale of, fee simple or leasehold interests in commercial real estate property, multifamily residential property, cooperatively owned multifamily properties and/or mixed residential/commercial property, and related property and interests. Commercial Mortgage Loans will not represent more than 10% of the aggregate principal balance of any Mortgage Pool as of the related Cut-off Date.

  Certain of the Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other such Mortgage Loans may provide for payment of interest in advance rather than in arrears.

  The Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the Mortgagor assigns its right, title and interest as landlord under each Lease and the income derived therefrom to the related lender, while retaining a license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Mortgagor. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and Contracts--Leases and Rents."

  The Prospectus Supplement relating to each Series will specify the Originator or Originators relating to the Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans, which may include, among others, commercial banks, savings and loan associations, other financial institutions, insurance companies or real estate developers and, to the extent available, the underwriting criteria in connection with originating such Mortgage Loans.

  Commercial, multifamily and mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Commercial, multifamily and mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial, multifamily and mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to commercial, multifamily and mixed-use real estate lending.

MORTGAGE LOAN PROGRAM

  The Mortgage Loans will have been purchased by the Depositor either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the Depositor ("Unaffiliated Sellers"). Mortgage Loans acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or as otherwise described in a related Prospectus Supplement.

UNDERWRITING STANDARDS

  Except in the case of certain Mortgage Loans originated by Unaffiliated Sellers in accordance with their own underwriting criteria, such other standards as may be described in the applicable Prospectus Supplement, or where the underwriting standards are not known or available to the Depositor, all prospective Mortgage Loans will be subject to the underwriting standards adopted by the Depositor. Unaffiliated Sellers will represent and warrant that Mortgage Loans originated by them and purchased by the Depositor have been originated in accordance with the applicable underwriting standards established by the Depositor or such other standards as may be described in the applicable Prospectus Supplement unless, as set forth in the related Prospectus Supplement, the underwriting standards are not known or available to the Depositor. The following discussion describes the underwriting standards of the Depositor with respect to any Mortgage Loan that it purchases.

  Single and Multi-Family Mortgage Loans. The mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with FHLMC and FNMA regulations and guidelines (except that certain Mortgage Loans may have higher loan amount and qualifying ratios) and applicable federal and state laws and regulations. The credit approval process for Cooperative Loans follows a procedure that generally complies with applicable FNMA regulations and guidelines (except for the loan amounts and qualifying ratios) and applicable federal and state laws and regulations. The originator of a Mortgage Loan (the "Originator") generally will review a detailed credit application by the prospective mortgagor designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the prospective mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective mortgagor will continue such employment in the future. If the prospective mortgagor is self-employed, he or she is required to submit copies of signed tax returns. The prospective mortgagor may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain Mortgage Loans.

  An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets FNMA requirements as an appraiser of one- to four-family residential properties. The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. These underwriting standards also require a search of the public records relating to a mortgaged property for liens and judgments against such mortgaged property.

  Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective mortgagor has sufficient monthly income available to meet the prospective mortgagor's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance) and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective mortgagor's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. For FHA and VA Loans, the Originator's lending guidelines will follow HUD and VA guidelines, respectively. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

  The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the Mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor's underwriting standards applicable to all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

  Certain of the types of Mortgage Loans that may be included in the Mortgage Pools or Subsidiary Trust Funds may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans and GPM Loans provide for escalating or variable payments by the Mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that the Mortgagor will have the ability to make larger monthly payments in subsequent years. In some instances the Mortgagor's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

  To the extent specified in the related Prospectus Supplement, the Depositor may purchase Mortgage Loans for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Mortgage Loans may be underwritten under a "limited documentation" program if so specified in the related Prospectus Supplement. With respect to such Mortgage Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Mortgage Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property or Cooperative Dwelling and the Loan-to-Value Ratio at origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

  The underwriting standards for Mortgage Loans secured by Multifamily Property will be described in the related Prospectus Supplement.

  Commercial and Mixed-Use Mortgage Loans. The underwriting procedures and standards for Commercial Mortgage Loans and Mixed-Use Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated in contemplation of the transactions described in this Prospectus and the related Prospectus Supplement or may have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

  Except as otherwise set forth in the related Prospectus Supplement for a Series, the Originator of a Commercial Mortgage Loan or Mixed-Use Mortgage Loan will have applied underwriting procedures intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Any such Mortgage Loan insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by a mortgage lender that is approved by HUD as an FHA mortgagee in the ordinary course of its real estate lending activities and will comply with the underwriting policies of FHA.

  If so specified in the related Prospectus Supplement, the adequacy of a Commercial Property or Mixed-Use Property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with preestablished guidelines established by or acceptable to the loan Originator for appraisers. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable Prospectus Supplement.

  No assurance can be given that values of any Commercial Properties or Mixed-Use Properties in a Mortgage Pool have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or mixed-use properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any Commercial Mortgage Loans and/or Mixed-

Use Mortgage Loans and any additional financing on the related Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein or by Alterative Credit Support, they will be borne by holders of the Certificates of the Series evidencing interests in the Mortgage Pool. Even where credit support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the related Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

QUALIFICATIONS OF UNAFFILIATED SELLERS

  Each Unaffiliated Seller must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related Prospectus Supplement.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

  If so specified in the related Prospectus Supplement, each Unaffiliated Seller or any of its affiliates (or the Master Servicer, if the Unaffiliated Seller is also the Master Servicer under the Pooling and Servicing Agreement) will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller to the Depositor or its affiliates. Such representations and warranties will generally include, among other things: (i) with respect to each Mortgaged Property, that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required hazard and primary mortgage insurance was effective at the origination of each Mortgage Loan, and that each policy (or certificate of title) remained in effect on the date of purchase of the Mortgage Loan from the Unaffiliated Seller; (ii) that the Unaffiliated Seller had good and marketable title to each such Mortgage Loan; (iii) with respect to each Mortgaged Property, that each mortgage constituted a valid first (or, if applicable, more junior) lien on the Mortgaged Property (subject only to permissible title insurance exceptions); and (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property. With respect to a Cooperative Loan, the Unaffiliated Seller will represent and warrant that (a) the security interest created by the cooperative security agreements constituted a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject) and (b) the related cooperative apartment was free from damage and was in good repair.

  All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan to the Depositor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a Mortgage Loan by an Unaffiliated Seller, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan by the Unaffiliated Seller to or on behalf of the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the related Cut-off Date.

  The only representations and warranties to be made for the benefit of holders of Certificates of a Series in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan to the Depositor or its affiliates will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Certificates--Assignment of Mortgage Loans." If the Master Servicer is also an Unaffiliated Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made in its capacity as an Unaffiliated Seller.

  Upon the discovery of the breach of any representation or warranty made by an Unaffiliated Seller in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, such Unaffiliated Seller or the Servicer of such Mortgage Loan will be obligated to repurchase such Mortgage Loan at a purchase price equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Depositor has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the Mortgage Loans in the related Mortgage Pool, to the first day of the month following such repurchase and the amount of any unreimbursed Advances made by the Master Servicer or the Servicer, as applicable, in respect of such Mortgage Loan. The Master Servicer will be required to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Subject to the right, if any, and the ability of the Depositor, the Unaffiliated Seller or the Servicer to substitute for certain Mortgage Loans, this repurchase obligation constitutes the sole remedy available to the Certificateholders of such Series for a breach of representation or warranty by an Unaffiliated Seller.

  The obligation of the Master Servicer to purchase a Mortgage Loan if an Unaffiliated Seller or a Servicer defaults on its obligation to do so is subject to limitations, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of the representations and warranties made by the Depositor or by the Master Servicer with respect to the insurability of the Mortgage Loans, the Depositor may have a repurchase obligation, and the Master Servicer may have the limited purchase obligation, in each case as described below under "Description of the Certificates--Assignment of Mortgage Loans."

MORTGAGE CERTIFICATES

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include certain conventional mortgage pass-through certificates (the "Mortgage Certificates") issued by one or more trusts established by one or more private entities and evidencing the entire or a fractional interest in a pool of mortgage loans. A description of the mortgage loans underlying the Mortgage Certificates, the related pooling and servicing arrangements and the insurance arrangements in respect of such mortgage loans will be set forth in the applicable Prospectus Supplement or in the Current Report on Form 8-K referred to below. Such Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed by the Depositor with the Commission within 15 days of the issuance of the Certificates of such Series) will also set forth information with respect to the entity or entities forming the related mortgage pool, the issuer of any credit support with respect to such Mortgage Certificates, the aggregate outstanding principal balance and the pass-through rate borne by each Mortgage Certificate included in the Trust Fund, together with certain additional information with respect to such Mortgage Certificates. The inclusion of Mortgage Certificates in a Trust Fund with respect to a Series of Certificates is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Certificates. Mortgage Certificates, together with the Mortgage Loans and Contracts, are referred to herein as the "Trust Assets."

THE CONTRACT POOLS

  If so specified in the Prospectus Supplement with respect to a Series, the Trust Fund for such Series may include a Contract Pool evidencing interests in manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract will be secured by a Manufactured Home, as defined below. The Contracts may be fully amortizing or provide for a balloon payment at maturity, and will bear interest at a fixed annual percentage rate ("APR") or a variable rate described in the applicable Prospectus Supplement.

  The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

  The Depositor will cause the Contracts constituting each Contract Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the related Certificateholder. The Master Servicer specified in the related Prospectus Supplement will service the Contracts, either by itself or through other Servicers, pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates--Servicing by Unaffiliated Sellers." With respect to those Contracts serviced by the Master Servicer through a Servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Contracts. The Contract documents, if so specified in the related Prospectus Supplement, may be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to a Custodial Agreement (the "Custodial Agreement") among the Depositor, the Trustee and the Custodian.

  The related Prospectus Supplement (or, if such information is not available in advance of the date of such Prospectus Supplement, a Current Report on Form 8-K to be filed with the Commission) will specify, for the Contracts contained in the related Contract Pool, among other things: (a) the dates of origination of the Contracts; (b) the weighted average APR on the Contracts; (c) the range of outstanding principal balances as of the Cut-off Date; (d) the average outstanding principal balance of the Contracts as of the Cut-off Date; (e) the weighted average term to maturity as of the Cut-off Date; and (f) the range of original maturities of the Contracts.

  With respect to the Contracts included in the Contract Pool, the Depositor, the Master Servicer or such other party, as specified in the related Prospectus Supplement, will make or cause to be made representations and warranties as to the types and geographical distribution of such Contracts and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. In addition, the Master Servicer or the Unaffiliated Seller of the Contracts will represent and warrant as to the payment status of the Contracts as of the Cut-off Date. Upon a breach of any representation that materially and adversely affects the interest of the Certificateholder in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase the Contract or, if so specified in the related Prospectus Supplement, to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Master Servicer, the Unaffiliated Seller or such other party.

  If so specified in the related Prospectus Supplement, in addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement, the Master Servicer will make certain representations and warranties, except to the extent that another party specified in the Prospectus Supplement makes any such representations, to the Trustee with respect to the enforceability of coverage under any applicable insurance policy or hazard insurance policy. See "Description of Insurance" for information regarding the extent of coverage under certain of such insurance policies. Upon a breach of the insurability representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Master Servicer, the Unaffiliated Seller or such other party, as appropriate, will be obligated either to cure the breach in all material respects or to purchase such Contract at a price equal to the principal balance thereof as of the date of purchase plus accrued interest at the related Pass-Through-Rate to the first day of the month following the month of purchase. The Master Servicer, if required by the rating agency or agencies rating the Certificates, will procure a surety bond, guaranty, letter of credit or other instrument (the "Performance Bond") acceptable to such rating agency to support this purchase obligation. See "Credit Support--Performance Bond." The purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's or seller's insurability representation.

  If so specified in the related Prospectus Supplement, if the Depositor discovers or receives notice of any breach of its representations and warranties relating to a Contract within two years or such other period as may be specified in the related Prospectus Supplement of the date of the initial issuance of the Certificates, the Depositor may remove such Contract from the Trust Fund ("Deleted Contract"), rather than repurchase the Contract as provided above, and substitute in its place another Contract ("Substitute Contract"). Any Substitute Contract, on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Contract (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have an APR not less than (and not more than 1% greater than) the APR of the Deleted Contract, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Contract and (iv) comply with all the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach.

UNDERWRITING POLICIES

  Conventional Contracts will comply with the underwriting policies of the Originator or Unaffiliated Seller of the Contracts described in the related Prospectus Supplement.

  With respect to a Contract made in connection with the Obligor's purchase of a Manufactured Home, the "appraised value" is the amount determined by a professional appraiser. The appraiser must personally inspect the Manufactured Home and prepare a report which includes market data based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the current cost of a similar Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Contract Loan-to-Value Ratio is equal to the original principal amount of the Contract divided by the lesser of the "appraised value" or the sales price for the Manufactured Home.

PRE-FUNDING

  If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Certificates of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans or Contracts from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans or Contracts, such Pre-Funded Amount may be invested in one or more Eligible Investments. "Eligible Investments" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein: (i) obligations which have the benefit of full faith and credit of the United States of America, including depositary receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depositary receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating from each Rating Agency, (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest category form each Rating Agency;
(v) commercial paper (having original or remaining maturities of no more than 270 days) having credit rating in the highest rating category from each Rating Agency; (vi) repurchase agreements involving any Eligible Investment described in any of clauses(i), (ii) or (iii) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and (f) any other investment with respect to which each Rating Agency rating such Certificates indicates will not result in the reduction or withdrawal of its then existing rating of the Certificates, or such other investments that are described in the applicable Prospectus Supplement. Except as otherwise provided in the applicable Pooling and Servicing Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

  During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Mortgage Loans or Contracts from time to time during such Pre-Funding Period. Such additional Mortgage Loans or Contracts will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

  Although the specific parameters of the Pre-Funding Account with respect to any issuance of Certificates will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date, and (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans or Contracts included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement). The Pre-Funded Amount will not exceed 25% of the initial principal amount of the Certificates of the related Series. The Pre-Funding Period will not be longer than one year following the related Closing Date.

                                 THE DEPOSITOR

  The Depositor was incorporated in the State of Delaware on December 31, 1985, as a wholly-owned subsidiary of First Boston Securities Corporation, the name of which was subsequently changed to Credit Suisse First Boston Securities Corporation ("FBSC"). FBSC is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Credit Suisse First Boston Corporation, which may act as an underwriter in offerings made hereby, as described in "Plan of Distribution" below, is also a wholly-owned subsidiary of Credit Suisse First Boston, Inc. The principal executive offices of the Depositor are located at 11 Madison Avenue, New York, N.Y. 10010. Its telephone number is (212) 325-2000.

  The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Certificates of any Series.

  Trust Assets will be acquired by the Depositor directly or through one or more affiliates.

                                USE OF PROCEEDS

  The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Trust Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Trust Assets, to establish the Reserve Funds, if any, for the Series and to pay costs of structuring and issuing the Certificates. If so specified in the related Prospectus Supplement, Certificates may be exchanged by the Depositor for Trust Assets. The Trust Assets for each Series of Certificates will be acquired by the Depositor either directly, or through one or more affiliates which will have acquired such Trust Assets from time to time either in the open market or in privately negotiated transactions.

                             YIELD CONSIDERATIONS

  If so specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans with fluctuating Mortgage Rates that adjust more frequently than the monthly payment with respect to such Mortgage Loans. As a result, the portion of each monthly payment allocated to principal may vary from month to month. Negative amortization with respect to a Mortgage Loan will occur if an adjustment to the Mortgage Rate causes the amount of interest accrued in any month, calculated at the new Mortgage Rate for such period, to exceed the amount of the monthly payment or if the allowable increase in any monthly payment is limited to an amount that is less than the amount of interest accrued in any month. The amount of any resulting Deferred Interest will be added to the principal balance of the Mortgage Loan and will bear interest at the Mortgage Rate in effect from time to time. To the extent that, as a result of the addition of any Deferred Interest, the Mortgage Loan negatively amortizes over its term, the weighted average life of the certificates of the related Series will be greater than would otherwise be the case. As a result, the yield on any such Mortgage Loan at any time may be less than the yields on similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated.

  Generally, when a full prepayment is made on a Mortgage Loan or Contract, the Mortgagor or the borrower under a Contract (the "Obligor"), is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the Mortgage Rate or APR by 365. Full prepayments will reduce the amount of interest paid by the Mortgagor or the Obligor because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable Prospectus Supplement, the Master Servicer with respect to a Series will be required to advance from its own funds the portion of any interest at the related Mortgage Rate (less the servicing fee rate) that is not so received. Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made. If so specified in the related Prospectus Supplement, full and partial prepayments, together with interest on such full and partial prepayments at the related Mortgage Rate (less the servicing fee rate) to the last day of the month in which such prepayments occur, will be deposited in the Certificate Account and will be available for distribution to Certificateholders on the next succeeding Distribution Date in the manner specified in the related Prospectus Supplement. See "Maturity and Prepayment Considerations."

  Generally, the effective yield to holders of Certificates having a monthly Distribution Date will be lower than the yield otherwise produced by the Pass-Through Rate with respect to such Certificates because, while interest will accrue on each Mortgage Loan or Contract, or mortgage loan underlying a Mortgage Certificate, to the Due Date for each Mortgage Loan or Contract in the related Due Period, the distribution of such interest to holders of such Certificates will be made on a date following such Due Period. The adverse effect on yield will intensify with any increase in the period of time by which the Distribution Date with respect to a Series of Certificates succeeds such Due Date. With respect to the Multi-Class Certificates of a Series having other than monthly Distribution Dates, the yield to holders of such Certificates will also be adversely affected by any increase in the period of time from the date to which interest accrues on such Certificate to the Distribution Date on which such interest is distributed.

  In the event that the Certificates of a Series are divided into two or more Classes or Subclasses and that a Class or Subclass is an Interest Weighted Class, in the event that such Series includes a Class of Residual Certificates, or as otherwise may be appropriate, the Prospectus Supplement for such Series will indicate the manner in which the yield to Certificateholders will be affected by different rates of prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. In general, the yield on Certificates that are offered at a premium to their principal or notional amount ("Premium Certificates") is likely to be adversely affected by a higher than anticipated level of principal prepayments on the Mortgage Loans, on the Contracts or on the mortgage loans underlying the Mortgage Certificates. This relationship will become more sensitive as the amount by which the Percentage Interest of such Class in each Interest Distribution is greater than the corresponding Percentage Interest of such Class in each Principal Distribution. If the differential is particularly wide (e.g., the Interest Distribution is allocated primarily or exclusively to one Class or Subclass and the Principal Distribution primarily or exclusively to another) and a high level of prepayments occurs, there is a possibility that Certificateholders of Premium Certificates will not only suffer a lower than anticipated yield but, in extreme cases, will fail to recoup fully their initial investment. Conversely, a lower than anticipated level of principal prepayments (which can be anticipated to increase the expected yield to holders of Certificates that are Premium Certificates) will likely result in a lower than anticipated yield to holders of Certificates that are offered at a discount to their principal amount ("Discount Certificates"). If so specified in the applicable Prospectus Supplement, a disproportionately large amount of Principal Prepayments may be distributed to the holders of the Senior Certificates at the times and under the circumstances described therein.

  In the event that the Certificates of a Series include one or more Classes or Subclasses of Multi-Class Certificates, the Prospectus Supplement for such Series will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class or Subclass and the percentage of the initial Stated Principal Balance of each such Subclass that would be outstanding on special Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  If so specified in the applicable Prospectus Supplement, a Mortgage Loan or Contract may provide for a prepayment penalty. Mortgage Loans and Contracts with fixed interest rates generally contain (except in the case of FHA and VA Loans) due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the Mortgaged Property, Cooperative Dwelling or Manufactured Home.

  The FHA has compiled statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by the new buyer if the home is sold. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentages of the original number of FHA Loans in pools of level payment mortgage loans of varying maturities that will remain outstanding on each anniversary of the original date of such mortgage loans (assuming they all have the same origination date) ("FHA Experience"). Published information with respect to conventional residential mortgage loans indicates that such mortgage loans have historically been prepaid at higher rates than government insured loans because, unlike government insured mortgage loans, conventional mortgage loans may contain due-on-sale clauses that allow the holder thereof to demand payment in full of the remaining principal balance of such mortgage loans upon sales or certain transfers of the mortgaged property. There are no similar statistics with respect to the prepayment rates of cooperative loans or loans secured by multifamily, commercial or mixed-use properties.

  It is customary in the residential mortgage industry in quoting yields (a) on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the twelfth year and (b) on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

  Prepayments on residential mortgage loans are also commonly measured relative to a prepayment standard or model. If so specified in the Prospectus Supplement relating to a Series of Certificates, the model used in a Prospectus Supplement will be the Standard Prepayment Assumption ("SPA"). SPA represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of mortgages. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgages in the first month of the life of the mortgages and an additional 0.2% per annum in each month thereafter until the thirtieth month and in each month thereafter during the life of the mortgages, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

  Information regarding FHA Experience, other published information, SPA or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates. There is, however, no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to FHA Experience, mortgage industry custom, any level of SPA, or any other rate specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes and the availability of mortgage funds, may affect prepayment experience on residential mortgage loans.

  The terms of the Pooling and Servicing Agreement generally will require the Servicer, the Special Servicer (if applicable) or the Master Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property or Cooperative Dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related Insurance Policy will not be required or permitted. See "Description of the Certificates--Enforcement of "Due-On-Sale" Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans And Contracts--The Mortgage Loans--"Due-On-Sale" Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

  At the request of the Mortgagor, the Servicer may refinance the Mortgage Loans in any Mortgage Pool by accepting prepayments thereon and making new loans secured by a mortgage on the same property. Upon such refinancing, the new loans will not be included in the Mortgage Pool and the related Servicer will be required to repurchase the affected Mortgage Loan. A Mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan.

  There are no uniform statistics compiled for prepayments of contracts relating to Manufactured Homes. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other facts, including repossessions, aging, seasonality and interest rate fluctuations. Other factors affecting prepayment of mortgage loans or Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. An investment in Certificates evidencing interests in Contracts may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by the Subordination Amount, if any, Letters of Credit, applicable Insurance Policies, if any, or by any Alternative Credit Support, holders of the Certificates of a Series evidencing interests in such Contracts will bear all risk of loss resulting from default by Obligors and will have to look primarily to the value of the Manufactured Homes, which generally depreciate in value, for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "The Trust Fund--The Contract Pools."

  While most Contracts will contain "due-on-sale" provisions permitting the holder of the Contract to accelerate the maturity of the Contract upon conveyance by the borrower, the Master Servicer may permit proposed assumptions of Contracts where the proposed buyer meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the Contract. FHA Mortgage Loans and Contracts and VA Mortgage Loans and Contracts are not permitted to contain "due on sale" clauses, and are freely assumable.

  Mortgage Loans made with respect to Commercial Properties, Multifamily Properties and Mixed-Use Properties may have provisions that prohibit prepayment entirely or for certain periods and/or require payment of premium or yield maintenance penalties, and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related

Mortgage Loan. Prepayments of such Mortgage Loans may be affected by these and other factors, including changes in interest rates and the relative tax benefits associated with ownership of Commercial Property, Multifamily Property and Mixed-Use Property.

  If set forth in the applicable Prospectus Supplement, the Depositor or other specified entity will have the option to repurchase the Trust Assets included in the related Trust Fund under the conditions stated in such Prospectus Supplement. For any Series of Certificates for which the Depositor has elected to treat the Trust as a REMIC pursuant to the provisions or the Internal Revenue Code of 1986, as amended (the "Code"), any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code so as to constitute a "qualifying liquidation" thereunder. In addition, the Depositor will be obligated, under certain circumstances, to repurchase certain of the Trust Assets. The Master Servicer and Unaffiliated Sellers will also have certain repurchase obligations, as more fully described herein. In addition, the mortgage loans underlying the Mortgage Certificates may be subject to repurchase under circumstances similar to those described above. Such repurchases will have the same effect as prepayments in full. See "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases," "Description of the Certificates--Assignment of Mortgage Loans," "--Assignment of Mortgage Certificates," "--Assignment of Contracts" and "-- Termination."

                        DESCRIPTION OF THE CERTIFICATES

  Each Series of Certificates will be issued pursuant to an agreement consisting of either (a) a Pooling and Servicing Agreement or (b) a Reference Agreement (the "Reference Agreement") and the Standard Terms and Provisions of Pooling and Servicing Agreement (such Standard Terms, the "Standard Terms"), either the Standard Terms together with the Reference Agreement or the Pooling and Servicing Agreement referred to as the "Pooling and Servicing Agreement") among the Depositor, the Master Servicer, if any, and the Trustee named in the applicable Prospectus Supplement or a deposit trust agreement between the Depositor and the Trustee (the "Deposit Trust Agreement," together with the Pooling and Servicing Agreement, the "Agreement"). Forms of the Pooling and Servicing Agreement and the Deposit Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe all material terms of the Certificates and the Pooling and Servicing Agreement or Deposit Trust Agreement that are not described in the related Prospectus Supplement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement or Deposit Trust Agreement for the applicable Series and the related Prospectus Supplement. Wherever defined terms of the Pooling and Servicing Agreement or Deposit Trust Agreement are referred to, such defined terms are thereby incorporated herein by reference.

GENERAL

  If so specified in the related Prospectus Supplement, one or more Classes of Certificates may be registered in the name of a depositary or a nominee for a depositary. Each Certificate offered hereby and by means of the related Prospectus Supplement and not so registered will be issued in fully registered form and will represent the undivided interest or beneficial interest attributable to such Class or Subclass in the Trust Fund. The Trust Fund with respect to a Series will consist of: (i) such Mortgage Loans, Contracts, and Mortgage Certificates and distributions thereon as from time to time are subject to the applicable Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account referred to below; (iii) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, or Manufactured Homes acquired by repossession; (iv) the Letter of Credit, if any, with respect to such Series; (v) the Pool Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vi) the Special Hazard Insurance Policy, if any, with respect to such Series (described below under "Description of Insurance"); (vii) the Mortgagor Bankruptcy Bond and proceeds thereof, if any, with respect to such Series (as described below under "Description of Insurance"); (viii) the Performance Bond and proceeds thereof, if any, with respect to such Series;
(ix) the Primary Mortgage Insurance Policies, if any, with respect to such Series (as described below under "Description of Insurance"); (x) the Depositor's rights under the Warranty and Servicing Agreement with respect to the Mortgage Loans or Contracts, if any, with respect to such Series; and (xi) the GPM and Buy-Down Funds, if any, with respect to such Series; or, in lieu of some or all of the foregoing, such Alternative Credit Support as shall be described in the applicable Prospectus Supplement. Upon the original issuance of a Series of Certificates, Certificates representing the minimum undivided interest or beneficial ownership interest in the related Trust Fund or the minimum notional amount allocable to each Class will evidence the undivided interest, beneficial ownership interest or percentage ownership interest specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, one or more Servicers or the Depositor may directly perform some or all of the duties of a Master Servicer with respect to a Series.

  If so specified in the Prospectus Supplement for a Series with respect to which the Depositor has elected to treat the Trust Fund as a REMIC under the Code, ownership of the Trust Fund for such Series may be evidenced by Multi-Class Certificates and Residual Certificates. Distributions of principal and interest with respect to Multi-Class Certificates may be made on a sequential or concurrent basis, as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more of such Classes or Subclasses may be Compound Interest Certificates.

  The Residual Certificates, if any, included in a Series will be designated by the Depositor as the "residual interest" in the related REMIC for purposes of Section 860G(a)(2) of the Code, and will represent the right to receive distributions as specified in the Prospectus Supplement for such Series. All other Classes of Certificates of such Series will constitute "regular interests" in the related REMIC, as defined in the Code. If so specified in the related Prospectus Supplement, such Residual Certificates may be offered hereby and by means of such Prospectus Supplement. See "Federal Income Tax Consequences."

  If so specified in the Prospectus Supplement for a Series which includes Multi-Class Certificates, each Trust Asset in the related Trust Fund will be assigned an initial "Asset Value." If so specified in the related Prospectus Supplement, the Asset Value of each Trust Asset in the related Trust Fund will be the Stated Principal Balance of each Class or Classes of Certificates of such Series that, based upon certain assumptions, can be supported by distributions on such Trust Assets allocable to such Class or Subclass, together with reinvestment income thereon, to the extent specified in the related Prospectus Supplement, and amounts available to be withdrawn from any Buy-Down, GPM Fund or Reserve Fund for such Series. The method of determining the Asset Value of the Trust Assets in the Trust Fund for such a Series that includes Multi--Class Certificates will be specified in the related Prospectus Supplement.

  If so specified in the Prospectus Supplement with respect to a Series, ownership of the Trust Fund for such Series may be evidenced by one or more Classes or Subclasses of Certificates that are Senior Certificates and Subordinated Certificates, each representing the undivided interests in the Trust Fund specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, one or more Classes or Subclasses of Subordinated Certificates of a Series may be subordinated to the right of the holders of Certificates of one or more Classes or Subclasses within such Series to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund, in the manner and to the extent specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Subordinated Certificates of a Series will evidence the right to receive distributions with respect to a specific pool of Mortgage Loans or Contracts, which right will be subordinated to the right of the holders of the Senior Certificates and may be subordinated to the right of the holders of one or more other Classes of Subordinated Certificates of such Series to receive distributions with respect to such specific pool of Mortgage Loans or Contracts, as more fully set forth in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a greater than pro rata percentage of Principal Prepayments in the manner and under the circumstances described in the Prospectus Supplement.

  If so specified in the related Prospectus Supplement, the Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated or Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Such Certificates will be transferable only pursuant to an effective registration statement or an applicable exemption under the Securities Act and pursuant to any applicable state law. Alternatively, if so specified in the related Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated or Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

  The Certificates of a Series offered hereby and by means of the related Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee for such purpose set forth in the related Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  Beginning on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Certificates of a Series will be made by the Master Servicer or Trustee, if so specified in the Prospectus Supplement, on each Distribution Date to persons in whose name the Certificates are registered at the close of business on the day specified in such Prospectus Supplement (the "Record Date"). Such distributions of interest will be made periodically at the intervals, in the manner and at the per annum rate specified in the related Prospectus Supplement, which rate may be fixed or variable. Interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless otherwise specified in the related Prospectus Supplement. Distributions of principal on the Certificates will be made in the priority and manner and in the amounts specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, distributions on a Class or Subclass of Certificates of a Series may be based on the Percentage Interest evidenced by a Certificate of such Class or Subclass in the distributions (including any Advances thereof) of principal (the "Principal Distribution") and interest (as reduced by the servicing fee) (the "Interest Distribution") on or with respect to the Mortgage Loans, the Contracts or the Mortgage Certificates in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, on each Distribution Date, the Trustee will distribute to each holder of a Certificate of such Class or Subclass an amount equal to the product of the Percentage Interest evidenced by such Certificate and the interest of such Class or Subclass in the Principal Distribution and the Interest Distribution. A Certificate of such a Class or Subclass may represent a right to receive a percentage of both the Principal Distribution and the Interest Distribution or a percentage of either the Principal Distribution or the Interest Distribution, as specified in the related Prospectus Supplement.

  If so specified in the related Prospectus Supplement, the holders of the Senior Certificates may have the right to receive a percentage of Principal Prepayments that is greater than the percentage of regularly scheduled payment of principal such holder is entitled to receive. Such percentages may vary from time to time, subject to the terms and conditions specified in the Prospectus Supplement.

  Distributions of interest on each such Class or Subclass of Multi-Class Certificates will be made on the Distribution Dates, and at the Interest Rates, specified in such Prospectus Supplement. Distributions of interest on each Class or Subclass of Compound Interest Certificates of such Series will be made only after the occurrence of certain events specified in the related Prospectus Supplement. Prior to such time, interest on such Class or Subclass of Compound Interest Certificates will be added to the Stated Principal Balance thereof on each Distribution Date for such Series.

  Distributions in reduction of the Stated Principal Balance of Multi-Class Certificates will be made on each Distribution Date for such Series to the holders of the Certificates of the Class or Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Principal Balance of such Certificates to zero. Allocation of distributions in reduction of Stated Principal Balance will be made to each Class or Subclass of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Distributions in reduction of the Stated

Principal Balance of each Certificate of a Class or Subclass then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Subclass.

  The maximum amount which will be distributed in reduction of Stated Principal Balance to holders of Multi-Class Certificates of a Class or Subclass then entitled thereto on any Distribution Date will equal, to the extent funds are available in the Certificate Account, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series since the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Distribution Amount"); (ii) the Stated Principal Distribution Amount; and (iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

  If so specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, the "Stated Principal Distribution Amount" with respect to a Distribution Date will equal the sum of the Accrual Distribution Amount, if any, and the amount, if any, by which the then outstanding Stated Principal Balance of the Multi-Class Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates of such Series to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value of the Trust Assets in the Trust Fund underlying such Series as of the end of a period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Stated Principal Distribution Amount with respect to a Distribution Date, the Asset Value of the Trust Assets will be reduced to take into account the interest evidenced by such Classes or Subclasses of Certificates in the principal distributions on or with respect of such Trust Assets received by the Trustee during the preceding Due Period.

  If so specified in the Prospectus Supplement relating to a Series of Certificates that includes Multi-Class Certificates, Excess Cash Flow represents the excess of (i) the interest evidenced by such Multi-Class Certificates in the distributions received on the Mortgage Loans or Contracts underlying such Series in the Due Period preceding a Distribution Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing day for the sale of such Certificates), together with income from the reinvestment thereof, and, to the extent specified in such Prospectus Supplement, the amount of cash withdrawn from any Reserve, GPM or Buy-Down Fund for such Series in the Due Period preceding such Distribution Date, over (ii) the sum of all interest accrued, whether or not then distributable, on the Multi-Class Certificates since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Stated Principal Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Subclass pursuant to any special distributions in reduction of Stated Principal Balance during such Due Period.

  The Stated Principal Balance of a Multi-Class Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Trust Assets in the Trust Fund for such Series, and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal Balance of each Class or Subclass within a Series that has been assigned a Stated Principal Balance will be specified in the related Prospectus Supplement.

  Distributions (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that, with respect to any holder of a Certificate meeting the requirements specified in the applicable Prospectus Supplement, distributions shall be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than two Business Days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency designated by the Trustee or the Master Servicer for such purpose, as specified in the final distribution notice to Certificateholders.

ASSIGNMENT OF MORTGAGE CERTIFICATES

  Pursuant to the applicable Agreement for a Series of Certificates that includes Mortgage Certificates in the related Trust Fund, the Depositor will cause such Mortgage Certificates to be transferred to the Trustee together with all principal and interest distributed on such Mortgage Certificates after the Cut-off Date. Each Mortgage Certificate included in a Trust Fund will be identified in a schedule appearing as an exhibit to the applicable Agreement. Such schedule will include information as to the principal balance of each Mortgage Certificate as of the date of issuance of the Certificates and its coupon rate, maturity and original principal balance. In addition, such steps will be taken by the Depositor as are necessary to cause the Trustee to become the registered owner of each Mortgage Certificate which is included in a Trust Fund and to provide for all distributions on each such Mortgage Certificate to be made directly to the Trustee.

  In connection with such assignment, the Depositor will make certain representations and warranties in the Agreement as to, among other things, its ownership of the Mortgage Certificates. In the event that these representations and warranties are breached, and such breach or breaches adversely affect the interests of the Certificateholders in the Mortgage Certificates, the Depositor will be required to repurchase the affected Mortgage Certificates at a price equal to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related pass-through rate to the distribution date for such Mortgage Certificates. The Mortgage Certificates with respect to a Series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related Prospectus Supplement. Any amounts received in respect of such repurchases will be distributed to Certificateholders on the immediately succeeding Distribution Date.

  If so specified in the related Prospectus Supplement, within the specified period following the date of issuance of a Series of Certificates, the Depositor may, in lieu of the repurchase obligation set forth above, and in certain other circumstances, deliver to the Trustee Mortgage Certificates ("Substitute Mortgage Certificates") in substitution for any one or more of the Mortgage Certificates ("Deleted Mortgage Certificates") initially included in the Trust Fund. The required characteristics or any such Substitute Mortgage Certificates and any additional restrictions relating to the substitution of Mortgage Certificates will be set forth in the related Prospectus Supplement.

ASSIGNMENT OF MORTGAGE LOANS

  The Depositor will cause the Mortgage Loans constituting a Mortgage Pool to be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include information as to the adjusted principal balance of each Mortgage Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly (or other periodic) payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination.

  In addition, the Depositor will, as to each Mortgage Loan that is not a Cooperative Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) the Mortgage Note endorsed to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. Assignments of the Mortgage Loans to the Trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Originator of such Mortgage Loan. In addition, with respect to any Commercial Mortgage Loans, Multifamily

Mortgage Loans and Mixed-Use Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian hereinafter referred to) the assignment of leases, rents and profits (if separate from the Mortgage) and an executed re-assignment of assignment of leases, rents and profits.

  The Depositor will cause to be delivered to the Trustee, its agent, or a custodian, with respect to any Cooperative Loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers. The Master Servicer will file in the appropriate office a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

  The Trustee (or the custodian hereinafter referred to) will, within a specified number of days after receipt thereof, review and hold such documents in trust for the benefit of the Certificateholders. If so specified in the applicable Prospectus Supplement, if the Master Servicer or another entity specified in the related Prospectus Supplement cannot cure any material defect within the time period specified in such Prospectus Supplement, the Master Servicer or such other entity will be obligated to either substitute the affected Mortgage Loan for a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Pass-Through Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed Advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer is obligated to enforce the repurchase obligation of the Servicer, to the extent described above under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases." This purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a constituent document. If so specified in the related Prospectus Supplement, Mortgage Loans or Contracts will not be required to be repurchased or substituted for upon the discovery of certain defects in a constituent document.

  If so specified in the applicable Prospectus Supplement, with respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical distribution of such Mortgage Loans and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Mortgage Loan. In addition, if so specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related Series of Certificates, no Mortgage Loan is more than 30 days delinquent as to payment of principal and interest. Upon a breach of any representation or warranty by the Depositor that materially and adversely affects the interest of the Certificateholders, the Depositor will be obligated either to cure the breach in all material respects or to purchase the Mortgage Loan at the purchase price set forth above. Unless otherwise specified in the applicable Prospectus Supplement and subject to the ability of the Depositor, if so specified in the applicable Prospectus Supplement, to substitute for certain Mortgage Loans as described below, this repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation or warranty by the Depositor.

  Within the period specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Depositor, the Master Servicer, the Unaffiliated Seller or the related Servicer, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Deleted Mortgage Loans") initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders. The required characteristics of any such Substitute Mortgage Loan and any additional restrictions relating to the substitution of Mortgage Loans will generally be as described under "The Trust Fund--The Contract Pools" with respect to the substitution of Contracts.

  In addition to making certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Pooling and Servicing Agreement relating to a Series of Certificates, the Master Servicer may make certain representations and warranties to the Trustee in such Pooling and Servicing Agreement with respect to the enforceability of coverage under any applicable Primary Insurance Policy, Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Bond. See "Description of Insurance" for information regarding the extent of coverage under certain of the aforementioned insurance policies. If so specified in the applicable Prospectus Supplement, upon a breach of any such representation or warranty that materially and adversely affects the interests of the Certificateholders of such Series in a Mortgage Loan, the Master Servicer will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the price calculated as set forth above.

  To the extent described in the related Prospectus Supplement, the Master Servicer will procure a surety bond, corporate guaranty or another similar form of insurance coverage acceptable to the Rating Agency rating the related Series of Certificates to support, among other things, this purchase obligation. Unless otherwise stated in the applicable Prospectus Supplement, the aforementioned purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of the Master Servicer's insurability representation. The Master Servicer's obligation to purchase Mortgage Loans upon such a breach is subject to limitations.

  The Trustee will be authorized, with the consent of the Depositor and the Master Servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the Mortgage Loans as the agent of the Trustee.

  Pursuant to each Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers, or the Special Servicer (if applicable), will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below. The Special Servicer may also be a party to the Pooling and Servicing Agreement with respect to a Series of Certificates, in which case the related Prospectus Supplement shall set forth the duties and responsibilities of the Special Servicer thereunder.

ASSIGNMENT OF CONTRACTS

  The Depositor will cause the Contracts constituting the Contract Pool to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts after the Cut-off Date, but not including principal and interest due on or before the Cut-off Date. If the Depositor is unable to obtain a perfected security interest in a Contract prior to transfer and assignment to the Trustee, the Unaffiliated Seller will be obligated to repurchase such Contract. The Trustee, concurrently with such assignment, will authenticate and deliver the Certificates. Each Contract will be identified in a schedule appearing as an exhibit to the Agreement (the "Contract Schedule"). The Contract Schedule will specify, with respect to each Contract, among other things: the original principal amount and the adjusted principal balance as of the close of business on the Cut-off Date; the APR; the current scheduled monthly level payment of principal and interest; and the maturity of the Contract.

  In addition, the Depositor, as to each Contract, will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of Mortgage Loans and Contracts--The Contracts."

  The Trustee (or the Custodian) will review and hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be defective in any material respect, the Unaffiliated Seller must cure such defect within 60 days, or within such other period specified in the related Prospectus Supplement the Unaffiliated Seller, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Unaffiliated Seller of the defect. If the defect is not cured, the Unaffiliated Seller will repurchase the related Contract or any property acquired in respect thereof from the Trustee at a price equal to the remaining unpaid principal balance of such Contract (or, in the case of a repossessed Manufactured Home, the unpaid principal balance of such Contract immediately prior to the repossession) or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued but unpaid interest to the first day of the month following repurchase, plus any unreimbursed Advances respecting such Contract. The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a material defect in a Contract document.

  If so specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other things, that (i) immediately prior to the transfer and assignment of the Contracts, the Unaffiliated Seller had good title to, and was the sole owner of each Contract and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair,
(v) as of the date of such transfer, no Contract is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required in the Pooling and Servicing Agreement and that all premiums now due on such insurance have been paid in full.

  All of the representations and warranties of a seller in respect of a Contract will have been made as of the date on which such seller sold the Contract to the Depositor or its affiliate; the date such representations and warranties were made may be a date prior to the date of initial issuance of the related series of Certificates. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraph are the only representations and warranties that will be made by a seller, the seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Contract by the seller to the Depositor or its affiliate, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Contract. Nothing, however, has come to the Depositor's attention that would cause it to believe that the representations and warranties referred to in the preceding paragraph will not be accurate and complete in all material respects in respect of Contracts as of the date of initial issuance of the related series of Certificates.

  The only representations and warranties to be made for the benefit of Certificateholders in respect of any Contract relating to the period commencing on the date of sale of such Contract to the Depositor or its affiliate will be certain limited representations of the Depositor and of the Master Servicer described above under "The Trust Fund--The Contract Pools."

  If an Unaffiliated Seller cannot cure a breach of any representation or warranty made by it in respect of a Contract that materially and adversely affects the interest of the Certificateholders in such Contract within 90 days (or such other period specified in the related Prospectus Supplement) after notice from the Master Servicer, such Unaffiliated Seller will be obligated to repurchase such Contract at a price equal to the principal balance thereof as of the date of the repurchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued and unpaid interest to the first day of the month following repurchase, plus the amount of any unreimbursed Advances in respect of such Contract (the "Purchase Price"). The Master Servicer will be required under the applicable Pooling and

Servicing Agreement to enforce this obligation for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Contract. This repurchase obligation will constitute the sole remedy available to Certificateholders or the Trustee for a breach of representation by an Unaffiliated Seller.

  Neither the Depositor nor the Master Servicer will be obligated to purchase a Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to Contracts. However, to the extent that a breach of the representations and warranties of an Unaffiliated Seller may also constitute a breach of a representation made by the Depositor or the Master Servicer, the Depositor or the Master Servicer may have a purchase obligation as described above under "The Trust Fund--The Contract Pools."

SERVICING BY UNAFFILIATED SELLERS

  Each Unaffiliated Seller of a Mortgage Loan or a Contract may have the option to act as the Servicer (or Master Servicer) for such Mortgage Loan or Contract pursuant to a Servicing Agreement. A representative form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following description does not purport to be complete and is qualified in its entirety by reference to the form of Servicing Agreement and by the discretion of the Master Servicer or Depositor to modify the Servicing Agreement and to enter into different Servicing Agreements. The Pooling and Servicing Agreement provides that, if for any reason the Master Servicer for such Series of Certificates is no longer the Master Servicer of the related Mortgage Loans or Contracts, the Trustee or any successor master servicer must recognize the Servicer's rights and obligations under such Servicing Agreement.

  A Servicer may delegate its servicing obligations to third-party servicers, but continue to act as Servicer under the related Servicing Agreement. The Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and Obligors and remittance of such collections to the Master Servicer, maintenance of primary mortgage, hazard insurance, FHA insurance and VA guarantees and filing and settlement of claims thereunder, subject in certain cases to (a) the right of the Master Servicer to approve in advance any such settlement; (b) maintenance of escrow accounts of Mortgagors and Obligors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to terms of the related Mortgage Loan or the Obligor pursuant to the related Contract; (c) processing of assumptions or substitutions; (d) attempting to cure delinquencies; (e) supervising foreclosures or repossessions; (f) inspection and management of Mortgaged Properties, Cooperative Dwellings or Manufactured Homes under certain circumstances; and (g) maintaining accounting records relating to the Mortgage Loans and Contracts. A Servicer will also be obligated to make Advances in respect of delinquent installments of principal and interest on Mortgage Loans and Contracts (as described more fully below under "--Payments on Mortgage Loans" and "--Payments on Contracts"), and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors and Obligors.

  As compensation for its servicing duties, a Servicer will be entitled to amounts from payments with respect to the Mortgage Loans and Contracts serviced by it. The Servicer will also be entitled to collect and retain, as part of its servicing compensation, certain fees and late charges provided in the Mortgage Note or related instruments. The Servicer will be reimbursed by the Master Servicer for certain expenditures that it makes, generally to the same extent that the Master Servicer would be reimbursed under the applicable Pooling and Servicing Agreement.

  Each Servicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Servicer in its servicing capacity.

  Each Servicer will be required to service each Mortgage Loan or Contract pursuant to the terms of the Servicing Agreement for the entire term of such Mortgage Loan or Contract, unless the Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. If so specified in the Prospectus Supplement, the Master Servicer may terminate a Servicing Agreement upon 30 days' written notice to the Servicer, without cause, upon payment of an amount equal to the fair market value of the right to service the Mortgage Loans or Contracts serviced by any such Servicer under such Servicing Agreement, or if such fair market value cannot be determined, a specified percentage of the aggregate outstanding principal balance of all such Mortgage Loans or Contracts, or immediately upon the giving of notice upon certain stated events, including the violation of such Servicing Agreement by the Servicer.

  The Master Servicer may agree with a Servicer to amend a Servicing Agreement. The Master Servicer may also, at any time and from time to time, release servicing to third-party servicers, but continue to act as Master Servicer under the related Pooling and Servicing Agreement. Upon termination of a Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or Contracts or enter into one or more new Servicing Agreements. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Servicer that it replaces. If the Master Servicer enters into a new Servicing Agreement, each new Servicer must be an Unaffiliated Seller or meet the standards for becoming an Unaffiliated Seller or have such servicing experience that is otherwise satisfactory to the Master Servicer. The Master Servicer will make reasonable efforts to have the new Servicer assume liability for the representations and warranties of the terminated Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may, in the exercise of its business judgment, release the terminated Servicer from liability in respect of such representations and warranties. Any amendments to a Servicing Agreement or new Servicing Agreements may contain provisions different from those described above that are in effect in the original Servicing Agreements. However, the Pooling and Servicing Agreement with respect to a Series will provide that any such amendment or new agreement may not be inconsistent with or violate such Pooling and Servicing Agreement.

PAYMENTS ON MORTGAGE LOANS

  The Master Servicer will establish and maintain a separate account or accounts in the name of the Trustee (the "Certificate Account"), which must be maintained with a depository institution and in a manner acceptable to the Rating Agency rating the Certificates of a Series.

  If so specified in the applicable Prospectus Supplement, the Master Servicer, in lieu of establishing a Certificate Account, may establish a separate account or accounts in the name of the Trustee (the "Custodial Account") meeting the requirements set forth herein for the Certificate Account. In such a case, amounts in such Custodial Account, after making the required deposits and withdrawals specified below, shall be remitted to the Certificate Account maintained by the Trustee for distribution to Certificateholders in the manner set forth herein and in such Prospectus Supplement.

  In those cases where a Servicer is servicing a Mortgage Loan pursuant to a Servicing Agreement, the Servicer will establish and maintain an account (the "Servicing Account") that will comply with either the standards set forth above or, subject to the conditions set forth in the Servicing Agreement, be maintained with a depository, meeting the requirements of the Rating Agency rating the Certificates of the related Series, and that is otherwise acceptable to the Master Servicer. The Servicer will be required to deposit into the Servicing Account on a daily basis all amounts enumerated in the following paragraph in respect of the Mortgage Loans received by the Servicer, less its servicing compensation. On the date specified in the Servicing Agreement, the Servicer shall remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The Servicer will also be required to advance any monthly installment of principal and interest that was not timely received, less its servicing fee, provided that such requirement shall only apply to the extent such Servicer determines in good faith any such advance will be recoverable out of Insurance Proceeds, proceeds of the liquidation of the related Mortgage Loans or otherwise. Any payments or other amounts collected by a Special Servicer with respect to any Specially Serviced Mortgage Loans will be deposited by such Special Servicer as set forth in the related Prospectus Supplement.

  The Certificate Account may be maintained with a depository institution that is an affiliate of the Master Servicer. The Master Servicer will deposit in the Certificate Account for each Series of Certificates on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) in the manner set forth in the related Prospectus Supplement:

    (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans, net of any portion of such payments that represent unreimbursed or unrecoverable Advances made by the related Servicer;

    (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Servicer, if any, as its servicing fee;

    (iii) all proceeds of (A) any Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guarantee, Mortgagor Bankruptcy Bond or Pool Insurance Policy with respect to such Series of Certificates and any title, hazard or other insurance policy covering any of the Mortgage Loans included in the related Mortgage Pool (to the extent such proceeds are not applied to the restoration of the related property or released to the Mortgagor in accordance with customary servicing procedures) (collectively, "Insurance Proceeds") or any Alternative Credit Support established in lieu of any such insurance and described in the applicable Prospectus Supplement; and (B) all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, other than Insurance Proceeds, payments under the Letter of Credit or proceeds of any Alternative Credit Support, if any, with respect to such Series ("Liquidation Proceeds"), net of expenses of liquidation, unpaid servicing compensation with respect to such Mortgage Loans and unreimbursed or unrecoverable Advances made by the Servicers of the related Mortgage Loans;

    (iv) all payments under the Letter of Credit, if any, with respect to such Series;

    (v) all amounts required to be deposited therein from the Reserve Fund, if any, for such Series;

    (vi) any Advances made by a Servicer or the Master Servicer (as described herein under "--Advances");

    (vii) any Buy-Down Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account, as described below; and

    (viii) all proceeds of any Mortgage Loan repurchased by the Master Servicer, the Depositor, any Servicer or any Unaffiliated Seller (as described under "The Trust Fund--Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" or "--Assignment of Mortgage Loans" above or repurchased by the Depositor as described under "--Termination" below).

  With respect to each Buy-Down Loan, if so specified in the related Prospectus Supplement, the Master Servicer or the related Servicer will deposit the Buy-Down Funds with respect thereto in a custodial account complying with the requirements set forth above for the Certificate Account, which may be an interest-bearing account. The amount of such required deposits, together with investment earnings thereon at the rate specified in the applicable Prospectus Supplement, will provide sufficient funds to support the full monthly payments due on such Buy-Down Loan on a level debt service basis. Neither the Master Servicer nor the Depositor will be obligated to add to the Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans. To the extent that any such insufficiency is not recoverable from the Mortgagor under the terms of the related Mortgage Note, distributions to Certificateholders will be affected. With respect to each Buy-Down Loan, the Master Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account on or before each Distribution Date the amount, if any, for each Buy-Down Loan that, when added to the amount due on that date from the Mortgagor on such Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

  If the Mortgagor on a Buy-Down Loan prepays such loan in its entirety, or defaults on such loan and the Mortgaged Property is sold in liquidation thereof, during the period when the Mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the related Servicer will withdraw from the Buy-Down Fund and deposit in the Certificate Account the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan. In the event of a default with respect to which a claim, including accrued interest supplemented by amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, has been made, the Master Servicer or the related Servicer will pay an amount equal to the remaining amounts in the Buy-Down Fund with respect to the related Buy-Down Loan, to the extent the claim includes accrued interest supplemented by amounts in the Buy-Down Fund, to the related Pool Insurer or the insurer under the related Primary Insurance Policy (the "Primary Insurer") if the Mortgaged Property is transferred to the Pool Insurer or the Primary Insurer, as the case may be, which pays 100% of the related claim (including accrued interest and expenses) in respect of such default, to the L/C Bank in consideration of such payment under the related Letter of Credit, or to the guarantor or other person which pays the same pursuant to Alternative Credit Support described in the applicable Prospectus Supplement. In the case of any such prepaid or defaulted Buy-Down Loan the amounts in the Buy-Down Fund in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buy-Down Fund and remit to the Depositor or the Mortgagor, depending on the terms of the related buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

  If so specified in the Prospectus Supplement with respect to a Series, in lieu of, or in addition to the foregoing, the Depositor may deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for such Series, which shall be drawn upon by the Trustee in the manner and at the times specified in such Prospectus Supplement.

PAYMENTS ON CONTRACTS

  A Certificate Account meeting the requirements set forth under "Description of the Certificates--Payments on Mortgage Loans" will be established in the name of the Trustee.

  There will be deposited in the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Master Servicer on or before the Cut-off
Date):

    (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

    (ii) all Obligor payments on account of interest on the Contracts, net of the servicing fee;

    (iii) all Liquidation Proceeds received with respect to Contracts or property acquired in respect thereof by foreclosure or otherwise;

    (iv) all Insurance Proceeds received with respect to any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

    (v) any Advances made as described under "--Advances" and certain other amounts required under the Pooling and Servicing Agreement to be deposited in the Certificate Account;

    (vi) all amounts received from Credit Support provided with respect to a Series of Certificates;

    (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Master Servicer, the Depositor or otherwise as described above or under "--Termination" below; and

    (viii) all amounts, if any, required to be transferred to the Certificate Account from the Reserve Fund.

COLLECTION OF PAYMENTS ON MORTGAGE CERTIFICATES

  The Mortgage Certificates included in the Trust Fund with respect to a Series of Certificates will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Certificate by the second business day after the date on which such distribution was due and payable pursuant to the terms of such Mortgage Certificate, to request the issuer or guarantor, if any, of such Mortgage Certificate to make such payment as promptly as possible and legally permitted and to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses, the Trustee will notify such Certificateholders that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

DISTRIBUTIONS ON CERTIFICATES

  On each Distribution Date with respect to a Series of Certificates as to which credit support is provided by means other than the creation of a Subordinated Class or Subclasses and the establishment of a Reserve Fund, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute, or, if so specified in the applicable Prospectus Supplement, will withdraw from the Custodial Account funds on deposit therein and remit to the Trustee, who will distribute, such funds to Certificateholders of record on the applicable Record Date. Such distributions shall occur in the manner described herein under "Description of the Certificates--Distributions of Principal and Interest" and in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the Master Servicer will withdraw from the applicable Certificate Account funds on deposit therein and distribute them to the Trustee. Such funds shall consist of the aggregate of all previously undistributed payments on account of principal (including principal prepayments, if any) and interest received after the Cut-off Date and on or prior to the 20th day (or if such day is not a business day, the next preceding business day) of the month of such distribution or such other day as may be specified in the related Prospectus Supplement (in either case the "Determination Date"), except:

    (i) all payments that were due on or before the Cut-off Date;

    (ii) all principal prepayments received during the month of distribution and all payments of interest representing interest for the month of distribution or any portion thereof;

    (iii) all payments which represent early receipt (other than prepayments) of scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

    (iv) amounts received on particular Mortgage Loans or Contracts as late payments of principal or interest and respecting which the Master Servicer has made an unreimbursed Advance;

    (v) amounts representing reimbursement for other Advances which the Master Servicer has determined to be otherwise nonrecoverable and amounts representing reimbursement for certain losses and expenses incurred or Advances made by the Master Servicer and discussed below; and

    (vi) that portion of each collection of interest on a particular Mortgage Loan in such Mortgage Pool or on a particular Contract in such Contract Pool that represents (A) servicing compensation to the Master Servicer and, if applicable, the Special Servicer, (B) amounts payable to the entity or entities specified in the applicable Prospectus Supplement or permitted withdrawals from the Certificate Account out of payments under the Letter of Credit, if any, with respect to the Series, (C) related Insurance Proceeds or Liquidation Proceeds, (D) amounts in the Reserve Fund, if any, with respect to the Series or (E) proceeds of any Alternative Credit Support, each deposited in the Certificate Account to the extent described under "Description of the Certificates--Maintenance of Insurance Policies," "--Presentation of Claims," "--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Contracts" or in the applicable Prospectus Supplement.

  No later than the Business Day immediately preceding the Distribution Date for a Series of Certificates, or such other date as may be specified in the related Prospectus Supplement, the Master Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the next succeeding Distribution Date on account of principal and interest on the Mortgage Loans or Contracts, stated separately or the information enabling the Trustee to determine the amount of distribution to be made on the Certificates and a statement setting forth certain information with respect to the Mortgage Loans or Contracts.

  If so specified in the applicable Prospectus Supplement, the Trustee will establish and maintain the Certificate Account for the benefit of the holders of the Certificates of the related Series in which the Trustee shall deposit, as soon as practicable after receipt, each distribution made to the Trustee by the Master Servicer, as set forth above, with respect to the Mortgage Loans or Contracts, any distribution received by the Trustee with respect to the Mortgage Certificates, if any, included in the Trust Fund and deposits from any Reserve Fund or GPM Fund. If so specified in the applicable Prospectus Supplement, prior to making any distributions to Certificateholders, any portion of the distribution on the Mortgage Certificates that represents servicing compensation, if any, payable to the Trustee shall be deducted and paid to the Trustee.

  Funds on deposit in the Certificate Account may be invested in Eligible Investments maturing in general not later than the Business Day preceding the next Distribution Date. All income and gain realized from any such investment will be for the benefit of the Master Servicer, or such other entity as may be specified in the applicable Prospectus Supplement. The Master Servicer will be required to deposit the amount of any losses incurred with respect to such investments out of its own funds, when realized. The Certificate Account established pursuant to the Deposit Trust Agreement shall be a non-interest bearing account or accounts.

  The timing and method of distribution of funds in the Certificate Account to Classes or Subclasses of Certificates having differing terms, whether subordinated or not, to the extent not described herein, shall be set forth in the related Prospectus Supplement.

SPECIAL DISTRIBUTIONS

  To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of Multi-Class Certificates that do not provide for monthly Distribution Dates may receive Special Distributions in reduction of Stated Principal Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Trust Assets in the related Trust Fund and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Pooling and Servicing Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Subclasses may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes or Subclasses and (ii) the amount to be distributed in reduction of Stated Principal Balance or such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Principal Balance would be made on the next Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

  The Master Servicer or the Trustee will include with each distribution to Certificateholders of record of such Series, or within a reasonable time thereafter, a statement generally setting forth, among other things, the following information, if applicable (per each Certificate, as to (i) through (iii) or (iv) through (vi) below, as applicable):

    (i) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to principal of the Trust Assets, separately identifying the aggregate amount of any Principal Prepayments included therein, and the portion, if any, advanced by a Servicer or the Master Servicer;

    (ii) to each holder of a Certificate, other than a Multi-Class Certificate or Residual Certificate, the amount of such distribution allocable to interest on the related Trust Assets and the portion, if any, advanced by a Servicer or the Master Servicer;

    (iii) to each holder of a Certificate, the amount of servicing compensation with respect to the related Trust Assets and such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

    (iv) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Principal Balance are then being made, the amount of such interest distribution and distribution in reduction of Stated Principal Balance, and the Stated Principal Balance of each Class after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date or on any Special Distribution Date occurring subsequent to the last report;

    (v) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Principal Balance of Certificates outstanding of each Class or Subclass after giving effect to the distribution in reduction of Stated Principal Balance made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Principal Balance the Stated Principal Balance of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Compound Value of such Compound Interest Certificates on such Distribution Date;

    (vi) to each holder of a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest on such Distribution Date equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

      (a) the information contained in the report delivered pursuant to clause (v) above;

      (b) the interest accrued on such Class or Subclass of Compound Interest Certificates with respect to such Distribution Date and added to the Compound Value of such Compound Interest Certificate; and

      (c) the Stated Principal Balance of such Class or Subclass of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

    (vii) in the case of a series of Certificates with a variable Pass-Through Rate, the weighted average Pass-Through Rate applicable to the distribution in question;

    (viii) the amount or the remaining obligations of an L/C Bank with respect to a Letter of Credit, after giving effect to the declining amount available and any payments thereunder and other amounts charged thereto on the applicable Distribution Date, expressed as a percentage of the amount reported pursuant to (x) below, and the amount of coverage remaining under the Pool Insurance Policy, Special Hazard Insurance Policy, Mortgagor Bankruptcy Bond, or Reserve Fund as applicable, in each case, as of the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

    (ix) in the case of a Series of Certificates benefiting from the Alternative Credit Support described in the related Prospectus Supplement, the amount of coverage under such Alternative Credit Support as of the close of business on the applicable Determination Date, after giving effect to any amounts with respect thereto distributed to Certificateholders on the Distribution Date;

    (x) the aggregate scheduled principal balance of the Trust Assets as of a date not earlier than such Distribution Date after giving effect to payments of principal distributed to Certificateholders on the Distribution Date;

    (xi) the book value of any collateral acquired by the Mortgage Pool or Contract Pool through foreclosure, repossession or otherwise;

    (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two months delinquent; and

    (xiii) the remaining balance, if any, in the Pre-Funding Account.

  In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer, or the Trustee, if specified in the applicable Prospectus Supplement, will cause to be furnished to each Certificateholder of record at any time during such calendar year a report as to the aggregate of amounts reported pursuant to (i) through (iii) or (iv) through (vi) above and such other information as in the judgment of the Master Servicer or the Trustee, as the case may be, is needed for the Certificateholder to prepare its tax return, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year.

ADVANCES

  If so specified in the related Prospectus Supplement, each Servicer and the Master Servicer (with respect to Mortgage Loans or Contracts serviced by it and with respect to Advances required to be made by the Servicers that were not so made) will be obligated to advance funds in an amount equal to the aggregate scheduled installments of payments of principal and interest (as reduced by the servicing fee) that were due on the Due Date with respect to a Mortgage Loan or Contract and that were delinquent (including any payments that have been deferred by the Servicer or the Master Servicer) as of the close of business on the date specified in the Pooling and Servicing Agreement, to be remitted no later than the close of business on the business day immediately preceding the Distribution Date, subject to their respective determinations that such advances are reimbursable under any Letter of Credit, Pool Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, from the proceeds of Alternative Credit Support, from cash in the Reserve Fund, the Servicing or Certificate Accounts or otherwise. In making such advances, the Servicers and Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the Certificateholders, rather than to guarantee or insure against losses. Any such Advances are reimbursable to the Servicer or Master Servicer out of related recoveries on the Mortgage Loans respecting which such amounts were advanced. In addition, such Advances are reimbursable from cash in the Reserve Fund, the Servicing or Certificate Accounts to the extent that the Servicer or the Master Servicer, as the case may be, shall determine that any such Advances previously made are not ultimately recoverable. The Servicers and the Master Servicer generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, Property Protection Expenses not paid by Mortgagors or Obligors on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney's fees. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Prospectus Supplement. Funds so advanced are reimbursable out of recoveries on the related Mortgage Loans. This right of reimbursement for any Advance will be prior to the rights of the Certificateholders to receive any amounts recovered with respect to such Mortgage Loans or Contracts. If so specified in the applicable Prospectus Supplement, the Servicers and the Master Servicer will also be required to advance an amount necessary to provide a full month's interest (adjusted to the applicable Pass-Through Rate) in connection with full or partial prepayments, liquidations, defaults and repurchases of the Mortgage Loans or Contracts. Any such Advances will not be reimbursable to the Servicers or the Master Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. If so specified in the related Prospectus Supplement, the Master Servicer may subcontract the servicing of all or a portion of the Mortgage Loans to one or more Servicers and may subcontract the servicing of certain Commercial Mortgage Loans, Multifamily Mortgage Loans and/or Mixed-Use Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") to a special servicer (the "Special Servicer"), and certain information with respect to the Special Servicer will be set forth in such Prospectus Supplement. Such Servicers and any Special Servicer may be an affiliate of the Depositor and may have other business relationships with Depositor and its affiliates.

  The Master Servicer, directly or through the Servicers or a Special Servicer, as the case may be, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable Letter of Credit, Pool Insurance Policy, Special Hazard Insurance Policy, Primary Mortgage Insurance Policy, Mortgagor Bankruptcy Bond, or Alternative Credit Support, follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Mortgage Loans or Contracts, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. Consistent with the above, the Master Servicer may, in its discretion, waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan or Contract or extend the due dates for payments due on a Mortgage Note or Contract for a period of not greater than 270 days, provided that the insurance coverage for such Mortgage Loan or Contract or the coverage provided by any Letter of Credit or any Alternative Credit Support, will not be adversely affected.

  Under the Pooling and Servicing Agreement, the Master Servicer, either directly or through Servicers or a Special Servicer, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which Mortgages or Obligors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items. This obligation may be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account, and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to Mortgagors or Obligors amounts determined to be overages, to pay interest to Mortgagors or Obligors on balances in the Escrow Account, if required, and to clear and terminate such account. The Master Servicer will be responsible for the administration of each Escrow Account and will be obliged to make advances to such accounts when a deficiency exists therein. Alternatively, in lieu of establishing an Escrow Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

MAINTENANCE OF INSURANCE POLICIES

  To the extent that the applicable Prospectus Supplement does not expressly provide for a method of credit support described below under "Credit Support" or for Alternative Credit Support in lieu of some or all of the insurance coverage set forth below, the following paragraphs on insurance shall apply.

STANDARD HAZARD INSURANCE

  To the extent specified in a related Prospectus Supplement, the terms of each Servicing Agreement will require the Servicer or the Special Servicer (if applicable) to cause to be maintained for each Mortgage Loan or Contract that it services (and the Master Servicer will be required to maintain for each Mortgage Loan or Contract serviced by it directly) a policy of standard hazard insurance (a "Standard Hazard Insurance Policy") covering the Mortgaged Property underlying such Mortgage Loan or Manufactured Home underlying such Contract in an amount at least equal to the maximum insurable value of the improvements securing such Mortgage Loan or Contract or the principal balance of such Mortgage Loan or Contract, whichever is less. Each Servicer, the Special Servicer (if applicable) or the Master Servicer, as the case may be, shall also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan or Contract, a Standard Hazard Insurance Policy in an amount that is at least equal to the maximum insurable value of the improvements that are a part of the Mortgaged Property or Manufactured Home. Any amounts collected by the Servicer, the Special Servicer (if applicable) or the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) shall be deposited in the related Servicing Account for deposit in the Certificate Account or, in the case of the Master Servicer, shall be deposited directly into the Certificate Account. Any cost incurred in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan or Contract, notwithstanding that the terms of the Mortgage Loan or Contract may so permit. Such cost shall be recoverable by the Servicer or the Special Servicer (if applicable) only by withdrawal of funds from the Servicing Account or by the Master Servicer only by withdrawal from the Certificate Account, as described in the Pooling and Servicing Agreement. No earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a Mortgage Loan or Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the Mortgaged Property or Manufactured Home is located at the time of origination of the Mortgage Loan or Contract in a federally designated flood area, the related Servicer or the Special Servicer (if applicable) (or the Master Servicer, in the case of each Mortgage Loan or Contract serviced by it directly) will cause flood insurance to be maintained, to the extent available, in those areas where flood insurance is required under the National Flood Insurance Act of 1968, as amended.

  The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

  The Pooling and Servicing Agreement will require the Master Servicer to perform the aforementioned obligations of the Servicer in the event the Servicer fails to do so. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related Mortgage Loans or Contracts, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each Mortgage Loan or Contract that it services. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

  Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans or Contracts may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged Mortgaged Property or Manufactured Home. See "Description of Insurance--Special Hazard Insurance Policies" for a description of the limited protection afforded by a Special Hazard Insurance Policy against losses occasioned by certain hazards that are otherwise uninsured against as well as against losses caused by the application of the coinsurance provisions contained in the Standard Hazard Insurance Policies.

  With respect to Mortgage Loans secured by Commercial Property, Mixed-Use Property and Multi-Family Property, certain additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Pooling and Servicing Agreement may require the Master Servicer to maintain public liability insurance with respect to any related REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the related Mortgage Loan where the terms of such Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer from the Certificate Account, with interest thereon, as provided by the Agreement.

SPECIAL HAZARD INSURANCE

  If so specified in the related Prospectus Supplement, the Master Servicer will be required to exercise its best reasonable efforts to maintain the Special Hazard Insurance Policy, if any, with respect to a Series of Certificates in full force and effect, unless coverage thereunder has been exhausted through payment of claims, and will pay the premium for the Special Hazard Insurance Policy on a timely basis; provided, however, that the Master Servicer shall be under no such obligation if coverage under the Pool Insurance Policy with respect to such Series has been exhausted. In the event that the Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of the Special Hazard Insurance Policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated Special Hazard Insurance Policy, the amount of coverage under the replacement Special Hazard Insurance Policy may be reduced to a level such that the applicable premium will not exceed the cost of the Special Hazard Insurance Policy that was replaced. Certain characteristics of the Special Hazard Insurance Policy are described under "Description of Insurance--Special Hazard Insurance Policies."

POOL INSURANCE

  To the extent specified in a related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Pool Insurance Policy with respect to a Series of Certificates in effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Pool Insurance Policy on a timely basis. In the event that the Pool Insurer ceases to be a qualified insurer because it is not qualified to transact a mortgage guaranty insurance business under the laws of the state of its principal place of business or any other state which has jurisdiction over the Pool Insurer in connection with the Pool Insurance Policy, or if the Pool Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain a replacement policy of pool insurance comparable to the Pool Insurance Policy and may obtain, under the circumstances described above with respect to the Special Hazard Insurance Policy, a replacement policy with reduced coverage. In the event the Pool Insurer ceases to be a qualified insurer because it is not approved as an insurer by FHLMC, FNMA or any successors thereto, the Master Servicer will agree to review, not less often than monthly, the financial condition of the Pool Insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized and, if so, will exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy under the above-stated limitations. Certain characteristics of the Pool Insurance Policy are described under "Description of Insurance--Pool Insurance Policies."

PRIMARY MORTGAGE INSURANCE

  To the extent specified in the related Prospectus Supplement, the Master Servicer will be required to keep in force and effect for each Mortgage Loan secured by Single Family Property serviced by it directly, and each Servicer of a Mortgage Loan secured by Single Family Property will be required to keep in full force and effect with respect to each such Mortgage Loan serviced by it, in each case to the extent required by the underwriting standards of the Depositor, a Primary Mortgage Insurance Policy issued by a qualified insurer (the "Primary Mortgage Insurer") with regard to each Mortgage Loan for which such coverage is required pursuant to the applicable Servicing Agreement and the Pooling and Servicing Agreement and to act on behalf of the Trustee (the "Insured") under each such Primary Mortgage Insurance Policy. Neither the Servicer nor the Master Servicer will cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the date of the initial issuance of a Series of Certificates that is required to be kept in force under the Pooling and Servicing Agreement or applicable Servicing Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency rating the Certificates. See "Description of Insurance--Primary Mortgage Insurance Policies."

MORTGAGOR BANKRUPTCY BOND

  If so specified in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain a Mortgagor Bankruptcy Bond for a Series of Certificates in full force and effect throughout the term of the Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims, and will pay the premiums for such Mortgagor Bankruptcy Bond on a timely basis. At the request of the Depositor, coverage under a Mortgagor Bankruptcy Bond will be cancelled or reduced by the Master Servicer to the extent permitted by the Rating Agency rating the related Series of Certificates, provided that such cancellation or reduction does not adversely affect the then current rating of such Series. See "Description of Insurance--Mortgagor Bankruptcy Bond."

PRESENTATION OF CLAIMS

  The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to HUD, the VA, the Pool Insurer, the Special Hazard Insurer, the issuer of the Mortgagor Bankruptcy Bond, and each Primary Mortgage Insurer, as applicable, and take such reasonable steps as are necessary to permit recovery under such insurance policies or Mortgagor Bankruptcy Bond, if any, with respect to a Series concerning defaulted Mortgage Loans or Contracts or Mortgage Loans or Contracts that are the subject of a bankruptcy proceeding. All collections by the Master Servicer under any FHA insurance or VA guarantee, any Pool Insurance Policy, any Primary Mortgage Insurance Policy or any Mortgagor Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described. In those cases in which a Mortgage Loan or Contract is serviced by a Servicer, the Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the applicable Primary Mortgage Insurer and to the FHA and the VA, as applicable, and all collections thereunder shall be deposited in the Servicing Account, subject to withdrawal, as set forth above, for deposit in the Certificate Account.

  If any property securing a defaulted Mortgage Loan or Contract is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, neither the related Servicer nor the Master Servicer, as the case may be, will be required to expend its own funds to restore the damaged property unless it determines, and, in the case of a determination by a Servicer, the Master Servicer agrees,
(i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan or Contract after reimbursement of the expenses incurred by the Servicer or the Master Servicer, as the case may be, and (ii) that such expenses will be recoverable through proceeds of the sale of the Mortgaged Property or proceeds of any related Pool Insurance Policy, any related Primary Mortgage Insurance Policy or otherwise.

  If recovery under a Pool Insurance Policy or any related Primary Mortgage Insurance Policy is not available because the related Servicer or the Master Servicer has been unable to make the above determinations or otherwise, the Servicer or the Master Servicer is nevertheless obligated to follow such normal practices and procedures as are deemed necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property or Manufactured Home are less than the principal balance of the defaulted Mortgage Loan or Contract, respectively, plus interest accrued thereon at the Pass-Through Rate, and if coverage under any other method of credit support with respect to such Series is exhausted, the related Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer or the Master Servicer in connection with such proceedings and which are reimbursable under the related Servicing Agreement or the Pooling and Servicing Agreement. In the event that any such proceedings result in a total recovery that is, after reimbursement to the Servicer or the Master Servicer of its expenses, in excess of the principal balance of the related Mortgage Loan or Contract, together with accrued and unpaid interest thereon at the applicable Pass-Through Rates, the Servicer and the Master Servicer will be entitled to withdraw amounts representing normal servicing compensation on such Mortgage Loan or Contract from the Servicing Account or the Certificate Account, as the case may be.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION
UPON DEFAULTED MORTGAGE LOANS

  Each Servicing Agreement and the Pooling and Servicing Agreement with respect to Certificates representing interests in a Mortgage Pool will provide that, when any Mortgaged Property has been conveyed by the borrower, such Servicer or the Master Servicer, as the case may be, will, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto, if any, unless it reasonably believes that such enforcement is not exercisable under applicable law or regulations, would result in loss of insurance coverage with respect to such Mortgage Loan or would not be in the best interest of the related Series of Certificateholders. In any such case, where the due-on-sale clause will not be exercised, the Servicer or the Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any Pool Insurance Policy and any related Primary Mortgage Insurance Policy. In the case of an FHA Loan, such an assumption can occur only with HUD approval of the substitute Mortgagor. Each Servicer and the Master Servicer will also be authorized, with the prior approval of the Insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note.

  Under the Servicing Agreements and the Pooling and Servicing Agreement, the Servicer or the Master Servicer, as the case may be, will foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer or the Master Servicer will follow such practices and procedures as are deemed necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and in accordance with FNMA guidelines, except when, in the case of FHA or VA Loans, applicable regulations require otherwise. However, neither the Servicer nor the Master Servicer will be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines and, in the case of a determination by a Servicer, the Master Servicer agrees (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds, Insurance Proceeds, payments under the Letter of Credit, or amounts in the Reserve Fund, if any, with respect to the related Series, or otherwise.

  Any prospective purchaser of a Cooperative Dwelling will generally be required to obtain the approval of the board of directors of the related Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Mortgage Loans--Foreclosure" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

  The market value of any Commercial Property, Multifamily Property or Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial or dwelling units. Since a default on a Mortgage Loan secured by Commercial Property, Multifamily Property or Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Mortgage Loan, it can be anticipated that the market value of such property will be less than was anticipated when such Mortgage Loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund. With respect to Multifamily

Property consisting of an apartment building owned by a Cooperative, the Cooperative's ability to meet debt service obligations on the Mortgage Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The Cooperative's ability to pay the principal amount of the Mortgage Loan at maturity may depend on its ability to refinance the Mortgage Loan. The Depositor, the Unaffiliated Seller and the Master Servicer will have no obligation to provide refinancing for any such Mortgage Loan. The Master Servicer or Servicer will treat a defaulted Mortgage Loan as having been finally liquidated after all liquidation proceeds, insurance proceeds and other amounts that the Master Servicer or Servicer expects to receive in connection with the liquidation have been received. Any shortfall between the unpaid principal balance and accrued interest on the Mortgage Loan, after application of all liquidation proceeds, insurance proceeds and other amounts received in connection with the liquidation, net of reimbursable costs and expenses, including Advances (a "Realized Loss"), will be allocated to the Certificates in the manner set forth in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, amounts received after a Realized Loss has been allocated to the Certificates will not be distributed to the Certificateholders.

ENFORCEMENT OF "DUE-ON-SALE" CLAUSES;
REALIZATION UPON DEFAULTED CONTRACTS

  Each Servicing Agreement and Pooling and Servicing Agreement with respect to Certificates representing interests in a Contract Pool will provide that, when any Manufactured Home securing a Contract is about to be conveyed by the Obligor, the Master Servicer, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless it is not exercisable under applicable law. In such case, the Master Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and, unless determined to be materially adverse to the interests of Certificateholders, with the prior approval of the Pool Insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original Obligor is released from liability and such person is substituted as Obligor and becomes liable under the Contract. Where authorized by the Contract, the APR may be increased, upon assumption, to the then-prevailing market rate, but shall not be decreased.

  Under the Servicing Agreement or the Pooling and Servicing Agreement, the Master Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Manufactured Homes as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer or Master Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract servicing activities. The Servicer or Master Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines (i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through liquidation proceeds or through insurance proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  Under the Pooling and Servicing Agreement for a Series of Certificates, the Depositor or the person or entity specified in the related Prospectus Supplement and any Master Servicer will be entitled to receive an amount described in such Prospectus Supplement. The Master Servicer's primary compensation generally will be equal to the difference, with respect to each interest payment on a Mortgage Loan, between the Mortgage Rate and the Pass-Through Rate for the related Mortgage Pool and with respect to each interest payment on a Contract, between the APR and the Pass-Through Rate for the related Contract (less any servicing compensation payable to the Servicer of the related Mortgage Loan or Contract, if any, as set forth below, and the amount, if any, payable to the Depositor or to the person or entity specified in the applicable Prospectus Supplement). As compensation for its servicing duties, a Servicer will be entitled to receive a monthly servicing fee in the amount specified in the related Servicing Agreement. Such servicing compensation shall be payable by withdrawal from the related Servicing Account prior to deposit in the Certificate Account. Each Servicer (with respect to the Mortgage Loans or Contracts serviced by it) and the Master Servicer will be entitled to servicing compensation out of Insurance Proceeds, Liquidation Proceeds, or Letter of Credit payments. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account. If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the exact amount and calculation of the fee payable to the Special Servicer will be set forth in the related Prospectus Supplement and Pooling and Servicing Agreement.

  The Servicers, any Special Servicer and the Master Servicer will pay certain expenses incurred in connection with the servicing of the Mortgage Loans or Contracts, including, without limitation, payment of the Insurance Policy premiums and, in the case of the Master Servicer, fees or other amounts payable for any Alternative Credit Support, payment of the fees and disbursements of the Trustee (and any custodian selected by the Trustee), the Certificate Register and independent accountants and payment of expenses incurred in enforcing the obligations of Servicers and Unaffiliated Sellers. Certain of these expenses may be reimbursable pursuant to the terms of the Pooling and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of any Special Servicer, Servicers and Unaffiliated Sellers under certain limited circumstances.

  As set forth in the preceding section, the Servicers, any Special Servicer and the Master Servicer will be entitled to reimbursement for certain expenses incurred by them in connection with the liquidation of defaulted Mortgage Loans or Contracts. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are fully paid under the Letter of Credit, if any, the related insurance policies, from amounts in the Reserve Fund or under any applicable Alternative Credit Support described in a Prospectus Supplement. In the event, however, that claims are either not made or fully paid under such Letter of Credit, Insurance Policies or Alternative Credit Support, or if coverage thereunder has ceased, or if amounts in the Reserve Fund are not sufficient to fully pay such losses, the related Trust Fund will suffer a loss to the extent that the proceeds of the liquidation proceedings, after reimbursement of the expenses of the Servicers or the Master Servicer, as the case may be, are less than the principal balance of the related Mortgage Loan or Contract. In addition, the Servicers, a Special Servicer and the Master Servicer will be entitled to reimbursement of expenditures incurred by them in connection with the restoration of a Mortgaged Property, Cooperative Dwelling or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive any payments under the Letter of Credit, or from any related Insurance Proceeds, Liquidation Proceeds, amounts in the Reserve Fund or any proceeds of Alternative Credit Support.

  Under the Deposit Trust Agreement, the Trustee will be entitled to deduct, from distributions of interest with respect to the Mortgage Certificates, a specified percentage of the unpaid principal balance of each Mortgage Certificate as servicing compensation. The Trustee shall be required to pay all expenses, except as expressly provided in the Deposit Trust Agreement, subject to limited reimbursement as provided therein.

EVIDENCE AS TO COMPLIANCE

  The Master Servicer will deliver to the Depositor and the Trustee, on or before the date specified in the Pooling and Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer and the Servicers during the preceding calendar year and of its performance under the Pooling and Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer and each Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement and the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Mortgage Loans or Contract, conducted in accordance with generally accepted accounting principles in the mortgage banking industry, the servicing of the Mortgage Loans or Contract was conducted in compliance with the provisions of the Pooling and Servicing Agreement and the Servicing Agreements, except for such exceptions as such firm believes it is required to report.

CERTAIN MATTERS REGARDING THE MASTER SERVICER,
THE DEPOSITOR, THE TRUSTEE AND THE SPECIAL SERVICER

  The Master Servicer under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The entity acting as Master Servicer may be an Unaffiliated Seller and have other normal business relationships with the Depositor and/or affiliates of the Depositor and may be an affiliate of the Depositor. In the event there is no Master Servicer under a Pooling and Servicing Agreement, all servicing of Mortgage Loans or Contracts will be performed by a Servicer pursuant to a Servicing Agreement.

  The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement.

  The Trustee under each Pooling and Servicing Agreement or Deposit Trust Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or its affiliates and with the Master Servicer and/or its affiliates.

  The Trustee may resign from its obligations under the Pooling and Servicing Agreement at any time, in which event a successor trustee will be appointed. In addition, the Depositor may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement or if the Trustee becomes insolvent, at which time the Depositor will become obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing voting rights aggregating not less than 50% of the voting rights evidenced by the Certificates of such Series. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor Trustee.

  The Trustee may resign at any time from its obligations and duties under the Deposit Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Depositor, mailing a copy of a notice of resignation to all Certificateholders then of record, and appointing a qualified successor trustee. No such resignation will become effective until the successor trustee has assumed the Trustee's obligations and duties under the Deposit Trust Agreement.

  Each Pooling and Servicing Agreement and Deposit Trust Agreement will also provide that neither the Depositor nor the Master Servicer nor any director, officer, employee or agent of the Depositor or the Master Servicer or the Trustee, or any responsible officers of the Trustee will be under any liability to the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Master Servicer or the Trustee nor any such person will be protected against, in the case of the Master Servicer and the Depositor, any breach of representations or warranties made by them, and in the case of the Master Servicer, the Depositor and the Trustee, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. Each Pooling and Servicing Agreement and Deposit Trust Agreement will further provide that the Depositor, the Master Servicer and the Trustee and any director, officer and employee or agent of the Depositor, the Master Servicer or the Trustee shall be entitled to indemnification, by the Trust Fund in the case of the Depositor and Master Servicer and by the Master Servicer in the case of the Trustee and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the applicable Agreement or the Certificates and in the case of the Trustee, resulting from any error in any tax or information return prepared by the Master Servicer or from the exercise of any power of attorney granted pursuant to the Pooling and Servicing Agreement, other than any loss, liability or expense related to any specific Mortgage Loan, Contract or Mortgage Certificate (except any such loss, liability or expense otherwise reimbursable pursuant to the applicable Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their duties thereunder or by reason of reckless disregard of their obligations and duties thereunder. In addition, each Agreement will provide that neither the Depositor nor the Master Servicer, as the case may be, will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Depositor or the Master Servicer may, however, in their discretion, undertake any such action deemed by them necessary or desirable with respect to the applicable Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of the Certificate Account.

  If the Master Servicer subcontracts the servicing of Specially Serviced Mortgage Loans to a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Prospectus Supplement and Pooling and Servicing Agreement.

DEFICIENCY EVENT

  To the extent a deficiency event is specified in the related Prospectus Supplement, a deficiency event (a "Deficiency Event") with respect to the Certificates of each Series may be defined in the Pooling and Servicing Agreement as being the inability of the Trustee to distribute to holders of one or more Classes of Certificates of such Series, in accordance with the terms thereof and the Pooling and Servicing Agreement, any distribution of principal or interest thereon when and as distributable, in each case because of the insufficiency for such purpose of the funds then held in the related Trust Fund.

  To the extent a deficiency event is specified in the related Prospectus Supplement, upon the occurrence of a Deficiency Event, the Trustee is required to determine whether or not the application on a monthly basis (regardless of the frequency of regular Distribution Dates) of all future scheduled payments on the Mortgage Loans, Contracts and Mortgage Certificates included in the related Trust Fund and other amount receivable with respect to such Trust Fund towards payments on such Certificates in accordance with the priorities as to distributions of principal and interest set forth in such Certificates will be sufficient to make distributions of interest at the applicable Interest Rates and to distribute in full the principal balance of each such Certificate on or before the latest Final Distribution Date of any outstanding Certificates of such Series.

  To the extent a deficiency event is specified in the related Prospectus Supplement, the Trustee will obtain and rely upon an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to such Trust Fund to make such distributions on the Certificates, which opinion or report will be conclusive evidence as to such sufficiency. Pending the making of any such determination, distributions on the Certificates shall continue to be made in accordance with their terms.

  To the extent a deficiency event is specified in the related Prospectus Supplement, in the event that the Trustee makes a positive determination, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of fees and expenses of the Trustee and accountants for the Trust Fund) to distributions on the Certificates of such Series in accordance with their terms, except that such distributions shall be made monthly and without regard to the amount of principal that would otherwise be distributable on any Distribution Date. Under certain circumstances following such positive determination, the Trustee may resume making distributions on such Certificates expressly in accordance with their terms.

  To the extent a deficiency event is specified in the related Prospectus Supplement, if the Trustee is unable to make the positive determination described above, the Trustee will apply all amounts received in respect of the related Trust Fund (after payment of Trustee and accountants' fees and expenses) to monthly distributions on the Certificates of such series pro rata, without regard to the priorities as to distribution of principal set forth in such Certificates, and such Certificates will, to the extent permitted by applicable law, accrue interest at the highest Interest Rate borne by any Certificate of such Series, or in the event any Class of such Series shall accrue interest at a floating rate, at the weighted average Interest Rate, calculated on the basis of the maximum interest rate applicable to the Class having such floating interest rate and on the original principal amount of the Certificates of that Class. In such event, the holders of a majority in outstanding principal balance of such Certificates may direct the Trustee to sell the related Trust Fund, any such direction being irrevocable and binding upon the holders of all Certificates of such Series and upon the owners of the residual interests in such Trust Fund. In the absence of such a direction, the Trustee may not sell all or any portion of such Trust Fund.

EVENTS OF DEFAULT

  Events of Default under each Pooling and Servicing Agreement will include:
(i) any failure to make a specified payment which continues unremedied, in most cases, for five business days after the giving of written notice; (ii) any failure by the Trustee, the Servicer or the Master Servicer, as applicable, duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which failure shall continue for 60 days (15 days in the case of a failure to pay the premium for any insurance policy) or any breach of any representation and warranty made by the Master Servicer or the Servicer, if applicable, which continues unremedied for 120 days after the giving of written notice of such failure or breach; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer or a Servicer, as applicable.

RIGHTS UPON EVENT OF DEFAULT

  So long as an Event of Default with respect to a Series of Certificates remains unremedied, the Depositor, the Trustee or the holders of Certificates evidencing not less than the percentage of the voting rights evidenced by the Certificates of such Series specified in the Pooling and Servicing Agreement may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and Contracts and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or, if the Depositor so notifies the Trustee and the Master Servicer, the Depositor or its designee, will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a successor master servicer. Pending such appointment, the Trustee (unless prohibited by law from so acting) shall be obligated to act in such capacity. The Trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, which in no event may be greater than the compensation to the Master Servicer under the Pooling and Servicing Agreement.

AMENDMENT

  Each Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Certificateholder of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Master Servicer and the Trustee with the consent of holders of Certificates evidencing not less than 66 2/3% of the voting rights evidenced by the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans and Contracts are required to be distributed with respect to any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of the Senior Certificates, if any, of a Series in a manner other than that set forth in (i) above without the consent of the holders of the Senior Certificates of such Subclass evidencing not less than 66 2/3% of such Class or Subclass, (iii) adversely affect in any material respect the interests of the holders of the Subordinated Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Subordinated Certificates evidencing not less than 66 2/3% of such Class or Subclass, or (iv) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of the Class affected thereby.

  The Deposit Trust Agreement for a Series may be amended by the Trustee and the Depositor without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein that may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising thereunder that are not inconsistent with any other provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect the interests of any Certificateholders of that Series in any material respect. The Deposit Trust Agreement for each Series may also be amended by the Trustee and the Depositor with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of the Certificates of such Series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Certificateholders of that Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, or change the manner in which payments received on Mortgage Certificates are required to be distributed in respect of any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Series then outstanding.

TERMINATION

  The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (a) the repurchase of all Mortgage Loans or Contracts and all property acquired by foreclosure of any such Mortgage Loan or Contract and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) the payment to the Certificateholders of all amounts held by the Master Servicer and required to be paid to them pursuant to such Pooling and Servicing Agreement. The obligations created by the Deposit Trust Agreement for a Series of Certificates will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to such Deposit Trust Agreement. In no event, however, will the trust created by either such Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series of Certificates, the Master Servicer will give written notice of termination of the applicable Agreement of each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. After termination of the applicable Agreement, the Certificates will no longer accrue interest, and the only obligation of the Trust Fund thereafter will be to pay principal and accrued interest that was available to be paid on the date of termination, upon surrender of such Certificates. The Trust Fund and the Certificateholders will have no obligation to the purchaser of the Trust Assets with respect to the Trust Assets so purchased.

  If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Depositor or such other person as may be specified in the Prospectus Supplement to repurchase from the Trust Fund for such Series all remaining Mortgage Loans or

Contracts subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the repurchase price will be equal to (a) the aggregate principal balance of the Mortgage Loans outstanding (including Mortgage Loans that have been foreclosed upon if the liquidation proceeds have not yet been distributed), plus accrued and unpaid interest thereon, or (b) the aggregate outstanding principal balance of and accrued and unpaid interest on the Mortgage Loans outstanding, plus the fair market value of any Mortgaged Property acquired in foreclosure or deed-in-lieu of foreclosure if the liquidation proceeds in respect of such property have not yet been received by or on behalf of the Trust Fund. The purchase price described in clause (b) above could result on one or more classes of Certificates receiving less than their outstanding principal and accrued interest if the fair market value of the property is less than the outstanding principal and accrued interest on the related Mortgage Loan. In the event that the Depositor elects to treat the related Trust Fund as a REMIC under the Code, any such repurchase will be effected in compliance with the requirements of Section 860F(a)(4) of the Code, in order to constitute a "qualifying liquidation" thereunder. The exercise of any such right will effect early retirement of the Certificates of that Series, but the right so to repurchase may be effected only on or after the aggregate principal balance of the Mortgage Loans or Contracts for such Series at the time of repurchase is less than a specified percentage (not greater than 10%) of the aggregate principal balance at the Cut-off Date for the Series, or on or after the date set forth in the related Prospectus Supplement.

                                CREDIT SUPPORT

  Credit support for a Series of Certificates may be provided by one or more Letters of Credit, the issuance of Subordinated Classes or Subclasses of Certificates (which may, if so specified in the related Prospectus Supplement, be issued in notional amounts) the provision for shifting interest credit enhancement, the establishment of a Reserve Fund, the method of Alternative Credit Support specified in the applicable Prospectus Supplement, or any combination of the foregoing, in addition to, or in lieu of, the insurance arrangements set forth below under Description of Insurance. The amount and method of credit support will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

LETTERS OF CREDIT

  The Letters of Credit, if any, with respect to a Series of Certificates will be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C Bank"). The maximum obligation of the L/C Bank under the Letter of Credit will be to honor requests for payment thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage of the aggregate principal balance on the related Cut-off Date of the Mortgage Loans or Contracts evidenced by each Series (the "L/C Percentage") specified in the Prospectus Supplement for such Series. The duration of coverage and the amount and frequency of any reduction in coverage provided by the Letter of Credit with respect to a Series of Certificates will be in compliance with the requirements established by the Rating Agency rating such Series and will be set forth in the Prospectus Supplement relating to such Series of Certificates. The amount available under the Letter of Credit in all cases shall be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the Letter of Credit for each Series of Certificates will expire 30 days after the latest of the scheduled final maturity dates of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool or the repurchase of all Mortgage Loans or Contracts in the Mortgage Pool or Contract Pool in the circumstances specified above. See "Description of the Certificates--Termination."

  If so specified in the applicable Prospectus Supplement, under the Pooling and Servicing Agreement, the Master Servicer will be required not later than three business days prior to each Distribution Date to determine whether a payment under the Letter of Credit will be necessary on the Distribution Date and will, no later than the third business day prior to such Distribution Date, advise the L/C Bank and the Trustee of its determination, setting forth the amount of any required payment. On the Distribution Date, the L/C Bank will be required to honor the Trustee's request for payment thereunder in an amount equal to the lesser of (A) the remaining amount available under the Letter of Credit and (B) the outstanding principal balances of any Liquidating Loans to be assigned on such Distribution Date (together with accrued and unpaid interest thereon at the related Mortgage Rate or APR to the related Due Date). The proceeds of such payments under the Letter of Credit will be deposited into the Certificate Account and will be distributed to Certificateholders, in the manner specified in the related Prospectus Supplement, on such Distribution Date, except to the extent of any unreimbursed Advances, servicing compensation due to the Servicers and the Master Servicer and other amounts payable to the Depositor or the person or entity named in the applicable Prospectus Supplement therefrom.

  If at any time the L/C Bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a Liquidating Loan, it will be entitled to receive an assignment by the Trustee of such Liquidating Loan, and the L/C Bank will thereafter own such Liquidating Loan free of any further obligation to the Trustee or the Certificateholders with respect thereto. Payments made to the Certificate Account by the L/C Bank under the Letter of Credit with respect to such a Liquidating Loan will be reimbursed to the L/C Bank only from the proceeds (net of liquidation costs) of such Liquidating Loan. The amount available under the Letter of Credit will be increased to the extent it is reimbursed for such payments.

  To the extent the proceeds of liquidation of a Liquidating Loan acquired by the L/C Bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the L/C Bank will be entitled to retain such proceeds as additional compensation for issuance of the Letter of Credit.

  Prospective purchasers of Certificates of a Series with respect to which credit support is provided by a Letter of Credit must look to the credit of the L/C Bank, to the extent of its obligations under the Letter of Credit, in the event of default by Mortgagors or Obligors. If the amount available under the Letter of Credit is exhausted, or the L/C Bank becomes insolvent, and amounts in the Reserve Fund, if any, with respect to such Series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related Prospectus Supplement (the "Required Reserve"), the Certificateholders (in the priority specified in the related Prospectus Supplement) will thereafter bear all risks of loss resulting from default by Mortgagors or Obligors (including losses not covered by insurance or Alternative Credit Support), and must look primarily to the value of the properties securing defaulted Mortgage Loans or Contracts for recovery of the outstanding principal and unpaid interest.

  In the event that a Subordinated Class or Subclass of a Series of Certificates is issued with a notional amount, the coverage provided by the Letter of Credit with respect to such Series, and the terms and conditions of such coverage, will be set forth in the related Prospectus Supplement.

SUBORDINATED CERTIFICATES

  To the extent specified in the Prospectus Supplement with respect to a Series of Certificates, credit support may be provided by the subordination of the rights of the holders of one or more Classes or Subclasses of Certificates to receive distributions with respect to the Mortgage Loans in the Mortgage Pool or Contracts in the Contract Pool underlying such Series, or with respect to a Subordinated Pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements, to the rights of the Senior Certificateholders or holders of one or more Classes or Subclasses of Subordinated Certificates of such Series to receive such distributions, to the extent of the applicable Subordinated Amount. In such a case, credit support may also be provided by the establishment of a Reserve Fund, as described below. The Subordinated Amount, as described below, will be reduced by an amount equal to Aggregate Losses. Aggregate Losses are defined in the related Pooling and Servicing Agreement for any given period as the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the holders of the Certificates of one or more classes or Subclasses of such Series paid or borne by the holders of one or more Classes or Subclasses of Subordinated Certificates of such Series ("payment deficiencies"), but excluding any payments of interest on any amounts originally due to the holders of the Certificates of a Class or Subclass to which the applicable Class or Subclass of Subordinated Certificates are subordinated on a previous Distribution Date, but not paid as due, whether by way of withdrawal from the Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reduction in amounts otherwise distributable to the Subordinated Certificateholders on any Distribution Date or otherwise, less the aggregate amount of previous payment deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such previous payment deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal and/or interest payments, Liquidation Proceeds or Insurance Proceeds (net, in each case, of servicing compensation, foreclosure costs and other servicing costs, expenses and unreimbursed Advances relating to such Mortgage Loans or Contracts). The Prospectus Supplement for each Series of Certificates with respect to which credit support will be provided by one or more Classes or Subclasses of Subordinated Certificates will set forth the Subordinated Amount for such Series. If specified in the related Prospectus Supplement, the Subordinated Amount will decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

SHIFTING INTEREST

  If specified in the Prospectus Supplement for a Series of Certificates for which credit enhancement is provided by shifting interest as described herein, the rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund or Subsidiary Trust will be subordinated to such right of the holders of the Senior Certificates of the same Series to the extent described in such Prospectus Supplement. This subordination feature is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

  The protection afforded to the holders of Senior Certificates of a Series by the shifting interest subordination feature will be effected by distributing to the holders of the Senior Certificates a disproportionately greater percentage (the "Senior Prepayment Percentage") of Principal Prepayments. The initial Senior Prepayment Percentage will be the percentage specified in the related Prospectus Supplement and will decrease in accordance with the schedule and subject to the conditions set forth in the Prospectus Supplement. This disproportionate distribution of Principal Prepayments will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest of the Subordinated Certificates in the Mortgage Pool or Contract Pool. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the benefits of the subordination provided by the Subordinated Certificates.

SWAP AGREEMENT

  If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust will enter into or obtain an assignment of a swap agreement or other similar agreement pursuant to which the Trust will have the right to receive certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any, addressed by the rating. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement.

RESERVE FUND

  If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of a Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Reserve Fund for a Series will not be included in the Trust Fund for such Series. The Reserve Fund for each Series will be created by the Depositor and shall be funded by the retention by the Master Servicer of certain payments on the Mortgage Loans or Contracts, by the deposit with the Trustee, in escrow, by the Depositor of a Subordinated Pool of mortgage loans or manufactured housing conditional sales contracts and installment loan agreements with the aggregate principal balance, as of the related Cut-off Date, set forth in the related Prospectus Supplement, by any combination of the foregoing, or in another manner specified in the related Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Reserve Fund first equals or exceeds the Required Reserve, the Master Servicer will retain specified distributions on the Mortgage Loans or Contracts and/or on the mortgage loans or manufactured housing conditional sales contracts and installment loan agreements in the Subordinated Pool otherwise distributable to the holders of Subordinated Certificates and deposit such amounts in the Reserve Fund. After the amounts in the Reserve Fund for a Series first equal or exceed the applicable Required Reserve, the Master Servicer will retain such distributions and deposit so much of such amounts in the Reserve Fund as may be necessary, after the application of such distributions to amounts due and unpaid on the Certificates or on the Certificates of such Series to which the applicable Class or Subclass of Subordinated Certificates are subordinated and the reimbursement of unreimbursed Advances and liquidation expenses, to maintain the Reserve Fund at the Required Reserve. The balance in the Reserve Fund in excess of the Required Reserve shall be paid to the applicable Class or Subclass of Subordinated Certificates, or to another specified person or entity, as set forth in the related Prospectus Supplement, and shall be unavailable thereafter for future distribution to Certificateholders of either Class. The Prospectus Supplement for each Series will set forth the amount of the Required Reserve applicable from time to time. The Required Reserve may decline over time in accordance with a schedule which will also be set forth in the related Prospectus Supplement.

  Amounts held in the Reserve Fund for a Series from time to time will continue to be the property of the Subordinated Certificateholders of the Classes or Subclasses specified in the related Prospectus Supplement until withdrawn from the Reserve Fund and transferred to the Certificate Account as described below. If on any Distribution Date the amount in the Certificate Account available to be applied to distributions on the Senior Certificates of such Series, after giving effect to any Advances made by the Servicers or the Master Servicer on such Distribution Date, is less than the amount required to be distributed to such Senior Certificateholders (the "Required Distribution") on such Distribution Date, the Master Servicer will withdraw from the Reserve Fund and deposit into the Certificate Account the lesser of (i) the entire amount on deposit in the Reserve Fund available for distribution to the Senior Certificateholders (which amount will not in any event exceed the Required Reserve) or (ii) the amount necessary to increase the funds in the Certificate Account eligible for distribution to the Senior Certificateholders on such Distribution Date to the Required Distribution; provided, however, that in no event will any amount representing investment earnings on amounts held in the Reserve Fund be transferred into the Certificate Account or otherwise used in any manner for the benefit of the Senior Certificateholders. If so specified in the applicable Prospectus Supplement, the balance, if any, in the Reserve Fund in excess of the Required Reserve shall be released, to the Subordinated Certificateholders. Unless otherwise specified in the related Prospectus Supplement, whenever the Reserve Fund is less than the Required Reserve, holders of the Subordinated Certificates of the applicable Class or Subclass will not receive any distributions with respect to the Mortgage Loans or Contracts other than amounts attributable to interest on the Mortgage Loans or Contracts after the initial Required Reserve has been attained and amounts attributable to any income resulting from investment of the Reserve Fund as described below. Whether or not the amount of the Reserve Fund exceeds the Required Reserve on any Distribution Date, the holders of the Subordinated Certificates of the applicable Class or Subclass are entitled to receive from the Certificate Account their share of the proceeds of any Mortgage Loan or Contract, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the Pooling and Servicing Agreement. Amounts in the Reserve Fund shall be applied in the following order:

    (i) to the reimbursement of Advances determined by the Master Servicer and the Servicers to be otherwise unrecoverable, other than Advances of interest in connection with prepayments in full, repurchases and liquidations, and the reimbursement of liquidation expenses incurred by the Servicers and the Master Servicer if sufficient funds for such reimbursement are not otherwise available in the related Servicing Accounts and Certificate Account;

    (ii) to the payment to the holders of the Senior Certificates of such Series of amounts distributable to them on the related Distribution Date in respect of scheduled payments of principal and interest due on the related Due Date to the extent that sufficient funds in the Certificate Account are not available therefor; and

    (iii) to the payment to the holders of the Senior Certificates of such Series of the principal balance or purchase price, as applicable, of Mortgage Loans or Contracts repurchased, liquidated or foreclosed during the period ending on the day prior to the Due Date to which such distribution relates and interest thereon at the related Pass-Through Rate, to the extent that sufficient funds in the Certificate Account are not available therefor.

  Amounts in the Reserve Fund in excess of the Required Reserve, including any investment income on amounts therein, as set forth below, shall then be released to the holders of the Subordinated Certificates, or to such other person as is specified in the applicable Prospectus Supplement, as set forth above.

  Funds in the Reserve Fund for a Series shall be invested as provided in the related Pooling and Servicing Agreement in certain types of eligible investments. The earnings on such investments will be withdrawn and paid to the holders of the applicable Class or Subclass of Subordinated Certificates in accordance with their respective interests in the Reserve Fund in the priority specified in the related Prospectus Supplement. Investment income in the Reserve Fund is not available for distribution to the holders of the Senior Certificates of such Series or otherwise subject to any claims or rights of the holders of the applicable Class or Subclass of Senior Certificates. Eligible investments for monies deposited in the Reserve Fund will be specified in the Pooling and Servicing Agreement for a Series of Certificates for which a Reserve Fund is established and in some instances will be limited to investments acceptable to the Rating Agency rating the Certificates of such Series from time to time as being consistent with its outstanding rating of such Certificates. Such eligible investments will be limited, however, to obligations or securities that mature at various time periods up to 30 days according to a schedule in the Pooling and Servicing Agreement based on the current balance of the Reserve Fund at the time of such investment or the contractual commitment providing for such investment.

  The time necessary for the Reserve Fund of a Series to reach and maintain the applicable Required Reserve at any time after the initial issuance of the Certificates of such Series and the availability of amounts in the Reserve Fund for distributions on such Certificates will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans or Contracts in the related Trust Fund and/or in the Subordinated Pool and therefore cannot be accurately predicted.

PERFORMANCE BOND

  If so specified in the related Prospectus Supplement, the Master Servicer may be required to obtain a Performance Bond that would provide a guarantee of the performance by the Master Servicer of one or more of its obligations under the Agreement, including its obligation to advance delinquent installments of principal and interest on Mortgage Loans or Contracts and its obligation to repurchase Mortgage Loans or Contracts in the event of a breach by the Master Servicer of a representation or warranty contained in the Agreement. In the event that the outstanding credit rating of the obligor of the Performance Bond is lowered by the Rating Agency, with the result that the outstanding rating on the Certificates would be reduced by such Rating Agency, the Master Servicer will be required to secure a substitute Performance Bond issued by an entity with a rating sufficient to maintain the outstanding rating on the Certificates or to deposit and maintain with the Trustee cash in the amount specified in the applicable Prospectus Supplement.

                           DESCRIPTION OF INSURANCE

  To the extent that the applicable Prospectus Supplement does not expressly provide for a form of credit support specified above or for Alternative Credit Support in lieu of some or all of the insurance mentioned below, the following paragraphs on insurance shall apply with respect to the Mortgage Loans included in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, each Manufactured Home that secures a Contract will be covered by a standard hazard insurance policy and other insurance policies to the extent described in the related Prospectus Supplement. Any material changes in such insurance from the description that follows or the description of any Alternative Credit Support will be set forth in the applicable Prospectus Supplement.

PRIMARY MORTGAGE INSURANCE POLICIES

  To the extent specified in the related Prospectus Supplement, each Servicing Agreement will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan that is secured by a Single Family Property covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy. Any primary mortgage insurance or primary credit insurance policies relating to the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

  The amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool (herein referred to as the "Loss") generally will consist of the insured portion of the unpaid principal amount of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Mortgage Loan, (iii) amounts expended but not approved by the Primary Mortgage Insurer, (iv) claim payments previously made by the Primary Mortgage Insurer, and (v) unpaid premiums.

  As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool, the Insured generally will be required to, in the event of default by the Mortgagor: (i) advance or discharge (A) all hazard insurance premiums and (B) as necessary and approved in advance by the Primary Mortgage Insurer, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of a physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Mortgage Insurer good and merchantable title to and possession of the mortgaged property.

  Other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan in the related Mortgage Pool generally will provide that: (a) no change may be made in the terms of such Mortgage Loan without the consent of the Primary Mortgage Insurer; (b) written notice must be given to the Primary Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two scheduled monthly payments due under such Mortgage Loan or that any proceedings affecting the Mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have commenced, and thereafter the Insured must report monthly to the Primary Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Primary Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time subsequent to the 10 days' notice described in (b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan, plus accrued and unpaid interest thereon and reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months, and less the sum of any claim previously paid under the Primary Mortgage Insurance Policy and any due and unpaid premiums with respect to such policy; (d) the Insured must commence proceedings at certain times specified in the Primary

Mortgage Insurance Policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property; (e) the Insured must notify the Primary Mortgage Insurer of the price specified in (c) above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; and (f) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Primary Mortgage Insurer are not thereby impaired or the specified rights of the Primary Mortgage Insurer are not thereby adversely affected.

  The Primary Mortgage Insurer generally will be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (B) an approved sale. Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

FHA INSURANCE AND VA GUARANTEES

  The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended. Any FHA Insurance or VA Guarantees relating to Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

  The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers of such FHA Loans and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer of such FHA Loan will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the Mortgagor's control, the Servicer will be expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the Mortgagor. Such plans may involve the reduction or suspension of scheduled mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the scheduled maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer of such Mortgage Loan in partial or full satisfaction of amounts due thereunder (which payments are to be repaid by the Mortgagor to HUD) or by accepting assignment of the Mortgage Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the Mortgagor before the Servicer may initiate foreclosure proceedings.

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Servicer of each FHA Loan in a Mortgage Pool will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of the FHA Loan.

  The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA Loan, adjusted to reimburse the Servicer of such FHA Loan for certain costs and expenses and to deduct certain amounts received or retained by such Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the Mortgage Loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

  The maximum guarantee that may be issued by the VA under a VA Loan is 50% of the principal amount of the VA Loan if the principal amount of the Mortgage Loan is $45,000 or less, the lesser of $36,000 and 40% if the principal amount of the VA Loan if the principal amount of such VA Loan is greater than $45,000 but less than or equal to $144,000, and the lesser of $46,000 and 25% of the principal amount of the Mortgage Loan if the principal amount of the Mortgage Loan is greater than $144,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a Mortgage upon its assignment to the VA.

  With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

  The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance of the VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

STANDARD HAZARD INSURANCE POLICIES ON MORTGAGE LOANS

  The Standard Hazard Insurance Policies covering the Mortgage Loans in a Mortgage Pool will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

  The Standard Hazard Insurance Policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

  The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the cooperative corporation itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

  Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in HUD designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to Cooperative Loans could affect distributions to the Certificateholders.

  With respect to Mortgage Loans secured by Commercial Property, Mixed-Use Property and Multifamily Property, certain additional insurance policies may be required; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, business interruption insurance and rent loss insurance to cover income losses following damage or destruction of the Mortgaged Property. The related Prospectus Supplement will specify the required types and amounts of additional insurance that may be required in connection with Mortgage Loans secured by Commercial Property, Mixed-Use Property and Multifamily Property and will describe the general terms of such insurance and conditions to payment thereunder.

STANDARD HAZARD INSURANCE POLICIES ON THE MANUFACTURED HOMES

  The terms of the Pooling and Servicing Agreement will require the Master Servicer to cause to be maintained with respect to each Contract one or more Standard Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form file and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated flood area, the Master Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each Standard Hazard Insurance Policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

  The Master Servicer may maintain, in lieu of causing individual Standard Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Standard Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Master Servicer as of the date of the Pooling and Servicing Agreement. The Master Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Master Servicer, the Master Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

  If the Master Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Master Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

POOL INSURANCE POLICIES

  If so specified in the related Prospectus Supplement, the Master Servicer will obtain a Pool Insurance Policy for a Mortgage Pool underlying Certificates of such Series. Such Pool Insurance Policy will be issued by the Pool Insurer named in the applicable Prospectus Supplement. Any Pool Insurance Policy for a Contract Pool underlying a Series of Certificates will be described in the related Prospectus Supplement. Each Pool Insurance Policy will cover any loss (subject to the limitations described below) by reason of default to the extent the related Mortgage Loan is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guarantee. The amount of the Pool Insurance Policy, if any, with respect to a Series will be specified in the related Prospectus Supplement. A Pool Insurance Policy, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Any Pool Insurance Policies relating to the Contracts will be described in the related Prospectus Supplement.

  The Pool Insurance Policy generally will provide that as a condition precedent to the payment of any claim the Insured will be required (i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Mortgage Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property, to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective (ordinary wear and tear excepted), (c) property sales expenses, (d) any outstanding liens on the Mortgaged Property and (e) foreclosure costs including court costs and reasonable attorneys' fees; and (iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans that have Loan-to-Value Ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of loss, determined as follows: (i) the amount of the unpaid principal balance of the Mortgage Loan immediately prior to the Approved Sale (as described below) of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the applicable Mortgage Rate and (iii) advances as described above, less (a) all rents or other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Mortgaged Property, (b) amounts paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (c) any claims payments previously made by the Pool Insurer on the Mortgage Loan, (d) due and unpaid premiums payable with respect to the Pool Insurance Policy and (e) all claim payments received by the Insured pursuant to any Primary Mortgage Insurance Policy. An "Approved Sale" is (1) a sale of the Mortgaged Property acquired because of a default by the Mortgagor to which the Pool Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under the Primary Insurance Policy by the Primary Mortgage

Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurer. The Pool Insurer must be provided with good and merchantable title to the Mortgaged Property as a condition precedent to the payment of any Loss. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer or the Servicer of the related Mortgage Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it is determined (A) that such restoration will increase the proceeds to the Certificateholders of the related Series on liquidation of the Mortgage Loan, after reimbursement of the expenses of the Master Servicer or the Servicer, as the case may be, and (B) that such expenses will be recoverable by it through payments under the Letter of Credit, if any, with respect to such Series, Liquidation Proceeds, Insurance Proceeds, amounts in the Reserve Fund, if any, or payments under any Alternative Credit Support, if any, with respect to such Series.

  No Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the Unaffiliated Seller, the Originator or other persons involved in the origination thereof, (ii) the exercise by the Insured of its right to call the Mortgage Loan, or the term of the Mortgage Loan is shorter than the amortization period and the defaulted payment is for an amount more than twice the regular periodic payments of principal and interest for such Mortgage Loan, or (iii) the exercise by the Insured of a "due-on-sale" clause or other similar provision in the Mortgage Loan; provided, in either case (ii) or
(iii), such exclusion shall not apply if the Insured offers a renewal or extension of the Mortgage Loan or a new Mortgage Loan at the market rate in an amount not less than the then outstanding principal balance with no decrease in the amortization period. A failure of coverage attributable to one of the foregoing events might result in a breach of the Master Servicer's insurability representation described under "Description of the Certificates-- Assignment of Mortgage Loans" above, and in such event, subject to the limitations described therein, might give rise to an obligation on the part of the Master Servicer to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Certificateholders of the related Series and cannot be cured by the Master Servicer. Depending upon the nature of the event, a breach of representation made by the Depositor or an Unaffiliated Seller may also have occurred. Such a breach, if it materially and adversely affects the interests of the Certificateholders of such Series and cannot be cured, would give rise to a repurchase obligation on the part of the Unaffiliated Seller as more fully described under "The Trust Fund-- Mortgage Loan Program--Representations by Unaffiliated Sellers; Repurchases" and "Description of the Certificates--Assignment of Mortgage Loans."

  The original amount of coverage under the Pool Insurance Policy will be reduced over the life of the Certificates of the related Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer or by the Servicer of the defaulted Mortgage Loan as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the holders of the Certificates of such Series. In addition, unless the Master Servicer or the related Servicer could determine that an Advance in respect of a delinquent Mortgage Loan would be recoverable to it from the proceeds of the liquidation of such Mortgage Loan or otherwise, neither such Servicer nor the Master Servicer would be obligated to make an Advance respecting any such delinquency, since the Advance would not be ultimately recoverable to it from either the Pool Insurance Policy or from any other related source. See "Description of the Certificates--Advances."

SPECIAL HAZARD INSURANCE POLICIES

  If so specified in the related Prospectus Supplement, the Master Servicer shall obtain a Special Hazard Insurance Policy for the Mortgage Pool underlying a Series of Certificates. Any Special Hazard Insurance

Policies for a Contract Pool underlying a Series of Certificates will be described in the related Prospectus Supplement. The Special Hazard Insurance Policy for the Mortgage Pool underlying the Certificates of a Series will be issued by the Special Hazard Insurer named in the applicable Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to the limitations described below, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards (including vandalism and earthquakes and, except where the Mortgagor is required to obtain flood insurance, floods and mudflows) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. See "Description of the Certificates--Maintenance of Insurance Policies" and "--Standard Hazard Insurance." The Special Hazard Insurance Policy will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. Coverage under a Special Hazard Insurance Policy will be at least equal to the amount set forth in the related Prospectus Supplement.

  Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to the Mortgaged Property securing a defaulted Mortgage Loan and to the extent such damage is not covered by the Standard Hazard Insurance Policy, if any, maintained by the Mortgagor, the Master Servicer or the Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such Mortgaged Property or (ii) upon transfer of such Mortgaged Property to the Special Hazard Insurer, the unpaid balance of such Mortgage Loan at the time of acquisition of such Mortgaged Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such Mortgaged Property. No claim may be validly presented under a Special Hazard Insurance Policy unless (i) hazard insurance on the Mortgaged Property has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the insurer) and (ii) the insured has acquired title to the Mortgaged Property as a result of default by the Mortgagor. If the sum of the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost of repair of the Mortgaged Property will further reduce coverage by such amount.

  The terms of the Pooling and Servicing Agreement will require the Master Servicer to maintain the Special Hazard Insurance Policy in full force and effect throughout the term of the Pooling and Servicing Agreement. If a Pool Insurance Policy is required to be maintained pursuant to the Pooling and Servicing Agreement, the Special Hazard Insurance Policy will be designed to permit full recoveries under the Pool Insurance Policy in circumstances where such recoveries would otherwise be unavailable because Mortgaged Property has been damaged by a cause not insured against by a Standard Hazard Insurance Policy. In such event the Pooling and Servicing Agreement will provide that, if the related Pool Insurance Policy shall have terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

MORTGAGOR BANKRUPTCY BOND

  In the event of a personal bankruptcy of a Mortgagor, a bankruptcy court may establish the value of the related Mortgaged Property or Cooperative Dwelling at an amount less than the then outstanding principal balance of the related Mortgage Loan. The amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property or Cooperative Dwelling by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding. If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding affecting the Mortgage Loans in a Mortgage Pool with respect to a Series of Certificates will be covered under a Mortgagor Bankruptcy Bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any Mortgagor Bankruptcy Bond will provide for coverage in an amount acceptable to the Rating Agency rating the

Certificates of the related Series, which will be set forth in the related Prospectus Supplement. Subject to the terms of the Mortgagor Bankruptcy Bond, the issuer thereof may have the right to purchase any Mortgage Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Mortgage Loan plus accrued and unpaid interest thereon. The coverage of the Mortgagor Bankruptcy Bond with respect to a Series of Certificates may be reduced as long as any such reduction will not result in a reduction of the outstanding rating of the Certificates of such Series by the Rating Agency rating such Series.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

  The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing conditional sales contracts and installment loan agreements which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

THE MORTGAGE LOANS

 General

  The Mortgage Loans (other than the Cooperative Loans) comprising or underlying the Trust Assets for a Series will be secured by either first or more junior mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-homeowner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

  The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

 Installment Contracts

  The Commercial Mortgage Loans and Mixed-Use Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser

(hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

  The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the borrower and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

 Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

  Some of the Mortgage Loans included in the Mortgage Pool for a Series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

  The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

  The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

  Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

  The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

 Foreclosure

  Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

  Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

  In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining commercial and mixed-use property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

  Under the REMIC provision of the Code and the related Agreement, the Master Servicer or Special Servicer, if any, may be permitted to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. In the case of a Series in which an election is made to treat the related Trust Fund as a REMIC, the Master Servicer or the Special Servicer (as the case may be) shall, on behalf of the Trust Fund, manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the
Code) or result in the receipt by the REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" under Section 860G(c) of the Code, which is subject to taxation under the REMIC Provisions.

 Cooperative Loans

  If specified in the Prospectus Supplement relating to a Series of Certificates, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

  A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupancy under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares including, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the Cooperative Loans, the collateral securing the Cooperative Loans.

  Each cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "--Realizing upon Cooperative Loan Security" below.

 Tax Aspects of Cooperative Loans

  In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholder. By virtue of this requirement the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

 Realizing Upon Cooperative Loan Security

  The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. The lender and the cooperative will typically enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon the collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-shareholders.

  The terms of the Cooperative Loans do not require either the Mortgagor or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the Cooperative Dwelling in the event of foreclosure.

  In New York, lenders generally realize upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "AntiDeficiency Legislation and Other Limitations on Lenders" below.

  In the case of foreclosure on a Multifamily Property that was converted from a rental building to a building owned by a cooperative housing corporation under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but not to purchase shares in the cooperative when the building was so converted. Any such restrictions could adversely affect the number of potential purchasers for and the value of such property.

 Rights of Redemption

  In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

  Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

 Anti-Deficiency Legislation and Other Limitations on Lenders

  Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Mortgagor, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Mortgagor's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Mortgagor's assets in addition to the Mortgaged Property, certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a non-judicial sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale. Other statutes prohibit a deficiency judgment where the loan proceeds were used to purchase a dwelling occupied by the borrower.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

  In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  If so specified in the related Prospectus Supplement, each Mortgage Loan secured by Multifamily Property will be a non-recourse loan to the Mortgagor. As a result, the Mortgagor's obligation to repay the Mortgage Loan can be enforced only against the Mortgaged Property regardless of whether the Mortgagor has other assets from which it could repay the loan.

  If so specified in the related Prospectus Supplement, the mortgage securing each Mortgage Loan relating to Multifamily Property, Mixed-Use Property or Commercial Property will contain an assignment of rents and an assignment of leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the Depositor, while retaining a license to collect the rents so long as there is no default. In the event the borrower defaults, the license terminates and the Trustee (as the assignee of such assignment) is entitled to collect the rents. The Trustee may enforce its right to such rents by seeking the appointment of a receiver to collect the rents immediately after giving notice to the borrower of the default.

 Bankruptcy Laws

  Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wrap" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wrap" mortgage.

  Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest), thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

  A "deficient valuation" with respect to any mortgage loan is the excess of
(a)(i) the then outstanding principal balance of the mortgage loan, plus (ii) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the "Outstanding Balance"), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the Outstanding Balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code. As used herein, "Deficient Valuation" means, with respect to any Mortgage Loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(ii) thereof. If the terms of a court order in respect of any retroactive Deficient Valuation provide for a reduction in the indebtedness of a Mortgage Loan and the earlier maturity thereof, the term Deficient Valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such Mortgage Loan for each month retroactively affected (i.e. each month occurring after the effective date of such Deficient Valuation but before the distribution of amounts in respect of such Deficient Valuation to Certificateholders pursuant to the related Agreement), based on the original payment terms and amortization schedule of such Mortgage Loan over (b) the amount of principal due on such Mortgage Loan for each such retroactive month (assuming the effect of such retroactive application according to such Mortgage Loan's revised amortization schedule). A "Debt Service Reduction," with respect to any Mortgage Loan, is a reduction in the scheduled monthly payment, as described in the Agreement, for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

  Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

  To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

  In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

  In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

 "Due-on-Sale" Clauses

  The enforceability of these clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

  The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

  The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

Enforceability of Certain Provisions

  Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. State and federal statutes or regulations may also limit a lender's right to collect a prepayment penalty when the prepayment is caused by the lender's acceleration of the loan pursuant to a due-on-sale clause. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreements and the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) may be retained by the Servicers, Special Servicer or Master Servicer as additional servicing compensation.

  Some of the Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The courts of any state, however, may refuse to permit foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the Mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

  State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

 Environmental Considerations

  Real property pledged as security to a lender may be subject to potential environmental risks. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

  Under the laws of certain states where the Mortgaged Properties are located, the owner's failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the Mortgaged Property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. Because the costs of remedial action could be substantial, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

  Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property. Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of "owner or operator"; consequently, such laws often specifically exclude such a secured lender from the definitions of "owner" or "operator", provided that the lender does not participate in the management of the facility.

  Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. In 1990, the United States Court of Appeals for the Eleventh Circuit suggested, in United States v. Fleet Factors Corp., that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender, regardless of whether the lender actually exercised such influence. Other judicial decisions did not interpret the secured creditor exclusion as narrowly as did the Eleventh Circuit.

  This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which took effect on September 30, 1996. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.

  It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act ("RCRA"). Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors.

  If so specified in the related Prospectus Supplement, each Unaffiliated Seller will represent, as of the date of delivery of the related Series of Certificates, that to the best of its knowledge no Mortgaged Property secured by Commercial Property, Multifamily Property or Mixed-Use Property is subject to an environmental hazard that would have to be eliminated under applicable law before the sale of, or which could otherwise affect the marketability of, such Mortgaged Property or which would subject the owner or operator of such Mortgaged Property or a lender secured by such Mortgaged Property to liability under law, and that there are no liens which relate to the existence of any clean-up of a hazardous substance (and to the best of its knowledge no circumstances are existing that under law would give rise to any such lien) affecting the Mortgaged Property which are or may be liens prior to or on a parity with the lien of the related mortgage. The Pooling and Servicing Agreement will further provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has received a report from a qualified independent person selected by the Master Servicer setting forth whether such Mortgaged Property is subject to or presents any toxic wastes or environmental hazards and an estimate of the cost of curing or cleaning up such hazard. With respect to any Mortgage Pool that contains Commercial Mortgage Loans or Mixed-Use Mortgage Loans, the related Pooling and Servicing Agreement will provide that the Master Servicer (of, if applicable, the Special Servicer), acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Commercial Mortgage Loan or Mixed-Use Mortgage Loan or take over its operation unless such Master Servicer (or, if applicable, the Special Servicer) has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions and (ii) there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any federal, state or local law or regulation, or that, if any hazardous substances are present for which such action would be required, taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis, after taking into account any risks associated therewith, than not taking such actions. Such requirements effectively preclude enforcement of the security for the related Mortgage Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any environmental conditions affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master

Servicer will detect all possible environmental conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer will in fact insulate a given Trust Fund from liability for environmental conditions.

  If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof. Furthermore, such action against the Mortgagor may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

 Soldiers' and Sailors' Relief Act

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable Enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgage Property in a timely fashion.

 Alternative Mortgage Instruments

  Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

 Leases and Rents

  Some of the Commercial Mortgage Loans, Multifamily Mortgage Loans and Mixed-Use Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases (each, a "Lease") and rents of one or more lessees (each, a "Lessee"), either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the Mortgagor under the mortgage loan typically assigns its right, title and interest as landlord under each Lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the lender's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the Mortgagor defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

 Secondary Financing; Due-on-Encumbrance Provisions

  Some of the Mortgage Loans secured by Commercial Property, Mixed-Use Property or Multifamily Property included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Mortgagor to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans secured by Commercial Property, Mixed-Use Property or Multifamily Property may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Mortgagor further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. The Pooling and Servicing Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

  Where the Mortgagor encumbers the Mortgaged Property with one or more junior liens, the senior lender is subject to additional risk. First, the Mortgagor may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Mortgagor is additionally burdened. Third, if the Mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

 Certain Laws and Regulations

  The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

 Type of Mortgaged Property

  The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

 Americans with Disabilities Act

  Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

THE CONTRACTS

 General

  As a result of the Depositor's assignment of the Contracts to the Trustee, the Certificateholders will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing

Agreement, the Master Servicer or the Depositor, as the case may be, will transfer physical possession of the Contracts to the Trustee or its custodian. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

 Security Interests in the Manufactured Homes

  The law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The lender or Master Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Master Servicer or the lender fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Substantially all of the Contracts will contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the Obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse of the Certificateholders would be against the Unaffiliated Seller pursuant to its repurchase obligation for breach of warranties. Based on the representations of the Unaffiliated Seller, the Depositor, however, believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

  The Depositor will assign its security interests in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party. Accordingly, the Depositor or such other entity as may be specified in the Prospectus Supplement will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Depositor and the Certificateholders is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Certificateholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. In the ordinary course of servicing manufactured housing conditional sales contracts and installment loan agreements, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor under a manufactured housing conditional sales contract or installment loan agreement sells a Manufactured Home, the Trustee, or the Master Servicer as custodian for the Trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract or installment loan agreement before release of the lien. Under the Pooling and Servicing Agreement, the Master Servicer, on behalf of the Depositor, is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises and such lien would not give rise to a repurchase obligation on the part of the party specified in the Pooling and Servicing Agreement.

 Enforcement of Security Interests in Manufactured Homes

  The Master Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. Except in Louisiana, so long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

 Consumer Protection Laws

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

 Transfers of Manufactured Homes, Enforceability of "Due-on-Sale" Clauses

  The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor or the Master Servicer and permit the acceleration of the maturity of the Contracts by the Depositor or the Master Servicer upon any such sale or transfer that is not consented to. The Depositor or the Master Servicer expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home after which the Depositor desires to accelerate the maturity of the related Contract, the Depositor's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. In some states the Depositor or the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

 Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Assets or Fund. The Depositor, or the party specified in the related Pooling and Servicing Agreement will represent that all of the Contracts comply with applicable usury laws.

                        FEDERAL INCOME TAX CONSEQUENCES

I. GENERAL; OPINIONS

  The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of Certificates. (In addition, certain minor and incidental consequences are discussed as well.) Where appropriate, additional consequences will be discussed in the Prospectus Supplement relating to a particular Series. This discussion is intended as an explanatory discussion of the consequences of holding the Certificates generally and does not purport to furnish information in the level of detail or with the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax laws, as well as any state, local, foreign or other tax laws, to their particular situations. Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, rendered an opinion generally that the discussion in this section is correct in all material respects. In addition, counsel to the Depositor has rendered an opinion to the effect that: (1) with respect to each Series of REMIC Certificates (issued as described in the Prospectus), the related Mortgage Pool (or portion thereof) will be classified as one or more "real estate mortgage investment conduits" ("REMICs") and not an association taxable as a corporation (or publicly traded partnership treated as a corporation) and each Class of Certificates will represent either a "regular" interest or a "residual" interest in such REMIC and (2) with respect to each other Series of Certificates (issued as described in the Prospectus), the related Trust Fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation) and each holder of a Certificate will be treated as holding an equity interest in such grantor trust. Prospective investors should be aware that counsel to the Depositor has not rendered any other tax opinions. Further, if with respect to any Series of Certificates Orrick, Herrington & Sutcliffe LLP is not counsel to the Depositor, Depositor's then current counsel will be identified in the related prospectus supplement and will confirm (or supplement) the aforementioned opinions. Prospective investors should be further aware that no rulings have been sought from the Internal Revenue Service (the "IRS"), and that legal opinions are not binding on the IRS or the courts. Accordingly, there can be no assurance that the IRS or the courts will agree with counsel to the Depositor's opinions. If, contrary to such opinions, the Mortgage Pool or Trust Fund related to a Series of Certificates is characterized or treated as a corporation for federal income tax consequences, among other consequences, the Mortgage Pool or Trust Fund would be subject to federal income tax (and similar state income or franchise taxes) on its income and distributions to Certificateholders would be impaired. As used hereinafter in "Federal Income Tax Consequences," "Mortgage Loans" shall include Mortgage Certificates and Contracts and "Mortgage Pool" shall include "Contract Pool."

  The following summary is based on the Code as well as Treasury regulations and administrative and judicial rulings and practice. Legislative, judicial and administrative changes may occur, possibly with retroactive effect, that could alter or modify the continued validity of the statements and conclusions set forth herein. This summary does not purport to address all federal income tax matters that may be relevant to particular holders. For example, it generally is addressed only to original purchasers of the Certificates that are United States investors, deals only with Certificates held as capital assets within the meaning of Section 1221 of the Code, and does not address tax consequences to holders that may be relevant to investors subject to special rules, such as non-U.S. investors, banks, insurance companies, tax-exempt organizations, electing large partnership, dealers in securities or currencies, mutual funds, REITs, S corporations, estates and trusts, investors that hold the Certificates as part of a hedge, straddle, integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Further, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in an entity that is a beneficial owner of the Certificates. Further, this discussion does not address the state or local tax consequences of the purchase, ownership and disposition of such Certificates. It is recommended that investors consult their own tax advisors in determining the federal, state, local, or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

  The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Mortgage Pool ("REMIC Mortgage Pool") which the Master Servicer elects to have treated as a real estate mortgage investment conduit ("REMIC") under Code Sections 860A through 860G

("REMIC Provisions") and (ii) certificates ("Trust Certificates") representing certain interests in a Trust Fund which the Master Servicer does not elect to have treated as a REMIC. REMIC Certificates and Trust Certificates will be referred to collectively as "Certificates."

  Under the REMIC Provisions, REMICs may issue one or more classes of "regular" interests and must issue one and only one class of "residual" interests. A REMIC Certificate representing a regular interest in a REMIC Mortgage Pool will be referred to as a "REMIC Regular Certificate" and a REMIC Certificate representing a residual interest in a REMIC Mortgage Pool will be referred to as a "REMIC Residual Certificate." The related Prospectus Supplement will identify the classes of Certificates of a Series that are "regular" interests in a REMIC and the class of Certificates that is the "residual" interest in each REMIC.

  A Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Trust Fund, together with interest thereon at a remittance rate (which may be less than, greater than, or equal to the pass-through rate), will be referred to as a "Trust Fractional Certificate" and a Trust Certificate representing an equitable ownership of all or a portion of the interest paid on each Mortgage Loan constituting the related Trust Fund (net of normal servicing fees) will be referred to as a "Trust Interest Certificate."

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Code Sections 1271 through 1273 and 1275 and in Treasury regulations issued under the original issue discount provisions of the Code (the "OID Regulations"), and the Treasury regulations issued under the provisions of the Code relating to REMICs (the "REMIC Regulations").

II. REMIC TRUST FUNDS

 A. Classification of REMIC Trust Funds

  With respect to each series of REMIC Certificates relating to a REMIC Mortgage Pool, assuming that (i) any required REMIC election is made timely in the required form, (ii) there is ongoing compliance with all provisions of the related Pooling and Servicing Agreement, (iii) certain representations set forth in the Pooling and Servicing Agreement are true and (iv) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder, such REMIC Mortgage Pool (or a portion thereof) will qualify as one or more REMICs and the classes of interests offered will be considered to be "regular interests" or "residual interests" within the meaning of the REMIC Provisions.

  Holders of REMIC Certificates ("REMIC Certificateholders") should be aware that, if an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In such event, an entity electing to be treated as a REMIC may be taxable as a separate corporation under Treasury regulations, and the REMIC Certificates issued by such entity may not be accorded the status described below under the heading "Characterization of Investments in REMIC Certificates." In the case of an inadvertent termination of REMIC status, the Code provides the Treasury Department with authority to issue regulations providing relief. Any such relief, however, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

  Among the ongoing requirements in order to qualify for REMIC treatment is that substantially all of the assets of the Trust Fund (as of the close of the third calendar month beginning after the creation of the REMIC and continually thereafter) must consist of only "qualified mortgages" and "permitted investments." In order to be a "qualified mortgage" or to support treatment of a certificate of participation therein as a "qualified mortgage", an obligation must be principally secured by an interest in real property. The REMIC Regulations treat an obligation secured by manufactured housing qualifying as a single family residence under Code Section 25(e)(10) as an obligation secured by real property, without regard to the treatment of the obligation or the property under state law. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

 B. Taxation of Owners of REMIC Regular Certificates

  In general, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC Mortgage Pool and not as ownership interests in the REMIC Mortgage Pool or its Assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

 1. Original Issue Discount

  Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The Master Servicer will report annually (or more frequently if required) to the Internal Revenue Service ("IRS") and to Certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "Reporting and Other Administrative Matters of REMICs" below.

  Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and in the OID Regulations. Code Section 1272(a)(6) provides special original issue discount rules applicable to REMIC Regular Certificates.

  Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on REMIC Regular Certificates, and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. The Master Servicer will use a Prepayment Assumption in reporting original issue discount that is consistent with this standard. However, neither the Depositor nor the Master Servicer makes any representation that the Mortgage Loans will in fact prepay at the rate reflected in the Prepayment Assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the REMIC Regular Certificates. The Prospectus Supplement with respect to a Series of REMIC Certificates will disclose the Prepayment Assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

  The total amount of original issue discount on a REMIC Regular Certificate is the excess of the "stated redemption price at maturity" of the REMIC Regular Certificate over its "issue price." Except as discussed in the following two paragraphs, in general, the issue price of a particular class of REMIC Regular Certificates offered hereunder will be the price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses and brokers), and the stated redemption price at maturity of a REMIC Regular Certificate will be its Stated Principal Balance.

  If a REMIC Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such REMIC Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the REMIC Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the date of initial issuance of the Certificates (the "Closing Date") to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the REMIC Regular Certificates, and as excludible from income when received as a payment of interest on the first Distribution Date (except to the extent of any accrued market discount as of that date). The OID Regulations suggest, however, that some or all of this pre-issuance accrued interest "may" be treated as a separate asset (and hence not includible in a REMIC Regular Certificate's issue price or stated redemption price at maturity), whose cost is recovered entirely out of interest paid on the first Distribution Date.

  The stated redemption price at maturity of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) a current value of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate"). A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple greater than 0.65 but not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25 percentage points of each other. A variable rate that is subject to an interest rate cap, floor, governor or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An "objective rate" is defined as a rate determined using a single fixed formula and based on objective financial information or economic information. However, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25 percentage points. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate is discussed below under "Variable Rate Certificates." Under the foregoing rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "Variable Rate Certificates." REMIC Regular Certificates offered hereby other than such Certificates providing for variable rates of interest are not anticipated to have stated interest other than "qualified stated interest," but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the Prospectus Supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

  Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a REMIC Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average life of the REMIC Regular Certificate. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made and whose denominator is the stated redemption price at maturity of such REMIC Regular Certificate. The IRS may take the position that this rule should be applied taking into account the Prepayment Assumption and the effect of any anticipated investment income.

Under the OID Regulations, REMIC Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision are treated as subject to the de minimis rule if the greater of the foregone interest or any excess of the Certificates' stated principal amount over their issue price is less than such de minimis amount.

  The OID Regulations generally treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the outstanding principal balance of the REMIC Regular Certificate. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount (together with stated interest, market discount and original issue discount) into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium."

  Each holder of a REMIC Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its REMIC Regular Certificate for each day during its taxable year on which it held such REMIC Regular Certificate. For this purpose, in the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is generally each period that ends on a date that corresponds to a Distribution Date on the REMIC Regular Certificate and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date). For any accrual period such portion will equal the excess, if any, of (i) the sum of (A) the present value of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, as of the end of the accrual period and (B) distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining payments referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the REMIC Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such REMIC Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the REMIC Regular Certificate that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

  A subsequent purchaser of a REMIC Regular Certificate that purchases such REMIC Regular Certificate at a cost (not including payment for accrued qualified stated interest) less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such REMIC Regular Certificate, the daily portions of original issue discount with respect to such REMIC Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price", by an amount equal to the product of (i) such daily portions and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such REMIC Regular Certificate for all days on or after the day of purchase. The adjusted issued price of a REMIC Regular Certificate on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of the REMIC Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions made during such accrual period prior to such day other than distributions of qualified stated interest.

  Variable Rate Certificates. REMIC Regular Certificates bearing interest at one or more variable rates are subject to certain special rules. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rate, or
(ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate"). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above).

  Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Code
Section 1272(a)(6) and the OID Regulations to such Certificates. In the absence of other authority, the Master Servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Code Section 1272(a)(6) to such Certificates for the purpose of preparing reports furnished to Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and (ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an "equivalent" debt instrument bearing fixed rates, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date, and (c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

  In the case of a Certificate that provides for stated interest at a fixed rate in one or more accrual periods and either one or more qualified floating rates or a qualified inverse floating rate in other accrual periods, the fixed rate is first converted into an assumed variable rate. The assumed variable rate will be a qualified floating rate or a qualified inverse floating rate according to the type of actual variable rates provided by the Certificate, and must be such that the fair market value of the REMIC Regular Certificate as of issuance is approximately the same as the fair market value of an otherwise identical debt instrument that provides for the assumed variable rate in lieu of the fixed rate. The REMIC Regular Certificate is then subject to the determination of the amount and accrual of original issue discount as described above, by reference to the hypothetical variable rate instrument.

  Purchasers of variable rate REMIC Regular Certificates further should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of Treasury regulations applicable to instruments having contingent payments (the "Contingent Debt Regulations"). The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

 2. Market Discount and Premium

  A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, at a purchase price less than the REMIC Regular Certificate's stated redemption price at maturity, or, in the case of a REMIC Regular Certificate issued with original issue discount, the REMIC Regular Certificate's adjusted issue price (as defined under "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount"), will recognize market discount upon receipt of each payment of principal. In particular, such a holder will generally be required to allocate each payment of principal on a REMIC Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such REMIC Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such REMIC Regular Certificate.

  A Certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount), reduced by any premium, in income as interest, based on a constant yield method. If such an election were made for a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

  Under a statutory de minimis exception, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a REMIC Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Holders of REMIC Regular Certificates--Original Issue Discount." Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed, temporary or final form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

  The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report might apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below. Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by
(ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

  Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a REMIC Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such REMIC Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  A REMIC Regular Certificate purchased at a cost (not including payment for accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally, as described above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the REMIC Regular Certificates.

 3. Treatment of Subordinated Certificates

  As described above under "Credit Support--Subordinated Certificates," certain Series of Certificates may contain one or more Classes or Subclasses of Subordinated Certificates. Holders of Subordinated Certificates will be required to report income with respect to such Certificates on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any Mortgage Loans, except possibly, in the case of income that constitutes qualified stated interest, to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Certificateholder in that period.

  Although not entirely clear, it appears that a corporate holder or a holder who holds a Regular Certificate in the course of a trade or business generally should be allowed to deduct as an ordinary loss any loss sustained on account of partial or complete worthlessness of a Subordinated Certificate. Although similarly unclear, a noncorporate holder who does not hold such Regular Certificate in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of complete worthlessness of a Subordinated Certificate. Special rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Holders of Subordinated Certificates should consult their own tax advisers regarding the appropriate timing, character and amount of any loss sustained with respect to Subordinated Certificates.

 C. Taxation of Owners of REMIC Residual Certificates

 1. General

  An owner of a REMIC Residual Certificate ("Residual Owner") generally will be required to report its daily portion of the taxable income or, subject to the limitation described below in "Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions," the net loss of the REMIC Mortgage Pool for each day during a calendar quarter that the Residual Owner owned such REMIC Residual Certificate. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter, using a 30 days per month/90 days per quarter/360 days per year counting convention, its ratable portion of the taxable income or net loss of the REMIC Mortgage Pool for such quarter, and by allocating the daily portions among the Residual Owners (on such day) in accordance with their percentage of ownership interests on such day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner by virtue of the rule referred to in this paragraph will be treated as ordinary income or loss. Purchasers of REMIC Residual Certificates should be aware that taxable income from such Certificates may exceed cash distributions with respect thereto in any taxable year. For example, if the Mortgage Loans are acquired by a REMIC at a discount, then the holder of a residual interest may recognize income without corresponding cash distributions. This result could occur because a payment produces recognition by the REMIC of discount on the Mortgage Loan while all or a portion of such payment could be used in whole or in part to make principal payments on REMIC Regular Certificates issued without substantial discount. Taxable income may also be greater in earlier years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Certificates, will increase over time as the lower yielding sequences of Certificates are paid, whereas interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan.

  Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisers concerning the treatment of such payments for income tax purposes.

  2. Taxable Income or Net Loss of the REMIC Trust Fund

  The taxable income or net loss of the REMIC Mortgage Pool will reflect a netting of income from the Mortgage Loans, any cancellation of indebtedness income due to the allocation of Realized Losses to REMIC Regular Certificates, and the deductions and losses allowed to the REMIC Mortgage Pool. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as his taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including original issue discount) on the REMIC Regular Certificates. Second, market discount equal to the excess of any Mortgage Loan's adjusted issue price (as determined under "Taxation of Owners of REMIC Regular Certificates-- Market Discount and Premium") over its fair market value at the time of its transfer to the REMIC Mortgage Pool generally will be included in income as it accrues, based on a constant yield method and on the Prepayment Assumption. For this purpose, the Master Servicer intends to treat the fair market value of the Mortgage Loans as being equal to the aggregate issue prices of the REMIC Regular Certificates and REMIC Residual Certificates; if one or more classes of REMIC Regular Certificates or REMIC Residual Certificates are retained by the Depositor, the Master Servicer will estimate the value of such retained interests in order to determine the fair market value of the Mortgage Loans for this purpose. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Prohibited Transactions and Other Possible REMIC Taxes", below) will be taken into account. Fourth, the REMIC Mortgage Pool generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Code Section 703(a)(2). Fifth, the REMIC

Regulations provide that the limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 will not be applied at the Mortgage Pool level to the servicing fees paid to the Master Servicer or sub-servicers if any. (See, however, "Pass-Through of Servicing Fees", below.) If the deductions allowed to the REMIC Mortgage Pool exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC Mortgage Pool for that calendar quarter.

 3. Basic Rules and Distributions

  Any distribution by a REMIC Mortgage Pool to a Residual Owner will not be included in the gross income of such Residual Owner to the extent it does not exceed the adjusted basis of such Residual Owner's interest in a REMIC Residual Certificate. Such distribution will reduce the adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the adjusted basis of the REMIC Residual Certificate, it will be treated as gain from the sale of the REMIC Residual Certificate. (See "Sales of REMIC Certificates," below.) The adjusted basis of a REMIC Residual Certificate is equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the Residual Owner (see "Taxation of Owners of REMIC Residual Certificates--Daily Portions" above), and decreased by distributions and by net losses taken into account with respect to such interest.

  A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate.

  The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC Mortgage Pool or upon the sale of its REMIC Residual Certificate. See "Sales of REMIC Certificates," below. The Residual Owner does, however, receive reduced taxable income over the life of the REMIC because the REMIC's basis in the underlying REMIC Mortgage Pool includes the fair market value of the REMIC Regular Certificates and REMIC Residual Certificates.

 4. Excess Inclusions

  Any "excess inclusions" with respect to a REMIC Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Certificate was held by such Residual Owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the long-term "applicable federal rate" (generally, an average of current yields on Treasury securities of comparable maturity, and hereafter the "AFR") in effect at the time of issuance of the REMIC Residual Certificate. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter is the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold.

  For Residual Owners, an excess inclusion cannot be offset by deductions, losses or loss carryovers from other activities. However, net operating loss carryovers are determined without regard to excess inclusion income. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Code Section 511), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States 30% withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto. See "Foreign Investors in REMIC Certificates."

  In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Owner. First, alternative minimum taxable income for a Residual Owner is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Owner's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

 5. Noneconomic REMIC Residual Certificates

  Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. It is expected that the REMIC Residual Certificates will be noneconomic.

 6. Tax-Exempt Investors

  Tax-exempt organizations (including employee benefit plans) that are subject to tax on unrelated business taxable income (as defined in Code Section 511) will be subject to tax on any excess inclusions attributed to them as owners of Residual Certificates. Excess inclusion income associated with a Residual Certificate may significantly exceed cash distributions with respect thereto. See "Excess Inclusions."

  Generally, tax-exempt organizations that are not subject to federal income taxation on "unrelated business taxable income" pursuant to Code Section 511 are treated as "disqualified organizations" under provisions of the "Technical and Miscellaneous Revenue Act of 1988" (the "1988 Act"). Under provisions of the Pooling and Servicing Agreement, such organizations generally are prohibited from owning Residual Certificates. See "Sales of REMIC Certificates."

 D. Sales of REMIC Certificates

  If a REMIC Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such REMIC Regular Certificate and reduced by premium amortization deductions and distributions previously received by the seller of amounts included in the stated redemption price at maturity of such REMIC Regular Certificate. The adjusted basis of a REMIC Residual Certificate will be determined as described under "Taxation of Owners of REMIC Residual Certificates--Basis Rules and Distributions." Gain from the disposition of a REMIC Regular Certificate that might otherwise be treated as a capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income had income accrued at a rate equal to 110% of the AFR as of the date of purchase over (ii) the amount actually includible in such holder's income. Except as otherwise provided under "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" and under Code Section 582(c), any additional gain or any loss on the sale or exchange of a REMIC Certificate will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Code Section 1221. Capital Losses may not, in general, be offset against ordinary income.

  If a Residual Owner sells a REMIC Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC Residual Certificate, such Residual Owner purchases another residual in any REMIC or any interest in a taxable mortgage pool (as defined in Code Section 7701(i)) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While the Committee Report states that this rule may be modified by Treasury regulations, the REMIC Regulations do not address this issue and it is not clear whether any such modification will in fact be implemented or, if implemented, what its precise nature or effective date would be.

  The 1988 Act makes transfers of a REMIC Residual Certificate to certain "disqualified organizations" subject to an additional tax on the transferor in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, "disqualified organizations" includes the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Code Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption, and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally is imposed on the transferor of the REMIC Residual Certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The Pooling and Servicing Agreement requires, as a prerequisite to any transfer of a Residual Certificate, the delivery to the Trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and contains other provisions designed to render any attempted transfer of a Residual Certificate to a disqualified organization void.

  In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if the record holder of an interest in such entity furnishes to such entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Code Section 860E(e)(6). In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity.

 E. Pass-Through of Servicing Fees

  The general rule is that Residual Owners take into account taxable income or net loss of the related REMIC Mortgage Pool. Under that rule, servicing compensation of the Master Servicer and the subservicers (if any) will be allocated to the holders of the REMIC Residual Certificates, and therefore will not affect the income or deductions of holders of REMIC Regular Certificates. However, in the case of a "single-class REMIC", such expenses and an equivalent amount of additional gross income will be allocated among all holders of REMIC Regular Certificates and REMIC Residual Certificates for purposes of the limitations on the deductibility of certain miscellaneous itemized deductions by individuals contained in Code Sections 56(b)(1) and 67. Generally, any holder of a REMIC Residual Certificate and any holder of a REMIC Regular Certificate issued by a "single-class REMIC" who is an individual, estate or trust (including such a person that holds an interest in a pass-through entity holding such a REMIC Certificate) will be able to deduct such expenses in determining regular taxable income only to the extent that such expenses together with certain other miscellaneous itemized deductions of such individual, estate or trust exceed 2% of adjusted gross income; such a holder may not deduct such expenses to any extent in determining liability for alternative minimum tax. Accordingly, REMIC Residual Certificates, and REMIC Regular Certificates receiving an allocation of servicing compensation, may not be appropriate investments for individuals, estates or trusts, and such persons should carefully consult with their own tax advisers regarding the advisability of an investment in such Certificates.

  A "single-class REMIC" is a REMIC that either (i) would be treated as an investment trust under the provisions of Treasury Regulation Section 301.7701-4(c) in the absence of a REMIC election, or (ii) is substantially similar to such an investment trust and is structured with the principal purpose of avoiding the allocation of investment expenses to holders of REMIC Regular Certificates. The Depositor intends (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) to treat each REMIC Mortgage Pool as other than a "single-class REMIC," consequently allocating servicing compensation expenses and related income amounts entirely to REMIC Residual Certificates and in no part to REMIC Regular Certificates.

 F. Prohibited Transactions and Other Possible Remic Taxes

  The Code imposes a tax on REMIC Mortgage Pools equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the "startup day" (the day on which the regular and residual interests are issued), other than pursuant to specified exceptions, and subjects "net income from foreclosure property" to tax at the highest corporate rate. It is not anticipated that a REMIC Mortgage Pool will engage in any such transactions or receive any such income.

 G. Termination of a Remic Trust Fund

  In general, no special tax consequences will apply to a holder of a REMIC Regular Certificate upon the termination of the REMIC Mortgage Pool by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the REMIC Mortgage Pool. If a Residual Owner's adjusted basis in its REMIC Residual Certificate at the time such termination occurs exceeds the amount of cash distributed to such Residual Owner in liquidation of its interest, then, although the matter is not entirely free from doubt, it appears that the Residual Owner would be entitled to a loss (which could be a capital loss) equal to the amount of such excess.

 H. Reporting and Other Administrative Matters of Remics

  Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. Certain holders of REMIC Regular Certificates who are generally exempt from information reporting on debt instruments, such as corporations, banks, registered securities or commodities brokers, real estate investment trusts, registered investment companies, common trust funds, charitable remainder annuity trusts and unitrusts, will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the Treasury regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC Mortgage Pool must also comply with rules requiring the face of a REMIC Certificate issued at more than a de minimis discount to disclose the amount of original issue discount and the issue date and requiring such information to be reported to the Treasury Department.

  The REMIC Regular Certificate information reports must include a statement of the "adjusted issue price" of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports must include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC Mortgage Pool may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

  The responsibility for complying with the foregoing reporting rules will be borne by the Master Servicer.

  For purposes of the administrative provisions of the Code, REMIC Pools will be treated as partnerships and the holders of Residual Certificates will be treated as partners. The Master Servicer will file federal income tax information returns on behalf of the related REMIC Pool, and will be designated as agent for and will act on behalf of the "tax matters person" with respect to the REMIC Pool in all respects.

  As agent for the tax matters person, the Master Servicer will, subject to certain notice requirements and various restrictions and limitations, generally have the authority to act on behalf of the REMIC and the Residual Owners in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC Mortgage Pool, as well as the REMIC Mortgage Pool's classification. Residual Owners will generally be required to report such REMIC Mortgage Pool items consistently with their treatment on the REMIC Mortgage Pool's federal income tax information return and may in some circumstances be bound by a settlement agreement between the Master Servicer, as agent for the tax matters person, and the IRS concerning any such REMIC Mortgage Pool item. Adjustments made to the REMIC Mortgage Pool tax return may require a Residual Owner to make corresponding adjustments on its return, and an audit of the REMIC Mortgage Pool's tax return, or the adjustments resulting from such an audit, could result in an audit of a Residual Owner's return.

 I. Backup Withholding With Respect to Remic Certificates

  Payments of interest and principal on REMIC Regular Certificates, as well as payment of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Code Section 3406 at a rate of 31 percent if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the manner required.

 J. Foreign Investors In Remic Certificates

  1. Remic Regular Certificates

  Except as qualified below, payments made on a REMIC Regular Certificate to a REMIC Regular Certificateholder that is not a U.S. Person, as hereinafter defined (a "non-U.S. Person"), or to a person acting on behalf of such a Certificateholder, generally will be exempt from U.S. federal income and withholding taxes, provided that (a) the holder of the Certificate is not subject to U.S. tax as a result of a connection to the United States other than ownership of such Certificate, (b) the holder of such Certificate signs a statement under penalties of perjury that certifies that such holder is a non-U.S. Person, and provides the name and address of such holder, and (c) the last U.S. Person in the chain of payment to the holder receives such statement from such holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30 percent, subject to reduction under an applicable tax treaty.

  "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof (unless, in the case of a partnership, regulations provide otherwise), or an estate or trust defined in Section 7701(a)(30)(D) and (E), respectively.

  Holders of REMIC Regular Certificates should be aware that the IRS may take the position that exemption from U.S. withholding taxes does not apply to such a holder that also directly or indirectly owns 10 percent or more of the REMIC Residual Certificates. Further, the foregoing rules will not apply to exempt a "United States shareholder" (as such term is defined in Code Section 951) of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest or original issue discount income earned by such controlled foreign corporation.

  Prospective investors should be aware that there are no specific regulations dealing with original issue discount as it applies to REMIC Regular Certificates and the discussion above is based on regulations that apply to debt instruments generally. In addition, certain aspects of those regulations are not entirely clear. It is possible that the total amount of original issue discount and the rate at which it accrues on any Class of Certificates may vary from that as described above. For example, it is possible that the IRS will take the position that all of the interest on a Class of Certificates will be included in the Class's stated redemption price at maturity. In any event, prospective investors should be aware that the effect of the OID Regulations, if they apply to any Class of Certificates, in general, is: (i) to cause income to accrue on that Class of Certificates at a rate that is different, and may be faster, than the rate at which interest is paid on the Certificate but (ii) such income will not accrue faster than the yield to maturity of the Certificate when held by the holder.

  2. Remic Residual Certificates

  Amounts paid to a Residual Owner that is not a "U.S. Person" (as defined above) (a "non-U.S. Person") generally will be treated as interest for purposes of applying the withholding tax on non-U.S. Persons with respect to income on its REMIC Residual Certificate. However, it is unclear whether distributions on REMIC Residual Certificates will be eligible for the general exemption from withholding tax that applies to REMIC Regular Certificates as described above. Treasury Regulations provide that, for purposes of the portfolio interest exception, payments to the foreign owner of a REMIC Residual Certificate are to be considered paid on the obligations held by the REMIC, rather than on the Certificate itself. Such payments will thus only qualify for the portfolio interest exception if the underlying obligations held by the REMIC would so qualify. Such withholding tax generally is imposed at a rate of 30 percent but is subject to reduction under any tax treaty applicable to the Residual Owner. However, there is no exemption from withholding tax nor may the rate of such tax be reduced, under a tax treaty or otherwise, with respect to any distribution of income that is an excess inclusion. Although no regulations have been proposed or adopted addressing withholding on residual interests held by non-U.S. Persons, the provisions of the REMIC Regulations, described below, relating to the transfer of residual interests to non-U.S. Persons can be read as implying that withholding with respect to excess inclusion income is to be determined by reference to the amount of the accrued excess inclusion income rather than to the amount of cash distributions. If the IRS were successfully to assert such a position, cash distributions on Residual Certificates held by non-U.S. Persons could be subject to withholding at rates as high as 100 percent, depending on the relationship of accrued excess inclusion income to cash distributions with respect to such Residual Certificates. See "Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

  Certain restrictions relating to transfers of REMIC Residual Certificates to and by investors who are non-U.S. Persons are also imposed by the REMIC Regulations. First, transfers of REMIC Residual Certificates to a non-U.S. Person that have "tax avoidance potential" are disregarded for all federal income tax purposes. If such transfer is disregarded, the purported transferor of such a REMIC Residual Certificate to a non-U.S. Person continues to remain liable for any taxes due with respect to the income on such REMIC Residual Certificate. A transfer of a REMIC Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee Residual Certificateholder amounts that will equal at least 30 percent of each excess inclusion, and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC Residual Certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Second, if a non-U.S. Person transfers a REMIC Residual Certificate to a U.S. Person (or to a non-U.S. Person in whose hands income from the REMIC Residual Certificate would be effectively connected), and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported non-U.S. Person transferor continues to be treated as the owner of the REMIC Residual Certificate. Thus, the REMIC's liability to withhold 30 percent of the accrued excess inclusions is not terminated even though the REMIC Residual Certificate is no longer held by a non-U.S. Person.

  Certain non-substantive, procedural aspects of the withholding rules are scheduled to be amended effective January 1, 2000. It is recommended that prospective investors consult their tax advisors with respect to the effect these changes may have.

 K. State and Local Taxation

  Many states do not automatically conform to changes in the federal income tax laws. Consequently, a REMIC Mortgage Pool that would not qualify as a fixed investment trust for federal income tax purposes may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the REMIC Mortgage Pool formed in, owning mortgages or property in, or having servicing activity performed in a state without conforming REMIC provisions in its income or franchise tax law. Further, REMIC Regular Certificateholders resident in non-conforming states may have their ownership of REMIC Regular Certificates characterized as an interest other than debt of the REMIC such as stock or a partnership interest. Investors are advised to consult their tax advisers concerning the state and local income tax consequences of their purchase and ownership of REMIC Regular Certificates.

III. NON-REMIC TRUST FUNDS

 A. Classification of Trust Funds

  With respect to each series of Trust Certificates for which no election is made to treat the Mortgage Pool as a REMIC, the arrangements pursuant to which such Trust Fund will be administered and such Trust Certificates will be issued will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust whose taxation will be governed by the provisions of subpart E, Part I of subchapter J of the Code and each holder of a Certificate will be treated as holding an equity interest in such grantor trust.

 B. Taxation of Owners of Trust Fractional Certificates

  Each holder of a Trust Fractional Certificate (a "Trust Fractional Certificateholder") will be treated as the owner of an undivided percentage interest in the principal of, and possibly a different undivided percentage interest in the interest portion of, each of the Trust Funds included in a Mortgage Pool. Accordingly, each Trust Fractional Certificateholder must report on its federal income tax return its allocable share of income from its interests, as described below, at the same time and in the same manner as if it had held directly interests in the Mortgage Loans and received directly its share of the payments on such Mortgage Loans. Because those interests represent interests in "stripped bonds" or "stripped coupons" within the meaning of Code Section 1286, such interests would be considered to be newly issued debt instruments, and thus to have no market discount or premium, and the amount of original issue discount may differ from the amount of original issue discount on the Mortgage Loans and the amount includible in income on account of a Trust Fractional Certificate may differ significantly from the amount payable thereon from payments of interest on the Mortgage Loans. Each Trust Fractional Certificateholder may report and deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Company at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. A holder of a Trust Fractional Certificate who is an individual, estate or trust will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts received by Trust Fractional Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Depositor from the Mortgagor will be treated for federal income tax purposes as having the same character as the payments which they replace.

  Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Stripped Mortgage Loans should read the material under the headings "Application of Stripped Bond Rules," "Market Discount and Premium" and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. A "Stripped Mortgage Loan" means a Mortgage Loan having a Retained Yield (as that term is defined below) or a Mortgage Loan included in a Trust Fund having either Trust Interest Certificates or more than one class of Trust Fractional Certificates or identified in the Prospectus Supplement as related to a Class of Trust Certificates identified as representing interests in Stripped Mortgage Loans.

  Purchasers of Trust Fractional Certificates identified in the applicable Prospectus Supplement as representing interests in Unstripped Mortgage Loans should read the material under the headings "Treatment of Unstripped Certificates", "Market Discount and Premium", and "Allocation of Purchase Price" for a discussion of particular rules applicable to their Certificates. However, the IRS has indicated that under some circumstances it will view a portion of servicing and related fees and expenses paid to or retained by the Master Servicer or sub-servicers as an interest in the Mortgage Loans, essentially equivalent to that portion of interest payable with respect to each Mortgage Loan that is retained by the Depositor ("Retained Yield"). If such a view were sustained with respect to a particular Trust Fund, such purchasers would be subject to the rules set forth under "Application of Stripped Bond Rules" rather than those under "Treatment of Unstripped Certificates." The Depositor does not expect any Servicing Fee or Master Servicing Fee to constitute a retained interest in the Mortgage Loans; nevertheless, any such expectation generally will be a matter of uncertainty, and prospective purchasers are advised to consult their own tax advisers with respect to the existence of a retained interest and any effects on investment in Trust Fractional Certificates.

  1. Application of Stripped Bond Rules

  Each Trust Fund will consist of an interest in each of the Mortgage Loans relating thereto, exclusive of the Depositor's Retained Yield, if any. Any Retained Yield will be treated for federal income tax purposes as an ownership interest retained by the Depositor in a portion of each interest payment on the underlying Mortgage Loans. The sale of the Trust Certificates associated with any Trust Fund for which there is a class of Trust Interest Certificates or two or more Classes of Trust Fractional Certificates bearing different interest rates or of Trust Certificates identified in the Prospectus Supplement as representing interests in Stripped Mortgage Loans (subject to certain exceptions which, if applicable, will be stated in the applicable Prospectus Supplement) will be treated for federal income tax purposes as having effected a separation in ownership between the principal of each Mortgage Loan and some or all of the interest payable thereon. As a consequence, each Stripped Mortgage Loan will become subject to the "stripped bond" rules of the Code (the "Stripped Bond Rules"). The effect of applying those rules will generally be to require each Trust Fractional Certificateholder to accrue and report income attributable to its share of the principal and interest on each of the Stripped Mortgage Loans as original issue discount on the basis of the yield to maturity of such Stripped Mortgage Loans, as determined in accordance with the provisions of the Code dealing with original issue discount. For a description of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." See also "Non-Remic Trust Funds--Prepayments" hereof. The yield to maturity of a Trust Fractional Certificateholder's interest in the Stripped Mortgage Loans will be calculated taking account of the price at which the holder purchased the Certificate and the holder's share of the payments of principal and interest to be made thereon. Although the provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Fractional Certificates, in reporting to Trust Fractional Certificateholders the Trustee intends to treat such Certificates as a single obligation with payments corresponding to the aggregate of the payments allocable thereto from each of the Mortgage Loans, and to determine the amount of original issue discount on such certificates accordingly. See "Aggregate Reporting."

  Under Treasury regulations, original issue discount so determined with respect to a particular Stripped Mortgage Loan may be considered to be zero under the de minimis rule described above, in which case it is treated as market discount. See "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Those regulations also provide that original issue discount so determined with respect to a particular Stripped Mortgage Loan will be treated as market discount if the rate of interest on the Stripped Mortgage Loan, including a reasonable Servicing Fee, is no more than one percentage point less than the unstripped rate of interest. See "-- Market Discount and Premium." The Trustee intends to apply the foregoing de minimis and market discount rules on an aggregate poolwide basis, although it is possible that investors may be required to apply them on a loan by loan basis. The loan by loan information required for such application of those rules may not be available. See "Aggregate Reporting."

  Subsequent purchasers of the Certificates may be required to include "original issue discount" in an amount computed using the price at which such subsequent purchaser purchased the Certificates. Further, such purchasers may be required to determine if the above described de minimis and market discount rules apply at the time a Trust Fractional Certificate is acquired, based on the characteristics of the Mortgage Loans at that time.

  Variable Rate Certificates. Purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that there is considerable uncertainty concerning the application of the OID Regulations to Mortgage Loans bearing a variable rate of interest. Although such regulations are subject to a different interpretation, as discussed below, in the absence of other contrary authority in preparing reports furnished to Certificateholders the Trustee intends to treat Stripped Mortgage Loans bearing a variable rate of interest (other than those treated as having market discount pursuant to the regulations described above) as subject to the provisions therein governing variable rate debt instruments. The effect of the application of such provisions generally will be to cause Certificateholders holding Trust Fractional Certificates bearing interest at a Single Variable Rate or at a Multiple Variable Rate (as defined above under "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") to accrue original issue discount and interest as though the value of each variable rate were a fixed rate, which is (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of Closing Date, and
(c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Trust Fractional Certificate. If the interest paid or accrued with respect to such Variable Rate Trust Fractional Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the Certificateholder's taxable income for the taxable period or periods to which such difference relates.

  Prospective purchasers of Trust Fractional Certificates bearing a variable rate of interest should be aware that the provisions in the OID Regulations applicable to variable rate debt instruments may not apply to certain adjustable and variable rate mortgage loans, possibly including the Mortgage Loans, or to Stripped Certificates representing interests in such Mortgage Loans. If variable rate Trust Fractional Certificates are not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, such Certificates may be subject to the provisions of the 1996 Contingent Debt Regulations. The application of those provisions to instruments such as the Trust Fractional Certificates is subject to differing interpretations. Prospective purchasers of variable rate Trust Fractional Certificates are advised to consult their tax advisers concerning the tax treatment of such Certificates.

  Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount on a mortgage loan by mortgage loan basis (or on the basis of the rights to individual payments) taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

  Because the treatment of the Certificates under the OID Regulations is both complicated and uncertain, Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Certificates.

  2. Treatment of Unstripped Certificates

  Mortgage Loans in a Trust Fund for which there is neither any Class of Trust Interest Certificates, nor more than one Class of Trust Fractional Certificates, nor any Retained Yield otherwise identified in the Prospectus Supplement as being unstripped mortgage loans ("Unstripped Mortgage Loans") will be treated as wholly owned by the Trust Fractional Certificateholders of a Trust Fund. Trust Fractional Certificateholders using the cash method of accounting must take into account their pro rata shares of original issue discount as it accrues and qualified stated interest (as described in "REMIC Trust funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount") from Unstripped Mortgage Loans as and when collected by the Trustee. Trust Fractional Certificateholders using an accrual method of accounting must take into account their pro rata shares of qualified stated interest from Unstripped Mortgage Loans as it accrues or is received by the Trustee, whichever is earlier.

  Code Sections 1272 through 1275 provide rules for the current inclusion in income of original issue discount on obligations issued by natural persons on or after March 2, 1984. Generally those sections provide that original issue discount should be included in income on the basis of a constant yield to maturity. However, the application of the original issue discount rules to mortgages is unclear in certain respects. The Treasury Department has issued the OID Regulations relating to original issue discount, which generally address the treatment of mortgages issued on or after April 4, 1994. The OID Regulations would provide a new de minimis rule for determining whether certain self-amortizing installment obligations, such as the Mortgage Loans, are to be treated as having original issue discount. Such obligations would have original issue discount if the points charged at origination (or other loan discount) exceeded the greater of one-sixth of one percent times the number of full years to final maturity or one-fourth of one percent times weighted average maturity. The OID Regulations treat certain variable rate mortgage loans as having original issue discount because of an initial rate of interest that differs from that determined by the mechanism for setting the interest rate during the remainder of the loan, or because of the use of an index that does not vary in a manner approved the OID Regulations. For a description of the general method of calculating the amount of original issue discount see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "Application of Stripped Bond Rules--Variable Rate Certificates."

  A subsequent purchaser of a Trust Fractional Certificate that purchases such Certificate at a cost (not including payment for accrued qualified stated interest) less than its allocable portion of the aggregate of the remaining stated redemption prices at maturity of the Unstripped Mortgage Loans will also be required to include in gross income, for each day on which it holds such Trust Fractional Certificate, its allocable share of the daily portion of original issue discount with respect to each Unstripped Mortgage Loan, but reduced, if the cost of such subsequent purchaser's interest in such Unstripped Mortgage Loan exceeds its "adjusted issue price," by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount allocable to such subsequent purchaser's interest for all days on or after the day of purchase. The adjusted issue price of an Unstripped Mortgage Loan on any given day is equal to the sum of the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Unstripped Mortgage Loan at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of payments made during such accrual period prior to such day other than payments of qualified stated interest.

  3. Market Discount and Premium

  In general, if the Stripped Bond Rules do not apply to a Trust Fractional Certificate, a purchaser of a Trust Fractional Certificate will be treated as acquiring market discount bonds to the extent that the share of such purchaser's purchase price allocable to any Unstripped Mortgage Loan is less than its allocable share of the "adjusted issue price" of such Mortgage Loan. See "Treatment of Unstripped Certificates" and "Application of Stripped Bond Rules." Thus, with respect to such Mortgage Loans, a holder will be required, under Code Section 1276, to include as ordinary income the previously unrecognized accrued market discount in an amount not exceeding each principal payment on any such Mortgage Loans at the time each principal payment is received or due, in accordance with the purchaser's method of accounting, or upon a sale or other disposition of the Certificate. In general, the amount of market discount that has accrued is determined on a ratable basis. A Trust Fractional Certificateholder may, however, elect to determine the amount of accrued market discount on a constant yield to maturity basis. This election is made on a bond-by-bond basis and is irrevocable. In addition, the description of the market discount rules in "Taxation of Owners of REMIC Regular Certificates--Market Discount and Premium" with respect to (i) conversion to ordinary income of a portion of any gain recognized on sale or exchange of a market discount bond, (ii) deferral of interest expense deductions, (iii) the de minimis exception from the market discount rules and
(iv) the elections to include in income either market discount or all interest, discount and premium as they accrue, is also generally applicable to Trust Fractional Certificates. Treasury regulations implementing the market discount rules, including the 1986 Act amendments thereto, have not yet been issued and investors therefore should consult their own tax advisers regarding the application of these rules.

  If a Trust Fractional Certificate is purchased at a premium, under existing law such premium must be allocated to each of the Mortgage Loans (on the basis of its relative fair market value). The portion of any premium allocated to Unstripped Mortgage Loans originated after September 27, 1985 can be amortized and deducted under the provisions of the Code relating to amortizable bond premium. The portion of such premium allocated to Unstripped Mortgage Loans originated on or before September 27, 1985 may only be deducted upon the sale or final distribution in respect of any such Mortgage Loan, as the special rules of the Code that permit the amortization of such premium apply in the case of debt instruments other than corporate and governmental obligations, only to obligations issued after that date. Upon such a sale or final distribution in respect of such a Mortgage Loan, the premium, if any, allocable thereto would be recognized as a short-term or long-term capital loss by a Certificateholder holding the interests in Mortgage Loans represented by such Certificate as capital assets, depending on how long the Certificate had been held.

  The application of the Stripped Bond Rules to Stripped Mortgage Loans will generally cause any premium allocable to Stripped Mortgage Loans to be amortized automatically by adjusting the rate of accrual of interest and discount to take account of the allocable portion of the actual purchase price of the Certificate. In that event, no additional deduction for the amortization of premium would be allowed. It is possible that the IRS may take the position that the application of the Stripped Bond Rules to the Stripped Mortgage Loans should be adjusted so as not to take account of any premium allocable to a Stripped Mortgage Loan originated on or before September 27, 1985. Any such premium would then be subject to the provisions of the Code relating to the amortization of bond premium, including the limitations described in the preceding paragraph on the amortization of premium allocable to Mortgage Loans originated on or before September 27, 1985.

  If a Certificateholder purchases a Certificate for an amount greater than its remaining principal amount, such Certificateholder will be considered to have purchased such Certificate with amortizable bond premium equal in amount to such excess, and may elect to amortize such premium using a constant yield method over the remaining term of the Certificate and to offset interest otherwise required to be included in income in respect of such Certificate by the premium amortized in such year. If such an election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method. The Committee Report states the same rules that apply to accrual of market discount

(which rules may require use of a prepayment assumption in accruing market discount with respect to Certificates without regard to whether such Certificates have original issue discount) would also apply in amortizing bond premium under Code Section 171.

  4. Allocation of Purchase Price

  As noted above, a purchaser of a Trust Fractional Certificate relating to Unstripped Mortgage Loans will be required to allocate the purchase price thereof to the undivided interest it acquires in each of the Mortgage Loans, in proportion to the respective fair market values of the portions of such Mortgage Loans included in the Trust Fund at the time the Certificate is purchased. The Depositor believes that it may be reasonable to make such allocation in proportion to the respective principal balances of the Mortgage Loans, where the interests in the Mortgage Loans represented by a Trust Fractional Certificate have a common remittance rate and other common characteristics, and otherwise so as to produce a common yield for each interest in a Mortgage Loan, provided the Mortgage Loans are not so diverse as to evoke differing prepayment expectations. However, if there is any significant variation in interest rates among the Mortgage Loans, a disproportionate allocation of the purchase price taking account of prepayment expectations may be required.

 C. Taxation of Owners of Trust Interest Certificates

  With respect to each Series of Certificates for which they are identified as counsel to the Depositor in the applicable Prospectus Supplement, each holder of a Trust Interest Certificate (a "Trust Interest Certificateholder") will be treated as the owner of an undivided interest in the interest portion ("Interest Coupon") of each of the Mortgage Loans. Accordingly, and subject to the discussion under "Application of Stripped Bond Rules" below, each Trust Interest Certificateholder is treated as owning its allocable share of the entire Interest Coupon from the Mortgage Loans, will report income as described below, and may deduct its allocable share of the servicing and related fees and expenses paid to or retained by the Depositor at the same time and in the same manner as such items would have been reported under the Trust Interest Certificateholder's tax accounting method had it held directly an interest in the Interest Coupon from the Mortgage Loans, received directly its share of the amounts received with respect to the Mortgage Loans and paid directly its share of the servicing and related fees and expenses. An individual, estate or trust holder of a Trust Interest Certificate will be allowed a deduction for servicing fees in determining its regular tax liability only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income, and will be allowed no deduction for such fees in determining its liability for alternative minimum tax. Amounts, if any, received by Trust Interest Certificateholders in lieu of amounts due with respect to any Mortgage Loan but not received by the Master Servicer from the Mortgagor will be treated for federal income tax purposes as having the same character as the payment which they replace.

  1. Application of Stripped Bond Rules

  A Trust Interest Certificate will be treated for federal income tax purposes as comprised of an ownership interest in a portion of the Interest Coupon of each of the Mortgage Loans (a "Stripped Interest") separated by the Depositor from the right to receive principal payments and the remainder, if any, of each interest payment on the underlying Mortgage Loan. As a consequence, the Trust Interest Certificates will become subject to the Stripped Bond Rules. Each Trust Interest Certificateholder will be required to apply the Stripped Bond Rules to its interest in the Interest Coupon under the method prescribed by the Code, taking account of the price at which the holder purchased the Trust Interest Certificate and the Trust Interest Certificateholder's share of the scheduled payment to be made thereon. The Stripped Bond Rules generally require a holder of Stripped Coupons to accrue and report income from such Stripped Coupons daily on the basis of the yield to maturity of such stripped bonds or coupons, as determined in accordance with the provisions of the Code dealing with original issue discount. For a discussion of the general method of calculating original issue discount, see "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." See also "Prepayments" below. The provisions of the Code and the OID Regulations do not directly address the treatment of instruments similar to Trust Interest Certificates. In reporting to Trust Interest Certificateholders such Certificates will be treated as a single obligation with payment corresponding to the aggregate of the payment allocable thereto from each of the Mortgage Loans. See "Aggregate Reporting."

  Alternatively, Trust Interest Certificateholders may be required by the IRS to treat each scheduled payment on each Stripped Interest (or their interests in all scheduled payments from each of the Stripped Interests) as a separate obligation for purposes of allocating purchase price and computing original issue discount.

  The tax treatment of the Trust Interest Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Trust Interest Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Trust Interest Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with a constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. In general, the rules for accruing original issue discount set forth above in "REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" apply. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price used in reporting original issue discount with respect to a Trust Interest Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Trust Interest Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Trust Interest Certificate may be treated as zero under the original issue discount de minimis rules described above.

  Aggregate Reporting. The Trustee intends in reporting information relating to original issue discount to Certificateholders to provide such information on an aggregate poolwide basis. Applicable law is unclear, however, and it is possible that investors may be required to compute original issue discount either on a mortgage loan by mortgage loan basis or on a payment by payment basis taking account of an allocation of their basis in the Certificates among the interests in the various mortgage loans represented by such Certificates according to their respective fair market values. The effect of an aggregate computation for the inclusion of original issue discount in income may be to defer the recognition of losses due to early prepayments relative to a computation on a mortgage by mortgage basis. Investors should be aware that it may not be possible to reconstruct after the fact sufficient mortgage by mortgage information should a computation on that basis be required by the IRS.

  Because the treatment of the Trust Interest Certificates under current law and the potential application of the 1996 Contingent Debt Regulations are both complicated and uncertain, Trust Interest Certificateholders should consult their tax advisers to determine the proper method of reporting amounts received or accrued on Trust Interest Certificates.

 D. Prepayments

  The Tax Reform Act of 1986 (the "1986 Act") contains a provision requiring original issue discount on certain obligations issued after December 31, 1986 to be calculated taking into account a prepayment assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking account of actual prepayments. Although the proper treatment of interests, such as the Trust Fractional Certificates and the Trust Interest Certificates, in debt instruments that are subject to prepayment is unclear. Legislation recently enacted has extended (for taxable years beginning after such enactment) the rules contained in the 1986 Act to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, it appears that Section 1272(a)(6) would apply to such Certificates. See "Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount." Trust Fractional Certificateholders and Trust Interest Certificateholders should consult their tax advisers as to the proper reporting of income from Trust Fractional Certificates and Trust Interest Certificates, as the case may be, in the light of the possibility of prepayment and, with respect to the Trust Interest Certificates, as to the possible application of the 1996 Contingent Debt Regulations.

 E. Sales of Trust Certificates

  If a Certificate is sold, gain or loss will be recognized by the holder thereof in an amount equal to the difference between the amount realized on the sale and the Certificateholder's adjusted tax basis in the

Certificate. Such tax basis will equal the Certificateholder's cost for the Certificate, increased by any original issue or market discount with respect to the interest in the Mortgage Loans represented by such Certificate previously included in income, and decreased by any deduction previously allowed for premium and by the amount of payments, other than payments of qualified stated interest, previously received with respect to such Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income, as will gain attributable to a Certificate which is part of a "conversion transaction" or which the holder elects to treat as ordinary. See "REMIC Trust Funds--Sales of REMIC Certificates" above. Any remaining gain or any loss will be capital gain or loss if the Certificate was held as a capital asset except to the extent that code Section 582(c) applies to such gain or loss. Capital losses may not, in general, be offset against ordinary income.

 F. Trust Reporting

  The Master Servicer will furnish to each holder of a Trust Fractional Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the Pass-Through Rate. In addition, the Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each holder of a Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Master Servicer deems necessary or desirable to enable holders of Trust Certificates to prepare their tax returns.

 G. Back-Up Withholding

  In general, the rules described in "REMIC Trust Funds--Back-up Withholding" will also apply to Trust Certificates.

 H. Foreign Certificateholders

  Payments in respect of interest or original issue discount (including amounts attributable to servicing fees) on the Mortgage Loans to a Certificateholder who is not a citizen or resident of the United States, a corporation or other entity organized in or under the laws of the United States or of any State thereof, or a United States estate or trust, will not generally be subject to 30% United States withholding tax, provided that such Certificateholder (i) does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the meaning of Code
Section 957) related to, each of the issuers of the Mortgages and (ii) provides required certification as to its non-United States status under penalty of perjury and then will be free of such tax only to the extent that the underlying Mortgages were issued after July 18, 1984. This withholding tax may be reduced or eliminated by an applicable tax treaty. Notwithstanding the foregoing, if any such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax and, in the case of a corporation, to a possible branch profits tax, but will ordinarily be exempt from United States withholding tax provided that applicable documentation requirements are met.

  The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. It is recommended that prospective investors consult their tax advisors regarding the New Regulations.

  I. State and Local Taxation

  In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisers with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("ERISA Plans") and on those persons who are ERISA fiduciaries with respect to the assets of such ERISA Plans. In accordance with the general fiduciary standards of ERISA, an ERISA Plan fiduciary should consider whether an investment in the Certificates is permitted by the documents and instruments governing the Plan, consistent with the Plan's overall investment policy and appropriate in view of the composition of its investment portfolio.

  Employee benefit plans which are governmental plans and certain church plans (if no election has been made under Section 410(d) of the Code) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates subject to the provisions of applicable federal and state law and, in the case of any such plan which is qualified under
Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.

  In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and other plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans") and certain persons ("Parties in Interest") who have certain specified relationships to the Plans and taxes and/or imposes other penalties on any such transaction under ERISA and/or Section 4975 of the Code, unless an exemption applies. If the assets of a Trust Fund are treated for ERISA purposes as the assets of the Plans that purchase or hold Certificates of the applicable Series, an investment in Certificates of that Series by or with "plan assets" of a Plan might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, unless a statutory or administrative exemption applies. Violation of the prohibited transaction rules could result in the imposition of excise taxes and/or other penalties under ERISA and/or Section 4975 of the Code.

PLAN ASSETS REGULATION

  The United States Department of Labor ("DOL") has issued a final regulation (the "Plan Assets Regulation") under which assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan in certain circumstances. Unless the Plan Assets Regulation provides an exemption from this "plan asset" treatment, and if such an exemption is not otherwise available under ERISA, an undivided portion of the assets of a Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transaction rules of ERISA and Section 4975 of the Code, as an asset of each Plan which becomes a Certificateholder of the applicable Series.

  The Plan Assets Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity, excluding interests held by a person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental and other benefit plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to any Trust Fund depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or Class of Certificates will qualify for this exemption.

PROHIBITED TRANSACTION CLASS EXEMPTIONS

  Prohibited Transaction Class Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts) ("PTCE 83-1") permits, subject to certain conditions, certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, regardless of whether (a) the mortgage pool is exempt from "plan asset" treatment or (b) the transactions would otherwise be prohibited under ERISA or Section 4975 of the Code. A Series of Certificates will be an "Exempt Series" if the general conditions (described below) of PTCE 83-1 are satisfied, and if the applicable Series of Certificates evidences ownership interests in Trust Assets which do not include Mortgage Certificates, Cooperative Loans, Mortgage Loans secured by cooperative buildings, Mortgage Loans secured by Multifamily Property, Mortgage Loans secured by unimproved real property, Contracts, a Pre-Funding Account, or a swap agreement (collectively "Nonexempt Assets"). An investment by a Plan in Certificates of an Exempt Series (1) will be exempt from the prohibitions of Section 406(a) of ERISA (relating generally to Plan transactions involving Parties in Interest who are not fiduciaries) if the Plan purchases the Certificates at no more than fair market value, and (2) will be exempt from the prohibitions of Sections 406(b)(1) and (2) of ERISA (relating generally to Plan transactions with fiduciaries) if, in addition,
(i) the purchase is approved by an independent fiduciary, (ii) no sales commission is paid to the Depositor as Mortgage Pool sponsor, (iii) the Plan does not purchase more than 25% of the Certificates of that Series and (iv) at least 50% of the Certificates of that Series is purchased by persons independent of the Depositor, the Trustee and the Insurer, as applicable. PTCE 83-1 will not apply to a Series of Certificates with respect to which the Trust Assets include Nonexempt Assets (a "Nonexempt Series"). See "The Trust Fund--The Mortgage Pools", "--The Contract Pools" and "--Pre-Funding." Accordingly, it appears that PTCE 83-1 will not exempt Plans that acquire Certificates of a Nonexempt Series from the prohibited transaction rules of ERISA and Section 4975 of the Code. The applicable Prospectus Supplement will state whether a Series of Certificates is an Exempt Series or a Nonexempt Series.

  PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction to be eligible for exemption: (1) the existence of a pool trustee who is not an affiliate of the pool sponsor; (2) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payment due to property damage or defaults in loan payments; and (3) a limitation on the amount of the payment retained by the pool sponsor, together with other benefits inuring to it, to not more than adequate consideration for selling the mortgage loans and reasonable compensation for services provided by the pool sponsor to the mortgage pool.

  The Trustee for all Series will be unaffiliated with the Depositor, and, accordingly, the first general condition will be satisfied. With respect to the second general condition of PTCE 83-1, the credit support method represented by the issuance of a Subordinated Class or Subclasses of Certificates and/or the establishment of a Reserve Fund, with respect to any Exempt Series for which such a method of Credit Support is provided (see "Credit Support--Subordinated Certificates" and "--Reserve Fund"), is substantially similar to a system for protecting Certificateholders against reductions in pass-through payments which has been reviewed and accepted by the DOL as an alternative to pool insurance or a letter of credit indemnification system. This may support a Plan fiduciary's conclusion that the second general condition is satisfied with respect to any such Exempt Series although, in the absence of a ruling to this effect, there can be no assurance that these features will be so viewed by the DOL. In addition, the Depositor intends to use its best efforts to establish, for each Exempt Series for which credit support is provided by a Letter of Credit (see "Credit Support--Letters of Credit") and/or the insurance arrangements set forth above under "Description of Insurance" (an "Insured Series"), a system that will adequately protect the Mortgage Pools and indemnity Certificateholders of the applicable Series against pass-through payment reductions resulting from property damage or defaults in loan payments. With respect to the third general condition of PTCE 83-1, the Depositor intends to use its best efforts to establish a compensation system which will produce for the Depositor total compensation that will not exceed adequate consideration for forming the Mortgage Pool and selling the Certificates. However, the Depositor does not guarantee that its systems will be sufficient to meet the second and third general conditions (described above) with respect to any Exempt Series.

  If an Exempt Series of Certificates is subdivided into two or more Classes or Subclasses which are entitled to disproportionate allocations of the principal or interest payments on the Mortgage Loans held by the applicable Trust Fund, the availability of the exemption afforded by PTCE 83-1 may be adversely affected, as described in the applicable Prospectus Supplement. Moreover, if the Certificateholders of any Class or Subclass of Certificates are entitled to pass-through payment of principal (but no or only nominal interest) or interest (but no or only nominal principal), PTCE 83-1 will not exempt Plans which acquire Certificates of that Class or Subclass from the prohibited transaction rules of ERISA and Section 4975 of the Code.

  If an Exempt Series of Certificates includes a Class of Subordinated Certificates, PTCE 83-1 will not provide an exemption from the prohibited transaction rules of ERISA and Section 4975 of the Code for Plans that acquire such Subordinated Certificates.

  If for any reason PTCE 83-1 does not provide an exemption for a particular Plan Certificateholder, one of five other prohibited transaction class exemptions issued by the DOL might apply, i.e., PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers), PTCE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan Certificateholder or, even if it were to apply, that the available exemptive relief would apply to all transactions involving the applicable Trust Fund. Any person who is a fiduciary by reason of his or her authority to invest "plan assets" of any Plan (a "Plan investor") and who is considering the use of "plan assets" of any Plan to purchase of the offered Certificates should consult with its counsel with respect to the potential applicability of ERISA and Section 4975 of the Code to such investments, and should determine on its own whether PTCE 83-1 or another exemption would be applicable (and whether all conditions have been satisfied with respect to any such exemptions), and whether the offered Certificates are an appropriate investment for a Plan. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER'S PTE

  Credit Suisse First Boston Corporation ("First Boston") is the recipient of a final prohibited transaction exemption, 54 Fed. Reg. 42597 (Oct. 17, 1989), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997) (the "Underwriter's PTE" or "First Boston's PTE" if specified in the applicable Prospectus Supplement), which may accord protection from violations under Sections 406 and 407 of ERISA and Section 4975 of the Code for Plans that acquire Certificates. The Underwriter's PTE applies to certificates (a) which represent (1) a beneficial ownership interest in the assets of a trust and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust, or (2) an interest in a REMIC if the certificates are issued by and are obligations of a trust; and (b) with respect to which First Boston or any of its affiliates is either the sole underwriter, the manager or co-manager of the underwriting syndicate or a selling or placement agent. The corpus of a trust to which the Underwriter's PTE applies may consist of (i) obligations which bear interest or are purchased at a discount and which are secured by (A) single-family residential, multifamily residential or commercial real property (including obligations secured by leasehold interests on such real property) or (B) shares issued by a cooperative housing association; (ii) secured consumer receivables that bear interest or are purchased at a discount; (iii) secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities; and (iv) "guaranteed governmental mortgage pool certificates" (as defined in the Plan Assets Regulation).

  Plans acquiring Certificates may be eligible for protection under the Underwriter's PTE if:

    (a) assets of the type included as Trust Assets have been included in other investment pools ("Other Pools");

    (b) certificates evidencing interests in Other Pools have been both (1) rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch IBCA, Inc., and (2) purchased by investors other than Plans, for at least one year prior to a Plan's acquisition of Certificates in reliance upon the Underwriter's PTE;

    (c) at the time of such acquisition, the Class of Certificates acquired by the Plan has received a rating in one of the rating categories referred to in condition (b) above;

    (d) the Trustee is not an affiliate of any member of the Restricted Group (as defined below);

    (e) the applicable Series of Certificates evidences ownership in Trust Assets which may include non-Subordinated Mortgage Certificates (whether or not interest and principal payable with respect to the Mortgage Certificates are guaranteed by the GNMA, FHLMC or FNMA), Contracts but may not include a swap agreement, or, if certain conditions specified in the applicable prospectus supplement are satisfied, a Pre-Funding Account;

    (f) the Class of Certificates acquired by the Plan are not subordinated to other Classes of Certificates of that Series with respect to the right to receive payment in the event of defaults or delinquencies on the underlying Trust Assets;

    (g) the Plan is an "accredited investor" (as defined in Rule 501(a)(1) of Regulation D under the Securities Act);

    (h) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party; and

    (i) the sum of all payments made to and retained by the Underwriter or members of any underwriting syndicate in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Trust Assets to the Trust represents not more than the fair market value of such Trust Assets; and the sum of all payments made to and retained by the Master Servicer and all Servicers represents not more than reasonable compensation for such Servicers' services under the Pooling and Servicing Agreement and reimbursement of such Servicers' reasonable expenses in connection herewith.

  In addition, the Underwriter's PTE will not apply to a Plan's investment in Certificates if the Plan fiduciary responsible for the decision to invest in a Class of Certificates is a Mortgagor or Obligor with respect to more than 5% of the fair market value of the obligations constituting the Trust Assets or an affiliate of such person, unless:

    (1) in the case of an acquisition in connection with the initial issuance of any Series of Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group;

    (2) the Plan's investment in any Class of Certificates does not exceed 25% of the outstanding Certificates of that Class at the time of acquisition;

    (3) immediately after such acquisition, no more than 25% of the Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interest in trusts sponsored or containing assets sold or serviced by the same entity; and

    (4) the Plan is not sponsored by the Depositor, any Underwriter, the Trustee, any Servicer, any Pool, Special Hazard or Primary Mortgage Insurer or the obligor under any other credit support mechanism, a Mortgagor or Obligor with respect to obligations constituting more than 5% of the aggregate unamortized principal balance of the Trust Assets on the date of the initial issuance of Certificates, or any of their affiliates (the "Restricted Group").

  Each Series of Certificates generally is expected to satisfy condition (a) unless otherwise specified in the applicable Prospectus Supplement. If a Series includes a Class of Subordinated Certificates, that Class will not satisfy condition (f). Additionally, the Prospectus permits the issuance of Certificates rated in one of the four highest rating categories, so a particular Class of a Series may not satisfy condition (c).

  Whether the other conditions in the Underwriter's PTE will be satisfied as to Certificates or any particular Class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that Class. Any Plan investor who proposes to use "plan assets" of a Plan to acquire Certificates in reliance upon the Underwriter's PTE should determine whether the Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of the Underwriter's PTE.

GENERAL CONSIDERATIONS

  Any member of the Restricted Group, a Mortgagor or Obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Plan. In that event, the acquisition or holding of Certificates of the applicable Series or Class by, on behalf of or with "plan assets" of such Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless PTCE 83-1, the Underwriter's PTE or another exemption is available. Accordingly, before a Plan Investor makes the investment decision to purchase, to commit to purchase or to hold Certificates of any Series or Class, the Plan Investor should determine (a) whether the second and third general conditions and the specific conditions (described briefly above) of PTCE 83-1 have been satisfied; (b) whether the Underwriter's PTE is applicable and adequate exemptive relief is available; (c) whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code; or (d) whether an exemption from "plan asset" treatment is available to the applicable Trust Fund. The Plan Investor should also consult the ERISA discussion, if any, in the applicable Prospectus Supplement for further information regarding the application of ERISA to any Series or Class of Certificates.

  Subordinated Certificates are not available for purchase by or with "plan assets" of any Plan, other than an insurance company general account which satisfies the conditions set forth in Sections I and III of PTCE 95-60 or a governmental or church plan which is not subject to ERISA or Section 4975 of the Code (as described above), and any acquisition of Subordinated Certificates by, on behalf of or with "plan assets" of any such Plan will be treated as null and void for all purposes.

INSURANCE COMPANY GENERAL ACCOUNTS

  In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations (the "401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute "plan assets." Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute "plan assets," unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as "plan assets." In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as "plan assets" of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) or ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

  ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE CERTIFICATES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH CERTIFICATES.

                               LEGAL INVESTMENT

  The applicable Prospectus Supplement for a Series of Certificates will specify whether a Class or Subclass of such Certificates, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a "mortgage related security" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Such Class or Subclass, if any, constituting a "mortgage related security" will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies, trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

  Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or Subclasses of Certificates), except under limited circumstances.

  The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities" ("TB 13a"), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of the Offered Certificates may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

  The predecessor to the OTS issued a bulletin entitled "Mortgage Derivative Products and Mortgage Swaps" applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such

"high-risk" mortgage derivative securities include securities such as the Class B Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

  On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement (the "1998 Policy Statement") applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration (the "NCUA") and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

  Investors should consult their own legal advisers in determining whether and to what extent such Certificates constitute legal investments for such investors.

                             PLAN OF DISTRIBUTION

  Each Series of Certificates offered hereby and by means of the related Prospectus Supplements may be sold directly by the Depositor or may be offered through Credit Suisse First Boston Corporation, an affiliate of the Depositor, or underwriting syndicates represented by Credit Suisse First Boston Corporation (the "Underwriters"). The Prospectus Supplement with respect to each such Series of Certificates will set forth the terms of the offering of such Series or Certificates and each Subclass within such Series, including the name or names of the Underwriters, the proceeds to the Depositor, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell such Certificates will be determined.

  Unless otherwise specified in the Prospectus Supplement, the Underwriters will be obligated to purchase all of the Certificates of a Series described in the Prospectus Supplement with respect to such Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  If so indicated in the Prospectus Supplement, the Depositor will authorize Underwriters or other persons acting as the Depositor's agents to solicit offers by certain institutions to purchase the Certificates from the Depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligation of any purchaser under any such contract will be subject to the condition that the purchase of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The Underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

  The Depositor may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The Depositor may effect such transactions by selling Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Depositor and any purchasers of Certificates for whom they may act as agents.

  The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such Series.

  If and to the extent required by applicable law or regulation, this Prospectus and the attached Prospectus Supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sales.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Certificates offered hereby will be passed upon for the Depositor and for the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                 INDEX OF TERMS

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
- -----                                                           -----------------
1986 Act......................................................            121
1988 Act......................................................            110
1998 Policy Statement.........................................            129
401(c) Regulations............................................            127
Accrual Distribution Amount...................................             44
ADA...........................................................             95
Advances......................................................             16
AFR...........................................................            119
Agreement.....................................................             41
Alternative Credit Support....................................             11
appraised value...............................................             36
Approved Sale.................................................             77
APR...........................................................             35
ARM Loans.....................................................             27
Asset Conservation Act........................................             92
Balloon Mortgage Loans........................................             22
Borrower......................................................             81
Buy-Down Fund.................................................         15, 29
Buy-Down Loans................................................             29
Cede..........................................................             24
CERCLA........................................................         23, 91
Certificate Account...........................................             50
Certificate Principal Balance.................................              4
Certificateholders............................................         25, 28
Certificates..................................................           1, 4
Class.........................................................           1, 4
Closing Date..................................................            102
Code..........................................................         16, 41
Commercial Mortgage Loans.....................................              5
Commercial Property...........................................              5
Commission....................................................              2
Contingent Debt Regulations...................................            106
Contract Loan-to-Value Ratio..................................              8
Contract Pool.................................................      1, 5, 101
Contract Schedule.............................................             47
Contracts.....................................................   1, 5, 20, 35
Converted Mortgage Loan.......................................             26
Cooperative...................................................              5
Cooperative Dwelling..........................................              5
Cooperative Loans.............................................              5
Current value.................................................            103
Custodial Account.............................................             50
Custodial Agreement...........................................             35
Custodian.....................................................             35
Cut-off Date..................................................             26
Debt Service Reduction........................................             89
Deferred Interest.............................................             27
Deficiency Event..............................................             66
Deficient Valuation...........................................             89

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
- -----                                                           -----------------
Definitive Certificates.......................................            24
Deleted Contract..............................................            36
Deleted Mortgage Certificates.................................            45
Deleted Mortgage Loans........................................            46
Deposit Trust Agreement.......................................            41
Depositor.....................................................             1
Determination Date............................................            53
Discount Certificate..........................................            10
Discount Certificates.........................................            39
Distribution Date.............................................             6
DOL...........................................................           123
DTC...........................................................            24
Due Date......................................................            28
Due Period....................................................            44
ERISA.........................................................       16, 123
ERISA Plans...................................................           123
Escrow Account................................................            57
FBSC..........................................................            37
FHA...........................................................     1, 27, 32
FHA Experience................................................            39
FHA Loans.....................................................            27
First Boston..................................................           125
First Boston PTE..............................................           125
Garn-St Germain Act...........................................            90
GPM Fund......................................................        15, 29
GPM Loans.....................................................            29
HUD...........................................................            32
Initial Deposit...............................................            14
Installment Contracts.........................................            30
Insurance Proceeds............................................            51
Insured.......................................................            59
Insured Series................................................           124
Interest Coupon...............................................           120
Interest Distribution.........................................            43
Interest Rate.................................................             4
Interest Weighted Class.......................................             4
Interest Weighted Subclass....................................             4
IRS...........................................................        17,102
L/C Bank......................................................        11, 68
L/C Percentage................................................        12, 68
Lease.........................................................            94
Lender........................................................            80
Lessee........................................................            94
Letter of Credit..............................................            11
Liquidating Loan..............................................            11
Liquidation Proceeds..........................................            51
Loan- to-Value Ratio..........................................             7
Loss..........................................................            73
Manufactured Home.............................................             8

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
- -----                                                           -----------------
Mixed-Use Mortgage Loans......................................             5
Mixed-Use Property............................................             5
Mortgage Certificates.........................................         1, 34
Mortgage Loan Groups..........................................            28
Mortgage Loans................................................     1, 5, 101
Mortgage Notes................................................            26
Mortgage Pool.................................................     1, 5, 101
Mortgaged Property............................................             7
Mortgagor.....................................................             7
Mortgagor Bankruptcy Bond.....................................            11
Multi-Class Certificates......................................             4
Multifamily Mortgage Loans....................................             5
Multifamily Property..........................................             5
Multiple Variable Rate........................................           105
New Regulations...............................................           122
NCUA..........................................................       93, 129
non-U.S. Person...............................................           114
Nonexempt Assets..............................................           124
Nonexempt Series..............................................           124
Obligor.......................................................            38
OID Regulations...............................................           101
Originator....................................................            31
Other Pools...................................................           126
OTS...........................................................           128
Outstanding Balance...........................................            89
Parties in Interest...........................................           123
Pass-Through Rate.............................................             4
Payment Deficiencies..........................................            69
Percentage Interest...........................................         1, 26
Performance Bond..............................................            36
Plan Assets...................................................           128
Plan Assets Regulation........................................           124
Plan Investor.................................................           125
Plans.........................................................           123
Policy Statement..............................................           129
Pool Insurance Policy.........................................            11
Pool Insurer..................................................            12
Pooling and Servicing Agreement...............................        28, 41
Pre-Funded Amount.............................................         9, 36
Pre-Funding Account...........................................         9, 36
Pre-Funding Period............................................         9, 36
Premium Certificate...........................................            10
Premium Certificates..........................................            38
Prepayment Assumption.........................................           102
Primary Insurer...............................................            52
Primary Mortgage Insurance Policy.............................            12
Primary Mortgage Insurer......................................            59
Principal Distribution........................................            43
Principal Prepayments.........................................            13
Principal Weighted Class......................................             4

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
- -----                                                           -----------------
Principal Weighted Subclass...................................             4
PTCE 83-1.....................................................           123
Purchase Price................................................            48
Qualified Floating Rate.......................................           103
Rating Agency.................................................          1, 5
RCRA..........................................................            92
Realized Loss.................................................            62
Record Date...................................................            43
Reference Agreement...........................................            41
Relief Act....................................................            93
REMIC.........................................................    1, 16, 100
REMIC Certificateholders......................................           101
REMIC Certificates............................................           100
REMIC Mortgage Pool...........................................           100
REMIC Provisions..............................................           101
REMIC Regular Certificate.....................................           101
REMIC Regulations.............................................           101
REMIC Residual Certificate....................................           101
Required Distribution.........................................            71
Required Reserve..............................................        14, 69
Reserve Fund..................................................            11
Residual Certificates.........................................             4
Residual Owner................................................           108
Restricted Group..............................................           127
Retained Yield................................................           116
Securities Act................................................            42
Senior Certificates...........................................            11
Senior Class..................................................             4
Senior Prepayment Percentage..................................            70
Senior Subclass...............................................             4
Series........................................................          1, 4
Servicemen's Readjustment Act.................................            27
Servicer......................................................            28
Servicing Account.............................................            50
Servicing Agreement...........................................            28
Simple Interest Loans.........................................            30
Single Family Property........................................             5
Single Variable Rate..........................................           103
Single-class REMIC............................................           112
SMMEA.........................................................       18, 128
SPA...........................................................            39
Special Distributions.........................................         7, 54
Special Hazard Insurance Policy...............................            15
Special Servicer..............................................        28, 56
Specially Serviced Mortgage Loans.............................            56
Standard Hazard Insurance Policy..............................            57
Standard Terms................................................            41
Startup day...................................................           113
Stated Principal Balance......................................             4

                                                                 PAGE ON WHICH
                                                                TERM IS DEFINED
TERM                                                           IN THE PROSPECTUS
- -----                                                           -----------------
Stated Principal Distribution Amount..........................           45
Stripped Bond Rules...........................................          116
Stripped Interest.............................................          121
Stripped Mortgage Loan........................................          116
Subclass......................................................         1, 4
Subordinated Amount...........................................           11
Subordinated Certificates.....................................           11
Subordinated Class............................................            4
Subordinated Pool.............................................           14
Subordinated Subclass.........................................            4
Substitute Contract...........................................           36
Substitute Mortgage Certificates..............................           45
Substitute Mortgage Loans.....................................           46
TB13a.........................................................          128
Title V.......................................................           99
Title VIII....................................................           93
Trust Assets..................................................        5, 34
Trust Certificates............................................      17, 101
Trust Fractional Certificate..................................          101
Trust Fractional Certificateholder............................          115
Trust Fund....................................................         1, 5
Trust Interest Certificate....................................          101
Trust Interest Certificateholder..............................          120
U.S. Person...................................................          114
UCC...........................................................           86
Unaffiliated Sellers..........................................           30
Underwriter's PTE.............................................          125
Underwriters..................................................          130
Unstripped Mortgage Loans.....................................          118
VA............................................................        1, 27
VA Loans......................................................           27

[Version A- Mixed Use, Commercial Properties.]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY STATE.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED              , 19
- --------------------------------------------------------------------------------
                   P R O S P E C T U S   S U P P L E M E N T
                        (To Prospectus dated     , 19  )
- --------------------------------------------------------------------------------

                              $     (Approximate)
             Credit Suisse First Boston Mortgage Securities Corp.

                                   Depositor

               Conduit Mortgage Pass-Through Certificates, Series
                               % Pass-Through Rate

                 Principal and interest payable on the 25th day
                       of each month, beginning     , 19

                                  -----------

  THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF FIRST BOSTON MORTGAGE SECURITIES CORP. OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

  The Conduit Mortgage Pass-Through Certificate, Series (the "Certificates") offered hereby evidence undivided fractional interests in a trust to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") on
or about      , 199  (the "Trust"). The Trust property will consist of a pool of [conventional] [fixed-rate] one- to four-family residential mortgage loans [and mortgage loans secured by commercial real estate properties and/or mixed residential/commercial properties] [and] [mortgage participation certificates evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The initial Mortgage Loans will be transferred to the Trust, pursuant to a Pooling and Servicing Agreement (as defined herein), dated as of , 19 , by the Depositor in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus. The Pooling and Servicing Agreement provides that additional mortgage loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from the Depositor
from time to time on or before        with funds on deposit in the Pre-Funding
Account (as defined herein). On the Delivery Date approximately $      will be
deposited with the Trustee in the Pre-Funding Account, which amounts are intended to be used to acquire Subsequent Mortgage Loans. The Certificates offered by this Prospectus Supplement constitute a separate series of the Certificates being offered by the Depositor from time to time pursuant to its Prospectus dated , 199 , which accompanies this Prospectus Supplement and of which this Prospectus Supplement forms a part. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

  The Underwriter[s] [do[es] not] intend[s] to make a secondary market for the Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

[The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Federal Income Tax Consequences" in the Prospectus.]
                                  -----------

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  NOR HAS  THE  COMMISSION PASSED  UPON  THE ACCURACY  OR
  ADEQUACY  OF THIS  PROSPECTUS  SUPPLEMENT  OR THE  PROSPECTUS  TO WHICH  IT
   RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  Prospective investors should consider the material risk factors set forth under Risk Factors commencing on page S-6 of this Prospectus Supplement and in the Prospectus on page 19.

  Prospective investors should consider the limitations discussed under ERISA Considerations herein and in the accompanying Prospectus.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                  Price to  Underwriting Proceeds to the
                 Public (1)   Discount   Depositor (1)(2)
- - ---------------------------------------------------------
Per Certificate       %           %              %
- ----------------------------------------------------------
Total              $           $              $
- ----------------------------------------------------------
- ----------------------------------------------------------

(1)Plus accrued interest, if any, at the applicable rate from        , 19 .
(2)Before deduction of expenses payable by the Depositor estimated at $      .

                                  -----------

  The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [their] [its] right to reject orders in whole or in part. It is expected that the Certificates, in definitive fully registered form, will be ready for delivery on or about
      , 19 .

                          Credit Suisse First Boston
- --------------------------------------------------------------------------------

            The date of this Prospectus Supplement is       , 19  .

  This Prospectus Supplement does not contain complete information about the Certificates offered hereby. Additional information is contained in the Prospectus, and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

  Until      , 19  , all dealers effecting transactions in the Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ----------------

                             AVAILABLE INFORMATION

  The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings given in the Prospectus.

SECURITIES OFFERED........  Conduit Mortgage Pass-Through Certificates, Series
                               ,   % Pass-Through Rate (the "Certificates").


AMOUNT....................  $       (Approximate: subject to a permitted
                             variance of up to 5%).

DEPOSITOR.................  Credit Suisse First Boston Mortgage Securities Corp.
                             (the "Depositor").

MASTER SERVICER...........

[SPECIAL SERVICER.........]

DENOMINATIONS.............  The minimum denomination of a Certificate (a
                             "Single Certificate") will initially represent
                             approximately $       aggregate principal amount
                             of Mortgage Loans.

CUT-OFF DATE..............        , 19  .

DELIVERY DATE.............  On or about       , 19  .

INTEREST..................  Passed through monthly at the rate of   % per annum
                             (the "Pass-Through Rate"), on the day of each month (each, a "Distribution Date") commencing
                                  , 19  .

PRINCIPAL (INCLUDING        Passed through monthly on the Distribution Date,
PREPAYMENTS)..............   commencing       , 19  .

INITIAL MORTGAGE POOL.....  The initial Mortgage Pool will consist of [fixed rate], fully-amortizing, [level-payment] mortgage loans [and mortgage participation certificates evidencing participation interests in such mortgage loans that meet the requirements of the nationally recognized rating agency or agencies rating the Certificates (collectively the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] secured by mortgages [on one- to four-family residential properties] [and commercial real estate properties and/or mixed residential/commercial properties]
                             [located in the states of      , and       (the
                             "Mortgage Loans").] All Mortgage Loans will have original maturities of at least [15 but no more than 30] years. [As of the Cut-Off Date, the aggregate principal balance of the Mortgage Loans secured by commercial real estate properties represent approximately [__% [less than 10%]] of the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool.] See "Description of the Mortgage Pool and the Underlying Properties" herein.

PRE-FUNDING ACCOUNT.......  On the Delivery Date, $     (the "Original Pre-
                             Funded Amount") will be deposited in the Pre-Funding Account, which account will be in the name of, and maintained by, the Trustee on behalf of the Trust Fund. The amount in the Pre-Funding Account (the "Pre-Funded Amount") will be maintained in the Pre-Funded Account during the period (the "Funding Period") from and including the Delivery Date until the earliest of (i) the date on which the Pre-Funded Amount is less than $100,000, (ii) the date on which an event of default under the Pooling and
                             Servicing Agreement occurs and (iii)       . The
                             Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Subsequent Mortgage Loans purchased by the Trust on any date (each, a"Subsequent Transfer Date") must satisfy the criteria set forth in the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the holders of the Certificates as described below under "Mandatory Prepayment of Certificates." Although no assurance can be given, it is intended that the principal balance of the Subsequent Mortgage Loans sold to the Trust will require application of substantially all of the Original Pre-Funded Amount and it is not intended that there will be any significant amount of principal prepaid to the holders of the Certificates from the Pre-Funding Account; however, it is unlikely that the Depositor will deliver Subsequent Mortgage Loans with an aggregate principal balance exactly equal to the Original Pre-Funded Amount. All investent income on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account.


CAPITALIZED INTEREST
  ACCOUNT.................. On the Delivery Date, cash will be deposited in a trust account maintained by the Trustee (the
                             "Capitalized Interest Account") in the name of the Trustee on behalf of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be applied by the Trustee to fund interest at the weighted average of the Pass-Through Rates on the Certificates during the Funding Period on the Pre-Funded Amount. Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be distributed to the Depositor on the
                             Distribution Date occurring in         .

MANDATORY PREPAYMENT
  OF CERTIFICATES.......... In the event that at the end of the Funding Period, not all of the Original Pre-Funded Amount has been used to acquire Subsequent Mortgage Loans, then the class or classes of Certificates then entitled to receive payments of principal will receive a
                             prepayment on the Distribution Date in         in
                             an amount equal to the portion of the Pre-Funded Amount related to such class or classes remaining at the end of the Funding Period.

RISK FACTORS..............  For discussion of material risk factors that should be considered with respect to an investment in the Certificates, see "Risk Factors" herein and in the related Prospectus.

[LETTER OF CREDIT.........  The maximum liability of [      ] under an
                             irrevocable standby letter of credit for the Mortgage Pool (the "Letter of Credit"), net of unreimbursed payments thereunder, will be no more than [10%] of the initial aggregate principal balance of the Mortgage Pool (the "Letter of Credit Percentage"). The maximum amount available to be paid under the Letter of Credit will be determined in accordance with the Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount of frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency, in order to obtain a rating in one of the two highest rating categories of such Rating Agency. The amount available under the Letter of Credit shall be reduced by the amount of unreimbursed payments thereunder. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

[POOL INSURANCE POLICY....  [Neither the Certificates nor the Mortgage Loans
                             will be insured or guaranteed by any governmental agency.] Subject to the limitations described herein, a pool insurance policy for certain of the Mortgage Loans (the "Pool Insurance Policy") will cover losses due to default on such Mortgage Loans in an initial amount of not less than [5%] of the aggregate principal balance as of the Cut-off Date of all Mortgage Loans that are not covered as to their entire outstanding principal balance by primary policies of mortgage guaranty insurance. The Pool Insurance Policy will be subject to the limitations described under "Description of Insurance--the Pool Insurance Policy" in the Prospectus.]

HAZARD INSURANCE (AND
SPECIAL HAZARD INSURANCE    All of the Mortgage Loans will be covered by
POLICY....................   standard hazard insurance policies insuring
                             against losses due to various causes, including
                             fire, lightning and windstorm. [An insurance
                             policy (the "Special Hazard Insurance Policy")
                             will cover losses with respect to the Mortgage
                             Loans that result from certain other physical
                             risks that are not otherwise insured against
                             (including earthquakes and mudflows). The Special
                             Hazard Insurance Policy will be limited in scope
                             and will cover losses in an initial amount equal
                             to the greater of   % of the aggregate principal
                             balance of the Mortgage Loans or times the unpaid principal balance of the largest Mortgage Loan.]
                             Any hazard losses not covered by [either] standard hazard insurance policies [or the Special Hazard
                             Insurance Policy] will not be insured against and [, to the extent that the amount available under the Letter of Credit or any alternative method of credit support is exhausted,] will be borne by holders of the Certificates (the
                             "Certificateholders"). The hazard insurance policies [and the Special Hazard Insurance Policy] will be subject to the limitations described under "Description of Insurance--Hazard Insurance" [and
                             "--Special Hazard Insurance Policies"] in the
                             Prospectus.

[MORTGAGOR BANKRUPTCY       The Depositor will obtain a bond or similar form of
BOND......................   insurance coverage (the "Mortgagor Bankruptcy
                             Bond"), providing coverage against losses that result from proceedings with respect to obligors under the Mortgage Loans (the "Mortgagors") under the federal Bankruptcy Code. See "Description of the Certificates--Mortgagor Bankruptcy Bond" herein and "Description of Insurance--The
                             Mortgagor Bankruptcy Bond" in the Prospectus.]

[OPTIONAL TERMINATION.....  The Depositor may, at its option, repurchase from the Trust all Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Mortgage Loans is less than [10%] of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. The repurchase price will equal the aggregate unpaid principal balance of such Mortgage Loans together with accrued interest thereon at the Pass-Through Rate through the last day of the month during which such repurchase occurs, plus the appraised value of any property acquired in respect thereof. [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Internal Revenue Code of 1986 (the "Code") so as to constitute a "qualifying liquidation" thereunder.]. See "Description of the Certificates--Termination; Repurchase of
                             Certificates in the Prospectus."]

ADVANCES..................
                            The Servicers of the Mortgage Loans (and the Master
                             Servicer, with respect to each Mortgage Loan that it services directly and otherwise, to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans under certain circumstances. See "Description of the Certificates--Advances" in the Prospectus.

TRUSTEE...................                                     . See
                             "Description of the Certificates--Trustee" herein.

CERTIFICATE RATING........  It is a condition of issuance that the Certificates be rated in one of the two highest rating categories of the Rating Agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" in the Prospectus.

ERISA CONSIDERATIONS......
                            See "ERISA Considerations" in the Prospectus [and
                             herein].

LEGAL INVESTMENT..........  The Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" in the Prospectus.

TAX ASPECTS...............  An election for the Mortgage Loans to be treated as a REMIC ("real estate mortgage investment conduit") will [not] be made. [Accordingly, the Certificates will be REMIC Certificates. The Class [LIST] Certificates will be REMIC regular interests and the Class R will be a REMIC residual interest. [Accordingly, the Certificates will be Trust Certificates and the Trust will be a [grantor trust] for federal income tax purposes.] [The Class [LIST] Certificates will be treated as being issued with original issue discount for federal tax purposes.] The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.

- ---------

* If the Prospectus Supplement for a Series of Certificates provides that [Brown & Wood LLP][Cadwalader, Wickersham & Taft][Dewey Ballantine][Orrick, Herrington & Sutcliffe LLP] will pass upon the material federal income tax consequences of the Certificates for the Depositor, then such Prospectus Supplement will contain tax disclosure substantially similar to the disclosure set forth in Version E under "Summary of Terms--Tax Aspects" and " Federal Income Tax Consequences."

                                [RISK FACTORS]

     Concentration of Mortgage Loans; Borrowers. As set forth in the following tables, approximately ________% of the Mortgage Loans based on the Initial Pool Balance are secured by more than one Mortgaged Property (________% of such Mortgage Loans being Multi-Property Loans and ________% of such Mortgage Loans being Crossed Loans) and approximately ________% of the Mortgage Loans were made to affiliated borrowers that are not cross-collateralized loans ("Related Borrower Loans"). Although securing a Mortgage Loan with multiple properties generally reduces the risk that the inability of a Mortgaged Property to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses, such Mortgaged Properties generally will be managed by the same managers or affiliated managers or will be subject to the management of the same borrowers or affiliated borrowers.

     Concentrations of Mortgage Loans with the same borrower or related borrowers can pose increased risks. For example, if an entity that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at another Mortgaged Property in order to satisfy current expenses with respect to the troubled Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans. Securing a Mortgage Loan with more than one Mortgaged Property also imposes certain risks relating to possible fraudulent conveyances. See "Limitations on Enforceability; Cross-Collateralized and Cross-Defaulted Properties" below.

     Limitations on Enforceability; Cross-Collateralized and Cross-Defaulted Properties. ________ of the Mortgage Loans, representing approximately ________% of the Initial Pool Balance and having Cut-off Date Principal Balances ranging from $____________________ to $____________________ are cross-
collateralized and/or cross-defaulted with other Mortgage Loans in the Mortgage Pool. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "Concentration of Mortgage Loans; Borrowers" above.

     Cross-collateralization arrangements involving more than one borrower (as indicated in the table entitled "Related Borrowers" above) could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small amount of capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) the borrower granting such lien was insolvent at the time of such grant, was rendered insolvent by the granting of the lien or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

      [Description of other Risk Factors to be added as appropriate]

        DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING PROPERTIES

  The initial Mortgage Pool will consist of Mortgage Loans evidenced by mortgage notes with aggregate unpaid principal balances outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of approximately
$          . This amount is subject to a permitted upward and downward variance of up to %. The Mortgage Pool will consist of -year, [fixed-rate], fully-amortizing, [level-payment] Mortgage Loans, as more fully described in the Prospectus.

  The weighted average interest rate (individually, a "Mortgage Rate") of the
Mortgage Loans as of the Cut-off Date will be at least   % but no more than
      %. All Mortgage Loans will have Mortgage Rates of at least   % but no more
than   %. The weighted average maturity of the Mortgage Loans, as of the Cut-
off Date, will be at least    years but no more than    years. All Mortgage
Loans will have original maturities of at least      but no more than
years. None of the Mortgage Loans will have been originated prior to or after
     , 19  . None of the Mortgage Loans will have a scheduled maturity later
than      .

  The initial Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Mortgage Loans having such characteristics relative to the outstanding aggregate principal balances of all Mortgage Loans):

    No more than   % of the initial Mortgage Loans will have been originated
before       , 19  , and no more than   % of the initial Mortgage Loans will
have been originated before        , 19  . See "Federal Income Tax
Consequences--Mortgage Pools," "--Taxation of Owners of Trust Fractional Certificates" and "--Market Discount and Premium" in the Prospectus for information regarding such Mortgage Loans.

    At least  % of the initial Mortgage Loans will be Mortgage Loans each having
outstanding principal balances of less than $   .

    No more than   % of the initial Mortgage Loans will be Mortgage Loans each having outstanding principal balances of more than $ .

    No more than   % of the initial Mortgage Loans will have had loan-to-value ratios at origination in excess of 80%, and no Mortgage Loan will have had a loan-to-value ratio at origination in excess of 95%.

    All the Mortgage Loans [,other than the Mortgage Loans secured by commercial properties,] with loan-to-value ratios at origination in excess of 80% will be covered by a policy of private mortgage insurance until the outstanding principal balance is reduced to 75% of the Original Value.

    At least   % of the initial Mortgage Loans will be secured by Mortgages on single-family dwellings.

    No more than % of the initial Mortgage Loans will be secured by Mortgages on condominiums and row houses.

    No more than   %, by aggregate principal balance, of the initial Mortgage
Loans will be Mortgage Loans for which Buy-Down Funds have been provided, and no
more than   % of the outstanding principal balance of any such Mortgage
Loan will be represented by Buy-Down Funds.

    No more than   %, by aggregate principal balance, of the initial Mortgage
Loans will be GPM Loans.

    At least % of the initial Mortgage Loans will be secured by an owner-occupied Mortgaged Property. Such determination will have been made on the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loan that such Mortgagor then intended to occupy the underlying property or, in the absence of such a representation, various factors indicating that the underlying property is owner-occupied.

    No more than [5%] of the initial Mortgage Loans will be secured by Mortgages on properties located in any one zip code or project.

    The initial Mortgage Loans will be secured by Mortgages on properties
located in the states of    .

    [No more than [10%], by aggregate principal balance, of the Mortgage Loans will be secured by commercial real estate properties (such Mortgage Loans, the "Commercial Mortgage Loans").] [ % of the Commercial Mortgage Loans are secured by one or more assignments of leases and rents [,management agreements] [or operating agreements] relating to the Mortgaged Property [and in some cases by certain letters of credit, personal guarantees or both.] [ % of the Commercial Mortgage loans do not provide either for any lockout period in which prepayments are prohibited or for any prepayment premium, penalty or charge in connection with the prepayment thereof, or if such provisions were included in the related Mortgage Notes, they have expired.]

    [     separate groups of Mortgage Loans (the "Cross-Collateralized Mortgage
Loans"; and each such group a "Cross-Collateralized Group") are, solely as among the Mortgage Loans in each such particular group, cross-defaulted and cross-collateralized with each other. Those Cross-Collateralized Groups are as follows:]

   Each Cross-Collateralized Mortgage Loan is identified on Exhibit    as
corresponding to a particular Mortgaged Property (as to such Mortgage Loan, the "Primary Mortgaged Property"); however, such Mortgageed Property, as of the Closing Date, will secure each Mortgage Loan in the applicable Cross-Collateralized Group. Unless the context otherwise requires, references herein to "related Mortgaged Property" (or "related REO Property") are, in the case of a Cross-Collateralized Mortgage Loan, references to the Mortgaged Property that is (or the REO Property that was) designated as the Primary Mortgaged Property for such Mortgage Loan, and references to "related Mortgage Loan" or "related Cross-Collateralized Mortgage Loan" are, in the case of a Mortgaged Property that secures (or an REO Property that secured) a Cross-Collateralized Group, references to the Mortgage Loan in such Cross-Collateralized Group as to which such Mortgaged Property has (or such REO Property had) been designated as the Primary Mortgaged Property. Except where otherwise specifically indicated, statistical information provided herein with respect to the Cross-Collateralized Mortgage Loans is so provided on an individual Mortgage Loan basis without regard to the cross-collateralization, and each Cross-Collateralized Mortgage Loan will be deemed to be secured only by a mortgage lien on the relate Primary Mortgaged Property.]

   [In certain cases a single Mortgage Loan may be secured by mortgage liens on two or more properties that are contiguous or otherwise in close proximity or are operated jointly. For purposes hereof, all such properties will be considered to constitute one Mortgage Property.]

   [Certain of the Cross-Collateralized Groups and the individual Mortgage Loans that are secured by multiple parcels permit individual property releases upon the satisfaction of certain criteria and/or the payment of a release price equal to between 100% and 125% of the allocated loan amount for the property to be released.]

   [Insert addtional disclosure regarding isolating individual properties and risks, rights and obligations of the parties in respect of the Cross-Collateralized groups, as appropriate]

   [No individual Mortgage Loan or Cross-Collateralized Group represents more
than    % of the initial Pool Balance.]

                         TYPES OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                    PROPERTY TYPES                      LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Single family detached.................................         $           .  %
Condominium............................................
Planned Unit Developments..............................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

                            CURRENT LOAN AMOUNTS(1)

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 CURRENT LOAN AMOUNTS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Up to $100,000.........................................         $           .  %
$100,001--150,000......................................
150,001--200,000.......................................
200,001--250,000.......................................
250,001--300,000.......................................
300,001--350,000.......................................
350,001--400,000.......................................
400,001--450,000.......................................
Over $450,001..........................................
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The largest current loan amount is $     and the smallest current loan
    amount is $    .
(2) The average outstanding principal balance is $    .

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 LOAN-TO-VALUE RATIOS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
70.00% or less.........................................         $           .  %
70.01% to 75.00%.......................................
75.01% to 80.00%.......................................
80.01% to 85.00%.......................................
85.01% to 90.00%.......................................                     .
                                                        ----    -----    ------
  Total(1).............................................         $        100.00%
                                                        ====    =====    ======

- --------

(1) The weighted average loan-to-value ratios of the initial Mortgage Loans, based on the principal amount at origination and the principal amount as of the Cut-off Date, respectively, and the lesser of the appraised value at origination and the purchase price paid by the Mortgagor, was % and %, respectively.

                                MORTGAGE RATES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                   MORTGAGE RATES(1)                    LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
   .  % or less........................................         $           .  %
   .  % or less........................................
   .  % or less........................................                     .
   .  % or less........................................                     .
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------

(1) With respect to     % of the Initial Pool Balance, the Mortgage Rate is the
    original Mortgage Rate and does not reflect application of the Index.
(2) The weighted average Mortgage Rate is approximately  % per annum.

                              YEARS OF ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                         YEAR                           LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                        STATES                          LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

  [Mortgage Loans for which the loan-to-value ratio at origination was greater than 80% either (1) will be insured as to payment default for the amount in excess of 75% of the principal balance by a Primary Mortgage Insurance Policy until the principal balance of such Mortgage Loan is reduced below 80% of the lesser of the appraised value at origination or the purchase price of the Mortgaged Property, or (2) will be covered by a [DESCRIPTION OF ALTERNATIVE].]


  Approximately % of the initial Mortgage Loans were made to refinance the related Mortgaged Properties and approximately % of the initial Mortgage Loans have been made to purchase the related Mortgaged Properties. Approximately % of the initial Mortgage Loans will be secured by Mortgaged Properties represented to the originator in the related loan application to be the primary residence of the mortgagor at the time of origination. % of the initial Mortgage Loans are secured by Mortgaged Properties which were second homes of the mortgagor at the time of origination based on representations of the Mortgagor. % of the initial Mortgage Loans were made to finance the purchase of homes represented by the mortgagor to have been acquired for investment purposes.


  At the date of issuance of the Certificates, no initial Mortgage Loan will be delinquent in scheduled payments of principal and interest by more than 30 days and no Mortgage Loan will have been, as of the Cut-off Date, more than 30 days delinquent in scheduled payments of principal and interest more than once in the previous year.




CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS


  The Pooling and Servicing Agreement permits the Trust to purchase from the
Depositor approximately $                in aggregrate principal balance of
Subsequent Mortage Loans as of the related Subsequent Cut-off Date (defined below). Accordingly, the statistical characteristics of the Mortgage Loans will vary as of any Subsequent Cut-off Date upon the acquisition of Subsequent Mortgage Loans. The Subsequent Cut-off Date for any Subsequent Mortgage Loan will be the first day of the month in which the Subsequent Mortgage Loan is transferred to the Trust.


  The obligation of the Trust to purchase Subsequent Mortgage Loans is subject to the following requirements: (i) such Subsequent Mortgage Loan will be current in payment of monthly principal and interest as of the related Subsequent Cut-off Date; (ii) such Subsequent Mortgage Loan must constitute a first lien on the related Mortgaged Property; (iii) the scheduled maturity date of such
Subsequent Mortgage Loan is not later than                   ; (iv) no
Subsequent Mortgage Loan will have an initial Mortgage Rate of less than
per annum or a minimum net Mortgage Rate of less than       %; and (v)
following the purchase of such Subsequent Mortgage Loans by the Trust, the Mortgage Loans (including the Subsequent Mortgage Loans) (a) will have a
weighted average Mortgage Rate of at least       % per annum; (b) will have a
weighted average Loan-to-Value Ratio of not more than     %; (c) will not have
a weighted average remaining term to stated maturity of more than       months;
and (d) will not include any Mortgage Loan with an outstanding principal
balance in excess of $           ; and (vi) will not contain Balloon Loans
representing more than 10% by aggregate principal balance of the Mortgage
Loans in Group 2. Within 15 days following the purchase of a material portion of Subsequent Mortgage Loans, the Depositor will file a Current report on Form 8-K with the Securities and Exchange Commission reflecting additional statistical information regarding such Subsequent Mortgage Loans.


                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms"), as amended and supplemented by a Reference Agreement to be dated as of the Cut-off Date (the "Reference Agreement" and, together with the Standard Terms, the "Pooling and
Servicing Agreement") among the Depositor,          , as master servicer (the
"Master Servicer"), [__________________, as special servicer (the "Special
Servicer")] and                                    , as trustee (the
"Trustee"), a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. Each of the Certificates at the time of issuance will qualify as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

  Distributions of principal and interest as set forth above will be made by the Master Servicer by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office specified in the notice to Certificateholders of such final distribution.

  The Certificates will be transferable and exchangeable on a Certificate Register to be maintained by the Trustee at the office or agency of the Master Servicer maintained for that purpose in New York, New York. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency is currently
located at         .


PRE-FUNDING ACCOUNT


  On the Delivery Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. During the period (the "Funding Period") from and including the Delivery Date until the earliest of (i) the date on which the Pre-Funded Amount is less than $100,000 for each Group, (ii) the date on which an event of default under the Pooling and Servicing Agreement
occurs and (iii)            , the Pre-Funded Amount will be maintained in the
Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the holders of the Certificates entitled to receive principal on the Distribution Date that immediately follows the end of the Funding Period. This payment of such remaining Pre-Funded Amount will result in a principal prepayment of such class of Certificates then entitled to receive distributions of principal.


  Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account.


CAPITALIZED INTEREST ACCOUNT


  On the Delivery Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. The amount on deposit in the Capitalized Interest Account will be used by the Trustee (during the Funding Period) to pay to holders of the Certificates an amount equal to interest accruing at the weighted average of the net Pass-Through Rates on the Certificates on the Pre-Funded Amount. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Depositor and will not thereafter be available for distribution to the holders of the Certificates. Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments.

TRUSTEE

  The Trustee for the Certificates will be
       , a bank organized and existing under the laws of the
              with its principal office located at                    ,
                           .

THE MASTER SERVICER

  The Master Servicer is a        corporation that commenced operation in
     . The Master Servicer is a FNMA/FHLMC approved seller-servicer based in
        . As of        , the Master Servicer serviced, for other investors and
for its own account, approximately       mortgage loans with an aggregate
principal balance in excess of $       . The Master Servicer conducts
operations through         FHA approved branch offices in         . The Master
Servicer originated approximately $        in mortgage loans in 19  . The
Master Servicer's consolidated stockholders' equity as of        was
approximately $ .

  The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

  The Master Servicer shall obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond"), insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Mortgage Loans and to make advances, as described in the Prospectus under "Description of the Certificates--Assignment of Mortgage Loans" and "--Advances," in an amount acceptable to the nationally recognized statistical rating organization or organizations rating the Certificates (collectively, the "Rating Agency").

  The following table sets forth certain information concerning the delinquency experience on residential mortgage loans at the time of purchase by ____________ and were being master serviced by ___________ on _________, 1997 and __________,
1998. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis. The information should not be considered to reflect the credit quality of the Mortgage Loans included in the Mortgage Pool, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. Such historical performance does not purport to be indicative of the future performance of the Mortgage Loans. See "Risk Factors", "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.



                  Delinquency, Foreclosure and Loss Experience

                             (Dollars in Thousands)

                                                  AS OF SEPTEMBER 30,                     AS OF MARCH 31,
                              -----------------------------------------------------   ---------------------
                                 1994           1995            1996        1997        1997         1998
                              -----------------------------------------------------   ---------------------
Total Portfolio                $[      ]     $[      ]        $[     ]    $[      ]   $[     ]    $[      ]

30-59 Days Past Due            [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

60-89 Days Past Due            [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

90 or more Days Past Due       [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

Total Delinquencies as a
 Percentage of Total Portfolio [      ]%     [      ]%        [     ]%     [      ]%  [     ]%    [      ]%

Foreclosures Pending           [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

                                                  AS OF SEPTEMBER 30,                     AS OF MARCH 31,
                              -----------------------------------------------------   ---------------------
                                 1994           1995            1996        1997        1997         1998
                              -----------------------------------------------------   ---------------------

Net Gain (Loss) (1)            $[      ]     $[      ]        $[     ]    $[      ]   $[     ]    $[      ]

Net Gain (Loss) Ratio (2)      [      ]%     [      ]%        [     ]%     [      ]%  [     ]%    [      ]%

(1) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.
(2) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

[THE SPECIAL SERVICER

     [Information to be provided by the Special Servicer]

     The information set forth in the preceding paragraphs concerning the Special Servicer has been provided by it. Accordingly, the Depositor makes no representation as to the accuracy or completeness of such information.]

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The servicing compensation payable to the Master Servicer will be equal to an amount, payable out of each interest payment on a Mortgage Loan, equal to the excess of each interest payment on a Mortgage Loan over the Pass-Through Rate, less [(a)] any servicing compensation payable to the Servicer of such Mortgage Loan under the terms of the agreement with the Master Servicer pursuant to which such Mortgage Loan is serviced (the "Servicing Agreement") (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Servicer) [.] [, and (b) the amount payable to the Depositor, as described below.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to [the Depositor] in respect of each interest payment on a Mortgage
Loan an amount equal to   % of the outstanding principal balance of such
Mortgage Loan before giving effect to any payments due on the preceding Due Date.] The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Mortgage Loan, an amount
equal to   % of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date.
[The servicing compensation payable to the Special Servicer will be equal to [description of Special Servicing compensation to be described]. See "Description of the Certificates--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer [,the Special Servicer] and the Servicers. The Servicers [,the Special Servicer] and the Master Servicer will pay all expenses incurred in connection with their responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

  Investors are advised to consult with their own tax advisors regarding the likelihood that a portion of such servicing compensation might be characterized as an ownership interest in the interest payments on the
Mortgage Loans ("Retained Yield") for federal income tax purposes, by reason of the extent to which either the weighted average Mortgage Rate, or the stated interest rates on the Mortgage Loans exceeds the Pass-Through Rate, and the tax consequences to them of such a characterization. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether the reasonableness of servicing compensation should be determined on a weighted average or loan-
by-loan basis. [The Depositor intends to treat   % of such servicing
compensation and   % of the amount payable to it described above as Retained
Yield for federal income tax purposes in reports to the Certificateholders and to the Internal Revenue Service.] See "Federal Income Tax Consequences--Mortgage Pools" and "--Taxation of Owners of Trust Fractional Certificates" in the Prospectus for information regarding the characterization of servicing compensation [and the amounts payable to the Depositor].

[TERMINATION; REPURCHASE OF MORTGAGE LOANS

  The Pooling and Servicing Agreement provides that the Depositor may purchase from the Trust all Mortgage Loans remaining in the Mortgage Pool and thereby effect early retirement of the Certificates, provided that the aggregate unpaid balances of the Mortgage Loans at the time of such repurchase is less than [10%] of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. The purchase price for any such optional repurchases shall be equal to the outstanding principal balance of such Mortgage Loans, together with accrued interest at the Pass-Through Rate to the first day of the month following such repurchase plus the appraised value of any acquired property with respect to the Mortgage Loans. [Any such repurchase will be effected in compliance with the requirements of Section 86OF(a)(iv) of the Code in order to constitute a "qualifying liquidation" thereunder.] In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

[LETTER OF CREDIT

  The maximum liability of [     ] under the Letter of Credit, net of
unreimbursed payments thereunder, for the Certificates will be no more than [10%] of the aggregate principal balance of the Mortgage Loans on the Cut-off Date. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency rating the Certificates, in order to obtain a rating in one of the two highest rating categories of the Rating Agency. The precise amount of coverage under the Letter of Credit and the duration and frequency of reduction of such coverage will be set forth in the Current Report on Form 8-K referred to above. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

[THE POOL INSURANCE POLICY

  Subject to the limitations described under "Description of Insurance--Pool Insurance Policy" in the Prospectus, the Pool Insurance Policy will cover losses by reason of default on the Mortgage Loans that are not covered as to their entire outstanding principal balances by primary mortgage insurance, in
an amount equal to   % of the aggregate principal balance of such Mortgage
Loans on the Cut-off Date.

  The Pool Insurance Policy will be issued by         , a corporation (the
"Pool Insurer"), which is engaged principally in the business of insuring mortgage loans on residential properties against default in payment by the
Mortgagor. At      , 19  , the Pool Insurer had insurance in force in the form
of primary policies covering approximately $   billion of residential
mortgages. At such date, the Pool Insurer had total assets of approximately
$   million, capital and surplus aggregating $   million and statutory
contingency reserves of $   million, resulting in total policyholders'
reserves of $   million.

  The information set forth above has been provided by the Pool Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[THE SPECIAL HAZARD INSURANCE POLICY

  The Special Hazard Insurance Policy will cover certain risks not otherwise insured against under hazard insurance policies, subject to the limitations
described in the Prospectus, and will be issued by      , a       corporation
(the "Special Hazard Insurer"). Claims under such policy will be limited to
  % of the aggregate principal balance of the Mortgage Loans or    times the
principal balance of the Mortgage Loan with the highest outstanding principal
balance at the Cut-off Date, whichever is greater. At      , 19  , the Special
Hazard Insurer had total assets of approximately $   million and total
policyholders' surplus of $   million. The claims-paying ability of the
Special Hazard Insurer is presently rated by the Rating Agency. In accordance with standard rating agency practice, the Rating Agency may, at any time, revise or withdraw such rating.

  The information set forth above has been provided by the Special Hazard Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[MORTGAGOR BANKRUPTCY BOND

  The Depositor will obtain a bond or similar form of insurance coverage (the "Mortgage Bankruptcy Bond") for proceedings with respect to Mortgagors under the federal Bankruptcy Code. The Mortgagor Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

  The initial amount of coverage provided by the Mortgagor Bankruptcy Bond
will be $      plus the greater of (i)   % of the aggregate principal balances
of the Mortgage Loans secured by second residences and investor-owned
residences or (ii)      times the largest principal balance of any such
Mortgage Loan. The coverage provided by the Mortgagor Bankruptcy Bond will be reduced by payments thereunder.

  The Mortgagor Bankruptcy Bond will be issued by        , a
corporation. At December 31, 19  ,        had admitted assets of approximately
$      and total policyholders' surplus of approximately $     .

  The information set forth above concerning       has been provided by it.
The Depositor makes no representation as to the accuracy or completeness of such information.]

CERTIFICATE RATING

  It is a condition to the issuance of the Certificates that they be rated in one of the two highest categories of the Rating Agency prior to issuance.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        FEDERAL INCOME TAX CONSEQUENCES

An election for the Mortgage Loans to be treated as a REMIC ("real estate mortgage investment conduit") will [not] be made. [Accordingly, the Certificates will be REMIC Certificates. The Class [LIST] Certificates will be REMIC regular interests and generally will be taxable as debt of the REMIC. The Class R will be a REMIC residual interest and the holder thereof will be subject to tax on the net income of the REMIC, which in many periods will exceed the cash distributed on the Certificate. The Class R Certificates are subject to a number of transfer restrictions designed to prevent the avoidance of income tax.]] [Accordingly, the Certificates will be Trust Certificates and the Trust will be a [grantor trust] for federal income tax purposes.] [The Depositor currently expects to treat the Class [LIST] Certificates as being issued with original issue discount for federal tax purposes and the Class [LIST] Certificates as not being issued with original issue discount for federal tax purposes.] The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.

                            [ERISA CONSIDERATIONS]

  [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

  [State whether the Series is an Exempt or a Nonexempt Series (see "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus).]

                                 UNDERWRITING

  The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] Credit Suisse First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase from the Depositor [all] [the following respective principal amounts] of the Certificates:
[UNDERWRITER

      Credit Suisse First Boston
       Corporation................................................. $
                                                                    -----------
          Total.................................................... $         ]
                                                                    ===========


  The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Certificates if any are purchased.

  The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and [through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

               CONCESSION (PERCENT  DISCOUNT (PERCENT OF
               OF PRINCIPAL AMOUNT)  PRINCIPAL AMOUNT)
               -------------------- --------------------
                         %                    %

  After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by [the Underwriter] [the Representative].

  The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

  The legality of the Certificates will be passed upon for the Depositor and for the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP.

                                USE OF PROCEEDS

  The Depositor will apply all of the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans underlying the Certificates. Certain of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in privately negotiated transactions.

[Version B- Residential and Multifamily Properties; Senior-Subordinate; IO
Strip.]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED            ,
- --------------------------------------------------------------------------------
                    P R O S P E C T U S S U P P L E M E N T
                        (To Prospectus dated     , 19 )
- --------------------------------------------------------------------------------
                              $     (Approximate)
             Credit Suisse First Boston Mortgage Securities Corp.
                                   Depositor
          Conduit Mortgage Pass-Through Certificates, Class A, Series
                 Principal and interest payable on the 25th day
                       of each month, beginning     , 19

                                  -----------
  Class A-1   % of principal payments on the Mortgage Loans;   % of interest
payments at an   % pass-through rate on the Mortgage Loans (the "Pass-Through
Rate") (Interest at an   % annual rate on unpaid Class A-1 principal amount)

  Class A-2 No principal payments on the Mortgage Loans;   % of interest
payments at an   % Pass-Through Rate on the Mortgage Loans (Interest at an   %
annual rate on unpaid Class A-2 notional amount)

  The Conduit Mortgage Pass-Through Certificates (the "Certificates") will be composed of two classes (each, a "Class"), entitled Conduit Mortgage Pass-Through Certificates, Class A (the "Class A Certificates"), and Conduit Mortgage Pass-Through Certificates, Class B (the "Class B Certificates"). The Class A Certificates offered hereby will be divided into two subclasses (each, a "Subclass") entitled Class A-1 (the "Class A-1 Certificates") and Class A-2 (the "Class A-2 Certificates") and will evidence undivided percentage ownership interests in a trust (the "Trust") composed of [conventional] [fixed-rate] [one- to four-family residential mortgage loans,] [mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations,] [loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling ("Cooperative Loans"),] [and mortgage participation certificates evidencing participation interests in such loans and meeting the requirements of the nationally recognized rating agency or agencies rating the certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, pursuant to a
Pooling and Servicing Agreement (as defined herein) dated as of      , 199 , by
Credit Suisse First Boston Mortgage Securities Corp. ( the "Depositor") in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus.

  The Class A-1 Certificates evidence ownership of   % of each principal
payment on the Mortgage Loans and   % of each interest payment on the Mortgage
Loans (representing interest at a rate of   % per annum on the unpaid principal
amount of the Class A-1 Certificates). The Class A-2 Certificates evidence
ownership of   % of each interest payment at the Pass-Through Rate on the
Mortgage Loans (representing interest at a rate of   % per annum on the unpaid
notional amount of the Class A-2 Certificates). The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders to the extent described herein and in the Prospectus.

  The yield to investors on the Class A-2 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans with Mortgage Rates that are higher than ___% per annum, which rate may fluctuate significantly over time. A rapid rate of principal payments on such Mortgage Loans could result in the failure of investors in the Class A-2 Certificates to fully recover their initial investments.

  [The Depositor intends to offer the Class B Certificates to sophisticated institutional investors from time to time in transactions not requiring registration under the Securities Act of 1933. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders to the extent described herein and in the Prospectus.]

  The Certificates do not represent an obligation of or interest in Credit Suisse First Boston Mortgage Securities Corp. or any affiliate thereof. Neither the Certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality.

  The Mortgage Loans may be prepaid at any time without penalty. [A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in Class A-1 Certificates, which are being offered at a discount to their principal amount.] Yields on the Class A-2 Certificates will be extremely sensitive to the prepayment experience on the Mortgage Loans, and prospective investors in such Certificates should fully consider the associated risks, including the risk that such investors, in circumstances of higher than anticipated prepayment, could fail to fully recoup their initial investment. See "The Mortgage Pool," "Yield Considerations" and "Maturity and Prepayment Considerations" in this Prospectus Supplement.

  The Underwriter[s] [do[es] not] intend[s] to make a secondary market for the Class A Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market will develop or, if it does develop, that it will continue.

  [The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Federal Income Tax Consequences" in the Prospectus.]
                                  -----------
THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  NOR HAS  THE  COMMISSION PASSED  UPON  THE ACCURACY  OR
  ADEQUACY  OF THIS  PROSPECTUS  SUPPLEMENT  OR THE  PROSPECTUS  TO WHICH  IT
   RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE MATERIAL RISK FACTORS SET FORTH UNDER RISK FACTORS COMMENCING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS ON PAGE 19.

  PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER ERISA CONSIDERATIONS HEREIN AND IN THE ACCOMPANYING PROSPECTUS.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             Price to   Underwriting Proceeds to the
                            Public (1)   Discount     Depositor (1)(2)
- ----------------------------------------------------------------------
Per Class A-1 Certificate          %            %              %
- ----------------------------------------------------------------------
Per Class A-2 Certificate          %            %              %
- ----------------------------------------------------------------------
Total                      $            $              $
- ----------------------------------------------------------------------

- --------------------------------------------------------------------------------
(1) Plus accrued interest, if any, at the applicable rate from       , 19  .
(2) Before deducting expenses payable by the Depositor estimated at $      .

                                  -----------
  The Class A Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] right to reject orders in whole or in part. It is expected that the Class A Certificates, in definitive fully registered form, will be ready for delivery
on or about     , 19  .

                          Credit Suisse First Boston
- --------------------------------------------------------------------------------

             The date of this Prospectus Supplement is      , 19  .

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

  [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATIONS, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

                               ----------------

  UNTIL      , 19 , ALL DEALERS AFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ----------------

                            ADDITIONAL INFORMATION

  The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Citicorp Center, 500 West Madison Street,, Suite 1400, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                                SUMMARY OF TERMS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used in this Prospectus Supplement and not otherwise defined shall have the meanings given in the Prospectus.

SECURITIES OFFERED........  Conduit Mortgage Pass-Through Certificates, Class
                             A, Series (the "Class A Certificates").

                            $       Original Principal Amount Class A-1
                             Certificates (approximate).

                            No Original Principal Amount A-2 Certificates.

                            The Class A-1 Certificates represent undivided
                             percentage interests in approximately   % of each
                             principal payment on the Mortgage Loans (the
                             "Principal Distribution") and undivided percentage
                             interests in approximately   % of each interest
                             payment at the Pass- Through Rate on the Mortgage Loans (the "Interest Distribution") (representing
                             interest at a rate of   % per annum on the unpaid
                             principal amount of the Class A-1 Certificates). The individual percentage interest (the "Percentage Interest") of any Class A-1 Certificate will be equal to the percentage obtained by dividing the original principal amount of such Class A-1 Certificate by the aggregate original principal amount of all Class A-1
                             Certificates ($        ).

                            The Class A-2 Certificates represent Percentage
                             Interests in approximately   % of the Interest
                             Distribution (representing interest at a rate of
                               % per annum on the unpaid notional amount of the
                             Class A-2 Certificates). The Class A Certificates will not receive distributions of principal with respect to the Mortgage Loans. The Percentage Interest of any Class A-2 Certificate will be equal to the percentage obtained by dividing the original notional amount of such Class A-2 Certificate by the aggregate original notional amount of all Class A-2 Certificates
                             (approximately $      ). The notional amount of
                             the Class A-2 Certificates is equal to the aggregate unpaid principal amount of the Class A Certificates, but is used solely for purposes of determining interest payments and certain other rights of holders of the Class A-2 Certificates and does not represent any interest in such principal payments.

                            The Class A Certificates represent in the aggregate
                             an approximate   % undivided interest in the Trust
                             Fund. The remaining approximate   % undivided
                             interest in the Trust Fund is evidenced by the Class B Certificates, which are subordinated in certain respects to the Class A Certificates, as more fully described herein and in the Prospectus. [The Class B Certificates are not being offered hereby, and may be retained by the Depositor or sold by the Depositor at any time to one or more sophisticated institutional investors in privately negotiated transactions not requiring registration under the Securities Act of 1933.]

DEPOSITOR.................  Credit Suisse First Boston Mortgage Securities Corp.
                             (the "Depositor").

MASTER SERVICER...........

CUT-OFF DATE..............
                                 , 19  .

DELIVERY DATE.............  On or about      , 19  .

DENOMINATIONS.............  The minimum denomination of a Class A-1 Certificate
                             will represent approximately $       aggregate
                             principal balance of the Mortgage Loans on the Cut-off Date. The minimum denomination of a Class A-2 Certificate will represent approximately
                             $      notional amount.

INTEREST..................  Passed through monthly, on the       day of each
                             month (each, a "Distribution Date") commencing
                                   , 19  . The Pass-Through Rate on the
                             Mortgage Loans is   % per annum. See "Description
                             of the Certificates" in the Prospectus.

PRINCIPAL (INCLUDING
 PREPAYMENTS).............  Passed through monthly on the Distribution Date,
                             commencing on      , 19  . See "Description of the
                             Certificates" in the Prospectus.

MORTGAGE POOL.............  The Mortgage Pool will consist of [fixed rate,]
                             [fully-amortizing,] [level-payment] mortgage loans secured by Mortgages on [one- to four-family residential properties, loans (the "Cooperative Loans") made to finance the purchase of certain rights relating to cooperatively owned properties secured by a pledge of shares of a cooperative corporation (the "Cooperative") and an assignment of a proprietary lease or occupancy agreement on a cooperative dwelling (a "Cooperative Dwelling" and, together with one- to four-family residential properties, "Single Family Property"), or mortgage loans secured by multifamily residential rental properties consisting of five or more dwelling units or apartment buildings owned by cooperative housing corporations ("Multifamily Property")]
                             [located in the states of      , and      ] [and
                             mortgage participation certificates evidencing participation interests in such loans that meet the requirements of the nationally recognized rated agency or agencies rating the certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (the "Mortgage Loans"). All Mortgage Loans will have original maturities of at
                             least but not more than    years. See "Description
                             of the Mortgage Pool and the Underlying
                             Properties" herein.*

- --------
* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in manufactured housing conditional sales contracts and installment loan agreements ("Contracts"), the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Summary of Terms--Contract Pool."

CLASS B CERTIFICATES......  The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans are subordinated to the rights of the Class A Certificateholders to receive such distributions to the extent of the Subordinated Amount described below. This subordination is intended to enhance the likelihood of regular receipt by Class A Certificateholders of the full amount of scheduled payments of principal and interest and to decrease the likelihood that the Class A Certificateholders will experience losses. The extent of such subordination (the "Subordinated Amount") will be determined as follows: on the Cut-off Date and on
                             each anniversary of the Cut-off Date until      ,
                             the Subordinated Amount will equal [ ]% of the original aggregate principal balance of the Mortgage Loans less the amount of "Aggregate Losses" (as defined in the Prospectus) since the Cut-off Date through the last day of the month
                             preceding such anniversary date; from the   th
                             anniversary of the Cut-off Date, the Subordinated Amount will gradually decline in accordance with a schedule set forth in the Pooling and Servicing Agreement.

RISK FACTORS..............  For discussion of material risk factors that should be considered with respect to an investment in the Certificates, see "Risk Factors" herein and in the related Prospectus.

RESERVE FUND..............
                            The protection afforded to the Class A
                             Certificateholders from the subordination feature described above will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Mortgage Loans (to the extent of the Subordinated Amount) and by the establishment of a reserve (the "Reserve Fund"). The Reserve Fund is not included in the Trust Fund. The Reserve Fund will be created by the Depositor and shall be funded by the retention of all of the scheduled distributions of principal otherwise distributable to the Class B Certificateholders on each Distribution Date until the Reserve Fund reaches an amount (the "Required
                             Reserve") that will equal     [; thereafter, the
                             Reserve Fund must be maintained at the following
                             levels:    ]. See "Description of the
                             Certificates--Subordinated Certificates" and "-- Reserve Fund" in the Prospectus.

[OPTIONAL TERMINATION.....  The Depositor may, at its opinion, repurchase from the Trust all Mortgage Loans remaining outstanding [at such time as the aggregate unpaid principal balance of such Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans on the Cut-off Date]. The repurchase price will equal [the aggregate unpaid principal balance of such Mortgage Loans, together with accrued interest thereon at the Pass-Through Rate through the last day of the month during which such repurchase occurs plus the appraised value of any property with respect thereof]. [Any such termination will be effected in compliance with the requirements of Section 860F(a)(iv) of the Internal Revenue Code of 1986, so as to constitute a "qualifying liquidation" thereunder.] See "Description of the Certificates--Termination; Repurchase of Certificates" in the Prospectus.]

ADVANCES..................  The Servicers of the Mortgage Loans (and the Master
                             Servicer, with respect to each Mortgage Loan that it services directly and otherwise, to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans under certain circumstances. See "Description of Certificates-- Advances" in the Prospectus.

TRUSTEE...................
                                 . See "Description of the Certificates--
                             Trustee" herein.

CERTIFICATE RATING........  It is a condition of issuance of the Class A
                             Certificates that they be rated in one of the two highest rating categories of the Rating Agency prior to issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. The rating of the Class A-2 Certificates do not address the possibility that the holders of such Certificates may fail to fully recover their initial investments. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" in the Prospectus.

LEGAL INVESTMENT..........  The Class A Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" in the Prospectus.

ERISA CONSIDERATIONS......  See "ERISA Considerations" in the Prospectus [and
                             herein].

TAX ASPECTS...............  An election for the Mortgage Loans to be treated as a REMIC ("real estate mortgage investment conduit") will [not] be made. [Accordingly, the Certificates will be REMIC Certificates. The Class [LIST] Certificates will be REMIC regular interests and the Class R will be a REMIC residual interest. [Accordingly, the Certificates will be Trust Certificates and the Trust will be a [grantor trust] for federal income tax purposes.] [The Class [LIST] Certificates will be treated as being issued with original issue discount for federal tax purposes.] The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the conseqences to them of investing in the Certificates.
                             --------

* If the Prospectus Supplement for a Series of Certificates provides that Orrick, Herrington & Sutcliffe LLP will pass upon the material federal income tax consequences of the Certificates for the Depositor, then such Prospectus Supplement will contain tax disclosure substantially similar to the disclosure set forth in Version E under "Summary of Terms--Tax Aspects" and "Federal Income Tax Consequences."

                                 [RISK FACTOR]

     Limitations on Enforceability; Cross-Collateralized and Cross-Defaulted Properties. ________ of the Mortgage Loans, representing approximately ________% of the Initial Pool Balance and having Cut-off Date Principal Balances ranging from $____________________ to $____________________ are cross-
collateralized and/or cross-defaulted with other Mortgage Loans in the Mortgage Pool. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. See "Concentration of Mortgage Loans; Borrowers" above.

     Cross-collateralization arrangements involving more than one borrower (as indicated in the table entitled "Related Borrowers" above) could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small amount of capital or (iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) the borrower granting such lien was insolvent at the time of such grant, was rendered insolvent by the granting of the lien or was left with inadequate capital or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.


           [Description of Risk Factors to be added as appropriate)


                       DESCRIPTION OF THE MORTGAGE POOL
                        AND THE UNDERLYING PROPERTIES*

  The Mortgage Pool will consist of Mortgage Loans evidenced by notes with aggregate unpaid principal balances outstanding as of the Cut-off Date, after
deducting payments of principal due on such date, of approximately $     . The
amount is subject to a permitted upward and downward variance of up to   %.
The Mortgage Pool will consist of   -year, [fixed-] rate, fully-amortizing,
    [level-payment] Mortgage Loans, as more fully described in the Prospectus.

  The weighted average interest rate of the Mortgage Loans as of the Cut-off
Date will be at least   % but no more than   %. All Mortgage Loans will have
interest rates of at least   % but no more than   %. The weighted average
maturity of the Mortgage Loans, as of the Cut-off Date, will be at least
years but no more than    years. All Mortgage Loans will have original
maturities of at least     but no more than     years. None of the Mortgage
Loans will have been originated prior to         or after        19  . None of
the Mortgage Loans will have a scheduled maturity later than       .

  The Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Mortgage Loans having such characteristics relative to the outstanding aggregate principal balances of all Mortgage Loans):

    No more than   % of the Mortgage Loans will have been originated before
              , 19 . See "Federal Income Tax Consequences--Mortgage Pools." "--Taxation of Owners of Trust Fractional Certificates" and "-- Market Discount and Premium" in the Prospectus for information regarding such Mortgage Loans.

    At least   % of the Mortgage Loans will be Mortgage Loans each having
  outstanding principal balances of less than $     .

    No more than   % of the Mortgage Loans will be Mortgage Loans each having
  outstanding principal balances of more than $     .

    No more than   % of the Mortgage Loans will have had loan-to-value ratios at origination in excess of 80%, and no Mortgage Loan will have had a loan-to-value ratio at origination in excess of [95%].

    All of the Mortgage Loans with loan-to-value ratios at origination in excess of 80% will be covered by a policy of private mortgage insurance until the outstanding principal balance is reduced to 75% of the Original Value.

    [ % of the Mortgage Loans will be secured by Mortgages on single-family dwellings] [ % of the Mortgage Loans will be secured by Multifamily Property][ % of the Mortgage Loans will be secured by a pledge of shares of a Cooperative and an assignment of a proprietary lease or occupancy agreement on a Cooperative Dwelling.]

    No more than   % of the Mortgage Loans will be secured by Mortgages on
  condominiums and row houses.

    No more than   %, by aggregate principal balance, of the Mortgage Loans
  will be Mortgage Loans for which Buy-Down Funds have been provided and no
  more than   % of the principal balance of any such Mortgage Loan will be represented by Buy-Down Funds.

    No more than %, by aggregate principal balance, of the Mortgage Loans will be secured by Multifamily Properties.
- --------

    [     separate groups of Mortgage Loans (the "Cross-Collateralized Mortgage
Loans"; and each such group a "Cross-Collateralized Group") are, solely as among the Mortgage Loans in each such particular group, cross-defaulted and cross-collateralized with each other. Those Cross-Collateralized Groups are as follows:]

   Each Cross-Collateralized Mortgage Loan is identified on Exhibit    as
corresponding to a particular Mortgaged Property (as to such Mortgage Loan, the "Primary Mortgaged Property"); however, such Mortgageed Property, as of the Closing Date, will secure each Mortgage Loan in the applicable Cross-Collateralized Group. Unless the context otherwise requires, references herein to "related Mortgaged Property" (or "related REO Property") are, in the case of a Cross-Collateralized Mortgage Loan, references to the Mortgaged Property that is (or the REO Property that was) designated as the Primary Mortgaged Property for such Mortgage Loan, and references to "related Mortgage Loan" or "related Cross-Collateralized Mortgage Loan" are, in the case of a Mortgaged Property that secures (or an REO Property that secured) a Cross-Collateralized Group, references to the Mortgage Loan in such Cross-Collateralized Group as to which such Mortgaged Property has (or such REO Property had) been designated as the Primary Mortgaged Property. Except where otherwise specifically indicated, statistical information provided herein with respect to the Cross-Collateralized Mortgage Loans is so provided on an individual Mortgage Loan basis without regard to the cross-collateralization, and each Cross-Collateralized Mortgage Loan will be deemed to be secured only by a mortgage lien on the relate Primary Mortgaged Property.]

   [In certain cases a single Mortgage Loan may be secured by mortgage liens on two or more properties that are contiguous or otherwise in close proximity or are operated jointly. For purposes hereof, all such properties will be considered to constitute one Mortgage Property.]

   [Certain of the Cross-Collateralized Groups and the individual Mortgage Loans that are secured by multiple parcels permit individual property releases upon the satisfaction of certain criteria and/or the payment of a release price equal to between 100% and 125% of the allocated loan amount for the property to be released.]

   [Insert addtional disclosure regarding isolating individual properties and risks, rights and obligations of the parties in respect of the Cross-Collateralized groups, as appropriate]

   [No individual Mortgage Loan or Cross-Collateralized Group represents more
than    % of the initial Pool Balance.]

* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Description of the Contract Pool."

    No more than   %, by aggregate principal balance, of the Mortgage Loans
  will be GPM Loans.

    At least   % of the Mortgage Loans will be secured by an owner-occupied
  Mortgaged Property. Such determination will have been made on the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loan that he then intended to occupy the underlying property or, in the absence of such a representation, various factors indicating that such underlying property is owner-occupied.

    No more than [ ]% of the Mortgage Loans will be secured by Mortgages on properties located in any one zip code or project.

  The Mortgage Loans will be secured by Mortgages on properties located in the
states of               .


                         TYPES OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                    PROPERTY TYPES                      LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Single family detached.................................         $           .  %
Condominium............................................
Planned Unit Developments..............................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

                            CURRENT LOAN AMOUNTS(1)

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 CURRENT LOAN AMOUNTS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Up to $100,000.........................................         $           .  %
$100,001--150,000......................................
150,001--200,000.......................................
200,001--250,000.......................................
250,001--300,000.......................................
300,001--350,000.......................................
350,001--400,000.......................................
400,001--450,000.......................................
Over $450,001..........................................
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The largest current loan amount is $     and the smallest current loan
    amount is $    .
(2) The average outstanding principal balance is $    .

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 LOAN-TO-VALUE RATIOS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
70.00% or less.........................................         $           .  %
70.01% to 75.00%.......................................
75.01% to 80.00%.......................................
80.01% to 85.00%.......................................
85.01% to 90.00%.......................................                     .
                                                        ----    -----    ------
  Total(1).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The weighted average loan-to-value ratios of the Mortgage Loans, based on the principal amount at origination and the principal amount as of the Cut-off Date, respectively, and the lesser of the appraised value at origination and the purchase price paid by the Mortgagor, was % and %, respectively.

                                MORTGAGE RATES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                   MORTGAGE RATES(1)                    LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
   .  % or less........................................         $           .  %
   .  % or less........................................
   .  % or less........................................                     .
   .  % or less........................................                     .
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) With respect to % of the Mortgage Pool Balance, the Mortgage Rate is the original Mortgage Rate and does not reflect application of the Index.
(2) The weighted average Mortgage Rate is approximately  % per annum.

                              YEARS OF ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                         YEAR                           LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                        STATES                          LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

  [Mortgage Loans for which the loan-to-value ratio at origination was greater than 80% either (1) will be insured as to payment default for the amount in excess of 75% of the principal balance by a Primary Mortgage Insurance Policy until the principal balance of such Mortgage Loan is reduced below 80% of the lesser of the appraised value at origination or the purchase price of the Mortgaged Property, or (2) will be covered by a [DESCRIPTION OF ALTERNATIVE].]

  Approximately % of the Mortgage Loans were made to refinance the related Mortgaged Properties and approximately % of the Mortgage Loans have been made to purchase the related Mortgaged Properties. Approximately % of the Mortgage Loans will be secured by Mortgaged Properties represented to the originator in the related loan application to be the primary residence of the mortgagor at the time of origination. % of the Mortgage Loans are secured by Mortgaged Properties which were second homes of the mortgagor at the time of origination based on representations of the Mortgagor. % of the Mortgage Loans were made to finance the purchase of homes represented by the mortgagor to have been acquired for investment purposes.

  At the date of issuance of the Certificates, no Mortgage Loan will be delinquent in scheduled payments of principal and interest by more than 30 days and no Mortgage Loan will have been, as of the Cut-off Date, more than 30 days delinquent in scheduled payments of principal and interest more than once in the previous year.

  Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Mortgage Loans outstanding as of the Cut-off Date, and will also set forth tables reflecting the following information regarding the Mortgage Loans: years of origination, types of dwellings on the underlying properties, the sizes of Mortgage Loans and distribution of Mortgage Loans by Mortgage Rate, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.

                             YIELD CONSIDERATIONS

PREPAYMENT EXPERIENCE ON THE MORTGAGE LOANS

  The rate of principal payments on the Class A Certificate, the aggregate amount of each interest payment on the Class A-1 Certificates and Class A-2 Certificates and the yield to maturity of the Class A-1 and Class A-2 Certificates will correspond directly to the rate of payments of principal on the Mortgage Loans (including, for this purpose, scheduled amortization, payments resulting from liquidation due to default, casualty, condemnation and the like and repurchases by the Servicers under the circumstances described herein and in the Prospectus). The rate of principal payments on pools of mortgages or loans are influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans by the Servicers. See "Termination; Repurchase of Mortgage Loans" herein and "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus. In any such event, the repurchase price would be passed through to Certificateholders as a prepayment of principal. See "Maturity and Prepayment Considerations" in the Prospectus.

  [[All] [ %] of the Mortgage Loans contain "due-on-sale" provisions. Consequently, acceleration of mortgage payments as a result of transfers of the related mortgaged property will affect the level of prepayments on the Mortgage Loans. In addition, Mortgagors may prepay the Mortgage Loans at any time without penalty.]

  [As the Class A-1 Certificates are being offered at discounts from their original principal amounts, if the purchaser of a Class A-1 Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually received on the Mortgage Loans, its actual yield to maturity will be lower than that so calculated.] Conversely, since the Class A-2 Certificates are being offered without any original principal amount, if the purchaser of a Class A-2 Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually received on the Mortgage Loans, its actual yield to maturity will be lower than that so calculated. In either case, the converse would be true.

  The timing of changes in the rate of prepayments of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

  [BECAUSE THE CLASS A-1 CERTIFICATES ARE BEING OFFERED AT A DISCOUNT FROM THEIR ORIGINAL PRINCIPAL AMOUNT, THE YIELD TO MATURITY ON SUCH CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS.]

  BECAUSE THE CLASS A-2 CERTIFICATES ARE BEING OFFERED WITHOUT ANY PRINCIPAL AMOUNT, THE YIELD TO MATURITY ON THE CLASS A-2 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO PREPAYMENT EXPERIENCE ON THE MORTGAGE LOANS AND MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. PROSPECTIVE INVESTORS IN THE CLASS A-2 CERTIFICATES SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT IF THE RATE OF PAYMENT IS RAPID SUCH INVESTORS MAY NOT FULLY RECOUP THEIR INITIAL INVESTMENT.

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, SPA assumes a constant prepayment rate of 6% per annum. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans, or of the Mortgage Loans in the Mortgage Pool.

  The following table illustrates, in general, the effect of prepayment rates on the timing and amount of distributions on the Class A Certificates and their resulting weighted average lives. The table does not purport to represent the anticipated rate of prepayment on the Mortgage Loans or the resulting anticipated rate of distributions on the Class A Certificates.

  The table sets for the projected annual aggregate distributions that would be made on the Class A-1 and Class A-2 Certificates, and their resulting weighted average lives, based on various assumed percentages of SPA. The column headed "0%" assumes that no Mortgage Loans are prepaid before maturity. The columns headed " %", " %" and " %" assume that prepayments are made at the specified percentages of SPA. It has been assumed in preparing the table that (i) all of the Mortgage Loans have identical payment provisions, (ii) the original term to maturity of each Mortgage Loan was [ ] years, (iii) all Mortgage Loans are prepaid at the indicated percentage of SPA for the life of the Certificates, (iv) the weighted average remaining term to maturity of the
Mortgage Loan is    years, (v) the interest rate on each Mortgage Loan is
0. % in excess of the Pass-Through Rate, and (vi) the Mortgage Loans are not repurchased at the option of the Depositor.

     PROJECTED ANNUAL AGGREGATE DISTRIBUTIONS ON THE CLASS A CERTIFICATES
                            (THOUSANDS OF DOLLARS)

                             CLASS A-1 CERTIFICATES          CLASS A-2 CERTIFICATES
                         ------------------------------- -------------------------------
      YEAR ENDING        0% SPA   % SPA   % SPA   % SPA  0% SPA   % SPA   % SPA   % SPA
      -----------        ------- ------- ------- ------- ------- ------- ------- -------
                         $       $       $       $       $       $       $       $
                         ------- ------- ------- ------- ------- ------- ------- -------
Total distributions..... $       $       $       $       $       $       $       $
Weighted average life
 (years)(1).............

- --------
(1) The weighted average life of the Class A-2 Certificates, which is assumed to be equal to the weighted average life of the Class A-1 Certificates, is determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal distributions on the Certificates.

  The characteristics of the Mortgage Loans will not correspond exactly to those assumed in preparing the statistics above. The annual cash flows on the Class A Certificates will therefore differ from those set forth above even if all the Mortgage Loans prepay monthly at the related assumed percentage of SPA. In addition, it is not likely that any Mortgage Loan will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate and the timing of changes in the rate of prepayments may significantly affect the total cash flow received by a holder of a Class A Certificate.

  The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed in the table set forth above. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase the Class A Certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and supplemented by a Reference Agreement to be dated as of the Cut-off Date (the "Reference Agreement" and, together with the Standard Terms, the "Pooling and
Servicing Agreement") among the Depository,      , as master servicer (the
"Master Servicer"), and      , as trustee (the "Trustee"), a form of which has
been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. The Percentage Interest evidenced by each Class A-1 Certificate will be determined by dividing the original principal amount of such Class A-1 Certificate by the aggregate original principal amount of all Class A-1 Certificates. The Percentage Interest evidenced by each Class A-2 Certificate will be determined by dividing the original notional amount of such Class A-2 Certificate by the aggregate original notional amount of all Class A-2 Certificates. The Class A Certificates will be issued only in fully registered form in denominations of
$      and integral multiples thereof.

  The Master Servicer will allocate each month's distributions of principal
and interest on the Mortgage Loans at the Pass-Through Rate as follows:   % of
the monthly Principal Distribution and   % of the Interest Distribution will
be allocated to the Holders of the Class A-1 Certificates (such sum being the "Class

A-1 Distribution Amount");   % of the Interest Distribution will be allocated
to the Holders of the Class A-2 Certificates (such sum being the "Class A-2 Distribution Amount"). Holders of Class A-2 Certificates will not receive distributions of principal with respect to the Mortgage Loans. On each Distribution Date, the Master Servicer will distribute to each Holder of a Class A Certificate an amount equal to the Certificateholder's Percentage Interest evidenced by the Class A Certificate in the Class A-1 or the Class A-2 Distribution Amount, as the case may be. The remaining distribution will be made to the Holders of the Class B Certificates, as more fully set forth below. Such distributions will be made to Certificateholders of record on the Record Date for such Distribution Date.

  On each Distribution Date, the Master Servicer will distribute to the Class A Certificateholders, in the manner set forth above, an amount (the "Required Distribution") equal to the sum of:

    (i) the aggregate undivided interest evidenced by all Class A Certificates (such aggregate undivided interest being the sum of the aggregate interests evidenced by the Class A Certificates in the Principal Distribution and the Interest Distribution) (the "Senior Interest") in: (a) until such time as the Subordinated Amount is reduced to zero, all scheduled payments of principal and interest (including any advances thereof), adjusted to the applicable Pass-Through Rate, which payments became due on the due date to which such Distribution Date relates (the "Due Date"), whether or not such payments are actually received; and (b) after the Subordinated Amount is reduced to zero, all payments of principal and interest, adjusted to the applicable Pass-Through Rate due on such Due Date or due, but not previously received, since the time the Subordinated Amount was reduced to zero, but only to the extent such payments are actually received or advanced prior to the Determination Date;

    (ii) the Senior Interest in all principal prepayments received during the month prior to the month of distribution and, interest at the Pass-Through Rate to the end of the month in which such principal prepayments occur;

    (iii) the Senior Interest in the sum of (a) the outstanding principal balance of each Mortgage Loan or property acquired in respect thereof that was repurchased pursuant to the Pooling and Servicing Agreement or liquidated or foreclosed during the monthly period ending on the day prior to the Due Date to which such distribution relates, calculated as of the date each such Mortgage Loan was repurchased, liquidated or foreclosed, and
  (b) accrued but unpaid interest on such principal balance, adjusted to the Pass-Through Rate, to the first day of the month following the month of such repurchase, liquidation or foreclosure.

  The Required Distribution will be distributed to the Class A
Certificateholders to the extent that there are sufficient eligible funds available for distribution to such Class A Certificateholders on a Distribution Date. Funds eligible for such purpose with respect to each Distribution Date shall be as set forth in the Prospectus under "Payments on Mortgage Loans."

  If the funds in the Certificate Account eligible for distribution to the Class A Certificateholders (including all funds required to be deposited therein from the Reserve Fund and any Advances by the Servicers or the Master Servicer) are not sufficient to make the full distribution of the Required Distribution on any Distribution Date, the Master Servicer shall distribute on such Distribution Date to the Class A Certificateholders the amount of funds eligible for distribution to such Class A Certificateholders. If, on any Distribution Date, prior to the time the Subordinated Amount has been reduced to zero, the Class A Certificateholders do not receive the Required Distribution, the Holders of the Class B Certificates will not receive any distributions on such Distribution Date. Any amounts in the Certificate Account after the Required Distribution is made to the Class A Certificateholders will be paid to the holders of the Class B Certificates. Holders of the Class B Certificates will not be required to refund any amounts that have previously been properly distributed to them directly from the Certificate Account, regardless of whether there are sufficient funds on such Distribution Date to make a full distribution to the Class A Certificateholders. The subordination of distributions allocable to Holders of the Class B Certificates is limited to the Subordinated Amount, which will decrease over time as more fully set forth in the Pooling and Servicing Agreement, and such subordination will apply on any Distribution Date only to then current distributions allocable to the Class B Certificateholders.

  Distributions to Holders of Class A and Class B Certificates will be made on a pro rata basis, in accordance with the aggregate Percentage Interests of each Class held by each Certificateholder of the related Class.

  Distributions of principal and interest as set forth above will be made by the Master Servicer by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder, provided, however, that the final distribution in retirement of the Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the office or agency specified in the notice of Certificateholders of such final distribution.

  The Class A Certificates will be transferable and exchangeable on a Certificate Register to be maintained at the office or agency of the Master Servicer maintained for the purpose in New York, New York. Class A Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Class A Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.
Such office or agency is currently located at        .

TRUSTEE

  The Trustee for the Certificates will be        , a bank organized and
existing under the laws of the                               with its
principal office located at          .

THE MASTER SERVICER

  The Master Servicer is a         corporation that commenced operations in
       . The Master Servicer is a FNMA/FHLMC approved seller-servicer based in
       . As of        , the Master Servicer serviced, for other investors and
for its own account, approximately mortgage loans with an aggregate principal
balance in excess of $       . The Master Servicer conducts operations through
    FHA approved branch offices in        . The Master Servicer originated
approximately $       in mortgage loans in 19  . The Master Servicer's
consolidated stockholder's equity as of         was approximately $       .

  The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

  The Master Servicer will obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond") insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Mortgage Loans and to make advances, as described in the Prospectus under "Description of the Certificates--Assignment of Mortgage Loans" and "--Advances" in an amount and form acceptable to the nationally recognized statistical rating organization or organizations rating the Class A Certificates (collectively, the "Rating Agency").

     The following table sets forth certain information concerning the delinquency experience on residential mortgage loans at the time of purchase by ____________ and were being master serviced by ___________ on _________, 1997 and __________, 1998. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis. The information should not be considered to reflect the credit quality of the Mortgage Loans included in the Mortgage Pool, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. Such historical performance does not purport to be indicative of the future performance of the Mortgage Loans. See "Risk Factors," "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

                 DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

                            (Dollars in Thousands)


                                                         AS OF SEPTEMBER 30,                     AS OF MARCH 31,
                                     -----------------------------------------------------   ---------------------
                                        1994           1995            1996        1997        1997         1998
                                     -----------------------------------------------------   ---------------------
Total Portfolio....................   $[      ]     $[      ]        $[     ]    $[      ]   $[     ]    $[      ]

30-59 Days Past Due................   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

60-89 Days Past Due................   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

90 or more Days Past Due...........   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

Total Delinquencies as a
 Percentage of Total Portfolio.....   [      ]%     [      ]%        [     ]%     [      ]%  [     ]%    [      ]%

Foreclosures Pending...............   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

                                                         AS OF SEPTEMBER 30,                     AS OF MARCH 31,
                                     -----------------------------------------------------   ---------------------
                                        1994           1995            1996        1997        1997         1998
                                     -----------------------------------------------------   ---------------------

Net Gain (Loss) (1)................   $[      ]     $[      ]        $[     ]    $[      ]   $[     ]    $[      ]

Net Gain (Loss) Ratio (2)..........   [      ]%     [      ]%        [     ]%     [      ]%  [     ]%    [      ]%

(1) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(2) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The servicing compensation payable to the Master Servicer will be equal to an amount, payable out of each interest payment on a Mortgage Loan, equal to the excess of each interest payment on a Mortgage Loan over the Pass-Through Rate, less [(a)] any servicing compensation payable to the Servicer of such Mortgage Loan under the terms of the agreement with the Master Servicer pursuant to which such Mortgage Loan is serviced (the "Servicing Agreement") (including such compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no Servicer)[.] [, and (b) the amount payable to the Depositor, as directed below.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to [the Depositor] in respect of each interest payment on a Mortgage Loan an amount equal to % of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date.] The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each
interest payment on a Mortgage Loan, an amount equal to   % of the outstanding
principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date. See "Description of the Certificates--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Service and the Servicers. The Servicers and the Master Servicer will pay all expenses incurred in connection with their responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

  Investors are advised to consult with their own tax advisors regarding the likelihood that a portion of such servicing compensation and amounts payable to Depositor might be characterized as an ownership interest in the interest payments on the Mortgage Loans ("Retained Yield") for federal income tax purposes, by reason of the extent to which either the weighted average Mortgage Rate, or the stated interest rates on the Mortgage Loans exceeds the Pass-Through Rate, and the tax consequences to them of such a characterization. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether the reasonableness of servicing compensation should be determined on a weighted averaged or loan-by-loan basis. [The
Depositor intends to treat   % of such servicing compensation and   % of the
amount payable to it described above as Retained Yield for federal income tax purposes in reports to the Certificateholders and to the Internal Revenue Service.] See "Federal Income Tax Consequences--Mortgage Pools" and "--Taxation of Owners of Trust Fractional Certificates" in the Prospectus for information regarding the characterization of servicing compensation [and the amounts payable to the Depositor].

[TERMINATION; REPURCHASE OF MORTGAGE LOANS

  The Pooling and Servicing Agreement provides that the Depositor may purchase from the Trust all Mortgage Loans remaining in the Mortgage Pool and thereby effect early retirement of the Certificates, provided that [the aggregate unpaid balances of the Mortgage Loans at the time of such repurchase is less than [10]% of the aggregate principal balance of the Mortgage Loans on the Cut-off Date]. The purchase price for any such repurchase [will be the outstanding principal balance of such Mortgage Loans together with accrued and unpaid interest at the Pass-Through Rate to the last day of the month of such repurchase, plus the appraiser value of any property acquired in respect thereof.] [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code in order to constitute a "qualifying liquidation" thereunder.] In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

                                    RATING

  It is a condition to the issuance of the Class A Certificates that they be
rated "     " by the Rating Agency. Such rating addresses the likelihood that the holders of the Class A Certificates will receive payments required under the Pooling and Servicing Agreement. In assigning such a rating, to mortgage pass-through certificates, the Rating Agency takes into consideration the credit quality of mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make required payments on such certificates. Such rating does not, however, represent an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such payments might differ from that originally anticipated. As a result, holders of the Class A Certificates might suffer a lower than anticipated yield, and holders of the Class A-2 Certificates might fail, in circumstances of extreme prepayment, to recoup their original investment.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        FEDERAL INCOME TAX CONSEQUENCES

  An election for the Mortgage Loans to be treated as a REMIC ("real estate mortgage investment conduit") will [not] be made. [Accordingly, the Certificates will be REMIC Certificates. The Class [LIST] Certificates will be REMIC regular interests and generally will be taxable as debt of the REMIC. The Class R will be a REMIC residual interest and the holder thereof will be subject to tax on the net income of the REMIC, which in many periods will exceed the cash distributed on the Certificate. The Class R Certificates are subject to a number of transfer restrictions designed to prevent the avoidance of income tax.]] [Accordingly, the Certificates will be Trust Certificates and the Trust will be a [grantor trust] for federal income tax purposes.] [The Depositor currently expects to treat the Class [LIST] Certificates as being issued with original issue discount for federal tax purposes and the Class [LIST] Certificates as not being issued with original issue discount for federal tax purposes.] The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.

                            [ERISA CONSIDERATIONS]*

  [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

  [State whether the Series is an Exempt or a Nonexempt Series (see "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus).]

  To qualify for exemption under PTCE 83-1 (see "ERISA Considerations-- Prohibited Transaction Class Exemption" in the Prospectus), a Class A Certificate of an Exempt Series must entitle its holder to pass-through payments of both principal and interest on the Mortgage Loans. Because holders of Class A-2 Certificates are only entitled to pass-through payments of interest (but not principal). PTCE 83-1 will not exempt Plans which acquire the Class A-2 Certificates from the prohibited transaction rules of ERISA. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A Certificates. However, the other PTCE's or the Underwriter's PTE may be applicable. See "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus.

                                 UNDERWRITING

  The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] Credit Suisse First Boston Corporation, an affiliate of the Depositor [, is acting as Representative.] The [Underwriter[s] named below] [has] [have severally] agreed to purchase from the Depositor the [entire] [following respective] principal amount[s] of the Class A Certificates:

                                           CLASS A-1    CLASS A-2
                 [UNDERWRITER             CERTIFICATES CERTIFICATES    TOTAL
                 ------------             ------------ ------------ -----------
      Credit Suisse First Boston
       Corporation....................... $            $            $
          Total.......................... $            $            $         ]

  The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Class A Certificates if any are purchased.

  The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Class A Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement [, and through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

                                       CONCESSION (PERCENT  DISCOUNT (PERCENT OF
                                       OF PRINCIPAL AMOUNT)  PRINCIPAL AMOUNT)
                                       -------------------- --------------------
      Class A-1.......................            %                    %
      Class A-2.......................            %                    %

  After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].

  The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933.

  [If and to the extent required by applicable law or regulations, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]

- --------
* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "ERISA Considerations" or in the Prospectus under "ERISA Considerations."

                                 LEGAL MATTERS


  The legality of the Certificates will be passed upon for the Depositor and for the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP, New York, New York. The material federal income tax consequences of the Class A Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP.*

                                USE OF PROCEEDS

  The Depositor will apply the net proceeds of the offering of the Class A Certificates towards the simultaneous purchase of the Mortgage Loans underlying the Certificates. Certain of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in the open market or in privately negotiated transactions.





- --------
* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Legal Matters."

                                 UNDERWRITING

   The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] Credit Suisse First Boston Corporation, an affiliate of the Depositor [, is acting as Representative.] The [Underwriter[s] named below] [has] [have severally] agreed to purchase from the Depositor the [entire] [following respective] principal amount[s] of the Class A Certificates:

                                      CLASS A-1         CLASS A-2
[UNDERWRITER                         CERTIFICATES      CERTIFICATES       TOTAL
- --------------------------------  ----------------  ----------------  ------------
Credit Suisse First Boston    ... $                 $                 $
  Corporation
    Total ....................... $                 $                 $          ]

   The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Class A Certificates if any are purchased.

    The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Class A Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement [, and through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

                CONCESSION (PERCENT   DISCOUNT (PERCENT OF
                OF PRINCIPAL AMOUNT)   PRINCIPAL AMOUNT)
               --------------------  --------------------
Class A-1 ....                %                     %
Class A-2 ....                %                     %

   After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].

   The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933.

                                LEGAL MATTERS

   The legality of the Certificates will be passed upon for the Depositor and for the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP, New York, New York. The material federal income tax consequences of the Class A Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP.*

                               USE OF PROCEEDS

   The Depositor will apply the net proceeds of the offering of the Class A Certificates towards the simultaneous purchase of the Mortgage Loans underlying the Certificates. Certain of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in the open market or in privately negotiated transactions.

- ------------
   * If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Legal Matters."


                                     S-19
                                                                 VERSION B

[Version C- Residential Properties; Senior-Subordinate; Letter of Credit; Pool Insurance.]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY STATE.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED            , 19
- --------------------------------------------------------------------------------
                   P R O S P E C T U S   S U P P L E M E N T
                        (To Prospectus dated     , 19 )
- --------------------------------------------------------------------------------
                              $     (Approximate)
             Credit Suisse First Boston Mortgage Securities Corp.
                                   Depositor
         Conduit Mortgage Pass-Through Certificates, [Class A], Series
$[Variable Rate] [ %] Class A-1 Certificates    $      % Class A-3 Certificates
$[Variable Rate] [ %] Class A-2 Certificates    $      % Class A-4 Certificates

                                  -----------
  The [Class A] Certificates (the "Certificates") offered hereby evidence ownership interests in a trust to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") on or about , 199 (the "Trust"). The Trust property will consist of a pool of [conventional] [fixed rate] [mortgage loans and] [mortgage participation certificates, evidencing participation interests in such mortgage loans and meeting the requirements of the nationally recognized rating agency or agencies rating the [Class A] Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] (the "Mortgage Loans") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Mortgage Loans will be transferred to the Trust, pursuant to a Pooling and Servicing Agreement (as defined herein), dated as of , 199 , by the Depositor in exchange for the Certificates and are more fully described in the Prospectus Supplement and in the accompanying Prospectus.

  Interest on the Class A-1, Class A-2 and Class A-3 Certificates, at the rate of interest set forth above for each such Class, will be distributed [monthly]
on each Distribution Date, commencing     , 199 . Distributions of interest on
the Class A-4 Certificates will commence after distributions in reduction of Stated Principal Balance (as defined herein) of the Class A-3 Certificates have reduced Stated Principal Balance of such Class to zero. Prior to that time, interest will accrue on the Class A-4 Certificates and the amount so accrued will be added to the Stated Principal Balance thereof on each Distribution Date. Distributions in reduction of Stated Principal Balance of the Certificates of each Class will be made on a pro rata basis among the Certificates of such Class, in the order of their respective Final Scheduled Distribution Dates (as defined herein), so that no distribution in reduction of Stated Principal Balance of any Certificate will be made until the Stated Principal Balance of each Class of Certificates having a prior Final Scheduled Distribution Date has been reduced to zero.

  Scheduled distributions on the Mortgage Loans included in the Mortgage Pool, together with certain other funds, as set forth more fully herein, will be sufficient to make timely distributions of interest and distributions in reduction of Stated Principal Balance on the [Class A] Certificates and to reduce the Stated Principal Balance thereof to zero not later than the Final Scheduled Distribution Dates set forth herein. However, the actual final distribution on the [Class A] Certificates could occur significantly earlier than the Final Scheduled Distribution Dates set forth herein. The [Class A] Certificates will be subject to Special Distributions under the circumstances specified herein. [The Depositor intends to offer the Class B Certificates (as defined herein) to sophisticated institutional investors in transactions not requiring registration under the Securities Act of 1933. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders to the extent described herein and in the Prospectus.]

  The Underwriter[s] [do[es] not] intend to make a secondary market for the [Class A] Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

  The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Federal Income Tax Consequences" in the Prospectus.

  THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF FIRST BOSTON MORTGAGE SECURITIES CORP. OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                                  -----------
THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  NOR HAS  THE  COMMISSION PASSED  UPON  THE ACCURACY  OR
  ADEQUACY  OF THIS  PROSPECTUS  SUPPLEMENT  OR THE  PROSPECTUS  TO WHICH  IT
   RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  Prospective investors should consider the material risk factors set forth under Risk Factors commencing on page S-12 of this Prospectus Supplement and in the Prospectus on page 19.

  Prospective investors should consider the limitations discussed under ERISA Considerations herein and in the accompanying Prospectus.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                Final
                              Scheduled                           Proceeds to the
                             Distribution  Price to  Underwriting    Depositor
               Interest Rate   Date (1)   Public (2)   Discount       (2)(3)
- ---------------------------------------------------------------------------------
Per Class A-1
Certificate          (4)           %           %           %
- ---------------------------------------------------------------------------------
Per Class A-2
Certificate          (4)           %           %           %
- ---------------------------------------------------------------------------------
Per Class A-3
Certificate                        %           %           %
- ---------------------------------------------------------------------------------
Per Class A-4
Certificate                        %           %           %
- ---------------------------------------------------------------------------------
Total                              %           %           %
- ---------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------

(1) These dates are calculated assuming, among other things, that there are no prepayments on the Mortgage Loans in the Mortgage Pool and that the characteristics of such Mortgage Loans are as described under "Description of the Trust Fund--The Mortgage Pool" herein.
(2) Plus accrued interest, if any, at the applicable rate from     , 199 .
(3) Before deduction of expenses payable by the Depositor estimated at $  .
(4) The Class A-1 Certificates will bear interest at the per annum rate of  %
    through   , 19 , and thereafter at a variable per annum rate of  % above the arithmetic mean of the London interbank offered rates for [ ] month Eurodollar deposits ("LIBOR"), determined as set forth herein, subject to a maximum interest rate of %.
(5) The Class A-2 Certificates will bear interest at the per annum rate of  %
    through   , 19 , and thereafter at a variable per annum rate equal to [ % -
    ( X LIBOR), determined as set forth herein, subject to a minimum interest rate of %.]

                                  -----------
  The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] right to reject orders in whole or in part. It is expected that the Certificates, in definitive fully registered form, will be ready for delivery on or about
199 .

                          Credit Suisse First Boston
- --------------------------------------------------------------------------------

              The date of this Prospectus Supplement is     , 19 .

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES OFFERED HEREBY MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.
                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER[S] MAY OVERALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                               ----------------

  [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

  UNTIL       , 19  , ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
                               ----------------

                             AVAILABLE INFORMATION

  The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings given in the Prospectus.

SECURITIES OFFERED........  Conduit Mortgage Pass-Through Certificates, [Class
                             A] Series (the "[Class A] Certificates").
                             $[Variable] [%] Class A-1 Certificates.
                             $[Variable] [%] Class A-2 Certificates.
                             $  % Class A-3 Certificates.
                             $  % Class A-4 Certificates.

                            [The Class A-1 and Class A-2 Certificates are
                             Variable Rate Certificates. The Class A-3 and Class A-4 Certificates are Fixed Interest Rate Certificates, as described herein.]

                            [The Class A-4 Certificates are Compound Interest
                             Certificates for the purposes of this Prospectus Supplement.]

                            [The Class A Certificates represent in the
                             aggregate an approximate  % undivided interest in
                             the Trust Fund. The remaining approximate    %
                             undivided interest in the Trust Fund is
                             represented by the Class B Certificates, which are subordinated in certain respects to the Class A Certificates, as more fully described herein and in the Prospectus. [The Class B Certificates are not being offered hereby, and may be retained by the Depositor or sold by the Depositor at any time to one or more sophisticated institutional investors in privately negotiated transactions not requiring registration under the Securities Act of 1933.]]

DENOMINATIONS AND RECORD
 DATES....................  The [Class A] Certificates will be issued in fully registered form in minimum denominations of $
                             and integral multiples of $   in excess of such
                             amount. [The Record Date for each regular
                             distribution on the [Class A] Certificates is the close of business on the [last] day [of the [second] month] immediately preceding the applicable Distribution Date.] [The Record Date for each regular distribution on the Variable Rate
                             certificates is the close of business on the   th
                             day of the month in which the applicable
                             Distribution Date occurs. The Record Date for each regular distribution on the Fixed Rate
                             Certificates is the close of business on the   th
                             day of the month immediately preceding the month in which the applicable Distribution Date occurs.]

DEPOSITOR.................  Credit Suisse First Boston Mortgage Securities Corp.
                             (the "Depositor").

MASTER SERVICER...........

CUT-OFF DATE..............        , 19  .

DELIVERY DATE.............  On or about      , 19  .

INTEREST DISTRIBUTIONS....
                            [Interest will be distributed on [the   th day of
                             each month] [each  ,  , and  ] (each, a
                             "Distribution Date") on the Stated Principal

                             Balance (as defined herein) of the Certificates at the applicable rate of interest specified on the cover page hereof (the "Interest Rate") for the Class A-1, Class A-2 and Class A-3 Certificates,
                             commencing       , 19  .] [Interest will be
                             distributed on the Class A-1 Certificates at the
                             per annum rate of   % through     , 19  , and
                             thereafter at a variable per annum rate of   %
                             above LIBOR, determined as set forth herein,
                             subject to a maximum interest rate of   %.
                             Interest will be distributed on the Class A-2 Certificates at the per annum rate of % through
                                  , 19  , and thereafter at a variable per
                             annum rate equal to   % - (     x LIBOR),
                             determined as set forth herein, subject to a
                             minimum interest rate of %. Interest will be distributed on the Class A-3 and Class A-4 Certificates (the "Fixed Rate Certificates") at the respective per annum rates specified on the cover page hereof.] [Interest distributable on the Certificates will accrue from the [first day of the month preceding the] prior Distribution Date
                             (or from   , 19   in the case of the First
                             Distribution Date) through the last day of the [second] month preceding the then current Distribution Date.] [Interest will accrue on the Variable Rate Certificates from the preceding
                             Distribution Date (or from   , 19   in the case of
                             the first Distribution Date) through the day
                             preceding each Distribution Date. Interest will accrue on the Fixed Rate Certificates from the th day of the month preceding the month in which
                             the prior Distribution Date occurred (or from   ,
                             19   in the case of the first Distribution Date)
                             through the   th day of the month preceding the
                             month in which the current Distribution Date occurs.] Distributions of interest on the Class A-4 Certificates will commence after distributions in reduction of Stated Principal Balance of the Class A-3 Certificates have reduced the Stated Principal Balance of such Class to zero. Prior to that time, interest will accrue on the Class A-4 Certificates and the amount so accrued will be added to the Stated Principal Balance thereof on each Distribution Date. See "Description of the Certificates--Distributions of Interest" herein.


                            [The distribution of interest on the Class A-3
                             Certificates (and the addition of accrued interest to the Stated Principal Balance of the Class A-4 Certificates prior to the reduction of the Stated Principal Balance of the Class A-3 Certificates to
                             zero) one month after the date to which interest accrues thereon and the calculation of accrued interest on such Certificates based on the assumption that distributions in reduction of Stated Principal Balance are made one month prior to the date on which such distributions actually are made will reduce the effective yield to the holders of the Class A-3 Certificates from that which would be the case if interest distributable on such Certificates on a Distribution Date were to accrue to such Distribution Date. See "Description of the [Class A] Certificates-- Distributions of Interest [on the Class A Certificates]" herein.]

DISTRIBUTIONS IN
 REDUCTION OF STATED        The Stated Principal Balance of a [Class A]
 PRINCIPAL BALANCE........   Certificate at any time represents the maximum
                             specified dollar amount (exclusive of interest at the related Interest Rate) to which the holder thereof is entitled from the cash flow on the Mortgage Loans comprising the Mortgage Pool and will decline to the extent distributions in reduction of Stated Principal Balance are received by such holder. The Initial Stated Principal
                             Balance of each Class of Certificates is set forth on the cover of this Prospectus Supplement.
                             Allocation of distributions in reduction of Stated
                             Principal Balance will be made to the [Subc]
                             [C]lasses of the [Class A] Certificates in the order of their respective Final Scheduled
                             Distribution Dates, so that no distribution in reduction of Stated Principal Balance will be made to any [Subc] [C]lass of [Class A] Certificates until distributions in reduction of Stated
                             Principal Balance made to each [Subc] [C]lass of [Class A] Certificates having a prior Final
                             Scheduled Distribution Date have reduced the Stated Principal Balance of such [Subc] [C]lass to zero.

                            Distributions in reduction of Stated Principal
                             Balance on the [Class A] Certificates will be made on each Distribution Date on which such distributions are due in an aggregate amount equal to the sum of (i) the amount of interest accrued on the Class A-4 Certificates from the [first day of the month preceding the prior] Distribution
                             Date (or from   , 19   in the case of the first
                             Distribution Date) through the last day of the [second] month preceding the then current Distribution Date but not then distributable (the "Accrual Distribution Amount"), (ii) the [Class A] Stated Principal Distribution Amount (as described
                             below) [and (iii)   % of Excess Cash Flow (as
                             defined herein)]. The [Class A] Stated Principal Distribution Amount with respect to a Distribution Date equals the amount, if any, by which the aggregate Stated Principal Balance of the [Class A] Certificates (before taking into account the amount of interest accrued on the Class A-4 Certificates to be added to the Stated Principal Balance thereof on such Distribution Date) exceeds the Asset Value, as defined herein, of the Mortgage Loans comprising the Mortgage Pool as of the Business Day prior to such Distribution Date. For purposes of determining the Stated Principal Distribution Amount, the Asset Value of the Mortgage Loans comprising the Mortgage Pool will be reduced by taking into account [the Senior Interest (as defined herein) in] all distributions of principal thereof (including prepayments) received or due to be received by the Trustee or its nominee during the period (a "Due Period") ending on the Business Day prior to such Distribution Date. See "Description of the [Class A] Certificates--Distributions in Reduction of Stated Principal Balance" herein.

FINAL SCHEDULED
 DISTRIBUTION DATE........  Class A-1 Certificates           .

                            Class A-2 Certificates           .

                            Class A-3 Certificates           .

                            Class A-4 Certificates           .

                            The Final Scheduled Distribution Date for each
                             [Subc][C]lass of [Class A] Certificates is the latest date on which the Stated Principal Balance of all the Certificates of such [Subc] [C]lass will have been reduced to zero, and is calculated by assuming, among other things, that (i) scheduled interest and principal payments (with no prepayments) on the Mortgage Loans comprising the Mortgage Pool are timely received and (ii) such amounts are reinvested at an assumed reinvestment
                             rate of  % per annum to   , 19  ,  % per annum
                             from   , 19   to   , 19   and  % per annum
                             thereafter (the "Assumed Reinvestment Rate"). Since the rate of distributions in reduction of Stated Principal Balance of each [Subc] [C]lass of [Class A] Certificates will depend on the rate of payment (including prepayments) on the principal of the Mortgage Loans, the actual final distribution of any [Subc] [C]lass of [Class A] Certificates could occur significantly earlier than its Final Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See "Yield Considerations" herein.

[SPECIAL DISTRIBUTIONS....
                            The [Class A] Certificates may receive special
                             distributions in reduction of Stated Principal Balance ("Special Distributions") on the first day of any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans comprising the Mortgage Pool and/or low reinvestment yields, the Trustee determines, based on assumptions specified in the Pooling and Servicing Agreement, that interest requirements on any portion of the [Class A] Certificates would not be met. The amount of any such Special Distribution would not exceed the amount of distributions in reduction of Stated Principal Balance of the [Class A] Certificates that would otherwise be required to be made on the next Distribution Date. As a result, a Special Distribution on the [Class A] Certificates would not result in a distribution to [Class A] Certificateholders more than two months earlier than the Distribution Date on which such distribution would otherwise have been received. The [Class A] Certificates will be redeemable in the same priority and manner as distributions in reduction of Stated Principal Balance are made on a Distribution Date. See "Description of the [Class A] Certificates--Special Distributions" herein.]

[OPTIONAL TERMINATION.....  On any Distribution Date on or after the [later] of or the date on which the Stated Principal Balance of the [Class A-3] Certificates has been reduced to zero, the Depositor will have the right to repurchase, in whole, but not in part, the Mortgage Loans comprising the Mortgage Pool. Additionally, on any Distribution Date on which the aggregate principal amount of the Mortgage Loans comprising the Mortgage

                             Pool is less than [10%] of the initial aggregate principal amount of such Mortgage Loans, the Depositor will have the right to repurchase, in whole, but not in part, such Mortgage Loans. Any such repurchase will be made at a purchase price equal to [the aggregate principal amount of such Mortgage Loans plus accrued interest thereon to the last day of the month of such repurchase, together with the appraised value of any property acquired in respect of such Mortgage Loans]. Any such termination will be effected in compliance with the requirements of Section 860F(a) (iv) of the Internal Revenue Code of 1986 (the "Code") so as to constitute a "qualifying liquidation" thereunder. The proceeds of any such repurchase will be treated as a distribution on the Mortgage Loans for purposes of distributions to the Certificateholders. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the person named in the Pooling and Servicing Agreement. See "Description of the [Class A] Certificates-- Optional Termination" herein.]

TRUST FUND................  The Certificates evidence ownership interest in the
                             Trust Fund, the assets of which will consist of the following:

 A. MORTGAGE POOL.........  The Mortgage Pool will consist of [fixed-rate,]
                             fully amortizing, [level-payment] mortgage loans [and mortgage participation certificates evidencing participation interests in such mortgage loans that meet the requirements of the nationally recognized rating agency or agencies rating the Certificates (collectively, the "Rating Agency") for a rating in one of the two highest rating categories of such Rating Agency] secured by mortgages on one- to four-family residential
                             properties located in the states of         , and
                                      (the "Mortgage Loans"). All Mortgage
                             Loans will have original maturities of at least [15] but no more than [40] years. See "Description of the Trust Fund--The Mortgage Pool" herein.*

 B. CERTIFICATE ACCOUNT...  There will be deposited in an account (the
                             "Certificate Account") to be established with the Trustee all distributions on or with respect to the Mortgage Loans comprising the Mortgage Pool, together with reinvestment income thereon [, the amount of cash initially deposited therein by the Depositor, and any amounts withdrawn from any Reserve Fund, GPM Fund or Buy-Down Fund (as described below)]. Funds on deposit in the Certificate Account will be available to make distributions in reduction of Stated Principal Balance and distributions of interest on the [Class A] Certificates on each Distribution Date. See "Description of the Trust Fund--Certificate Account" herein.
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* If the Series of Certificates offered pursuant to the Version B Prospectus Supplement evidences interest in manufactured housing conditional sales contracts and installment loan agreements ("Contracts"), the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Summary of Terms--Contract Pool."

 [C. BUY-DOWN FUND........  The Depositor will deliver to the Trustee cash, a letter of credit or a guaranteed investment contract to fund the Buy-Down Fund for the [Class A] Certificates. The Assumed Reinvestment Rate for the Buy-Down Fund will be the same as that of the Certificate Account. The Trustee may withdraw excess funds in the Buy-Down Fund on any Distribution Date. See "Description of the Trust Fund--Buy-Down Fund" herein.]

 [D. GPM FUND.............  The Depositor will deliver to the Trustee cash, a letter of credit or a guaranteed investment contract to fund the GPM Fund for the [Class A] Certificates. The Assumed Reinvestment Rate for the GPM Fund will be the same as that of the Certificate Account. The Trustee may withdraw excess funds in the GPM on any Distribution Date. See "Description of the Trust Fund--GPM Fund" herein.

 [E. REINVESTMENT           All amounts on deposit in the Certificate Account
 AGREEMENT................   [and the GPM and Buy-Down Funds] will be
                             reinvested with          by the Trustee pursuant
                             to a guaranteed investment contract (the
                             "Reinvestment Agreement") at a rate of % per annum. See "Description of the Trust Fund--
                             Reinvestment Agreement" herein.]

 [F. LETTER OF CREDIT.....  The maximum liability of [ ] under an irrevocable standby letter of credit, for the Mortgage Pool (the "Letter of Credit"), net of unreimbursed payments thereunder, will be no more than [10%] of the initial aggregate principal balance of the Mortgage Pool (the "Letter of Credit Percentage"). The maximum amount available to be paid under the Letter of Credit will be determined in accordance with the Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements for a rating in one of the two highest rating categories of the Rating Agency. The amount available under the Letter of Credit shall be reduced by the amount of unreimbursed payments thereunder. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

 [G. [POOL INSURANCE        [Neither the Certificates nor the Mortgage Loans
 POLICY...................   will be insured or guaranteed by any governmental
                             agency.] Subject to the limitations described herein, a pool insurance policy for certain of the Mortgage Loans (the "Pool Insurance Policy"), will cover losses due to default on such Mortgage Loans in an initial amount of not less than [5%] of the aggregate principal balance as of the first day of the month of the creation of the Trust (the "Cut-off Date") of all Mortgage Loans that are not covered as to their entire outstanding principal balance by primary policies of mortgage guaranty insurance. See "Description of the Trust Fund--The
                             Pool Insurance Policy" herein. The Pool Insurance
                             Policy will be subject to the limitations described under "Description of Insurance--the
                             Pool Insurance Policy" in the Prospectus.]

 [H. HAZARD INSURANCE
 [AND SPECIAL HAZARD
 INSURANCE POLICY]........
                            All of the Mortgage Loans will be covered by
                             standard hazard insurance policies insuring
                             against losses due to various causes, including fire, lightning and windstorm. [An insurance policy (the "Special Hazard Insurance Policy") will cover losses with respect to the Mortgage Loans that result from certain other physical risks that are not otherwise insured against (including earthquakes and mudflows). The Special Hazard Insurance Policy will be limited in scope and will cover losses in an initial amount equal
                             to the greater of   % of the aggregate principal
                             balance of the Mortgage Loans or times the unpaid principal balance of the largest Mortgage Loan.] Any hazard losses not covered by [either] standard hazard insurance policies [or the Special Hazard Insurance Policy] will not be insured against and [, to the extent that the amount available under the Letter of Credit or any alternative method of credit support is exhausted,] will be borne by the Certificateholders. See "Description of the Trust Fund--The Special Hazard Insurance Policy" herein. The hazard insurance policies [and the Special Hazard Insurance Policy] will be subject to the limitations described under "Description of Insurance--Hazard Insurance" and "--Special Hazard Insurance Policies"] in the Prospectus.


 [I. MORTGAGOR BANKRUPTCY
  BOND....................  The Depositor will obtain a bond or similar form of insurance coverage (the "Mortgagor Bankruptcy Bond"), providing coverage against losses that result from proceedings with respect to obligors under the Mortgage Loans (the "Mortgagor") under the federal Bankruptcy Code. See "Description of the Trust Fund--Mortgagor Bankruptcy Bond" herein and "Description of Insurance--The Mortgagor Bankruptcy Bond" in the Prospectus.]


RISK FACTORS..............  For discussion of material risk factors that should be considered with respect to an investment in the Certificates, see "Risk Factors" herein and in the related Prospectus.

[CLASS B CERTIFICATES.....  The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans are subordinated to the right of the Class A Certificateholders to receive such distributions to the extent of the Subordinated Amount described below. This subordination is intended to enhance the likelihood of regular receipt by Class A Certificateholders of the full amount of scheduled distributions of interest and distributions in reduction of Stated Principal Balance and to decrease the likelihood that the Class A Certificateholders will experience losses. The extent of such subordination (the "Subordinated Amount") will be determined as follows: on the Cut-off Date and on each anniversary of the Cut-
                             off Date until        , the Subordinated Amount
                             will equal   % of the original aggregate principal
                             balance of the Mortgage Loans less the amount of "Aggregate Losses" (as defined in the Prospectus) since the Cut-off Date through the last day of the month preceding such anniversary date; from the th anniversary of the Cut-off Date onward, the
                             Subordinated Amount will gradually decline in accordance with a schedule set forth in the Pooling and Servicing Agreement.]

                            The protection afforded to the Class A
[RESERVE FUND.............   Certificateholders from the subordination feature
                             described above will be effected both by the
                             preferential right of the Class A
                             Certificateholders to receive current
                             distributions with respect to the Mortgage Loans
                             (to the extent of the Subordinated Amount) and by
                             the establishment of a reserve (the "Reserve
                             Fund"). The Reserve Fund is not included in the
                             Trust Fund. The Reserve Fund will be created by
                             the Depositor and shall be funded by the retention
                             of all of the scheduled distributions of principal
                             of the Mortgage Loans otherwise distributable to
                             the Class B Certificateholders on each
                             Distribution Date until the Reserve Fund reaches
                             an amount (the "Required Reserve") that will equal
                                   [; thereafter, the Reserve Fund must be
                             maintained at the following levels:     ]. See
                             "Description of the Certificates--Subordinated
                             Certificates" and "--Reserve Fund" in the Prospectus.]

MASTER SERVICING AND
SERVICING  AGREEMENTS.....  The Depositor will enter into a Master Servicing
                             Agreement with   , which will have entered into
                             Servicing Agreements with various entities (each a "Servicer") with respect to the servicing of the Mortgage Loans. Among other things, the Servicers and the Master Servicer are obligated under certain circumstances to make advances with respect to the Mortgage Loans, to purchase any Mortgage Loans for which mortgage insurance coverage is denied on the grounds of fraud or misrepresentation and to purchase certain Mortgage Loans with respect to which a breach of a representation or warranty has occurred. The Depositor will assign to the Trustee its rights under the Master Servicing Agreement and the Servicing Agreements with respect to the Certificates.

ADVANCES..................  Any Servicer of the Mortgage Loans (and the Master
                             Servicer, with respect to each Mortgage Loan that it services directly and otherwise, to the extent the applicable Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Mortgage Loans under certain circumstances. See "Description of the Certificates--Advances" in the Prospectus.

SUBSTITUTION OF MORTGAGE
LOANS.....................  Within three months following the date of the issuance of the Certificates, the Depositor may deliver to the Trustee Mortgage Loans in substitution for any one or more of the Mortgage Loans initially included in the Trust Fund but which do not conform in one or more respects to the description thereof contained in this Prospectus Supplement or in the Current Report on Form 8-K referred to herein. See "The Mortgage Pool--Substitution of Mortgage Loans" in the Prospectus.

RESIDUAL CERTIFICATES.....  Upon the issuance of the Certificates, [the
                             Depositor will retain] an interest in the Mortgage Pool [that] will be represented by a class of certificates (the "Residual Certificates") that the Depositor will designate as "residual interests" under Section 860G(a)(2) of the Internal Revenue Code of 1986 (the "Code"). The Residual Certificates will represent the right to
                             receive      distributions
                             equal to % of the Excess Cash Flow, if any, with respect to each Distribution Date. In addition, at such time as the Stated Principal Balance of the Class A-4 Certificates has been reduced to zero [and all amounts distributable to the Class B Certificateholders have been paid], the holder or holders of the Residual Certificates will be the sole owners of the Mortgage Pool and will have sole rights with respect to the Mortgage Loans and the Mortgage Pool. The Residual Certificates are not being offered hereby. [The Depositor may, but need not, sell some or all of such Residual Certificates after the date of issuance of the Certificates to sophisticated institutional investors in transactions not requiring registration under the Securities Act of 1933.]

TRUSTEE...................                                      . See
                              "Description of the [Class A] Certificates--
                              Trustee" herein.

LEGAL INVESTMENT..........  The [Class A] Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" in the Prospectus.

CERTIFICATE RATING........  It is a condition of issuance that the [Class A]
                             Certificates be rated in one of the two highest rating categories of the Rating Agency prior to issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" in the Prospectus.

ERISA LIMITATIONS.........
                            See "ERISA Considerations" in the Prospectus.

TAX ASPECTS...............  An election for the Mortgage Loans to be treated as a REMIC ("real estate mortgage investment conduit") will [not] be made. [Accordingly, the Certificates will be REMIC Certificates. The Class [LIST] Certificates will be REMIC regular interests and the Class R will be a REMIC residual interest. [Accordingly, the Certificates will be Trust Certificates and the Trust will be a [grantor trust] for federal income tax purposes.] [The Class [LIST] Certificates will be treated as being issued with original issue discount for federal tax purposes.] The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.

- --------

* If the Prospectus Supplement for a Series of Certificates provides that Orrick, Herrington & Sutcliffe LLP will pass upon the material federal income tax consequences of the Certificates for the Depositor, then such Prospectus Supplement will contain tax disclosure substantially similar to the disclosure set forth in Version E under "Summary of Terms--Tax Aspects" and "Certain Federal Income Tax Consequences."

                                [RISK FACTORS]
           [Description of Risk Factors to be added as appropriate]

                         DESCRIPTION OF THE TRUST FUND

THE MORTGAGE POOL*

  The Mortgage Pool will consist of Mortgage Loans evidenced by mortgage notes with aggregate unpaid principal balances outstanding as of the first day of the month of the creation of the Trust (the "Cut-off Date"), after deducting payments of principal due on such date, of approximately $ . This amount is subject to a permitted upward and downward variance of up to %. [The Mortgage Pool will consist of -year, [fixed-rate], fully-amortizing, [level-payment] Mortgage Loans, as more fully described in the Prospectus.]

  The weighted average interest rate (individually, a "Mortgage Rate") of the Mortgage Loans as of the Cut-off Date will be at least % but no more than %. All Mortgage Loans will have Mortgage Rates of at least % but no more than
 %. The weighted average maturity of the Mortgage Loans, as of the Cut-off
Date, will be at least    years but no more than    years. All Mortgage Loans
will have original maturities of at least    but no more than    years. None
of the Mortgage Loans will have been originated prior to          or after
      , 19  . None of the Mortgage Loans will have a scheduled maturity later
than    .

  The Mortgage Loans will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Mortgage Loans having such characteristics relative to the outstanding aggregate principal balances of all Mortgage Loans):

    No more than % of the Mortgage Loans will have been originated before July 18, 1984, and no more than % of the Mortgage Loans will have been originated before September 27, 1985. See "Federal Income Tax Consequences-- Mortgage Pools," "--Taxation of Owners of Trust Fractional Certificates," and "--Market Discount and Premium" in the Prospectus for information regarding such Mortgage Loans.

    At least  % of the Mortgage Loans will be Mortgage Loans each having
  outstanding principal balances of less than $     .

    No more than  % of the Mortgage Loans will be Mortgage Loans each having
  outstanding principal balances of more than $     .

    No more than % of the Mortgage Loans will have had loan-to-value ratios at origination in excess of [80]%, and no Mortgage Loan will have had a loan-to-value ratio at origination in excess of 95%.

    All of the Mortgage Loans with loan-to-value ratios at origination in excess of 80% will be covered by a policy of primary mortgage insurance until the outstanding principal balance is reduced to 75% of the Original Value.

    At least % of the Mortgage Loans will be secured by mortgages on one-family dwellings.

    No more than % of the Mortgage Loans will be secured by Mortgages on condominiums and row houses.

    No more than %, by aggregate principal balance, of the Mortgage Loans will be Mortgage Loans for which Buy-Down Funds have been provided, and no
  more than    % of the principal balance of any such Mortgage Loan will be represented by Buy-Down Funds.

    No more than %, by aggregate principal balance, of the Mortgage Loans will be GPM Loans.
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* If the Series of Certificates offered pursuant to this Version C Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Description of the Contract Pool."

    At least % of the Mortgage Loans will be secured by a Mortgage on an owner-occupied Mortgaged Property. Such determination will have been made on the basis of a representation by the Mortgagor at the time of origination of the Mortgage Loan that such Mortgagor then intended to occupy the underlying property or, in the absence of such a representation, on the basis of various factors indicating that the underlying property is owner-occupied.

    No more than [5%] of the Mortgage Loans will be secured by Mortgages on properties located in any one zip code or project.

    The Mortgage Loans will be secured by Mortgages on properties located in
  the states of       .


                         TYPES OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                    PROPERTY TYPES                      LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Single family detached.................................         $           .  %
Condominium............................................
Planned Unit Developments..............................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

                            CURRENT LOAN AMOUNTS(1)

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 CURRENT LOAN AMOUNTS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Up to $100,000.........................................         $           .  %
$100,001--150,000......................................
150,001--200,000.......................................
200,001--250,000.......................................
250,001--300,000.......................................
300,001--350,000.......................................
350,001--400,000.......................................
400,001--450,000.......................................
Over $450,001..........................................
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The largest current loan amount is $     and the smallest current loan
    amount is $    .
(2) The average outstanding principal balance is $    .

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 LOAN-TO-VALUE RATIOS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
70.00% or less.........................................         $           .  %
70.01% to 75.00%.......................................
75.01% to 80.00%.......................................
80.01% to 85.00%.......................................
85.01% to 90.00%.......................................                     .
                                                        ----    -----    ------
  Total(1).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The weighted average loan-to-value ratios of the Mortgage Loans, based on the principal amount at origination and the principal amount as of the Cut-off Date, respectively, and the lesser of the appraised value at origination and the purchase price paid by the Mortgagor, was % and %, respectively.

                                MORTGAGE RATES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                   MORTGAGE RATES(1)                    LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
   .  % or less........................................         $           .  %
   .  % or less........................................
   .  % or less........................................                     .
   .  % or less........................................                     .
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) With respect to % of the Mortgage Pool Balance, the Mortgage Rate is the original Mortgage Rate and does not reflect application of the Index.
(2) The weighted average Mortgage Rate is approximately  % per annum.

                             YEARS OF ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                         YEAR                           LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                        STATES                          LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

  [Mortgage Loans for which the loan-to-value ratio at origination was greater than 80% either (1) will be insured as to payment default for the amount in excess of 75% of the principal balance by a Primary Mortgage Insurance Policy until the principal balance of such Mortgage Loan is reduced below 80% of the lesser of the appraised value at origination or the purchase price of the Mortgaged Property, or (2) will be covered by a [DESCRIPTION OF ALTERNATIVE].]

  Approximately % of the Mortgage Loans were made to refinance the related Mortgaged Properties and approximately % of the Mortgage Loans have been made to purchase the related Mortgaged Properties. Approximately % of the Mortgage Loans will be secured by Mortgaged Properties represented to the originator in the related loan application to be the primary residence of the mortgagor at the time of origination. % of the Mortgage Loans are secured by Mortgaged Properties which were second homes of the mortgagor at the time of origination based on representations of the Mortgagor. % of the Mortgage Loans were made to finance the purchase of homes represented by the mortgagor to have been acquired for investment purposes.

  At the date of issuance of the Certificates, no Mortgage Loan will be delinquent in scheduled payments of principal and interest by more than 30 days and no Mortgage Loan will have been, as of the Cut-off Date, more than 30 days delinquent in scheduled payments of principal and interest more than once in the previous year.



  Specific information with respect to the Mortgage Loans will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Mortgage Loans outstanding as of the Cut-off Date, and will also set forth tables reflecting the following information regarding the Mortgage Loans: years of origination, types of dwellings on the underlying properties, the sizes of Mortgage Loans and distribution of Mortgage Loans by Mortgage Rate, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.

CERTIFICATE ACCOUNT

  There will be deposited in an account (the "Certificate Account") to be established with the Trustee all distributions on or with respect to the Mortgage Loans comprising the Mortgage Pool, together with reinvestment income thereon. [Until such time as the Subordinated Amount is reduced to zero,][f] [F]unds on deposit in the Certificate Account will be available to make distributions in reduction of Stated Principal Balance and distributions of interest on the Certificates on each Distribution Date, as more fully set forth herein. [Any funds remaining in the Certificate Account after making required distributions to holders of the Class A Certificates will be distributed [to the holders of the Class B Certificates.] Any amounts remaining in the Certificate Account [after making required distributions on the Class B Certificates] will be distributed to the holders of the Residual Certificates.

[BUY-DOWN FUND

  The Depositor will deliver cash, a letter of credit or a guaranteed investment contract to the Trustee to fund the Buy-Down Fund for the [Class A] Certificates. [The Senior Interest in] Buy-Down Mortgage Loans not valued solely on the basis of the scheduled monthly payments required of the Mortgagor will be valued by taking into account funds available from the Buy-Down Fund and reinvestment income thereon at the same Assumed Reinvestment Rate as that of the Certificate Account.

  The Trustee may withdraw excess funds from the Buy-Down Fund on any Distribution Date. Any amounts so withdrawn shall be distributed [first, to restore the amount in the Reserve Fund to the Required Reserve, and then to the holders of the Class B Certificates to the extent of any deficiency in scheduled distributions on such Class B Certificates on such Distribution Date. Any amounts remaining will be distributed] to the holders of the Residual Certificates.]

[GPM FUND

  To the extent that [the Senior Interest in] a Mortgage Loan providing for payments during a portion of its term that are less than the actual amounts of principal and interest payable thereon (a "GPM Loan") is valued on the basis of its maximum principal balance, rather than on the basis of scheduled payments by the Mortgagor, the Depositor will deliver cash, a letter of credit or a guaranteed investment contract to fund the GPM Fund for the [Class A] Certificates. The Assumed Reinvestment Rate for the GPM Fund is the same as that of the Certificate Account.

  The Trustee may withdraw excess funds from the GPM Fund on any Distribution Date. Any amounts so withdrawn shall be distributed [first, to restore the amount in the Reserve Fund to the Required Reserve, and then to the holders of the Class B Certificates to the extent of any deficiency in scheduled distributions on such Class B Certificates on such Distribution Date. Any amounts remaining will be distributed] to the holders of the Residual Certificates.]

[REINVESTMENT AGREEMENT

  All amounts on deposit in the Certificate Account [, the Buy-Down Fund and
the GPM Fund] will be reinvested with     by the Trustee pursuant to a
guaranteed investment contract (the "Reinvestment Agreement") at a rate of % per annum.]

[LETTER OF CREDIT

  The maximum liability of [ ] under the Letter of Credit, net of unreimbursed
payments thereunder, for the Certificates will be no more than    % of the
aggregate principal balance of the Mortgage Loans on the Cut-off Date. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency rating the Certificates in order to obtain a rating in one of the two highest ratings categories of the Rating Agency. The precise amount of coverage under the Letter of Credit and the duration and frequency of reduction of such coverage will be set forth in the Current Report on Form 8-K referred to above. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

[THE POOL INSURANCE POLICY

  Subject to the limitations described under "Description of Insurance--Pool Insurance Policy" in the Prospectus, the Pool Insurance Policy will cover losses by reason of default on the Mortgage Loans that are not covered as to their entire outstanding principal balances by primary mortgage insurance, in
an amount equal to    % of the aggregate principal balance of such Mortgage
Loans on the Cut-off Date.

  The Pool Insurance Policy will be issued by    , a     corporation (the
"Pool Insurer"), which is engaged principally in the business of insuring mortgage loans on residential properties against default in payment by the Mortgagor. At , 19 , the Pool Insurer had insurance in force in the form of
primary policies covering approximately $   billion of residential mortgages.
At such date, the Pool Insurer had total assets of approximately $   million,
capital and surplus aggregating $   million and statutory contingency reserves
of $   million, resulting in total policyholders' reserves of $   million. The
claims-paying ability of the Pool Insurer is currently rated    by       . In
accordance with standard rating agency practice,        may, at any time,
revise or withdraw such rating.

  The information set forth above has been provided by the Pool Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[THE SPECIAL HAZARD INSURANCE POLICY

  The Special Hazard Insurance Policy will cover certain risks not otherwise insured against under hazard insurance policies, subject to the limitations
described in the Prospectus, and will be issued by    a     corporation (the
"Special Hazard Insurer"). Claims under such policy will be limited to % of the aggregate principal balance of the Mortgage Loans or twice the principal balance of the Mortgage Loan with the highest outstanding principal balance at
the Cut-off Date, whichever is greater. At       , 19   , the Special Hazard
Insurer had total assets of approximately $   million and total policyholders'
surplus of $  . The claims-paying ability of the Special Hazard Insurer is
presently rated    by       . In accordance with standard rating agency
practice,        may, at any time, revise or withdraw such rating.

  The information set forth above has been provided by the Special Hazard Insurer. The Depositor makes no representation as to the accuracy or completeness of such information.]

[MORTGAGOR BANKRUPTCY BOND

  The Depositor will obtain a bond or similar form of insurance coverage (the "Mortgagor Bankruptcy Bond") for proceedings with respect to Mortgagors under the federal Bankruptcy Code. The Mortgagor Bankruptcy Bond will cover certain
losses resulting from a reduction by a     bankruptcy court of scheduled
payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

  The initial amount of coverage provided by the Mortgagor Bankruptcy Bond will be $ plus the greater of (i) % of the aggregate principal balances of the Mortgage Loans secured by second residences and investor-owned residences
or (ii)   times the largest principal balance of any such Mortgage Loan. The coverage provided by the Mortgagor Bankruptcy Bond will be reduced by payments thereunder.

  The Mortgagor Bankruptcy Bond will be issued by    , a     corporation. At
December 31, 19  ,     had admitted assets of approximately $   and total
policyholders' surplus of approximately $  .

  The information set forth above concerning     has been provided by it. The
Depositor makes no representation as to the accuracy or completeness of such information.]

                             YIELD CONSIDERATIONS

  Principal payments on mortgage loans may be in the form of scheduled amortization payments or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidation due to default or other dispositions of the loans). Prepayments on the Mortgage Loans comprising the Mortgage Pool will be passed through to the Trustee, as the assignee of the Mortgage Loans, and such prepayments will be [available to be] applied to distributions in reduction of States Principal Balance on the [Class A] Certificates [, as more fully set forth herein]. Prepayments on mortgage loans are commonly measured by a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the outstanding principal balance of a pool of mortgage loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans. 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table set forth below " % SPA" assumes prepayment rates equal to % of 100% SPA; " % SPA" assumes prepayment rates equal to % of 100% SPA; and " % SPA" assumes prepayment rates equal to % of 100% SPA. SPA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans.

  The rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes or default on their mortgages. In general, however, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans comprising the Mortgage Pool, the Certificates are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans comprising the Mortgage Pool. In addition, as homeowners move or default on their mortgages, their houses are generally sold and the mortgages prepaid. As the rate of distributions in reduction of Stated Principal Balance of each [Subc] [C]lass of [Class A] Certificates will depend on the rate of payment (including prepayments) of the Mortgage Loans comprising the Mortgage Pool, the actual final distribution made on any [Subc] [C]lass of [Class A] Certificates is likely to occur earlier than its Final Scheduled Distribution Date.

  Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar in reduction of the principal of such security will be distributed to the investor. The weighted average life of a [Class A] Certificate is determined by (i) multiplying the amount of each distribution in reduction of

Stated Principal Balance by the number of years from the date of issuance of the [Class A] Certificate to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total distributions in reduction of Stated Principal Balance made on the Class A Certificate [, including, in the case of a Class A-4 Certificate, any interest accrued and added to the Stated Principal Balance of such Certificate].

  The table set forth below has been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool. The table assumes, among other things, that each Mortgage Loan
comprising the Mortgage Pool has a remaining term to maturity of   years,
bears interest at a rate of % per annum and has payments of principal that are timely received. There may be discrepancies between the characteristics of the Mortgage Loans actually included in the Mortgage Pool and the characteristics of the Mortgage Loans expected to be so included. Any such discrepancy may have an effect on the percentages of Initial Stated Principal Balance outstanding set forth in the table (and the weighted average lives of each Class [Subclass] of the [Class A] Certificates. In addition, to the extent that the Mortgage Loans that actually are included in the Mortgage Pool have characteristics that differ from those assumed in the following table, the Stated Principal Balance of any Class [Subclass] of the [Class A] Certificates will be reduced to zero earlier or later than indicated by the table.

  Variations in actual prepayment experience and the balance of mortgage loans that prepay may increase or decrease the percentages of initial Stated Principal Balance and the weighted average lives shown in the following table. Such variation may occur even if the average prepayment experience of all such Mortgage Loans equals the indicated levels of SPA.

  Based on the foregoing assumptions, [including an assumed interest rate of % on the Class A-1 Certificates and an assumed interest rate of % on the
Class A-2 Certificates,] the following table indicates the projected weighted average life of each [Subc] [C]lass of [Class A] Certificates and sets forth the percentages of the initial Stated Principal Balance of each [Subc] [C]lass of [Class A] Certificates that would be outstanding after each of the dates shown at various percentages of SPA.

PERCENTAGE OF INITIAL STATED PRINCIPAL BALANCE OUTSTANDING

                              CLASS A-1           CLASS A-2           CLASS A-3           CLASS A-4
                            CERTIFICATES        CERTIFICATES        CERTIFICATES        CERTIFICATES
                          AT THE FOLLOWING    AT THE FOLLOWING    AT THE FOLLOWING    AT THE FOLLOWING
                           PERCENTAGES OF      PERCENTAGES OF      PERCENTAGES OF      PERCENTAGES OF
                               SPA 1               SPA 1               SPA 1                SPA 1
                         ------------------- ------------------- ------------------- -------------------
      PAYMENT DATE        0%    %    %    %   0%    %    %    %   0%    %    %    %   0%    %    %    %
      ------------       ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
Original Balance
  , 1996................
  , 1997................
  , 1998................
  , 1999................
  , 2000................
  , 2001................

                              CLASS A-1           CLASS A-2           CLASS A-3           CLASS A-4
                            CERTIFICATES        CERTIFICATES        CERTIFICATES        CERTIFICATES
                          AT THE FOLLOWING    AT THE FOLLOWING    AT THE FOLLOWING    AT THE FOLLOWING
                           PERCENTAGES OF      PERCENTAGES OF      PERCENTAGES OF      PERCENTAGES OF
                               SPA 1               SPA 1               SPA 1                SPA 1
                         ------------------- ------------------- ------------------- -------------------
      PAYMENT DATE        0%    %    %    %   0%    %    %    %   0%    %    %    %   0%    %    %    %
      ------------       ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ---- ----
  , 2002................
  , 2003................
  , 2004................
  , 2005................
  , 2006................
  , 2007................
  , 2008................
  , 2009................
  , 2010................
  , 2011................
  , 2012................
  , 2013................
  , 2014................
  , 2015................
  , 2016................
Weighted average life
 (years)................

 --------
(1) The table assumes, among other things, [at each level of SPA,] prepayment of Mortgage Loans comprising the Mortgage Pool at the indicated rate and Reinvestment Income at the Assumed Reinvestment Rate of % per annum [and annual estimated administrative fees and expenses of approximately $ .]

                   DESCRIPTION OF THE [CLASS A] CERTIFICATES

GENERAL

  The Certificates will be issued pursuant to the Standard Terms and Provisions of Pooling and Servicing (the "Standard Terms") as amended and supplemented by a Reference Agreement to be dated as of the Cut-off Date (the "Reference Agreement" and, together with the Standard Terms, the "Pooling and
Servicing Agreement") among the Depositor,    , as master servicer (the
"Master Servicer"), and    , as trustee (the "Trustee"), a form of which has
been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. Each of the [Class A] Certificates at the time of issuance will qualify as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

  Distribution of principal and interest as set forth above will be made by the Trustee by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to Certificateholders of such final distribution.

  The [Class A] Certificates will be transferable and exchangeable on a Certificate Register to be maintained by the Trustee at the office or agency of the Master Servicer maintained for that purpose in New York, New York. [Class A] Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of [Class A] Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency of the Master Servicer is currently
located at         . The Corporate Trust Office of the Trustee is currently
located at         .

[DISTRIBUTIONS GENERALLY]

  [On each Distribution Date, the Trustee will distribute to the Class A Certificateholders, in the manner set forth below, an amount (the "Required Distribution") equal to the sum of:

    (i) the aggregate fractional undivided interest evidenced by all Class A Certificates (the "Senior Interest") in: (a) until such time as the Subordinated Amount is reduced to zero, all scheduled payments of principal and interest (including any advances thereof), net of servicing fees and other compensation payable to the Servicers and the Master Servicer, which payments became due on the due date to which such Distribution Date relates (the "Due Date"), whether or not such payments are actually received; and
  (b) after the Subordinated Amount is reduced to zero, all payments of principal and interest, net of servicing fees and other compensation payable to the Servicers and the Master Servicer, but not previously received, since the time the Subordinated Amount was reduced to zero, but only to the extent such payments are actually received or advanced prior to the Determination Date;

    (ii) the Senior Interest in all principal prepayments received during the month prior to the month of distribution and, interest to the last day of the month in which such principal prepayments occur, net of servicing fees and other compensation payable to the Servicers and the Master Servicer; and

    (iii) the Senior Interest in the sum of (a) the outstanding principal balance of each Mortgage Loan or property acquired in respect thereof that was repurchased pursuant to the Pooling and Servicing Agreement or liquidated or foreclosed during the monthly period ending on the day prior to the Due Date to which such distribution relates, calculated as of the date of each such Mortgage Loan as repurchased, liquidated or foreclosed, and (b) accrued but unpaid interest on such principal balance, net of servicing fees and other compensation payable to the Servicers and the Master Servicer, to the first day of the month following the month of such repurchase, liquidation or foreclosure.

  The Required Distribution will be distributed to the Class A Certificateholders, in the manner set forth below, to the extent that there are sufficient eligible funds available for distribution to such Class A Certificateholders on a Distribution Date. Funds eligible for such purpose with respect to each Distribution Date shall be as set forth in the Prospectus under "Payments on Mortgage Loans."

  If the funds in the Certificate Account eligible for distribution to the Class A Certificateholders (including all funds required to be deposited therein from the Reserve Funds and any Advances by the Servicers or the Master Servicer) are not sufficient to make the Required Distribution on any Distribution Date, the Trustee shall distribute on such Distribution Date to the Class A Certificateholders the amount of funds eligible for distribution to such Class A Certificateholders, in the manner set forth below. If, on any Distribution Date, prior to the time the Subordinated Amount has been reduced to zero, the Class A Certificateholders do not receive the Required Distribution, the holders of the Class B Certificates will not receive any distributions on such Distribution Date. Any amounts in the Certificate Account after the Required Distribution is made to the Class A Certificateholders will be distributed [first, to restore the amount in the Reserve Fund to the Required Reserve, and then to the holders of the Class B Certificates to the extent of any deficiency in the scheduled distribution to such Certificateholders. Any excess will then be distributed to the holders of the Residual Certificates, as set forth more fully below]. Holders of the Class B Certificates [or the Residual Certificates] will not be required to refund any amounts that have previously been properly distributed to them directly from the Certificate Account, regardless of whether there are sufficient funds on such Distribution Date to make a full distribution to the Class A Certificateholders. The subordination of distributions allocable to holders of the Class B Certificates is limited to the Subordinated Amount, which will decrease over time as more fully set forth in the Pooling and Servicing

Agreement, and such subordination applies on any Distribution Date only to then current distributions allocable to the Class B Certificateholders.

DISTRIBUTIONS OF INTEREST [ON THE CLASS CERTIFICATES]

  The [Certificates of each Class] [Class A-3 Certificates and Class A-4 Certificates] will bear interest at the Interest Rates specified on the cover page hereof. Interest on the Stated Principal Balance of the Class A-1 and Class A-2 Certificates will accrue at the rates calculated as set forth below.] Interest on the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates will be distributable [monthly] on each Distribution
Date, commencing   , 19  . [Interest distributable on the Certificates on a
Distribution Date will accrue from the [first day of the month preceding the]
prior Distribution Date (or from   , 19   (the "Accrual Date") in the case of
the first Distribution Date) through the [last] day [of the [second] month] preceding the then current Distribution Date. [Interest will accrue on the
Variable Rate Certificates from the preceding Distribution Date (or from   ,
19  , in the case of the first Distribution Date) through the   th day of the
month preceding each Distribution Date. Interest will accrue on the Fixed Rate Certificates from the th day of the month [preceding the month] in which the
prior Distribution Date occurs (or from   , 19  , in the case of the first
Distribution Date) through the   th day of the month [preceding the month] in
which the current Distribution Date occurs.] Distributions of interest on the Class A-4 Certificates will commence after distributions in reduction of Stated Principal Balance of the Class A-3 Certificates have reduced the Stated Principal Balance of such Class to zero. Prior to that time, interest will accrue on the Class A-4 Certificates and the amount so accrued will be added to the Stated Principal Balance thereof on each Distribution Date. [Interest accrued on the [Subc] [C]lass of [Class A] Certificates currently receiving distributions in reduction of Stated Principal Balance (and on the Class A-4 Certificates) during any period described above will be calculated on the assumption that such distributions are made (and accrued interest added to the Stated Principal Balance of the Class A-4 Certificates) on the [[first] day of the month preceding] the next Distribution Date, and not on the Distribution Date when actually made or added.

  [Interest will accrue on the Class A-1 and Class A-2 Certificates through
  , 19   at the rates of  % and  %, respectively. Commencing   , 19  ,
interest will accrue on the Variable Rate Certificates at rates determined as set forth below. For each interest accrual period other than the first interest accrual period

    --Interest will accrue on the Class A-1 Certificates at a per annum rate of % above LIBOR, subject to a maximum interest rate of %.

    --Interest will accrue on the Class A-2 Certificates at a per annum rate
  equal to  % - (     x LIBOR), subject to a minimum interest rate of  %.

  The rate at which interest will accrue on the Class A-2 Certificates will thus vary inversely with changes in LIBOR. Interest will accrue on the Class A-2 Certificates at the minimum rate of % whenever LIBOR is % or above, and the maximum rate at which interest will accrue on the Class A-2 Certificates will be % per annum, which would be the rate in effect if LIBOR were determined to be %.

  The following table illustrates the relationship between LIBOR rates and the rate at which interest will accrue on the Class A-1 and Class A-2
Certificates.

             LIBOR                     CLASS A-1                                      CLASS A-2
             -----                     ----------                                     ----------
              %                              %                                              %
              %                              %                                              %
              %                              %                                              %

  The [Trustee] will determine LIBOR for a given interest accrual period on the second business day prior to the Distribution Date on which such interest accrual period commences (an "Interest Rate Determination Date").

For this purpose, a "business day" is any day on which banks in London and New York City are open for the transaction of international business. Promptly after each Interest Rate Determination Date, the Trustee will cause the Interest Rates, the Stated Principal Balances of the Variable Rate Certificates for the interest accrual period following such Determination Date, and the amounts of interest payable on the Distribution Date following such interest accrual period in respect of each $1,000 of such Stated Principal Balance, to be published in an English language newspaper of general circulation published each business day in New York City. The Stated Principal Balances and the Interest Rates on the Variable Rate Certificates applicable to the then current and the immediately preceding interest accrual periods may be obtained by telephoning the Trustee at its Corporate Trust Office at.

  The determination of the rates at which interest will accrue on the Variable
Rate Certificates after   , 19   will be made in accordance with the following
provisions:

      (i) On each Interest Rate Determination Date, the Trustee will determine LIBOR on the basis of quotations [provided by [four] Reference Banks as of 11:00 A.M. (London time) as such quotations appear on the Reuters Screen LIBOR Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for SWAPS, 1986 edition).] LIBOR as determined by the Trustee is the arithmetic mean of such quotations
    (rounded upward, if necessary, to the nearest multiple of     of 1%).

      (ii) If, on any Interest Rate Determination Date, at least two but fewer than all of the Reference Banks provide quotations, LIBOR will be determined in accordance with (i) above on the basis of the offered quotations of those Reference Banks providing such quotations.

      (iii) If, on any Interest Rate Determination Date, only one or none of the Reference Banks provides such offered quotations, LIBOR will be the higher of:

        (a) LIBOR as determined on the previous Interest Rate
      Determination Date; and

        (b) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum (rounded upward as aforesaid) that the Trustee determines to be either (x) the arithmetic mean of the offered quotations that leading banks in New York City selected by the Trustee (after consultation with the Depositor) are quoting on the relevant Interest Rate Determination Date for [ ] month United States dollar deposits to the principal London office of each of the Reference Banks or those of them (being at least two in number) to which such offered quotations are, in the opinion of the Trustee, being so made or (y) in the event that the Trustee can determine no such arithmetic mean, the arithmetic mean of the offered quotations that leading banks in New York City selected by the Trustee (after consultation with the Depositor) are quoting on such Interest Rate Determination Date to leading European banks for [ ] month United States dollar deposits; provided, however, that if the banks selected as aforesaid by the Trustee are not quoting as mentioned above, LIBOR for the next accrual period will be LIBOR as specified in (a) above.

  The rate at which interest will accrue on the Class A-1 Certificates will in no event exceed % per annum, and the rate at which interest will accrue on the Class A-2 Certificates will in no event be less than % per annum.

  Each Reference Bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Depositor and shall have an established place of business in London.

  [The distribution of interest on the [Class A] Certificates (and the addition of accrued interest to the Stated Principal Balance of the Class A-4 Certificates prior to the reduction of the Stated Principal Balance of the Class A-3 Certificates to zero) [30] days after the date to which interest accrues thereon and the calculation of accrued interest on the Certificates based on the assumption that distributions in reduction of Stated Principal Balance of the [Class A] Certificates are made [one month] prior to the actual Distribution Date will reduce the effective yield to holders of the [Class A] Certificates from that which would otherwise be the case if interest distributable on the [Class A] Certificates (or added to the Stated Principal Balance of the Class A-4 Certificates) on a Distribution Date were to accrue to such Distribution Date.]

  [The effective yield to the Class A-3 and Class A-4 Certificateholders will be less than the yield that would otherwise be produced if interest distributable on the Certificates (or to be added to the Stated Principal Balance of the Class A-4 Certificates) on a Distribution Date were to accrue to such Distribution Date because (i) on the first Distribution Date, [ ] months' interest is distributable on the Certificates (or to be added to the Stated Principal Balance of the Class A-4 Certificates) even though [ ] months will have elapsed from the date on which interest begins to accrue on the Certificates and (ii) on each succeeding Distribution Date, the interest distributable on the Certificates (or to be added to the Stated Principal Balance of the Class A-4 Certificates) is the interest accrued during the period described above even though this accrual period ends [30] days prior to such Distribution Date. In addition, during the first month of each interest accrual period (other than the first such period) for the Class of Certificates on which distributions in reduction of Stated Principal Balance are being distributed, interest accrues on a principal balance that is less than the Stated Principal Balance of such Class of Certificates, because interest due on such Class on a Distribution Date is calculated on the Stated Principal Balance of such Class since the preceding Distribution Date.]

DISTRIBUTIONS IN REDUCTION OF STATED PRINCIPAL BALANCE

  Distributions in reduction of Stated Principal Balance on the [Class A] Certificates will be made on each Distribution Date on which distributions are due in an aggregate amount equal to the sum of the Accrual Distribution Amount and the Stated Principal Distribution Amount. For purposes of determining the Stated Principal Distribution Amount, the Asset Value of the Mortgage Loans comprising the Mortgage Pool will be reduced by taking into account [the Senior Interest in] all distributions of principal thereof (including prepayments) received or due to be received by the Trustee during the Due Period prior to such Distribution Date.

  Distributions in reduction of Stated Principal Balance on the [Class A] Certificates will be made first to the Class A-1 Certificates until the Stated Principal Balance of the Class A-1 Certificates has been reduced to zero; next to the Class A-2 Certificates until the Stated Principal Balance of the Class A-2 Certificates has been reduced to zero; next to the Class A- 3 Certificates until the Stated Principal Balance of the Class A-3 Certificates has been reduced to zero; and then to the Class A-4 Certificates. Distributions in reduction of Stated Principal Balance on [Certificates of a particular Class] [Class A Certificates of a particular Subclass] will be made to the holder of the Certificates of such [Class] [Subclass] either pro rata in the proportion which the Stated Principal Balance of each Certificate of such [class] [subclass] bears to the aggregate Stated Principal Balance of all the Certificates of such [Class] [Subclass] or by random lot. Except as provided herein, the Final Scheduled Distribution Date of each [Class] [Subclass] of [Class A] Certificates has been determined based upon [the Senior Interest in] scheduled payments of principal and interest on the Mortgage Loans comprising the Mortgage Pool assuming no prepayments. Reinvestment Income at the Assumed
Reinvestment Rate, [and application of   % of the Excess Cash Flow, as defined
herein, to the payment of Certificates.] The rate of prepayments on the Mortgage Loans will depend on the prevailing level of interest rates and other economic factors, and no assurance can be given as to the actual prepayment rate of any Mortgage Loan.

  The aggregate initial Asset Value of the Mortgage Loans comprising the Mortgage Pool will be equal to at least 100% of the initial aggregate Stated Principal Balance of the [Class A] Certificates.

  The Asset Value of the Mortgage Loans comprising the Mortgage Pool will be equal to the lesser of (a) the then present value of the [Senior Interest in the] stream of remaining regularly scheduled monthly payments of principal and interest on such Mortgage Loans [(after taking into account the applicable portion of the Reserve Fund and the Buy-Down Fund)] together with Reinvestment Income thereon from the assumed date of receipt of such payments to the next succeeding Distribution Date at the Assumed Reinvestment Rate, discounted at the rate of % per annum with the same frequency as distributions are made on the Certificates and (b) the product of the Asset Value Cap calculated from time to time in the manner provided in the Pooling and Servicing Agreement and the then outstanding principal balance of such Mortgage Loan.

  [ % of the Excess Cash Flow will be applied to the distributions on [Class A] Certificates on each Distribution Date until such time that, even in the event of excessive prepayments of the Mortgage Loans, sufficient funds will be available to make distributions of interest on the [Class A] Certificates on each succeeding Distribution Date. Thereafter, it will no longer be necessary to provide for the possibility of a Special Distribution on the [Class A] Certificates in respect of prepayments on such Mortgage Loans.]

  On each Distribution Date, the distributions in reduction of Stated Principal Balance on the [Class A] Certificates will be equal to the [Class A] Stated Principal Distribution Amount. The [Class A] Stated Principal Distribution Amount will be the amount by which (i) the Stated Principal Balance of the [Class A] Certificates (before taking into account the amount of interest accrued on the Class A-4 Certificates to be added to the Stated Principal Balance thereof on the Distribution Date), exceeds (ii) the aggregate Asset Value of the Mortgage Loans comprising the Mortgage Pool as of such Distribution Date.

  [In addition, % of the Excess Cash Flow from the Mortgage Loans comprising the Mortgage Pool will be applied to the distributions of the [Class A]
Certificates on each Distribution Date until   ]. Excess Cash Flow as of each
Distribution Date will be the amount, if any, by which (i) the [Senior Interest in the] cash flow received from the Mortgage Loans and deposited in the Certificate Account for the Certificates [and any amounts deposited in such Certificate Account from any related Buy-Down Fund and GPM Fund on the date of issuance of the Certificates], plus any Reinvestment Income thereon, [together with any amounts otherwise distributable to the Class B Certificateholders or in the Reserve Fund that are required to be distributed to holders of the Class A Certificates] exceeds (ii) the sum of (a) the [Class A] Stated Principal Distribution Amount on such Distribution Date and (b) all interest accrued, whether or not then payable, on the Stated Principal Balance of the [Class A] Certificates since the preceding Distribution Date, and (c) any Special Distributions in reduction of Stated Principal Balance made since the preceding Distribution Date (or since the date of issuance of the Certificates in the case of the first Distribution Date). [On any Distribution Date, Excess Cash Flow not so applied will be [distributed first to restore the amount in the Reserve Fund to the Required Reserve, and then] to the holders of the Class B Certificates to the extent of any current deficiency in scheduled distributions to such Certificateholders on such Distribution Date.] [Any excess will then be distributed to holders of the Residual Certificates. Any Excess Cash Flow so distributed will not be available to make subsequent distributions on the [Class A] Certificates.]

[SPECIAL DISTRIBUTIONS

  The [Class A] Certificates may receive special distributions in reduction of Stated Principal Balance ("Special Distributions") as a consequence of principal prepayments on the Mortgage Loans comprising the Mortgage Pool and/or low yields then available for reinvestment. The Trustee will be required each month to determine, based on assumptions specified in the Pooling and Servicing Agreement, the amount that will be available in the Certificate Account for the distribution of interest that will have accrued on such [Class A] Certificates (the "Available Interest Amount") through the earlier of the last day of the month of determination or the last day of the [second] month preceding the next Distribution Date (the earlier of such dates being referred to as the "Available Interest Accrual Date"). If the Available Interest Amount as so determined is less than the amount of interest that will have accrued on such [Class A] Certificates to the Available Interest Accrual Date, there will be distributed, on the first day of the month succeeding the month of determination (the "Special Distribution Date"), the portion of the Stated Principal Balance of the [Class A] Certificates that will cause the Available Interest Amount to equal the amount of interest that will have accrued to the Available Interest Accrual Date on the Certificates to be outstanding immediately after such distribution. The amount of the Special Distribution on the Certificates distributed on any Special Distribution Date will not exceed the amount of distributions in reduction of Stated Principal Balance on such Certificates that would otherwise be required to be made on the next Distribution Date.

  The Trustee will notify each registered holder of [Class A] Certificates to receive a Special Distribution by letter mailed at least five days prior to the date set for such Special Distribution.]

[OPTIONAL TERMINATION

  On any Distribution Date on or after the [later] of     or the date on which
the Stated Principal Balance of the [Class A-3] Certificates has been reduced to zero, the Depositor will have the right to repurchase, in whole, but not in part, the Mortgage Loans comprising the Mortgage Pool. Additionally, on any Distribution Date on which the aggregate principal amount of the Mortgage Loans comprising the Mortgage Pool is less than [10]% of the initial aggregate principal amount of such Mortgage Loans, the Depositor will have the right to repurchase, in whole, but not in part, such Mortgage Loans. Any such repurchase will be made at a purchase price equal to [the outstanding principal balance of such Mortgage Loans, together with accrual and unpaid interest thereon, net of servicing fees and other compensation, to the last day of the month of such repurchase, plus the appraised value of any property acquired in respect thereof]. Any such termination will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code so as to constitute a "qualifying liquidation" thereunder. The proceeds of any such repurchase will be treated as a distribution on the Mortgage Loans for purposes of distributions to the Certificateholders. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

TRUSTEE

  The Trustee for the Certificates will be
       , a bank organized and existing under the laws of the
              with its principal office located at                     ,
                           .

THE MASTER SERVICER

  The Master Servicer is a        corporation that commenced operation in
     ,  . The Master Servicer may be an affiliate of the Depositor. The Master
Servicer is a FNMA/FHLMC approved seller-servicer based in         . As of
      , the Master Servicer serviced, for other investors and for its own
account, approximately   mortgage loans with an aggregate principal balance in
excess of $  . The Master Servicer conducts operations through    FHA approved
branch offices in    . The Master Servicer originated     approximately $  in
mortgage loans in 19  . The Master Servicer's     consolidated stockholder's
equity as of     was approximately $ .

  The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

  The Master Servicer shall obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond"), insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Mortgage Loans and to make advances, as described in the Prospectus under "Description of the Certificates--Assignment of Mortgage Loans" and "--Advances", in an amount acceptable to the Rating Agency.

     The following table sets forth certain information concerning the delinquency experience on residential mortgage loans at the time of purchase by ____________ and were being master serviced by ___________ on _________, 1997 and __________, 1998. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis. The information should not be considered to reflect the credit quality of the Mortgage Loans included in the Mortgage Pool, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. Such historical performance does not purport to be indicative of the future performance of the Mortgage Loans. See "Risk Factors," "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.


                 DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

                            (Dollars in Thousands)


                                                         AS OF SEPTEMBER 30,                     AS OF MARCH 31,
                                     -----------------------------------------------------   ---------------------
                                        1994           1995            1996        1997        1997         1998
                                     -----------------------------------------------------   ---------------------
Total Portfolio....................   $[      ]     $[      ]        $[     ]    $[      ]   $[     ]    $[      ]

30-59 Days Past Due................   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

60-89 Days Past Due................   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

90 or more Days Past Due...........   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

Total Delinquencies as a
 Percentage of Total Portfolio.....   [      ]%     [      ]%        [     ]%     [      ]%  [     ]%    [      ]%

Foreclosures Pending...............   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

                                                         AS OF SEPTEMBER 30,                     AS OF MARCH 31,
                                     -----------------------------------------------------   ---------------------
                                        1994           1995            1996        1997        1997         1998
                                     -----------------------------------------------------   ---------------------

Net Gain (Loss) (1)................   $[      ]     $[      ]        $[     ]    $[      ]   $[     ]    $[      ]

Net Gain (Loss) Ratio (2)..........   [      ]%     [      ]%        [     ]%     [      ]%  [     ]%    [      ]%

(1) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(2) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The servicing compensation payable to the Master Servicer will be equal to % of the outstanding principal balance of each Mortgage Loan in the Mortgage
Pool less [(a)] any servicing compensation to the servicer of each such Mortgage Loan (the "Servicer") (including such compensation paid to the Master Servicer as the direct Servicer of a Mortgage Loan for which there is no Servicer) under the terms of an agreement with the Master Servicer pursuant to which the Servicer services such Mortgage Loan (a "Servicing Agreement") [.]

[, and (b) the amount payable to the Depositor, as described below.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to [the Depositor] in respect of each interest payment on a Mortgage Loan an amount equal to % of the outstanding principal balance of such Mortgage Loan, before giving effect to any payments due on the preceding Due Date.] The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Mortgage Loan,
an amount equal to   % of the outstanding principal balance of such Mortgage
Loan, before giving effect to any payments due on the preceding Due Date. Servicing compensation to the Servicers of the Mortgage Loans shall be payable by withdrawal from the related Servicing Account (as defined in the Prospectus) prior to deposit in the Certificate Account. In addition, each Servicer (with respect to the Mortgage Loans serviced by it) and the Master Servicer will be entitled to servicing compensation out of insurance proceeds or liquidation proceeds. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise shall be retained by the Servicers and the Master Servicer to the extent not required to be deposited in the Certificate Account. The Servicers and the Master Servicer will pay all expenses incurred in connection with its responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

CERTIFICATE RATING

  It is a condition to the issuance of the [Class A] Certificates that they be rated in one of the two highest categories of the Rating Agency.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

                        FEDERAL INCOME TAX CONSEQUENCES

  An election for the Mortgage Loans to be treated as a REMIC ("real estate mortgage investment conduit") will [not] be made. [Accordingly, the Certificates will be REMIC Certificates. The Class [LIST] Certificates will be REMIC regular interests and generally will be taxable as debt of the REMIC. The Class R will be a REMIC residual interest and the holder thereof will be subject to tax on the net income of the REMIC, which in many periods will exceed the cash distributed on the Certificate. The Class R Certificates are subject to a number of transfer restrictions designed to prevent the avoidance of income tax.]] [Accordingly, the Certificates will be Trust Certificates and the Trust will be a [grantor trust] for federal income tax purposes.] [The Depositor currently expects to treat the Class [LIST] Certificates as being issued with original issue discount for federal tax purposes and the Class [LIST] Certificates as not being issued with original issue discount for federal tax purposes.] The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in Certificates.


                            [ERISA CONSIDERATIONS]*

  [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

  [State whether the Series is an Exempt or Nonexempt Series (see "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus).]

- --------
* If the Series of Certificates offered pursuant to this Version B Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "ERISA Considerations."

                                 UNDERWRITING

  The Depositor has entered into an Underwriting Agreement with [several Underwriters for whom] Credit Suisse First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase the [entire] [following respective] Stated Principal Balance of each [Subc] [C]lass of the [Class A] Certificates:

[UNDERWRITERS                            CLASS A-1 CLASS A-2 CLASS A-3 CLASS A-4
- -------------                            --------- --------- --------- ---------
Credit Suisse First Boston
 Corporation...........................     $         $         $        $
                                            ---       ---       ---      ----
                                            $         $         $        $]
                                            ===       ===       ===      ====

  The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase all of the Certificates if any are purchased.

  The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer each [Subc] [C]lass of the Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and [through the Representative,] to certain dealers at such prices less the following concessions and such dealers may allow the following discounts on sales to certain other dealers:

                                                          CONCESSION
                                                           (PERCENT   DISCOUNT
                                                              OF     (PERCENT OF
                                                          PRINCIPAL   PRINCIPAL
                                                           AMOUNT)     AMOUNT)
                                                          ---------- -----------
Class A-1 Certificates...................................       %           %
Class A-2 Certificates...................................       %           %
Class A-3 Certificates...................................       %           %
Class A-4 Certificates...................................       %           %

  After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].

  [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]

  The Depositor has agreed to indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                LEGAL MATTERS*

  The legality of the Certificates will be passed upon for the Depositor and for the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP.

                                USE OF PROCEEDS

  The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans comprising the Mortgage Pool. All of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in the open market or in privately negotiated transactions.
- --------
* If the Series of Certificates offered pursuant to this Version C Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Legal Matters."

                                 UNDERWRITING

   The Depositor has entered into an Underwriting Agreement with [several Underwriters for whom] Credit Suisse First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase the [entire] [following respective] Stated Principal Balance of each [Subc] [C]lass of the [Class A] Certificates:


 [UNDERWRITERS                       CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4
- --------------------------------  -------------  -------------  -------------  -------------
Credit Suisse First Boston    ... $              $              $              $
 Corporation
                                  -------------  -------------  -------------  -------------
                                  $              $              $              $]
                                  =============  =============  =============  =============

The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase all of the Certificates if any are purchased.

   The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer each [Subc] [C]lass of the Certificates to the public at the public offering prices set forth on the cover page of this Prospectus Supplement and [through the Representative,] to certain dealers at such prices less the following concessions and such dealers may allow the following discounts on sales to certain other dealers:

                               CONCESSION       DISCOUNT
                              (PERCENT OF     (PERCENT OF
                               PRINCIPAL       PRINCIPAL
                                AMOUNT)         AMOUNT)
                            --------------  --------------
Class A-1 Certificates  ... %               %
Class A-2 Certificates  ... %               %
Class A-3 Certificates  ... %               %
Class A-4 Certificates  ... %               %

   After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].

   The Depositor has agreed to indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                              S-29
                                                                 VERSION C

                                LEGAL MATTERS*

   The legality of the Certificates will be passed upon for the Depositor and for the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP.

                               USE OF PROCEEDS

   The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans comprising the Mortgage Pool. All of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Mortgage Loans from time to time in the open market or in privately negotiated transactions.

- ------------

   * If the Series of Certificates offered pursuant to this Version C Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "Legal Matters."


                              S-30
                                                                 VERSION C

[Version D- Residential Properties; SPLITS (Interest Only and Principal Only).]


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE   +
+SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY  +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER   +
+TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY STATE.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
         SUBJECT TO COMPLETION, DATED            , 19
- --------------------------------------------------------------------------------
                   P R O S P E C T U S   S U P P L E M E N T
                        (To Prospectus dated     , 19 )
- --------------------------------------------------------------------------------
                              $     (Approximate)
             Credit Suisse First Boston Mortgage Securities Corp.
                                   Depositor
        Conduit Mortgage Pass-Through Certificates, Series    ("SPLITS")
                                Class  -1 SPLITS
                 $     Original Principal Amount (Approximate)
          100% of principal payments of the underlying    Certificates
           0% of interest payments on the underlying    Certificates
                                Class  -2 SPLITS
                          No Original Principal Amount
           0% of principal payments on the underlying    Certificates
        Interest at   % Annual Rate on Class  -2 SPLITS notional amount

                                  -----------

  The Conduit Mortgage Pass-Through Certificates, Series   (the "SPLITS
Certificates"), offered hereby evidence undivided percentage ownership interests in a trust (the "Trust") composed of Conventional Mortgage Pass-
Through Certificates, each having a pass-through rate of   % (the "
Certificates"). The mortgage pool underlying the     Certificates consists of
conventional one- to four-family residential mortgage loans originated and
serviced by      and certain related property. The     Certificates will be
transferred to the Trust, pursuant to a Deposit Trust Agreement dated as of
     1, 199 , by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") in exchange for the SPLITS Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus.


  The SPLITS Certificates will be issued in two classes, Class -1 (the "Class -1 Splits") and Class -2 (the "Class -2 SPLITS"). The Class -1 SPLITS
evidence ownership interests in all of the principal payments on the Certificates. The Class -2 SPLITS evidence ownership interests in all of the interest payments on the Certificates, net of a servicing fee as described herein (the "Servicing Fee"). Interest distributions allocable to the Class -2 SPLITS will be passed through monthly at the annual rate of % (the "Annual Rate") on the then aggregate outstanding notional amount of the Class -2 SPLITS. The notional amount is used solely for purposes of the determination of interest payments and certain other rights and obligations of Holders of Class
 -2 SPLITS and does not represent an interest in principal payments on the Certificates.

  Because amounts payable with respect to the Class -1 Splits Certificates are derived primarily from principal payments on the Mortgage Loans with Net Mortgage Rates that are lower than ___% per annum, the yield on the Class -1 Splits Certificates will be adversely affected by slower than expected payments of principal on such Mortgage Loans. Furthermore, the yield to investors on the Class -2 SPLITS Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans with Mortgage Rates that are higher than ___% per annum, which rate may fluctuate significantly over time. A rapid rate of principal payments on such Mortgage Loans could result in the failure of investors in the Class -2 SPLITS Certificates to fully recover their initial investments.

  Principal payments and interest at the Annual Rate will be distributed to the holders of SPLITS Certificates ("Certificateholders" or "Holders") entitled thereto on the [last] day of the month (or if such day is not a business day, on the next business day) (the "Distribution Date"), or under the circumstances described herein, on the Distribution Date in the next month. The first
distribution will be made on     , 199 .

  The SPLITS Certificates do not represent an obligation of or interest in Credit Suisse First Boston Mortgage Securities Corp. or any affiliate
thereof or of     , any affiliate thereof or any other governmental agency or instrumentality.

  There is currently no secondary market for the SPLITS Certificates and there is no assurance that one will develop. The Underwriter[s] expect[s] to establish a market in the SPLITS Certificates, but [is] [are] under no obligation to do so. There is no assurance that a secondary market will develop, or, if it does develop, that it will continue.

  The yield to maturity on the SPLITS Certificates will depend on the rate of
principal payments (including prepayments) on the     Certificates. The
mortgage loans underlying the     Certificates are conventional loans and may
be prepaid at any time without penalty. A lower rate of principal than anticipated would negatively affect the total return to investors in Class -1 SPLITS, which are being offered at a discount to their principal amount. The yield to maturity on the Class -2 SPLITS will be extremely sensitive to the
rate of principal payments on the     Certificates and may fluctuate
significantly from time to time. Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments could result in the failure of investors in Class -2 SPLITS to recoup their initial investment. See "Yield Considerations."

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  NOR HAS  THE  COMMISSION PASSED  UPON  THE ACCURACY  OR
  ADEQUACY   OF   THIS  PROSPECTUS   SUPPLEMENT   OR   THE  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Prospective investors should consider the material risk factors set forth under Risk Factors commencing on page S-6 of this Prospectus Supplement and in the Prospectus on page 19.

        Prospective investors should consider the limitations discussed under ERISA Considerations herein and in the accompanying Prospectus.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      Price to   Underwriting  Proceeds to
                       Public    Discount (1) Depositor (2)
- -----------------------------------------------------------
Per Class  -1 SPLITS       %            %             %
- -----------------------------------------------------------
Per Class  -2 SPLITS       %(3)         %             %(3)
- -----------------------------------------------------------
Total                  $            $             $
- -----------------------------------------------------------

(1) Calculated as a percent of gross proceeds of the offering of each Class of SPLITS Certificates.
(2) Before deduction of expenses payable by the Depositor estimated at $[   ].
(3) Plus accrued interest, if any, on the Class  -2 SPLITS from      1, 199
    (the "Cut-off Date").

                                  -----------
  The SPLITS Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] rights to reject orders in whole or in part. It is expected that the SPLITS Certificates, in definitive, fully registered form, will be ready for delivery
on or about     , 199 .

                          Credit Suisse First Boston
- --------------------------------------------------------------------------------

              The date of this Prospectus Supplement is     , 19 .

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SPLITS CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SPLITS CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

        [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

                               ----------------

  UNTIL     , 19  , ALL DEALERS EFFECTING TRANSACTIONS IN THE SPLITS
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ----------------

                             AVAILABLE INFORMATION

  The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust, can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.



        The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                              SUMMARY OF THE TERMS

  The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein shall have the meanings given in the Prospectus.

SECURITIES OFFERED........  Conduit Mortgage Pass-Through Certificates, Series
                             (the "SPLITS Certificates").

                            $       original principal amount Class -1 SPITS
                             (approximate). No original Principal Amount -2 SPLITS. The Class -1 SPLITS represent an undivided percentage ownership interest in 100% of the monthly principal payments on the underlying Certificates (the "Mortgage Certificates Principal Distribution"). The Class -1 SPLITS do not evidence an ownership interest in the monthly interest payments on the underlying Certificates.

                            The Class -2 SPLITS represent an undivided
                             percentage ownership interest in 100% of the monthly interest payment on the underlying Certificates (the "Mortgage Certificate Interest Certificate Interest Distribution"), net of the Servicing Fee as described herein (such net rate of interest on the Class -2 SPLITS then outstanding notional amount being referred to herein as the "Annual Rate"). The Annual Rate is
                              %. The notional amount for the  -2 SPLITS is
                             equal to the unpaid principal balance of the
                                  Certificates, but is used solely for purposes
                             of determining interest payments and certain other rights and obligations of holders of Class -2 SPLITS and does not represent any interest in principal payments.

                            The SPLITS Certificates will be issued pursuant to
                             a deposit trust agreement, dated as     1, 19
                             (the "Deposit Trust Agreement"), between
                                                          , as trustee (the
                             "Trustee") and Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor").

DEPOSITOR.................  Credit Suisse First Boston Mortgage Securities Corp.

CUT-OFF DATE..............        , 19  .

DELIVERY DATE.............  On or about      , 19  .

DENOMINATIONS.............  The Class -1 SPLITS will be offered in fully registered form, in minimum denominations of $[ ] original principal amount and multiples of $[ ] in excess thereof. The Class -2 SPLITS will be offered in fully registered form, in minimum
                             denominations of $[   ] original notional amount
                             and multiples of $[    ] in excess thereof.

PRINCIPAL.................  The Class -1 SPLITS will receive all principal payments on the Certificates (including
                             prepayments). The Class -2 SPLITS receive no principal payments on the Certificates.

INTEREST..................  The Class -2 SPLITS will receive all interest payments on the Certificates, after deduction of the Servicing Fee, as described herein. The
                             Class -1 SPLITS will receive no interest payments on the Certificates.

DISTRIBUTION DATES........  Distributions on the       Certificates that are
                             received by the Trustee and become cleared funds in the hands of the Trustee prior to 1:00 p.m. on the [last] day of each month following the
                             distribution date for the       Certificates, or,
                             if such day is not a business day, on the next business day will be distributed to Certificateholders on such day (each, a "Distribution Date"). Distributions on the Certificates that are received by the Trustee and become cleared funds in the hands of the Trustee at or after 1:00 p.m. on any Distribution Date will be distributed to Certificateholders on the Distribution Date in the next month. Distributions will be made only if, and to the extent that,
                             payments are made on the       Certificates and
                             received by the Trustee. The first Distribution
                             Date will be      , 19  . The Cut-off Date will be
                                  , 19  .

MORTGAGE CERTIFICATES.....    %      Certificates will aggregate outstanding
                             principal balances of $[    ] as of the Cut-off
                             Date. See "The Certificate Pool".


RISK FACTORS..............  For discussion of material risk factors that should be considered with respect to an investment in the SPLITS Certificates, see "Risk Factors" herein and in the related Prospectus.

YIELD CONSIDERATIONS......  The rate of payment of principal of the Class -1
                             SPLITS, and the aggregate amount of each
                             distribution on and the yield to maturity of all SPLITS Certificates, will depend on the rate of payment of principal (including prepayments) of the mortgage loans underlying the
                                  Certificates. The mortgage loans underlying
                             the      Certificates are conventional mortgage
                             loans and can be prepaid at any time without penalty. The rate of payment of principal varies significantly from time to time and between pools of mortgage loans at any time and will be affected by a variety of factors.

                            The yield to maturity on the Class -2 SPLITS, which
                             are being offered without any original principal amount, is extremely sensitive to the rate of payment of principal of the mortgage loans
                             underlying the      Certificates and may fluctuate
                             significantly from time to time. Investors should fully consider the associated risks, including the risk that if the rate of principal payment is rapid such investors may not recoup their initial investment. See "Yield Considerations".

OPTIONAL TERMINATION......  The mortgage loans underlying the      Certificates
                             are subject to repurchase at the option of at such time as the outstanding principal balance of such mortgage loans is less than 10% of their
                             outstanding principal balance as of     . The
                             Depositor may, in the event such option is exercised, or otherwise, at such time as the outstanding principal balance of the
                                  Certificates is less than 10% of their
                             aggregate principal balance as of the Cut-off Date purchase the SPLITS Certificates, in whole, but not in part, at the purchase price set forth herein. See "Description of the Certificates--Optional Termination" herein.

LEGAL INVESTMENT..........  The SPLITS Certificates constitute "mortgage-
                             related securities" for purposes of the Secondary Mortgage Market Enhancement Act (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" in the Prospectus.

TRUSTEE...................
                                                               . See
                             "Description of the Certificates--Trustee" herein.

CERTIFICATE RATING........  It is a condition of issuance of the SPLITS
                             Certificates that they be rated " " by the Rating Agency prior to issuance. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. The rating on the Class - 2 SPLITS Certificates does not address the possibility that the holders of such Certificates may fail to recover their initial investments. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" in the Prospectus.

ERISA CONSIDERATIONS......  See "ERISA Considerations" in the Prospectus.

TAX ASPECTS...............  An election for the Mortgage Loans to be treated as a REMIC ("real estate mortgage investment conduit") will [not] be made. [Accordingly, the Certificates will be REMIC Certificates. The Class [LIST] Certificates will be REMIC regular interests and the Class R will be a REMIC residual interest. [Accordingly, the Certificates will be Trust Certificates and the Trust will be a [grantor trust] for federal income tax purposes.] [The Class [LIST] Certificates will be treated as being issued with original issue discount for federal tax purposes.] The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.
- --------

*If the Prospectus Supplement for a Series of Certificates provides that Orrick, Herrington & Sutcliffe LLP will pass upon the material federal income tax consequences of the Certificates for the Depositor, then such Prospectus Supplement will contain tax disclosure substantially similar to the disclosure set forth in Version E under "Summary of Terms--Tax Aspects" and "Certain Federal Income Tax Consequences."

                                [RISK FACTORS]

           [Description of Risk Factors to be added as appropriate]

                     DESCRIPTION OF THE       CERTIFICATES

THE CERTIFICATES

  The Certificates are each proportionately based upon and backed by a pool of conventional oneto four-family residential mortgage loans, originated and
serviced by      , and certain related property conveyed to the trust by     .

  On the Closing Date, the Depositor will deliver to the Trustee Certificates
having an aggregate principal balance of $[   ] (subject to a permitted
variance of up to 5%) and pass-through rates of [   ]%. The mortgage loans
underlying such      Certificates are expected to have a weighted average
coupon of approximately   % per annum based upon actual information regarding
the coupon rates on the mortgage loans underlying the Certificates that the Depositor anticipates delivering to the Trustee.

  The      Certificates are expected to have a weighted average remaining term
to maturity of approximately    years based upon actual information regarding
the remaining terms to maturity of the mortgage loans underlying the
     Certificates that the Depositor anticipates delivering to the Trustee.
Using such      Certificates, the final payment thereon will not be later
than      ,    .

  The information presented in this section has been derived from the Current
Report on Form 8-K filed by       with respect to the      Certificates and
certain other publicly available statistical information regarding the
     Certificates and is derived from the expected balances as of the Cut-off
Date of the mortgage loans underlying the      Certificates, such balances
being estimated using the method customarily employed by the Depositor. [Prospective investors should be aware that the Depositor may, in certain unforeseeable circumstances, deliver to the Trustee Certificates having characteristics different from those described herein.] Specific information
with respect to the      Certificates will be forth in a Current Report on
Form 8-K that will be filed by the Depositor, on behalf of the Trust, with the Securities and Exchange Commission within 15 days after the issuance of the SPLITS Certificates. [Set forth additional information with respect to the
     Certificates.] [A copy of the Prospectus with respect to the
     Certificates will be made available to any registered holder of a SPLITS
Certificate upon written request of such Certificateholder directed to     .]

                             YIELD CONSIDERATIONS

PREPAYMENT EXPERIENCE

  Because principal payments on the mortgage loans underlying the Certificates will be passed through to the holders of the Class -1 SPLITS and will reduce the notional amount of the Class -2 SPLITS, the rate of payment of principal of the Class -1 SPLITS and the aggregate amount of distributions on Class -1 SPLITS and Class -2 SPLITS will be directly related to the rate of payment of principal of the mortgage loans underlying the Certificates. The rate of principal payments on the underlying mortgage loans will in turn be affected by the rate of principal prepayments thereon (including, for this purpose, payments resulting from liquidations of the mortgage loans due to defaults, casualties, condemnations or other dispositions). The mortgage loans are conventional and can be prepaid at any time without penalty. Prepayments with
respect to the      Certificates may also occur as a result of guaranty
payments and the optional repurchase provision on the      Certificates.
Accordingly, the rate of prepayments on the underlying mortgage loans and rate of payment of principal of the SPLITS Certificates will depend upon future events and a variety of factors, and no assurance can be given as to either such rate.

  The yield to maturity of any SPLITS Certificates will be affected by the
rate of payment of principal of the      Certificates. Specifically, as the
SPLITS Certificates belonging to Class -1 SPLITS are being offered at significant discounts from their original principal amounts, if the purchaser of a Class -1 SPLITS

Certificates calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually received on the
     Certificates, its actual yield to maturity will be lower than that so calculated. Conversely, as the SPLITS Certificates belonging to Class -2 SPLITS are being offered without any original principal amount, if the purchaser of a Class -2 SPLITS Certificate calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than
that actually received on the      Certificates, its actual yield to maturity
will be lower than that so calculated.

  The timing of changes in the rate of prepayments on the mortgage loans under
the      Certificates may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on
the mortgage loans underlying the      Certificates the greater the effect on
an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the SPLITS Certificates may not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

  [BECAUSE THE CLASS -1 SPLITS ARE BEING OFFERED AT A DISCOUNT FROM THEIR ORIGINAL PRINCIPAL AMOUNT, THE YIELD TO MATURITY THEREON WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS ON THE MORTGAGE LOANS UNDERLYING THE CERTIFICATES.]

  BECAUSE THE CLASS -2 SPLITS ARE BEING OFFERED WITHOUT ANY PRINCIPAL AMOUNT, THE YIELD TO MATURITY ON THE CLASS -2 SPLITS WILL BE EXTREMELY SENSITIVE TO PREPAYMENT EXPERIENCE ON THE MORTGAGE LOANS UNDERLYING THE CERTIFICATES AND MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. PROSPECTIVE INVESTORS IN THE CLASS -2 SPLITS SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT IF THE RATE OF PAYMENT IS RAPID SUCH INVESTORS MAY NOT FULLY RECOUP THEIR INITIAL INVESTMENT.

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, SPA assumes a constant prepayment rate of 6% per annum. SPA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans, or of the Mortgage Loans in the Mortgage Pool.

  The following table illustrates, in general, the effect of prepayment rates on the timing and amount of distributions on each Class of SPLITS Certificates and their resulting weighted average lives. The table does not purport to represent the anticipated rate of prepayment on the mortgage loans underlying
the       Certificates or the resulting anticipated rate of distributions of each Class of the SPLITS Certificates.

  The table sets forth the projected annual aggregate distributions that would be made on the Class -1 and Class -2 SPLITS Certificates, and their resulting weighted average lives, based on various assumed percentages of SPA. The column headed "0%" assumes that no mortgage loans underlying the
     Certificates are prepaid before maturity. The columns headed " %", " %" and " %" assume that prepayments are made at the specified percentages of SPA. It has been assumed in preparing the table that (i) the Certificates consist
of $   principal amount of  % Certificates, (ii) the mortgage loans underlying the Certificates have the characteristics described above in "Description of the Certificates," (iii) all mortgage loans are prepaid at the indicated percentage of SPA for the life of the Certificates, (iv) the weighted average
remaining term to maturity of the mortgage loans is    years, (v) the interest
rate on each mortgage loan is      .  % in excess of the pass-through rate on
the related Certificate, and (vi) the      Certificates are not repurchased at
the option of      or the SPLITS Certificates are not repurchased at the
option of Depositor.

PROJECTED ANNUAL AGGREGATE DISTRIBUTIONS ON THE SPLITS CERTIFICATES (THOUSANDS
                                  OF DOLLARS)

                                  CLASS -1 SPLITS          CLASS -2 SPLITS
                              ------------------------ ------------------------
YEAR ENDING                   0% SPA % SPA % SPA % SPA 0% SPA % SPA % SPA % SPA
- -----------                   ------ ----- ----- ----- ------ ----- ----- -----
                              $      $     $     $     $      $     $     $
                              ------ ----- ----- ----- ------ ----- ----- -----
Total distributions.......... $      $     $     $     $      $     $     $
Weighted average life
(years)(1)...................

- --------
(1) The weighted average of life of the Class -2 SPLITS which is assumed to be equal to the weighted average life of the Class -1 SPLITS, is determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the SPLITS Certificates to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the total principal distributions on the SPLITS Certificates.

  The characteristics of the mortgage loans underlying the Certificates, will not correspond exactly to those assumed in preparing the statistics above. The total cash flows of the Class -2 SPLITS will therefore differ from those set forth above even if all of the mortgage loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that any mortgage loan will repay at a constant rate until maturity or that all of the mortgage loans will prepay at the same rate, and the timing of changes in the rate of prepayments may significantly affect the total cash flow received by Holder of a Class -2 SPLITS Certificate.

  The Depositor makes no representation that the mortgage loans will prepay in the manner or at any of the rates assumed in the table set forth above. Each investor must make his own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the SPLITS.

  The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. See "Yield Considerations" in the Prospectus. In addition, the rate of principal
prepayments on the mortgage loans underlying the      Certificates may differ
among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the loans, the interest rates on the loans, the terms to stated and remaining maturity of the loans, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in real property securing the loans, changes in mortgagors' housing needs, job transfers, unemployment and servicing decisions.

  Generally, however, if prevailing interest rates vary significantly from the
interest rates on the mortgage loans underlying the      Certificates, the
     Certificates are likely to be subject to higher or lower prepayment rates than if prevailing rates remain at or near the interest rates on the mortgage
loans underlying the      Certificates. In general, if prevailing interest
rates fall significantly below the interest rates on the mortgage loans
underlying the      Certificates, the      Certificates are likely to be
subject to higher prepayment rates than if prevailing rates remain at or above
the interest rates on the mortgage loans underlying      Certificates.
Conversely, if interest rates rise above the interest rates on the mortgage
loans underlying the      Certificates, the rate of prepayment would be
expected to decrease.

  The Depositor believes that the historical payment experience on such securities is not necessarily indicative of the future payment experience on
the mortgage loans underlying the      Certificates. Since the rate of
principal payments (including prepayments) on such mortgage loans will significantly affect the yield to maturity on the SPLITS Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the underlying mortgage loans and the suitability of the SPLITS Certificates to their investment objectives.

PAYMENT DELAY

  The effective yield to Certificateholders will be lower than the yield otherwise produced by the Annual Rate and purchase price since the monthly
distributions on the      Certificates will not be paid to the Holders until
on or after the [last] day of the month next succeeding the month of accrual. See "Pooling and Servicing Agreement" in the Prospectus. To the extent that a
monthly distribution on a      Certificate does not become cleared funds in
the hands of the Trustee prior to 1:00 p.m. on the Distribution Date in the month such distribution is required to be made by the issuer of such
     Certificates, the effective yield to the Certificateholders will be further reduced since such distribution will not be paid to the Holders until the Distribution Date in the next succeeding month. See "Description of the SPLITS Certificates."

                    DESCRIPTION OF THE SPLITS CERTIFICATES

GENERAL

  The SPLITS Certificates will be issued pursuant to a deposit trust
agreement, dated as of      , 19   (the "Deposit Trust Agreement"), between
                                   , as trustee (the "Trustee"), and the
Depositor. Pursuant to the Deposit Trust Agreement, the Depositor will
transfer the      Certificates to the Trustee in exchange for the SPLITS
Certificates on or about      , 19   (the "Delivery Date"). The
     Certificates will be registered in the name of the Trustee and payments
on the      Certificates will be made directly to the Trustee.

  The SPLITS Certificates are to be issued in two classes. Class -1 SPLITS Certificates (the "Class -1 SPLITS") and Class -2 SPLITS Certificates (the "Class -2 SPLITS"). The Class -1 SPLITS evidence the Holders' beneficial ownership of an undivided interest in all of the principal payments of the
      Certificates. The Class -2 SPLITS evidence the Holders' beneficial ownership of an undivided interest in all of the interest payments on the Certificates after deduction of the Servicing Fee (as defined herein). Payments of interest on the Class -2 SPLITS will be passed through monthly to Holders thereof at a % Annual Rate on the outstanding notional amount of such SPLITS Certificates as of the month preceding the month in which the related distribution of interest is to be made.

  The outstanding principal amount or notional amount, as the case may be, of each Class of SPLITS Certificates for any month will be equal to the aggregate
outstanding principal balance of the       Certificates for that month. The
notional amount is used solely for purposes of the determination of interest payments and certain other rights and obligations of Holders of Class -2 SPLITS, and Holders of Class -2 SPLITS shall not have any interest in, or be entitled to any payment with respect to, principal payments on the
     Certificates. The aggregate original principal amount of the Class -1 SPLITS and the aggregate original notional amount of the Class -2 SPLITS will
each be $    at the Cut-off Date.

  Each Class -1 SPLITS Certificate will evidence a Percentage Interest in the
monthly distributions of principal of the      Certificates. Each Class -2
SPLITS Certificate will evidence a Percentage Interest in the monthly
distributions of interest on the      Certificates, net of the Servicing Fee.
The Percentage Interest evidenced by each SPLITS Certificate will be determined by dividing the denomination of such SPLITS Certificate by the aggregate denominations of all SPLITS Certificates of the same Class. On each Distribution Date, the Trustee will distribute to each Holder of a SPLITS Certificate of a Class an amount equal to the product of such Certificateholder's Percentage Interest evidenced by such SPLITS Certificate and the interest of such Class in the Mortgage Certificate Principal Distribution or the Mortgage Certificate Interest Distribution, as applicable.

  The SPLITS Certificates will be issued only in fully registered form. The
Class -1 SPLITS will be issued in minimum denominations of $    and multiples
of $    in excess thereof. The Class -2 SPLITS will be issued in minimum
denominations of $    and multiples of $    in excess thereof.

  Principal and interest at a  % pass-through rate in respect of the
Certificates is required to be paid by the issuer of the      Certificates by
check mailed directly to the registered holder thereof on the    day of each
month. Payments of principal and interest will be collected by the Trustee and held in a segregated non-interest-bearing trust account in the name of and for
the benefit of the Trust. Distributions on the      Certificates that are
received by the Trustee and become cleared funds in the hands of the Trustee
prior to 1:00 p.m. on the    day of the month or, if such a day is not a
business day, on the next business day, will be distributed to Certificateholders on such day (each, a "Distribution Date"). Distributions on
the      Certificates that are received by the Trustee and become cleared funds in the hands of the Trustee at or after 1:00 p.m. on any Distribution Date will be distributed to the Certificateholders on the Distribution Date in the next month. In each case the distribution will be made to the Holders of record of the SPLITS Certificates on the close of business on the last business day of the month preceding the month in which such distribution is
made (the "Record Date"). The first Distribution Date will be     , 19  .
Distribution of principal and interest as set forth above will be made by the Trustee by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, at the request of a Certificateholder, by wire transfer to the account of such Certificateholder; provided, however, that the final distribution in retirement of a SPLITS Certificate will be made only upon presentation and surrender of the SPLITS Certificate at the office of the Trustee specified in the notice to Certificateholders of such final distribution. Wire transfers will be made at the expense of Certificateholders requesting such wire transfers by deducting a wire transfer fee from the related transfer.

  The SPLITS Certificates will be transferable and exchangeable on the Certificate Register at the office or agency of the Trustee maintained for that purpose in the City of New York. SPLITS Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of SPLITS Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency is currently
located at                                      .

TRUSTEE

  The Trustee for the Certificates will be
       , a bank organized and existing under the laws of
              with its principal office located at
                           .

SERVICING FEE

  The Deposit Trust Agreement provides for a servicing fee (the "Servicing Fee") in an amount equal to % of each interest distribution on the
     Certificates. The Servicing Fee will be deducted by the Trustee prior to making any payment of interest to Holders of the Class -2 SPLITS.

OPTIONAL TERMINATION

  The Deposit Trust Agreement provides that the Depositor may purchase SPLITS Certificates at such time as (i) the mortgage loans underlying the
     Certificates are repurchased by      , or (ii) the aggregate unpaid
principal balance of the      Certificates is less than [10]% of the aggregate
unpaid principal balance of the Certificates as of the Cut-off Date.

  In such event the Class -1 SPLITS will be repurchased at % of their outstanding principal amount and the Class -2 SPLITS will be repurchased at % of their outstanding notional amount, in each case, as of the date of such repurchase. In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Deposit Trust Agreement.

                                 RATINGS

  It is a condition to the issuance of the SPLITS Certificates that they be
rated "   " by the Rating Agency. Such rating addresses the likelihood that the holders of the SPLITS Certificates will receive payments required under the Deposit Trust Agreement. In assigning such a rating to mortgage pass-through certificates, the Ratng Agency takes into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make required payments on such certificates. Such rating does not, however, represent an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such payments might differ from that originally anticipated. As a result, holders of the SPLITS Certificates might suffer a lower than anticipated yield, and holders of the Class -2 SPLITS might fail, in circumstances of extreme prepayment, to recoup their original investment.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        FEDERAL INCOME TAX CONSEQUENCES

   An election for the Mortgage Loans to be treated as a REMIC ("real estate mortgage investment conduit") will [not] be made. [Accordingly, the Certificates will be REMIC Certificates. The Class [LIST] Certificats will be REMIC regular interests and generally will be taxable as debt of the REMIC. The Class R will be a REMIC residual interest and the holder thereof will be subject to tax on the net income of the REMIC, which in many periods will exceed the cash districuted on the Certificate. The Class R Certificates are subject to a number of transfer restrictions designed to prevent the avoidance of income tax.]] [Accordingly, the Certificates will be Trust Certificates and the Trust will be a [grantor trust] for federal income tax purposes.] [The Depositor currently expects to treat the Class [LIST] Certificates as being issued with original issue discount for federal tax purposes and the Class [LIST] Certificates as not being issued with original issue discount for federal tax purposes.] The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.



                            [ERISA CONSIDERATIONS]

   [Describe whether any exemption from "plan asset" treatment is available with respect to the Series.]

   [State whether the Series is an Exempt or a Nonexempt Series (see "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus).]

   To qualify for exemption under PTCE 83-1 (see "ERISA--Prohibited Transaction Class Exemption" in the Prospectus), a certificate of an Exempt Series must entitle its holder to pass-through payments of both principal and
interest on the Mortgage Loans. Because holders of Class    -1 or Class    -2
Certificates are only entitled to pass-through payments of principal (but not interest) or interest (but not principal), PTCE 83-1 will not exempt Plans
that acquire the Class    -1 or Class    -2 Certificates from the prohibited
transaction rules of ERISA. Any Plan fiduciary who proposes to cause a Plan
to purchase Class    -1 or Class    -2 Certificates should consult with its
counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. However, one of the other PTCE's or the Underwriter's PTE may be applicable. See "ERISA Considerations--Prohibited Transaction Class Exemption" in the Prospectus.

                                 UNDERWRITING

    The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] Credit Suisse First Boston Corporation, an affiliate of the Depositor [, is acting as Representative.] The [Underwriter[s] named below] [has] [have severally] agreed to purchase from the Depositor the [entire] [following respective] principal amount[s] of the Class SPLITS:

                                    CLASS  -1     CLASS  -2
[UNDERWRITER                          SPLITS        SPLITS       TOTAL
- --------------------------------  ------------  ------------  ---------
Credit Suisse First Boston
 Corporation  ................... $             $             $



  Total ......................... $             $             $  ]

   The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the SPLITS Certificates if any are purchased.

   The Depositor has been advised [by the Representative] that the Underwriter[s] prospose[s] to offer each Class of the SPLITS Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement [, and through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

                         CONCESSION      DISCOUNT
                         (PERCENT OF    (PERCENT OF
                            GROSS          GROSS
                          PROCEEDS)      PROCEEDS)
                       -------------  -------------
Class   -1 SPLITS  ...   %              %

Class   -2 SPLITS  ...   %              %

   After the initial public offering, the public offering prices and concessions and discounts to dealers may be changed by the [Representative] [Underwriter].


                               S-12
                                                                  VERSION D

   The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933.

  [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]

   All of the      Certificates will be acquired in a privately negotiated
transaction by the Depositor from Credit Suisse First Boston Corporation on terms substantially similar to those that the Depositor would obtain in an arm's length transaction. Credit Suisse First Boston Corporation will have acquired such Certificates in a privately negotiated transaction.

                                LEGAL MATTERS

   The legality of the SPLITS Certificates will be passed upon for the Depositor and for the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP], New York, New York, and the material federal income tax consequences of the SPLITS Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP.

                               USE OF PROCEEDS

   The Depositor will apply substantially all of the net proceeds of the offering of the SPLITS Certificates towards the simultaneous purchase of the
     Certificates underlying the SPLITS Certificates.

                               S-13
                                                                  VERSION D

[Version E- Manufactured Housing Contracts; Guarantee; Letter of Credit.]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY STATE.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED            , 19
- --------------------------------------------------------------------------------
                   P R O S P E C T U S   S U P P L E M E N T
                        (To Prospectus dated     , 19 )
- --------------------------------------------------------------------------------

                              $     (Approximate)
             Credit Suisse First Boston Mortgage Securities Corp.

                                   Depositor

 Conduit Manufactured Housing Contract Pass-Through Certificates, Series      %
                               Pass-Through Rate

  Principal and interest payable on the  th day of each month, beginning     ,
                                      19

                                  -----------

  THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. OR ANY AFFILIATE THEREOF. [NEITHER THE CERTIFICATES NOR THE UNDERLYING CONTRACTS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.]

                                  -----------

  The Conduit Manufactured Housing Contract Pass-Through Certificates, Series,
 % Pass-Through Rate (the "Certificates") offered hereby evidence undivided fractional interests in a trust to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor") on or about , 199 (the "Trust"). The Trust property will consist of a pool of [conventional] [FHA Insured] [VA-guaranteed] [fixed-rate] [variable-rate] manufactured housing conditional sales contracts and installment loan agreements (the "Contracts") and certain related property to be conveyed to the Trust by the Depositor (the "Trust Fund"). The Contracts will be transferred to the Trust, pursuant to a Pooling and Servicing Agreement (as defined herein), dated as of , 199 , by the Depositor in exchange for the Certificates and are more fully described in this Prospectus Supplement and in the accompanying Prospectus. The Certificates offered by this Prospectus Supplement constitute a separate series of the Certificates being offered by the Depositor from time to time pursuant to its Prospectus dated , 199 , which accompanies this Prospectus Supplement and of which this Prospectus Supplement forms a part. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

  The Underwriter[s] [do[es] not] intend[s] to make a secondary market for the Certificates [but [is] [are] under no obligation to do so]. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

  [The Depositor has elected to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"). See "Federal Income Tax Consequences" in the Prospectus.]

THESE  SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION NOR  HAS  THE COMMISSION  PASSED  UPON THE  ACCURACY  OR
  ADEQUACY  OF THIS  PROSPECTUS  SUPPLEMENT OR  THE  PROSPECTUS TO  WHICH  IT
   RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  Prospective investors should consider the material risk factors set forth under Risk Factors commencing on Page S-7 of this Prospectus Supplement and in the Prospectus on page 19.

  Prospective investors should consider the limitations discussed under ERISA Considerations herein and in the accompanying Prospectus.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                  Price to  Underwriting Proceeds to the
                 Public (1)   Discount   Depositor (1)(2)
- ---------------------------------------------------------
Per Certificate        %           %              %
- ---------------------------------------------------------
Total               $           $              $
- ---------------------------------------------------------
- ---------------------------------------------------------

(1) Plus accrued interest, if any, at the applicable rate from     , 19 .
(2) Before deduction of expenses payable by the Depositor estimated at $   .

                                  -----------

  The Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [their] [its] right to reject orders in whole or in part. It is expected that the Certificates, in
definitive fully registered form, will be ready for delivery on or about     ,
199 .

                          Credit Suisse First Boston
- --------------------------------------------------------------------------------

              The date of this Prospectus Supplement is     , 19 .

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE CERTIFICATES OFFERED HEREBY. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE THAT MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                               ----------------

  UNTIL       , 19  , ALL DEALERS AFFECTING TRANSACTIONS IN THE CERTIFICATES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

  [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

                               ----------------

                             AVAILABLE INFORMATION

  The Trust will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Trust can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings given in the Prospectus.

SECURITIES OFFERED........  Conduit Manufactured Housing Contract Pass-Through
                             Certificates, Series   ,  % Pass-Through Rate (the
                             "Certificates").

PRINCIPAL AMOUNT..........  $    (approximate: subject to a permitted variance
                             of up to  %).

DEPOSITOR.................  Credit Suisse First Boston Mortgage Securities Corp.
                             (the "Depositor").

MASTER SERVICER...........

DENOMINATIONS.............  The minimum denomination of a Certificate (a
                             "Single Certificate") will initially represent
                             approximately $    aggregate principal amount of
                             Contracts (as hereinafter defined).

CUT-OFF DATE..............        , 19  .

DELIVERY DATE.............  On or about       , 19  .

INTEREST..................  Passed through monthly at the rate of  % per annum
                             (the "Pass-Through Rate"), on the    day of each
                             month (each, a "Distribution Date") commencing
                                   , 19   to those persons in whose name the
                             Certificates are registered as of [the last
                             Business Day of the month preceding the
                             Distribution Date] (the "Record Date"). [The Pass-Through Rate for each Contract will equal the annual percentage rate (the "APR") then borne by such Contract less a fee for the servicing of the Contract (the "Servicing Fee") [, less a fee for the Limited Guarantee (the "Limited Guarantee Fee")] [and less the excess interest (the "Excess Interest")], as described herein under "Description of the Certificates--Servicing Compensation, [Limited Guarantee Fee] and Payment of Expenses."

PRINCIPAL (INCLUDING
PREPAYMENTS)..............  Passed through monthly on the Distribution Date,
                             commencing       , 19  .


RISK FACTORS..............  For discussion of material risk factors that should be considered with respect to an investment in the Certificates, see "Risk Factors" herein and in the related Prospectus.

CONTRACT POOL.............  [Conventional] [FHA-insured] [VA-guaranteed] [fixed rate] [variable rate] manufactured housing
                             conditional sales contracts and installment loan agreements (collectively, the "Contracts") secured by manufactured homes (as described herein) (the "Manufactured Homes") [located in the states of
                                 , and     ]. The Contracts have been
                             originated [or acquired] by      . See
                             "Description of the Contract Pool" herein.

[LIMITED GUARANTEE........  Subject to the limitations described below, the
                             Limited Guarantee will cover the difference
                             between the amount available for distribution to the Certificateholders [including Advances] on any [monthly] Distribution Date and the amount due the Certificateholders on such Distribution Date to the extent such shortfall is attributable to delinquent payments by borrowers on the Contracts (each, an "Obligor") and losses on Defaulted Contracts (as hereinafter
                             defined). The first $    of the Guarantee Amount,
                             as defined below, will consist of the general
                             guarantee obligation of     . The obligation of
                                  will be backed by the Standby Letter of
                             Credit issued by and confirmed by     , (as
                             described below). The balance of the Guarantee Amount consists of the Direct Letter of Credit
                             issued by      and confirmed by     , described
                             below (the Standby Letter of Credit and the Direct Letter of Credit sometimes collectively are referred to herein as the "Letters of Credit"). The amount of the Limited Guarantee (the "Guarantee Amount") on the first Distribution Date
                             will be $   . Thereafter, the Guarantee Amount
                             available on any Distribution Date,     . See "The
                             Limited Guarantee."]

                            The Standby Letter of Credit (the "Standby Letter
                             of Credit") is an irrevocable obligation
                             supporting the obligation of      under the
                             Limited Guarantee. If does not make a payment required of it under the Limited Guarantee, the Trustee immediately will draw such amount under the Standby Letter of Credit. If for any reason
                                  does not honor a draw under the Standby
                             Letter of Credit,      is obligated to honor the
                             Standby Letter of Credit.

                            The Direct Letter of Credit (the "Direct Letter of
                             Credit") will be an irrevocable direct pay letter of credit and will be issued by and confirmed
                             by      .

                            [The initial Letters of Credit will expire no
                             earlier than     .] The Master Servicer will be
                             required to replace or renew the Letters of Credit prior to their expiration until the Trust Fund is terminated. In the event the Master Servicer does not renew or replace a Letter of Credit, prior to its expiration, the Trustee will draw under such Letter of Credit an amount equal to the required coverage of that Letter of Credit on such date and will transfer such funds to a separate trust fund (the "Limited Guarantee Fund"). Thereafter the Trustee will draw upon such funds on each Distribution Date if and to the extent draws would have been required under the corresponding Letter of Credit. The Letters of Credit will not be available to support any obligations of the Depositor, the Master Servicer or the Unaffiliated Seller. See "The Limited Guarantee."]

[LETTER OF CREDIT.........  The maximum liability of [    ] under an
                             irrevocable standby letter of credit for the
                             Contract Pool (the "Letter of Credit"), net of unreimbursed payments thereunder, will be no more
                             than [   %] of the initial aggregate principal
                             balance of the Contract Pool (the "Letter of Credit Percentage"). The maximum amount available to be paid under the Letter of Credit will be determined in accordance with the Pooling and Servicing Agreement referred to herein. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency, in order to obtain a rating in one of the two highest rating categories of such Rating Agency. The amount available under the Letter of Credit shall be reduced by the amount of unreimbursed payments thereunder. See "Credit Support--Letters of Credit" in the Prospectus.]

HAZARD INSURANCE..........  All of the Contracts will be covered by standard hazard insurance policies with respect to each Manufactured Home in an amount at least equal to [the lesser of its maximum insurable value or the remaining principal balance on the related Contract]. The standard hazard insurance policies, at a minimum, will provide for fire, lightning, windstorm and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. See "Description of the Certificates--Hazard Insurance Policies" herein.

[OPTIONAL TERMINATION.....  The [Depositor] may, at its option, repurchase from the Trust all Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than [10%] of the aggregate principal balance of the Contracts on the Cut-off Date. The repurchase price will equal the aggregate unpaid principal balance of such Contracts together with accrued interest thereon at the Pass-Through Rate through the last day of the month during which such repurchase occurs, plus the appraised value of any property acquired in respect thereof. [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Internal Revenue Code of 1986 (the "Code") so as to constitute a "qualifying liquidation" thereunder.] See "Description of the Certificates--Termination; Repurchase of
                             Certificates" herein.

ADVANCES..................  The Servicers of the Contracts (and the Master
                             Servicer, with respect to each Contract that it services directly and otherwise, to the extent the related Servicer does not do so) will be obligated to advance delinquent installments of principal and interest on the Contracts under certain circumstances. See "Description of the Certificates--Advances" in the Prospectus.

SECURITY INTERESTS AND
OTHER ASPECTS OF THE        In connection with the transfer of the Contracts
CONTRACTS.................   from the Depositor to the Trustee, the Depositor
                             has assigned the security interests in the Manufactured Homes securing the Contracts to the Trustee. The [Master Servicer] shall take such steps as are necessary to perfect and maintain perfection of such security interest in each Manufactured Home and, to the extent such interest is perfected, the Trustee will have a prior claim over subsequent purchasers of the Manufactured
                             Home and holders of subsequently perfected security interests. Under most state laws
                             Manufactured Homes constitute personal property, and perfection of a security interest in the Manufactured Home is obtained, depending on applicable state law, either by noting the security interest on the certificate of title for the Manufactured Home or by filing a financing statement under the Uniform Commercial Code. [The certificates of title or Uniform Commercial Code financing statements will not be amended to identify the Trustee as the new secured party because of the administrative burden and expense.]
                             In the absence of such an endorsement, the Trustee may not have a perfected security interest in Manufactured Homes registered in certain states.
                             In addition, if the Manufactured Home were relocated to another state without reperfection of the security interest, or if the Manufactured Home were to become attached to its site and a determination were made that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trustee could lose its prior preferred security interest in a Manufactured
                             Home. Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sales contracts, and certain of these laws make an assignee of such a contract, such as the Trustee, liable to the obligor thereon for any violation by the lender. The [Master Servicer] has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the Trustee's interest in the Contract, unless such failure or breach has been cured within [90] days from notice of such breach. See "Special
                             Considerations" herein and "Certain Legal Aspects of the Mortgage Loans and Contracts--The
                             Contracts" in the Prospectus.

TRUSTEE...................
                            [    ]

CERTIFICATE RATING........  It is a condition of issuance that the Certificates be rated in one of the two highest rating categories of a nationally recognized statistical rating agency (the "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" in the Prospectus.

ERISA CONSIDERATIONS......  See "ERISA Considerations" [in the Prospectus] and
                             herein.

LEGAL INVESTMENT..........  The Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"), and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" in the Prospectus.


TAX ASPECTS...............
                            The Depositor [intends] [does not intend] to make
                             an election to treat the Trust Fund as a Real Estate Mortgage Investment Conduit (a "REMIC"), pursuant to the Internal Revenue Code of 1986. See ["Federal Income Tax Consequences--General"; ["-- REMIC Trust Funds"] ["--Contract Pools"] in the Prospectus,

                            [The extent to which the Contracts, and therefore
                             the Class [ ] Certificates, will be treated as "qualifying real property loans" for mutual savings banks or domestic building and loan associations, "loans . . . secured by an interest in real property" for domestic building and loan associations, and "real estate assets" for real estate investment trusts depends on certain facts and circumstances not within the knowledge of the Depositor. The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with there own tax advisors regarding the consequences to them of investing in the Certificates.

                                 RISK FACTORS

  Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

    1. General. An investment in the Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of the Contracts. To the extent that losses on the Contracts are not covered by [the Limited Guarantee] [the Letter of Credit] [or] applicable insurance policies, if any, Certificateholders will bear all risk of loss resulting from default by Obligors and must rely on the value of the Manufactured Homes for recovery of the outstanding principal and unpaid interest of the defaulted Contracts. See "The Trust Fund--The Contracts" in the Prospectus.

    2. Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor. The Certificates will not be insured or guaranteed by [any government agency or instrumentality,] The First Boston Corporation or any of its affiliates, including the Depositor, any Servicer or the Master Servicer.

    3. Limited Liquidity. There can be no assurance that a secondary market will develop for the Certificates or, if it does develop, that it will provide the holders of the Certificates with liquidity of investment or that it will remain for the term of the Certificates.

    [4. [Limited Guarantee] [Letter of Credit]. The Certificates will be secured in part by the [Limited Guarantee] [Letter of Credit]. The [Guarantee Amount] [Letter of Credit Percentage] will be an amount
  initially equal to      and will decline hereafter [by the amount of
  unreimbursed payments thereunder]. The [Limited Guarantee] [Letter of Credit] will cover delinquent payments by Obligors and losses on defaulted Contracts. Delinquency on the Contracts may be affected by local, regional and economic considerations. If delinquency levels are high and the [Guarantee Amount] [Letter of Credit Percentage] is reduced to zero, the Certificateholders will bear all losses on the Contracts. See ["The Limited Guarantee"] ["Letter of Credit"].

    5. Prepayment Considerations. The prepayment experience on the Contracts may affect the average life of the Certificates. Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rates of the Contracts. Other factors affecting prepayment of Contracts include changes in housing needs, job transfers, unemployment and servicing decisions. See "Maturity and Prepayment Considerations" in the Prospectus.

    6. Security Interests and Other Aspects of the Contracts. Each Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state (except Louisiana) and each state's certificate of title statutes, but generally not its real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In addition, numerous federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Pursuant to the Pooling and Servicing Agreement, the seller will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. If the [Limited Guarantee or] [Letter of Credit Percentage] insurance policies are exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Contracts" in the Prospectus.

    [7. Louisiana Law. Any Contract secured by a Manufactured Home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

    Under Louisiana law, a manufactured home that has been affixed permanently to real estate nevertheless will remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property, but then is removed from its site, can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commissions.

    So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the owner brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.]

                       DESCRIPTION OF THE CONTRACT POOL

  The contract pool (the "Contract Pool") will consist of [conventional] [FHA-insured] [VA-guaranteed] fixed rate manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Contracts") having an [approximate] aggregate principal balance as of the Cut-off Date of
$   , secured by manufactured homes (the "Manufactured Homes"). The
Manufactured Homes will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

  The weighted average annualized percentage rate (individually, an "APR") of the Contracts as of the Cut-off Date will be at least % but no more than %. All Contracts will have APRs of at least % but no more than %. The weighted average maturity of the Contracts, as of the Cut-off Date, will be at least
years but no more than    years. All Contracts will have original maturities
of at least    years but no more than    years. None of the Contracts will
have been originated prior to or after       , 19 . None of the Contracts will
have a scheduled maturity later than       .

  The Contracts will have the following characteristics as of the Cut-off Date (expressed as a percentage of the outstanding aggregate principal balances of the Contracts having such characteristics relative to the outstanding aggregate principal balances of all Contracts):

    Approximately % of the Contracts are secured by Manufactured Homes which were new at the time the related Contract was originated and approximately
   % of the Contracts are secured by Manufactured Homes which were used at the time the related Contract was originated.

    At least  % of the Contracts will be Contracts each having outstanding
  principal balances of less than $   .

    No more than  % of the Contracts will be Contracts each having
  outstanding principal balances of more than $   .

    No more than % of the Contracts will have had loan-to-value ratios at origination (based on the retail sales prices of the unit or % of the manufacturer's invoice price, if less, plus taxes, license fees and insurance premiums in the case of a new Manufactured Home, or based on the lesser of the total delivered sales price or the appraised value of the unit, including taxes, fees and insurance, in the case of a used Manufactured Home) in excess of %, and the Contracts have a weighted average loan to value ratio as of the Cut-off Date of %.

    The Contracts will be secured by Manufactured Homes located in the states
  of       . No more than [5]% of the Contracts will be secured by
  Manufactured Homes located in any one five digit zip code or project.

    [At the date of issuance of the Certificates, no Contract in the Contract Pool was more than 30 days delinquent.]

    [Description of the underwriting policies for conventional Contracts to be provided.]


                         TYPES OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                    PROPERTY TYPES                      LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Single family detached.................................         $           .  %
Condominium............................................
Planned Unit Developments..............................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

                            CURRENT LOAN AMOUNTS(1)

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 CURRENT LOAN AMOUNTS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Up to $100,000.........................................         $           .  %
$100,001--150,000......................................
150,001--200,000.......................................
200,001--250,000.......................................
250,001--300,000.......................................
300,001--350,000.......................................
350,001--400,000.......................................
400,001--450,000.......................................
Over $450,001..........................................
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The largest current loan amount is $     and the smallest current loan
    amount is $    .
(2) The average outstanding principal balance is $    .

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 LOAN-TO-VALUE RATIOS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
70.00% or less.........................................         $           .  %
70.01% to 75.00%.......................................
75.01% to 80.00%.......................................
80.01% to 85.00%.......................................
85.01% to 90.00%.......................................                     .
                                                        ----    -----    ------
  Total(1).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The weighted average loan-to-value ratios of the Mortgage Loans, based on the principal amount at origination and the principal amount as of the Cut-off Date, respectively, and the lesser of the appraised value at origination and the purchase price paid by the Mortgagor, was % and %, respectively.

                             CURRENT MORTGAGE RATES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                   MORTGAGE RATES(1)                    LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
   .  % or less........................................         $           .  %
   .  % or less........................................
   .  % or less........................................                     .
   .  % or less........................................                     .
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) With respect to % of the Mortgage Pool Balance, the Mortgage Rate is the original Mortgage Rate and does not reflect application of the Index.
(2) The weighted average Mortgage Rate is approximately  % per annum.

                          MORTGAGE LOAN GROSS MARGINS

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                     GROSS MARGINS                      LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
 %.....................................................         $           .  %
  .....................................................
  .....................................................
  .....................................................
  .....................................................
                                                        ----    -----    ------
  Total(1).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The weighted average Gross Margin is approximately    per annum.

                   MONTH IN WHICH NEXT ADJUSTMENT DATE FALLS

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                       MONTH(1)                         LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  .....................................................         $           .  %
  .....................................................
  .....................................................
  .....................................................
  .....................................................
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The adjusted Mortgage Rate will be reflected in payments received by Certificateholders on the 25th day of the month following the month in which the Adjustment Date occurs.
(2) The weighted average number of months to the initial Adjustment Date is months.

                          LIFETIME MORTGAGE RATE CAPS

                                                                         % OF
                                                        NO.            MORTGAGE
                                                        OF   AGGREGATE   POOL
              LIFETIME MORTGAGE RATE CAP               LOANS BALANCES  BALANCE
- ------------------------------------------------------ ----- --------- --------
  %...................................................         $           .  %
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
                                                       ----    -----    ------
  Total...............................................         $        100.00%
                                                       ====    =====    ======

                              YEARS OF ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                         YEAR                           LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                        STATES                          LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

  [Mortgage Loans for which the loan-to-value ratio at origination was greater than 80% either (1) will be insured as to payment default for the amount in excess of 75% of the principal balance by a Primary Mortgage Insurance Policy until the principal balance of such Mortgage Loan is reduced below 80% of the lesser of the appraised value at origination or the purchase price of the Mortgaged Property, or (2) will be covered by a [DESCRIPTION OF ALTERNATIVE].]

  Approximately % of the Mortgage Loans were made to refinance the related Mortgaged Properties and approximately % of the Mortgage Loans have been made to purchase the related Mortgaged Properties. Approximately % of the Mortgage Loans will be secured by Mortgaged Properties represented to the originator in the related loan application to be the primary residence of the mortgagor at the time of origination. % of the Mortgage Loans are secured by Mortgaged Properties which were second homes of the mortgagor at the time of origination based on representations of the Mortgagor. % of the Mortgage Loans were made to finance the purchase of homes represented by the mortgagor to have been acquired for investment purposes.

  At the date of issuance of the Certificates, no Mortgage Loan will be delinquent in scheduled payments of principal and interest by more than 30 days and no Mortgage Loan will have been, as of the Cut-off Date, more than 30 days delinquent in scheduled payments of principal and interest more than once in the previous year.

THE INDEX

  [DESCRIPTION OF APPLICABLE INDEX, e.g., The Index is currently published by the FHLB on or about the last working day of each month and is designed to represent the monthly weighted average cost of funds for savings institutions in the 11th District of the Federal Home Loan Bank System (Arizona, California and Nevada) for the month prior to publication. The Index is computed by the FHLB for each month by dividing the cost of funds (interest paid during the month by 11th District savings institutions on savings, advances and other borrowings) by the average of the total amount of those funds outstanding at the end of the month and the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLB to neutralize the effect of events such as member institutions leaving the 11th District or acquiring institutions outside the 11th District. The Index has been reported each month since August 1981.]

  [The Index reflects the interest costs paid on all types of funds held by 11th District member institutions. The Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. There are three major components of funds of 11th District institutions: (1) savings deposits, (2) FHLB advances, and (3) all other borrowings, such as reverse repurchase agreements and mortgage-backed bonds. Unlike most other interest rate measures, the Index does not necessarily reflect current market rates, since the component funds represent a variety of maturities whose costs may react in different ways to changing conditions.]

  Specific information with respect to the Contracts will be available to purchasers of the Certificates offered hereby at or before the time of issuance of such Certificates. Such specific information will include the precise amount of the aggregate principal balances of the Contracts outstanding as of the Cut-off Date, and will also set forth tables reflecting the following information regarding the Contracts: years of origination, types of dwellings on the underlying properties, the sizes of Contracts and distribution of Contracts by APR, and will be set forth in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission by the Depositor within 15 days after the issuance of the Certificates.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates will be issued pursuant to the Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling and Servicing
Agreement") among the Depositor,      , as master servicer (the "Master
Servicer"), and      , as trustee (the "Trustee"), a form of which has been
filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. Reference is made to the accompanying Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. Each of the Certificates at the time of issuance will qualify as a "mortgage related security" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

  Distributions of principal and interest as set forth above will be made by the Master Servicer by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained with the Trustee or, if eligible for wire transfer as provided in the Pooling and Servicing Agreement, by wire transfer to the account of such Certificateholder, provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office specified in the notice to Certificateholders of such final distribution.

  The Certificates will be transferable and exchangeable on a Certificate Register to be maintained by the Trustee at the office or agency of the Master Servicer maintained for that purpose in New York, New York. Certificates surrendered to the Trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the Trustee. No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Such office or agency is currently
located at      ,      .

CONVEYANCE OF CONTRACTS

  On the date of issuance of the Certificates, the Depositor will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Depositor in the Contracts, including all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), and all rights under the hazard insurance policies on the related Manufactured Homes. The Contracts will be described on a schedule attached to the Pooling and Servicing Agreement (the "Contract Schedule"). The Contract Schedule will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the APR on each Contract and the maturity date of each Contract. Prior to the conveyance of the Contracts to the Trustee, the Depositor will cause to be reviewed all the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the Contract Schedule delivered to the Trustee.

  [The Trustee, itself or through a custodian, will hold, on behalf of the Certificateholders, the original Contracts and copies of documents and instruments relating to each Contract and the security interest in the Manufactured Home relating to each Contract.] In addition, in order to give notice of the Trustee's right, title and interest in and to the Contracts, [the Master Servicer, on behalf of] the Depositor, will deliver to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all the Contracts as collateral. The [Master Servicer] will file such statement in the appropriate offices in the appropriate states. [The Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trustee. If a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.] See "Certain Legal Aspects of the Mortgage Loans and Contracts--The Contracts" in the Prospectus.

TRUSTEE

  The Trustee for the Certificates will be     .

THE MASTER SERVICER

  The Master Servicer is a corporation that commenced operation in . The Master Servicer is [an FHA approved seller-servicer] based in . As of
       , the Master Servicer serviced, for other investors and for its own account, approximately mortgage loans with an aggregate principal balance
in excess of $   . The Master Servicer conducts operations through      FHA
approved branch offices in     . The Master Servicer originated approximately
$    in mortgage loans in 19  . The Master Servicer's consolidated
stockholders' equity as of      was approximately $   .

  The information set forth above has been provided by the Master Servicer. The Depositor makes no representation as to the accuracy or completeness of such information.

  [The Master Servicer shall obtain and maintain in effect a bond, corporate guaranty or similar form of insurance coverage (the "Performance Bond"), insuring against loss occasioned by the errors and omissions of the Master Servicer's officers, employees and any other person acting on behalf of the Master Servicer in its capacity as Master Servicer and guaranteeing the performance, among other things, of the obligations of the Master Servicer to purchase certain Contracts and to make advances, as described in the Prospectus under "Description of the Certificates--Assignment of Contracts" and "--Advances," in an amount acceptable to the nationally recognized statistical rating organization or organizations rating the Certificates (collectively, the "Rating Agency").

     The following table sets forth certain information concerning the delinquency experience on residential mortgage loans at the time of purchase by ____________ and were being master serviced by ___________ on _________, 1997 and __________, 1998. No mortgage loan is considered delinquent for these purposes until, in general, it is one month past due on a contractual basis. The information should not be considered to reflect the credit quality of the Mortgage Loans included in the Mortgage Pool, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans. Such historical performance does not purport to be indicative of the future performance of the Mortgage Loans. See "Risk Factors," "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

                 DELINQUENCY, FORECLOSURE AND LOSS EXPERIENCE

                            (Dollars in Thousands)


                                                         AS OF SEPTEMBER 30,                     AS OF MARCH 31,
                                     -----------------------------------------------------   ---------------------
                                        1994           1995            1996        1997        1997         1998
                                     -----------------------------------------------------   ---------------------
Total Portfolio....................   $[      ]     $[      ]        $[     ]    $[      ]   $[     ]    $[      ]

30-59 Days Past Due................   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

60-89 Days Past Due................   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

90 or more Days Past Due...........   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

Total Delinquencies as a
 Percentage of Total Portfolio.....   [      ]%     [      ]%        [     ]%     [      ]%  [     ]%    [      ]%

Foreclosures Pending...............   [      ]      [      ]         [     ]     [      ]    [     ]     [      ]

                                                         AS OF SEPTEMBER 30,                     AS OF MARCH 31,
                                     -----------------------------------------------------   ---------------------
                                        1994           1995            1996        1997        1997         1998
                                     -----------------------------------------------------   ---------------------

Net Gain (Loss) (1)................   $[      ]     $[      ]        $[     ]    $[      ]   $[     ]    $[      ]

Net Gain (Loss) Ratio (2)..........   [      ]%     [      ]%        [     ]%     [      ]%  [     ]%    [      ]%

(1) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(2) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

SERVICING COMPENSATION [, LIMITED GUARANTEE FEE] AND PAYMENT OF EXPENSES

  The servicing compensation payable to the Master Servicer will be equal to an amount, payable out of each interest payment on a Contract, equal to the excess of each interest payment on a Contract over the Pass-Through Rate, less [(a)] any servicing compensation payable to the Servicer of such Contract under the terms of the agreement with the Master Servicer pursuant to which such Contract is serviced (the "Servicing Agreement") (including such compensation paid to the Master Servicer as the direct servicer of a Contract for which there is no Servicer)[.] [, and (b) the amount payable to the [Depositor,] [Master Servicer], as described below] [.] [, and (c) the Limited Guarantee Fee.] [Pursuant to the Pooling and Servicing Agreement, on each Distribution Date, the Master Servicer will remit to [the Depositor] in respect of each interest payment on a Contract an amount equal to % of the outstanding principal balance of such Contract before giving effect to any payments due on the preceding Due Date.] [The Master Servicer will be permitted to withdraw from the Certificate Account, in respect of each interest payment on a Contract, an amount equal to % of the outstanding principal balance of such Contract before giving effect to any payments due on the preceding Due Date.] See "Description of the Certificates--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer and the Servicers. The Servicers and the Master Servicer will pay all expenses incurred in connection with their responsibilities under the Servicing Agreements and the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, the various items of expense enumerated in the Prospectus.

  [Investors are advised to consult with their own tax advisors regarding the likelihood that a portion of such servicing compensation might be characterized as an ownership interest in the interest payments on the Contracts ("Retained Yield") for federal income tax purposes, by reason of the extent to which either the weighted average APR, or the stated interest rates on the Contracts exceeds the Pass-Through Rate, and the tax consequences to them of such a characterization. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether the reasonableness of servicing compensation should be determined on a weighted average or contract by contract basis. [The Depositor intends to treat % of such servicing compensation and % of the amount payable to it described above as Retained Yield for federal income tax purposes in reports to the Certificateholders and to the Internal Revenue Service.] See "Federal Income Tax Consequences--[ ] in the Prospectus for information regarding the characterization of servicing compensation [and the amounts payable to the Depositor].

[TERMINATION; REPURCHASE OF CONTRACTS

  The Pooling and Servicing Agreement provides that the [Depositor] [Master Servicer] may purchase from the Trust all Contracts remaining in the Contract Pool and thereby effect early retirement of the Certificates, provided that the aggregate unpaid balances of the Contracts at the time of such repurchase is less than [10%] of the aggregate principal balance of the Contracts on the Cut-off Date. The purchase price for any such optional repurchases shall be equal to the outstanding principal balance of such Contracts, together with accrued interest at the Pass-Through Rate to the first day of the month following such repurchase plus the appraised value of any acquired property with respect to the Contracts. [Any such repurchase will be effected in compliance with the requirements of Section 860F(a)(iv) of the Code in order to constitute a "qualifying liquidation" thereunder.] In no event will the Trust continue beyond the expiration of 21 years from the death of the last survivor of the persons named in the Pooling and Servicing Agreement.]

INSURANCE

 [FHA Insurance and VA Guarantee

    % and   % of the Contracts, respectively (by aggregate principal balance as of Cut-Off Date) are subject to FHA insurance and VA guarantees. See "Description of Insurance" in the Prospectus.]

 [Primary Credit Insurance Policies

  To be provided.]

 [Pool Insurance Policies

  To be provided.]

 Hazard Insurance Policies

  The Master Servicer will cause to be maintained one or more standard hazard insurance policies with respect to each Manufactured Home in an amount at least equal to the lesser of its maximum insurable value or the principal amount due from the Obligor under the related Contract. Such standard hazard insurance policies, will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. If a Manufactured Home, at the origination of the related Contract, was located within a federally designated flood area, the Master Servicer also will cause flood insurance to be maintained in an amount equal to the lesser of the amounts described above or the maximum amount available for such Manufactured Home under the federal flood insurance program.

  All amounts collected by the Master Servicer under a standard hazard insurance policy will be applied either to the restoration or repair of the Manufactured Home or against the unpaid principal balance of the related Contract upon foreclosure and repossession of the Manufactured Home, after reimbursing the Master Servicer for amounts previously advanced by it for such purposes. The Master Servicer may satisfy its obligation to cause the maintenance of standard hazard and flood insurance policies by maintaining a blanket policy insuring against hazard and flood losses on all the Manufactured Homes. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit in the Certificate Account any amount deducted in connection with insurance claims on repossessed Manufactured Homes.

[THE LIMITED GUARANTEE

 General

  If amounts available in the Certificate Account [(following any Advances by the Master Servicer)] for distribution to the Certificateholders is less than the amount due to them as a result of defaulted Contracts and delinquent payments of principal of and interest on the Contracts, the Limited Guarantee will be available, to the extent of the Guarantee Amount, to fund such shortfall. The Guarantee Amount on the first Distribution Date will equal
$   . Thereafter, the Guarantee Amount on any Distribution Date will equal
[$    less amounts previously paid with respect to the Limited Guarantee].
$    of the initial Guarantee Amount will be covered by the general payment
obligation of     , which obligation will be supported by the Standby Letter of Credit (described below). The balance of the initial Guarantee Amount will be covered by the Direct Letter of Credit.

  Amounts required to be paid under the Limited Guarantee will be paid first
by      under its general payment obligation (or pursuant to the Standby
Letter of Credit) and after such obligation is exhausted, from the Direct Letter of Credit. If the Guarantee Amount is reduced to zero, the Certificateholders will bear all losses on the Contracts. As a result, Certificateholders may be subject to delays in payments of monthly principal and interest as a result of delinquent payments by Obligors. In the event of a repossession and resale by the Master

Servicer (as Servicer on behalf of the Trustee) of a Manufactured Home securing a Contract in default, the Trust Fund may not recover the entire amount of principal and interest due on such Contract. See "The Trust Fund-- The Contracts" and "Certain Legal Aspects of the Mortgage Loans and Contracts" in the Prospectus.]

 Standby Letter of Credit

  The Standby Letter of Credit will be an irrevocable standby letter of credit
supporting the payment and repurchase obligations of     . The Standby Letter
of Credit will be obtained initially from     , and will terminate on     .
     will confirm the Standby Letter of Credit issued by     , meaning that if
for any reason      does not honor a draw upon a Standby Letter of Credit,
     will be obligated to honor such draw. The amount of the Standby Letter of
Credit on the Closing Date shall be $   . On each subsequent Distribution
Date, the requisite amount of the renewed Standby Letter of Credit or
replacement Standby Letter of Credit shall be the amount of     's obligation
under the Limited Guarantee on the immediately preceding Distribution Date.

 Direct Letter of Credit

  The Direct Letter of Credit will be an irrevocable direct pay letter of
credit obtained initially from      and will be confirmed by     . The Direct
Letter of Credit will terminate on     . The initial requisite amount of the
Direct Letter of Credit shall be $    and subsequently, the requisite amount
shall be     .

 Maintenance of Letters of Credit

  The Letters of Credit will provide that, if the institution issuing such Letter of Credit (the "L/C Bank") does not intend to renew such Letter of Credit, it must give notice thereof to the Master Servicer and the Trustee at least 45 days prior to the expiration of such Letter of Credit. The Master Servicer must then obtain a replacement Letter of Credit. If, immediately prior to the expiration of the Letter of Credit, the Master Servicer has not obtained a replacement Letter of Credit issued or confirmed by a L/C Bank which is a qualified bank (an institution whose unsecured long-term debt (or, in the case of the principal bank in a bank holding company system, the unsecured long-term debt of such bank or the bank holding company) has a rating satisfactory to the Rating Agency for the maintenance of the " " rating of the Certificates, the Trustee shall draw under such expiring Letter
of Credit an amount equal to the     's obligation under the Limited
Guarantee, in the case of the Standby Letter of Credit, or the difference
between the Guarantee Amount and the     's obligation under the Limited
Guarantee, in the case of the Direct Letter of Credit. The amounts so drawn will be deposited in a separate trust fund (the "Limited Guarantee Fund") and will be available on each Distribution Date if and to the extent that draws would have been required under the Standby Letter of Credit or the Direct Letter of Credit, as the case may be. The funds in the Limited Guarantee Fund remain the property of the issuer of such Letter of Credit, subject to the right of the Master Servicer to make withdrawals. Upon termination of the Pooling and Servicing Agreement, any funds remaining in the Limited Guarantee Fund will be paid to the issuer of such Letter of Credit. In addition, any recoveries of delinquent payments previously advanced pursuant to the draws under a Letter of Credit, and any recoveries in defaulted Contracts whose repurchase price was deposited in the Certificate Account pursuant to a draw on a Letter of Credit, will be repaid to the L/C Bank if the Letter of Credit will be reinstated by such amount, or else will be deposited in the Limited Guarantee Fund. In the event of insolvency of the L/C Bank, the amount available to the Trust Fund under the Letter of Credit or from the Limited Guarantee Fund, as the case may be, may be reduced.

  In the event that the L/C Bank that issued or confirmed the Letter of Credit ceases to be a qualified bank, the Master Servicer will use its best efforts to obtain a substitute Letter of Credit issued or confirmed by a qualified bank. If a substitute Letter of Credit issued or confirmed by a qualified bank has not been obtained in 30 days, the Trustee will draw down the requisite amount under such Letter of Credit and deposit such funds in the Limited Guarantee Fund.]

[LETTER OF CREDIT

  The maximum liability of [    ] under the Letter of Credit, net of
unreimbursed payments thereunder, for the Certificates will be no more than [ %] of the aggregate principal balance of the Contracts on the Cut-off Date. The duration of coverage and the amount and frequency of any reduction in coverage will be in compliance with the requirements established by the Rating Agency rating the Certificates, in order to obtain a rating in one of the two highest rating categories of the Rating Agency. The precise amount of coverage under the Letter of Credit and the duration and frequency of reduction of such coverage will be set forth in the Current Report on Form 8-K referred to above. See "Description of the Certificates--Credit Support--The Letter of Credit" in the Prospectus.]

  It is a condition to the issuance of the Certificates that they be rated in one of the two highest categories of the Rating Agency prior to issuance.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        FEDERAL INCOME TAX CONSEQUENCES

  An election for the Mortgage Loans to be treated as a REMIC ("real estate mortgage investment conduit") will [not] be made. [Accordingly, the Certificates will be REMIC Certificates. The Class [LIST] Certificates will be REMIC regular interests and generally will be taxable as debt of the REMIC. The Class R will be a REMIC residual interest and the holder thereof will be subject to tax on the net income of the REMIC, which in many periods will exceed the cash distributed on the Certificate. The Class R Certificates are subject to a number of transfer restrictions designed to prevent the avoidance of income tax.]] [Accordingly, the Certificates will be Trust Certificates and the Trust will be a [grantor trust] for federal income tax purposes.] [The Depositor currently expects to treat the Class [LIST] Certificates as being issued with original issue discount for federal tax purposes and the Class [LIST] Certificates as not being issued with original issue discount for federal tax purposes.] The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with there own tax advisors regarding the consequences to them of investing in the Certificates.

                             [ERISA CONSIDERATIONS

  The acquisition of a Certificate by an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan") could result in prohibited transactions or other violations of the fiduciary responsibility provisions of ERISA and section 4975 of the Internal Revenue Code of 1986 (the "Code") if by virtue of such acquisition, assets held by the Trust were deemed to be assets of the Plan. [The United States Department of Labor ("DOL") published final regulations concerning whether or not the assets of a Plan will be deemed to include any of the underlying assets of an entity, for purposes of the fiduciary responsibility provisions of ERISA, when a Plan acquires an equity interest in such entity. The final regulations state that the assets of a Plan which acquires an equity interest will not include any of the underlying assets of the entity if the class of equity interests in question are (1) held by 100 or more investors independent of the issuer and of each other, (2) freely transferable, and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and then timely registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934. It is expected that the Certificates will meet the criteria of the regulations: The Underwriter[s] expect[s] (although no assurances can be given) that the Certificates will be held by at least 100 independent investors at the conclusion of the offering made by this Prospectus; there are no restrictions imposed on the transfer of the Certificates; and the seller intends to cause the registration requirements to be satisfied.] In addition, even if the Plan's assets are deemed to include the Contracts, certain exemptions from the prohibited transaction rules could be applicable, depending in part upon the type and circumstances of the Plan fiduciary making the decision to acquire a Certificate. Included among these exemptions are DOL Prohibited Transaction Exemptions 84-14 (Class Exemption for Plan Asset Transaction Determined by Independent Qualified Professional Asset Managers), 80-51 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 78-19 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts).

  Employee benefit plans which are governmental plans (as defined in section 3(32) of ERISA), and certain church plans (as defined in section 3(33) of ERISA), are not subject to ERISA requirements.

  Any Plan fiduciary considering the purchase of Certificates should consult its tax and/or legal advisors regarding these and other issues and their potential consequences.]

                                 UNDERWRITING

   The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] Credit Suisse First Boston Corporation, an affiliate of the Depositor[, is acting as Representative]. The Underwriter[s] [named below] [has] [have severally] agreed to purchase from the Depositor [all] [the following respective principal amounts] of the Certificates:

 [UNDERWRITER
- - -------------------
Credit Suisse First Boston  ...................... $








                                                   --------
Total ............................................ $       ]
                                                   ========

   The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Certificates if any are purchased.

    The Depositor has been advised [by the Representative] that the Underwriter[s] propose[s] to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus Supplement, and [through the Representative,] to certain dealers at such prices less the following concessions and that the Underwriter[s] and such dealers may allow the following discounts on sales to certain other dealers:

                            CONCESSION (PERCENT OF     DISCOUNT (PERCENT OF
                              PRINCIPAL AMOUNT)         PRINCIPAL AMOUNT)
                          ------------------------  ------------------------
                                                %                         %

   After the initial public offering, the public offering prices and the concessions and discounts to dealers may be changed by [the Underwriter] [the Representative].


  [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]

   The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933.

                                    RATINGS

  It is a condition of the issuance of th [Class __] Certificates that they be rated ["AAA"] ["Aaa"] by _____________. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the [Class__] Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the [Class__] Certificates.
                                LEGAL MATTERS

  The legality of the Certificates will be passed upon for the Depositor and for the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP.

                               USE OF PROCEEDS

   The Depositor will apply all of the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Contracts underlying the Certificates. Certain of the Contracts will be acquired in privately negotiated transactions by the Depositor from one or more affiliates of the Depositor, which will have acquired such Contracts from time to time in privately negotiated transactions.

                                     S-18
                                                                  VERSION E

[Version F- Residential Properties; Cooperatives; Adjustable Rate Loans.]

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY STATE.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED            , 19
- --------------------------------------------------------------------------------
                   P R O S P E C T U S   S U P P L E M E N T
                        (To Prospectus dated     , 19 )
- --------------------------------------------------------------------------------
                              $     (Approximate)
             Credit Suisse First Boston Mortgage Securities Corp.
                                   Depositor
        Conduit Mortgage Pass-Through Certificates, Series   , [Class A]
                          Adjustable Pass-Through Rate
                             [  Master Servicer  ]

                                  -----------
  The Conduit Mortgage Pass-Through Certificates, Series    will be comprised
of Class A Certificates and [one] [two] subclass[es] [(not offered hereby)] of Class B Certificates (collectively, the "Certificates"). The Certificates, will represent interests in the Master Trust Fund which will hold an interest in a pool (the "Mortgage Pool") of adjustable rate, [conventional] mortgage loans secured by [first mortgages or deeds of trust] [liens] on [one-to-four-unit residential properties] [cooperative loans evidenced by promissory notes secured by a lien on shares in cooperative housing corporations and on the related proprietary leases] (the "Mortgage Loans") [originated] [acquired] by ("Master Servicer"), and certain other property held in trust for the benefit
of the Certificateholders. [    ] will act as Master Servicer.

  The Class A Certificates will evidence an initial interest of approximately
  % in the Mortgage Loans. The remaining interest in the Mortgage Loans will be evidenced by the Class B Certificates, which are subordinate to the Certificates to the extent described herein and in the Prospectus. See "Description of the Certificates--Distributions" and "--Subordination of the Class B Certificates; Shifting Interest Credit Enhancement" herein and "Credit Support--Subordinated Certificates" in the Prospectus.

  Principal and interest on the Certificates are distributable on the [25th]
day of each month commencing      (each, a "Distribution Date"). After an
initial period, the Mortgage Rate on each Mortgage Loan will adjust [semi-annually] to a rate equal to the Index (as defined below) plus the fixed percentage applicable to such Mortgage Loan (the "Gross Margin"), subject to the interest rate limitations applicable to the Mortgage Loans and the other provisions set forth herein. The Class A Certificateholders will be entitled to receive interest on the Class A Principal Balance (as defined herein) at the Pass-Through Rate. The Pass-Through Rate will equal the weighted average of the Subsidiary Pass-Through Rates. The initial Pass-Through Rate is approximately
  %. The Subsidiary Pass-Through Rate with respect to each Mortgage Loan prior to its first Adjustment Date (as defined herein) will equal the Mortgage Rate
less   . On and after its first Adjustment Date, the Subsidiary Pass-Through
Rate with respect to each Mortgage Loan will equal the [description of index, e.g. monthly weighted average cost of funds for member institutions of the 11th District of the Federal Home Loan Bank System, as published by the Federal Home
Loan Bank of San Francisco] (the "Index") plus    basis points (the "Pass-
Through Margin") but not more than the lesser of the Periodic Mortgage Rate Cap (as defined herein) less the Servicing Fee Rate, or the Maximum Subsidiary Pass-Through Rate (as defined herein).

  There is currently no secondary market for the Class A Certificates. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue.

  An election will be made to treat the assets of the Subsidiary Trust Fund (as defined herein) as a real estate mortgage investment conduit ("REMIC") for purposes of federal income taxation (the "Subsidiary REMIC"). An election will also be made to treat the assets represented by the "regular interests" in the Subsidiary REMIC constituting a separate trust fund (the "Master Trust Fund") as a separate REMIC (the "Master REMIC"). See "Federal Income Tax Consequences" herein.

  THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR AN INTEREST IN CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., [MASTER SERVICER] OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                                  -----------
 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION  NOR HAS  THE  COMMISSION PASSED  UPON THE  ACCURACY OR
   ADEQUACY  OF   THIS  PROSPECTUS   SUPPLEMENT   OR  THE   PROSPECTUS.  ANY
    REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  Prospective investors should consider the material risk factors set forth under Risk Factors commencing on Page S-9 of this Prospectus Supplement and in the Prospectus on page 19.

  Prospective investors should consider the limitations discussed under ERISA Considerations herein and in the accompanying Prospectus.

  [The Certificates will initially be delivered by the Depositor to      in
exchange for the Mortgage Loans to be deposited by the Depositor into the
Subsidiary Trust Fund. The Class A Certificates may be sold or pledged by     ,
directly or through one or more underwriters, from time to time at varying prices to be determined at the time of such sale or pledge.] [The Underwriter[s] propose[s] to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale.] See "Plan of Distribution" herein. Expenses attributable to
issuance of the Class A Certificates, estimated to be approximatley $    will
be paid by [the Master Servicer] [the Depositor]. [The Depositor] will be paid
a fee by      of $   in connection with the transaction.

  [The Class A Certificates are offered by the [several] Underwriter[s] when, as and if issued and accepted by the Underwriter[s] and subject to [its] [their] right to reject orders in whole or in part. It is expected that the Class A Certificates, in definitive fully registered form, will be ready for
delivery on or about     , 199 .]

  The Certificates, when, as and if issued by the Depositor, are expected to be
available for delivery in New York, New York on or about          , 199 .

                          Credit Suisse First Boston
- --------------------------------------------------------------------------------

              The Date of this Prospectus Supplement is     , 19 .

  The Class A Certificates offered hereby constitute a separate series of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates being offered by Credit Suisse First Boston Mortgage Securities Corp. from
time to time pursuant to its Prospectus dated     . This Prospectus
Supplement does not contain complete information about the offering of the Class A Certificates. Additional information is contained in the Prospectus, and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sale of the Class A Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  [Until     , no offerings of the Class A Certificates may be made by except pursuant to this Prospectus Supplement and the Prospectus, as supplemented as of the date of such offering. After such date, no offerings of the Class A Certificates will be made pursuant to this Prospectus Supplement and Prospectus.

  [Until     , all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.]

  [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL. SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]


                               ----------------

                             AVAILABLE INFORMATION

  The Master Trust Fund will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, the Depositor, on behalf of the Master Fund, will file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports will not contain audited financial information with respect to the Master Trust Fund. Such reports and other information filed by the Depositor on behalf of the Master Trust Fund can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

  The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is (http://www.sec.gov).

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Capitalized terms used in this Prospectus Supplement and not defined shall have the meanings ascribed thereto in the Prospectus.

SECURITIES OFFERED........  $     Conduit Mortgage Pass-Through Certificates,
                             Series , [Class A,] Adjustable Pass-Through Rate (the "Class A Certificates").

DEPOSITOR.................  Credit Suisse First Boston Mortgage Securities Corp.

MASTER SERVICER...........

CUT-OFF DATE..............

DELIVERY DATE.............  On or about     .

DESCRIPTION OF THE          Two Classes of Certificates evidencing fractional
CERTIFICATES..............   interests in a Trust Fund (the "Master Trust
                             Fund") consisting of the Subsidiary Regular
                             Interests (as defined herein) which in the aggregate generally represent an interest in (i) all amounts distributable with respect to the Mortgage Loans, (ii) amounts held in the Certificate Account, (iii) any property which secured a Mortgage Loan and is acquired by foreclosure or deed in lieu of foreclosure, and
                             (iv) certain other related property, as more fully described herein and in the Prospectus. The Class
                             A Certificates initially evidence in the aggregate an interest in the Mortgage Loans (the "Class A
                             Percentage") of approximately %. The remaining interest in the Mortgage Loans will be represented by the Class B Certificates, [which will consist of two subclasses, Class B-l (the "Class B-l
                             Certificates") and Class B-2 (the "Class B-2
                             Certificates") together,] the "Class B
                             Certificates"). [The Class B-l Certificates will initially evidence an approximate % interest in the Mortgage Loans ("the Class B-1 Percentage") and the Class B-2 Certificates will initially evidence an approximate % interest in the Mortgage Loans (the "Class B-2 Percentage")
                             (together,] [the "Subordinate Percentage"). The
                             Class B Certificates will be subordinated in certain respects to the Class A Certificates, as more fully described herein. The Class A
                             Percentage, [and] the Class B[-1 Percentage and the Class B-2 Percentage] will vary, as described herein.

                            The Class A Certificates and the Class B
                             Certificates are collectively referred to herein as the "Certificates." The Class A Certificates represent the Senior Certificates and the Class B Certificates represent the Subordinate Certificates, both as described in the accompanying Prospectus. Only the Class A Certificates are being offered hereby.

THE INDEX.................  [Description e.g., the monthly weighted average cost of funds for member institutions of the 11th District of the Federal Home Loan Bank System as published by the Federal Home Loan Bank of San Francisco. The Index published in
                             (reflecting the
                             related weighted average cost of funds for
                                          ) was  %.]

THE MORTGAGE LOANS........  The Mortgage Pool will consist of adjustable rate,
                             [conventional] mortgage loans [originated]
                             [acquired] by [the Master Servicer] and secured by first mortgages or deeds of trust on one- to four-family residential properties. All Mortgage Loans will have maturities of at least 15 but no more than 30 years and are secured by properties
                             located in     . [All Mortgage Loans with a Loan-
                             to-Value Ratio greater than 80% will have private mortgage insurance.] See "Description of the Mortgage Pool and Underlying Mortgage Properties" herein.

PRINCIPAL (INCLUDING        Passed through monthly on the Distribution Date
PREPAYMENTS)..............   commencing     . On each Distribution Date the
                             Class A Certificateholders are entitled to receive as payments of principal, in addition to the Class
                             A Percentage of all scheduled payments on account of principal, the Class A Prepayment Percentage of both principal prepayments in part and principal prepayments in full received by the Master
                             Servicer with respect to such Mortgage Loans during the preceding calendar month ("Principal
                             Prepayments"). See "Description of the
                             Certificates--Subordination of the Class B
                             Certificates; Shifting Interest Credit
                             Enhancement" herein.

INTEREST..................  Interest accrued on each Mortgage Loan will be passed through to Certificateholders on the
                             Distribution Date occurring in the month in which the Due Date (as defined herein) occurs,
                             commencing     , at the Pass-Through Rate. The
                             Pass-Through Rate will equal the weighted average of the Subsidiary Pass-Through Rates. The initial Pass-Through Rate is equal to approximately % per annum. Prior to the first Adjustment Date after the Cut-off Date for a Mortgage Loan, the Subsidiary Pass-Through Rate with respect to such Mortgage Loan will equal the Mortgage Rate less
                                 . On and after the first Adjustment Date for a
                             Mortgage Loan, the Subsidiary Pass-Through Rate with respect to each Mortgage Loan will equal the Index applicable to such Mortgage Loan plus basis points (the "Pass-Through Margin"), subject to the limitation that the Subsidiary Pass-Through Rate shall not exceed the lesser of the Periodic Mortgage Rate Cap less the Servicing Fee Rate or the Maximum Subsidiary Pass-Through Rate. The Maximum Subsidiary Pass-Through Rates will range from % to % per annum. The Maximum Subsidiary Pass-Through Rate with respect to a particular Mortgage Loan is equal to the Maximum Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate. The weighted average Maximum Subsidiary Pass-Through Rate as of the Cut-off Date will be approximately % per annum. Following an initial period of months, during which the rate of interest on each Mortgage Loan (the "Mortgage Rate") is fixed, the Mortgage Rate on each Mortgage Loan will be adjusted [monthly] [semi-annually] [annually] on the adjustment dates (each such date, an "Adjustment Date") specified in the related mortgage note (each such note, a

                             "Mortgage Note") to equal the sum of the Index and a fixed percentage amount (a "Gross Margin") [, subject to a semi-annual periodic mortgage rate cap (the "Periodic Mortgage Rate Cap") and a maximum rate at which interest may accrue (the "Maximum Mortgage Rate"), as described more fully herein]. Each Mortgage Loan will have been originated with an initial Mortgage Rate below the sum of the applicable Index and Gross Margin for such Mortgage Loan (the "Initial Mortgage Rate") and % of the Mortgage Loans as of the Cut-off Date are expected to be accruing interest at their Initial Mortgage Rates.] As of the Cut-off Date, the Mortgage Loans will bear interest at Mortgage Rates which range from % to % per annum. The Gross Margins for the Mortgage Loans range as of
                             the Cut-off Date from    to    basis points. The
                             weighted average Gross Margin for the Mortgage Loans as of the Cut-off Date will be approximately basis points. [The Periodic Mortgage Rate Cap
                             for each Mortgage Loan is the Mortgage Rate in effect immediately prior to any Adjustment Date
                             plus or minus    basis points. The Maximum
                             Mortgage Rate will range from % to % per annum.] The weighted average Maximum Mortgage Rate as of the Cut-off Date will be % per annum. See "Description of the Mortgage Pool and the Underlying Mortgaged Properties" herein.

                            When a Mortgage Loan is prepaid, in whole or in
                             part, between scheduled payment dates, the Mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. This generally reduces the aggregate amount of interest which would otherwise be distributed to the Class A and Class B Certificateholders. To mitigate any such reduction in yield, [amounts otherwise payable as the Servicing Fee (as defined herein) for the period during which any such Principal Prepayment was made will be reduced by] [to the extent funds that interest on the Mortgage Loans exceeds the Subsidiary Pass-Through Rate less the Servicing Fee Rate for the period during which any such prepayment is made, the Pooling and Servicing Agreement provides that] such amount, if any, as may be necessary to assure that the distributions made to the Class A and Class B Certificateholders on the related Distribution Date include an amount equal to a full month's interest with respect to each prepaid Mortgage Loan at the applicable Subsidiary Pass-Through Rate will be paid to the Master Trust Fund. See "Description of the Certificates--Distributions" herein.


RISK FACTORS..............  For discussion of material risk factors that should be considered with respect to an investment in the Certificates, see "Risk Factors" herein and in the related Prospectus.

SUBORDINATION OF THE
 CLASS B CERTIFICATES;
 SHIFTING INTEREST CREDIT
 ENHANCEMENT..............
                            The rights of the Class B Certificateholders to
                             receive distributions with respect to the Mortgage Loans are subordinated to such rights of the Class A Certificateholders to the extent of the Subordinated Amount described below. This subordination feature is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of the scheduled monthly payments of principal and interest due them with respect to the Mortgage Loans and to protect the Class A Certificateholders against losses.

                            As of each Determination Date, the Subordinated
                             Amount will equal the Class B Principal Balance (as defined herein) on such date reduced by the excess of Aggregate Losses (as defined herein) over cumulative Realized Losses (as defined herein) borne by the Class B Certificateholders as of such date, if any. This subordination feature is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of the scheduled monthly payments of principal and interest due them with respect to the Mortgage Loans and to protect the Class A Certificateholders against losses. However, in certain circumstances, the Subordinated Amount could be depleted and payment deficiencies could result. If, on any Distribution Date when the Subordinated Amount is greater than zero, the aggregate amount of payments received from the Mortgagors on the Mortgage Loans and any Advances (as defined herein) do not provide sufficient funds to make full distributions to the Class A Certificateholders, the amount of the payment deficiency, plus interest thereon at the applicable Subsidiary Pass-Through Rate, to the extent of the Subordinated Amount, will be added to the amount such Class A Certificateholders are entitled to receive on the next Distribution Date. The extent to which the Class A Certificateholders and the Class B Certificateholders bear Realized Losses, and, in addition, Special Hazard Realized Losses, is described herein. See "Description of the Certificates--Subordination of the Class B Certificates; Shifting Interest Credit Enhancement" herein.

                            The protection afforded to the holders of the Class
                             A Certificates will be effected (i) by the
                             preferential right of such holders to receive the amounts of principal and interest otherwise distributable to the Class B Certificateholders on each Distribution Date with respect to the Mortgage Loans out of available funds on deposit on such date in the Certificate Account, and (ii) by distributing to the Class A Certificateholders a disproportionately greater percentage (the "Class A Prepayment Percentage") of Principal Prepayments (as hereinafter defined) and other payments with respect to the Mortgage Loans. The Class A Prepayment Percentage will decline from
                             100% after      provided certain criteria
                             respecting the Mortgage Pool are met. See
                             "Description of the Certificates--Subordination of the Class B Certificates; Shifting Interest Credit Enhancement" herein.

SERVICING FEE.............       will act as Master Servicer of the Mortgage
                             Loans [and will enter into a Servicing Agreement
                             on the Delivery Date pursuant to which      will
                             subservice the Mortgage Loans].      will receive
                             a servicing fee (the "Servicing Fee") as
                             compensation for its services which is calculated monthly and equals a fixed percentage on the principal balance of each Mortgage Loan (the "Servicing Fee Rate"). The Servicing Fee Rate
                             equals    basis points. See "Description of the
                             Mortgage Pool and Underlying Mortgaged
                             Properties--Servicing and Sub-Servicing" and

                             "Description of the Certificates--Servicing
                             Compensation and Payment of Expenses" herein.

ADVANCES..................  The Master Servicer will be obligated to advance cash (the "Advances") to the Subsidiary Trust Fund for distribution in an amount equal to delinquent installments of principal and interest to the extent that the Master Servicer determines such Advances will be recoverable from future payments and collections on the Mortgage Loans or otherwise. See "Description of the Certificates-- Advances" in the Prospectus.

DENOMINATIONS.............  The minimum denomination of a Class A Certificate
                             (a "Single Certificate") will initially represent
                             $     of the Cut-off Date Principal Balance,
                             provided that one Certificate may be issued in such lesser amount as is required so that the Class A Certificateholders in the aggregate equal the Class A Principal Balance (as defined herein).

OPTIONAL TERMINATION......  The holder of the Subsidiary Residual Interest has the option to purchase all of the Mortgage Loans in the Subsidiary Trust Fund, and thereby effect termination of the Subsidiary Trust Fund and the Master Trust Fund, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans remaining in the Subsidiary Trust Fund is less than % of the Cut-off Date Principal Balance. Additionally, the holder of the Class B[- 2] Certificate has the option to purchase all the Subsidiary Regular Interests (as defined herein) in the Master Trust Fund. Either of the above purchases would effect early retirement of the Class A and Class B Certificates. See "Description of the Certificates--Optional Termination" herein and "Description of the Certificates--Termination" in the Prospectus.

TAX ASPECTS...............  An election will be made to treat the assets of the
                             Subsidiary Trust Fund as a REMIC (the "Subsidiary REMIC") for federal income tax purposes. As further specified in the Pooling and Servicing Agreement, Mortgage Loan interest (net of the Servicing Fee) in excess of the Subsidiary Pass-Through Rate and certain payments received by the Trustee in excess of the principal balance of the Mortgage Loans will comprise the residual interest in the Subsidiary REMIC (the "Subsidiary Residual Interest"). The regular interests in the Subsidiary REMIC in the aggregate will encompass the rights to all other amounts distributable with respect to the Mortgage Loans and certain related property (the "Subsidiary Regular Interests"). An election will be made to treat the assets of the Master Trust Fund (which consists of the Subsidiary Regular Interests) as a REMIC (the "Master REMIC"). The Class A Certificates [and Class B-l Certificates] will be regular interests in the Master REMIC. The Class B[-2] Certificate will be the residual interest in the Master REMIC.

                            [The Class A Certificates will be issued with
                             original issue discount for federal income tax purposes. The prepayment assumption that will be used by the Master Servicer in determining the rate of accrual of original issue discount for federal income tax purposes is a Standard Prepayment Assumption of
                              %. No representation is made that the Mortgage
                             Loans will prepay at that rate or at any other
                             rate.]

                            The Class A Certificates will be treated as
                             "qualifying real property loans" under Section 593(d) of the Internal Revenue Code of 1986, as amended (the "Code"), "loans secured by interests in real property" under Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c) of the Code, generally in the same proportion that the assets in the Subsidiary REMIC would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c) of the Code, generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c) of the Code.

                             The material (and certain minor and
                             incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.




LEGAL INVESTMENT..........  The Class A Certificates constitute "mortgage-
                             related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") for so long as they are rated as described herein, and, as such, are legal investments for certain entities to the extent provided in the Enhancement Act. See "Legal Investment" herein and in the Prospectus.

ERISA CONSIDERATIONS......  See "ERISA Considerations" herein and in the
                             Prospectus.

TRUSTEE...................

CERTIFICATE RATING........  It is a condition of issuance that the Class A
                             Certificates be rated at least " " by       . A
                             security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Mortgage Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" in the Prospectus.
- --------

* If the Prospectus Supplement for a Series of Certificates provides that Orrick, Herrington & Sutcliffe LLP will pass upon the material federal income tax consequences of the Certificates for the Depositor, then such Prospectus Supplement will contain tax disclosure substantially similar to the disclosure set forth in Version E under "Summary of Terms--Tax Aspects" and "Federal Income Tax Consequences."

                                [RISK FACTORS]

           [Description of Risk Factors to be added as appropriate]

  DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES(1)

GENERAL

  The Mortgage Pool consists of all of the ownership interest held by the
Subsidiary Trust Fund in        Mortgage Loans evidenced by adjustable rate
promissory notes (the "Mortgage Notes") having an aggregate principal balance
at the Cut-off Date of $    . The Mortgage Notes are secured by first trust
deeds or mortgages on properties consisting primarily of detached single family residential properties with the remaining properties consisting of units of FNMA or FHLMC eligible condominiums and units in planned unit developments (the "Mortgaged Properties"). All of the Mortgage Loans were
originated by       . All of the Mortgage Loans were originated under one of
two origination programs, one of which is a limited documentation program that relies primarily upon appraisals and credit reports and the other of which generally conform to FNMA and FHLMC underwriting guidelines. The Mortgage Loans have the additional characteristics described below and in the Prospectus. See "The Mortgage Pools" in the Prospectus.

  The Depositor will purchase the Mortgage Loans from and will cause such Mortgage Loans to be assigned to the Trustee. See "The Trust Fund--Mortgage
Loan Program" in the Prospectus.        will act as the master servicer (the
"Master Servicer") for the Mortgage Loans pursuant to the Standard Terms and Provisions of Pooling and Servicing and Reference Agreement, dated as of
(the "Pooling and Servicing Agreement"), among the Depositor, the Master
Servicer and     , as trustee (the "Trustee"). The Mortgage Loans will be
serviced by the Servicer pursuant to a Servicing Agreement with the Master Servicer, and the Servicer will receive a fee for such services specified in such Servicing Agreement; provided, however, that the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans. See "The Trust Fund--The Mortgage Pools" in the Prospectus and "--Servicing and Sub-Servicing" herein.

  Each Mortgage Loan has a Mortgage Rate subject to [monthly] [semi-annual] [annual] adjustment on the first day of the month specified in the related Mortgage Note and on the first day of every month thereafter (each such date, an "Adjustment Date"), to equal the sum of (i) the Index as most recently [made available by the Federal Home Loan Bank of San Francisco (the "FHLB")] on the day days, as specified for the particular Mortgage Note, prior to the Adjustment Date and (ii) the applicable Gross Margin[; provided, however, that any increase or decrease on any Adjustment Date will be limited by the Periodic Mortgage Rate Cap, and in no event will the Mortgage Rate be greater than the Maximum Mortgage Rate]. The Index applicable on a Rate Adjustment
Date is the Index available   days prior to the Adjustment Date. Effective
with the first payment due on a Mortgage Loan after each related Adjustment Date, the monthly payment will be adjusted to an amount which will fully amortize the outstanding principal balance of the Mortgage Loan in substantially equal payments over its remaining term, and pay interest at the Mortgage Rate as so adjusted. [All] of the Mortgage Loans were
- --------
(1) The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as it was constituted at the close of business on the Cut-off Date, after deducting the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool if, as a result of delinquencies or otherwise, the Depositor deems such removal necessary or desirable. Other Mortgage Loans may be included in the Mortgage Pool in lieu of the Mortgage Loans so replaced. In addition, under certain circumstances the Depositor or the Master Servicer may substitute Mortgage Loans for those in the Trust Fund. See "Description of the Certificate--Substitution of Mortgage Loans" herein and "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus. The Depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of such Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary in non-material respects from those set forth herein as a result of such deletions, repurchases or substitutions.

originated with a Mortgage Rate below the sum of the applicable Index and Gross Margin (the "Initial Mortgage Rate") applicable for an initial period of months from the date of origination and % of the Mortgage Loans as of the Cut-off Date will bear interest at their Initial Mortgage Rates. The weighted average number of months from the Cut-off Date to the first Adjustment Date for the Mortgage Loans is approximately months. [Due to the application of the Periodic Mortgage Rate Caps (even assuming no increase in the applicable Index from the date of origination to the Adjustment Date) or the Maximum Mortgage Rate, the Mortgage Rate on any Mortgage Loan, as adjusted on any Adjustment Date, may be less than the sum of the then applicable Index and Gross Margin, subject to rounding.] If the Index becomes unpublished or is otherwise unavailable, the Master Servicer will select (or cause to be selected) an alternative index for Mortgage Loans based upon comparable information in compliance with applicable federal laws.

  The Mortgage Loans were originated in . All of the Mortgage Loans will have [monthly] payments due on [the first day of each month] (each a "Due Date"). At origination, of the Mortgage Loans had terms to stated maturity of 30 years. The latest date on which any Mortgage Loan will mature is. All Mortgage Loans had Periodic Mortgage Rate Caps equal to basis points. The Maximum Mortgage Rates range from % to % and the weighted average Maximum Mortgage Rate is approximately % as of the Cut-off Date.

  [Mortgage Loans that are expected to constitute approximately % of the Initial Principal Balance of the Mortgage Pool as of the Cut-off Date will have Mortgage Rates that will be convertible from an adjustable to a fixed Mortgage Rate at the option of the mortgagor upon certain conditions on the [when convertible] after origination of the related Mortgage Loan. In determining the fixed rate applicable to a Mortgage Loan eligible for conversion, the Master Servicer, acting on behalf of the Trustee, will. To the extent the applicable rate is not available, the Master Servicer will quote a fixed rate based upon comparable information. In order to be eligible to convert the applicable Mortgage Rate on such a Mortgage Loan from an adjustable to a fixed Mortgage Rate, the mortgagor must complete and submit to the Master Servicer certain conversion documents and a loan modification agreement, pay the applicable conversion fee and not be in default under the Mortgage Note or the security documents related to such Mortgage Loan. Upon conversion, the monthly payments of principal and interest on such Mortgage Loan will be adjusted to provide for fully amortizing, level monthly payments until maturity. [Should interest rates decline so that the fixed Mortgage Rate applicable upon conversion is significantly lower than the prevailing adjustable Mortgage Rate, due to the application of Interest Rate Caps, or is significantly lower than the applicable Maximum Mortgage Rate on such Mortgage Loan, mortgagors may have a significant incentive to effect a conversion.] See "Description of the Certificates--Purchase of Converted Mortgage Loans" herein.

  The Mortgage Loans have the following characteristics (information provided as of the Cut-off Date unless otherwise indicated):*

- --------
* The information presented in tabular form may be presented in paragraph form, or ranges for such information may be provided.

                         TYPES OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                    PROPERTY TYPES                      LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Single family detached.................................         $           .  %
Condominium............................................
Planned Unit Developments..............................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

                            CURRENT LOAN AMOUNTS(1)

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 CURRENT LOAN AMOUNTS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
Up to $100,000.........................................         $           .  %
$100,001--150,000......................................
150,001--200,000.......................................
200,001--250,000.......................................
250,001--300,000.......................................
300,001--350,000.......................................
350,001--400,000.......................................
400,001--450,000.......................................
Over $450,001..........................................
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The largest current loan amount is $     and the smallest current loan
    amount is $    .
(2) The average outstanding principal balance is $    .

                      LOAN-TO-VALUE RATIOS AT ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                 LOAN-TO-VALUE RATIOS                   LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
70.00% or less.........................................         $           .  %
70.01% to 75.00%.......................................
75.01% to 80.00%.......................................
80.01% to 85.00%.......................................
85.01% to 90.00%.......................................                     .
                                                        ----    -----    ------
  Total(1).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The weighted average loan-to-value ratios of the Mortgage Loans, based on the principal amount at origination and the principal amount as of the Cut-off Date, respectively, and the lesser of the appraised value at origination and the purchase price paid by the Mortgagor, was % and %, respectively.

                             CURRENT MORTGAGE RATES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                   MORTGAGE RATES(1)                    LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
   .  % or less........................................         $           .  %
   .  % or less........................................
   .  % or less........................................                     .
   .  % or less........................................                     .
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) With respect to % of the Mortgage Pool Balance, the Mortgage Rate is the original Mortgage Rate and does not reflect application of the Index.
(2) The weighted average Mortgage Rate is approximately  % per annum.

                          MORTGAGE LOAN GROSS MARGINS

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                     GROSS MARGINS                      LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
 %.....................................................         $           .  %
  .....................................................
  .....................................................
  .....................................................
  .....................................................
                                                        ----    -----    ------
  Total(1).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The weighted average Gross Margin is approximately    per annum.

                   MONTH IN WHICH NEXT ADJUSTMENT DATE FALLS

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                       MONTH(1)                         LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  .....................................................         $           .  %
  .....................................................
  .....................................................
  .....................................................
  .....................................................
                                                        ----    -----    ------
  Total(2).............................................         $        100.00%
                                                        ====    =====    ======

- --------
(1) The adjusted Mortgage Rate will be reflected in payments received by Certificateholders on the 25th day of the month following the month in which the Adjustment Date occurs.
(2) The weighted average number of months to the initial Adjustment Date is months.

                          LIFETIME MORTGAGE RATE CAPS

                                                                         % OF
                                                        NO.            MORTGAGE
                                                        OF   AGGREGATE   POOL
              LIFETIME MORTGAGE RATE CAP               LOANS BALANCES  BALANCE
- ------------------------------------------------------ ----- --------- --------
  %...................................................         $           .  %
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
   ...................................................
                                                       ----    -----    ------
  Total...............................................         $        100.00%
                                                       ====    =====    ======

                              YEARS OF ORIGINATION

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                         YEAR                           LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                          % OF
                                                         NO.            MORTGAGE
                                                         OF   AGGREGATE   POOL
                        STATES                          LOANS BALANCES  BALANCE
- ------------------------------------------------------- ----- --------- --------
  %....................................................         $           .  %
   ....................................................
   ....................................................
   ....................................................
   ....................................................
   ....................................................
                                                        ----    -----    ------
  Total................................................         $        100.00%
                                                        ====    =====    ======

  [Mortgage Loans for which the loan-to-value ratio at origination was greater than 80% either (1) will be insured as to payment default for the amount in excess of 75% of the principal balance by a Primary Mortgage Insurance Policy until the principal balance of such Mortgage Loan is reduced below 80% of the lesser of the appraised value at origination or the purchase price of the Mortgaged Property, or (2) will be covered by a [DESCRIPTION OF ALTERNATIVE].]

  Approximately % of the Mortgage Loans were made to refinance the related Mortgaged Properties and approximately % of the Mortgage Loans have been made to purchase the related Mortgaged Properties. Approximately % of the Mortgage Loans will be secured by Mortgaged Properties represented to the originator in the related loan application to be the primary residence of the mortgagor at the time of origination. % of the Mortgage Loans are secured by Mortgaged Properties which were second homes of the mortgagor at the time of origination based on representations of the Mortgagor. % of the Mortgage Loans were made to finance the purchase of homes represented by the mortgagor to have been acquired for investment purposes.

  At the date of issuance of the Certificates, no Mortgage Loan will be delinquent in scheduled payments of principal and interest by more than 30 days and no Mortgage Loan will have been, as of the Cut-off Date, more than 30 days delinquent in scheduled payments of principal and interest more than once in the previous year.

THE INDEX

  [DESCRIPTION OF APPLICABLE INDEX, e.g., The Index is currently published by the FHLB on or about the last working day of each month and is designed to represent the monthly weighted average cost of funds for savings institutions in the 11th District of the Federal Home Loan Bank System (Arizona, California and Nevada) for the month prior to publication. The Index is computed by the FHLB for each month by dividing the cost of funds (interest paid during the month by 11th District savings institutions on savings, advances and other borrowings) by the average of the total amount of those funds outstanding at the end of the month and the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLB to neutralize the effect of events such as member institutions leaving the 11th District or acquiring institutions outside the 11th District. The Index has been reported each month since August 1981.]

  [The Index reflects the interest costs paid on all types of funds held by 11th District member institutions. The Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. There are three major components of funds of 11th District institutions: (1) savings deposits, (2) FHLB advances, and (3) all other borrowings, such as reverse repurchase agreements and mortgage-backed bonds. Unlike most other interest rate measures, the Index does not necessarily reflect current market rates, since the component funds represent a variety of maturities whose costs may react in different ways to changing conditions.]

  [A number of factors affect the performance of the Index which may cause the Index to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because of the various maturities of the liabilities upon which the Index is based, the Index may not necessarily reflect the average prevailing market interest rates on new liabilities of similar maturities. Additionally, the Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. Moreover, as stated above, the Index is designed to represent the average cost of funds for 11th District savings institutions for the month prior to the month in which the Index is published. In addition, such movement of the Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLB in the method used to calculate the Index. Information Bulletins announcing the Index may be obtained by contacting the FHLB.]

  [The following table sets forth the Index published in each month (with respect to the 11th District cost of funds in the prior month) for the four most recent calendar years and for 19 .

                                                   19    19    19    19    19
                                                   ----  ----  ----  ----  ----
January...........................................     %     %     %     %     %
February..........................................
March.............................................
April.............................................
May...............................................
June..............................................
July..............................................
August............................................
September.........................................
October...........................................
November..........................................
December..........................................

[MASTER SERVICER]

       is a     , which was founded in     . At      had consolidated assets
of $   billion and regulatory capital of $     million. As of     , had
executive offices in      and    savings branches located     .

       is subject to comprehensive regulation, examination and supervision by the [FHLBB and the FSLIC,] which regulation is intended primarily for the
benefit of depositors. [Deposits at      are insured by the FSLIC up to
$100,000 for each insured account holder, the maximum permitted by law.]

       executive offices are located at      and its telephone number at that
address is          .

  Loan Portfolio. [Description.]

  Loan Transactions.       primary lending      is [description.].      has
concentrated its efforts on     .

  The following table sets forth certain information with respect to loan originations, loan purchases and sales, and repayment experience during the periods indicated.

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                                  --------------

                                                                  ---- ---- ----
                                                                  (IN THOUSANDS)
Loans receivable at beginning of period..........................
Loans originated.................................................
Loans purchased..................................................
Loans obtained in Equitable acquisition..........................
Loans sold.......................................................
Loan repayments..................................................
Other............................................................
                                                                  ---- ---- ----
Net loan activity................................................
                                                                  ---- ---- ----
Loan receivable at end of period.................................
                                                                  ==== ==== ====

  Loan Underwriting.    has adopted written, nondiscriminatory underwriting
standards for use in originating and purchasing residential mortgage loans.
     has represented to the Depositor that its underwriting standards are in substantial conformity with standards set up by the FNMA and the FHLMC, which conformity facilitates sales of such loans in the secondary market. A detailed loan application is obtained or reviewed to determine the borrower's ability to repay, and confirmation of the more significant information is obtained through the use of credit reports, financial statements and verifications. An appraisal of the property, conducted by an appraiser meeting the qualifications set forth in FHLBB guidelines, is required to determine the
adequacy of the collateral.      also requires that a survey be conducted and
title insurance be obtained, insuring the priority of its mortgage lien, and, for loans with a loan-to-value ratio of 80% or more, that private mortgage insurance be obtained if available. All loan applications must be reviewed by underwriters to ensure that guidelines are met. Such guidelines are approved
by   Board of Directors.      has represented to the Depositor that each
Mortgage Loan meets the credit, appraisal and underwriting standards
established by      and described above.

  [Approximately  % of the Mortgage Loans were originated under the limited
documentation program of     .      has represented that each of the Mortgage
Loans originated under a limited documentation program satisfies the standards
established and followed by      for originating and acquiring mortgage loans
under its limited documentation program. Under the program,      does not
evaluate the borrower's assets-to-liabilities ratio, but did verify the borrower's income and availability of funds for down payment, and relies primarily on a credit report on the borrower (which is required to be favorable) and at least one appraisal as evidence of the value of the property
securing the loan. The      limited documentation program was not available
for loans secured by condominiums and was available only for owner-occupied primary residences. Under such program, loan-to-value ratios were limited to
 % for loans under $     and to  % for loans under $    , except that for
loans in certain locations and having certain characteristics, lower maximum loan-to-value ratios were established.

  Loan Portfolio Qualify. In accordance with the requirements of the Competitive Equality Banking Act of 1987 (the "CEBA"), the FHLBB in December 1987 adopted amendments to its classification of assets regulation. Prior to December 1987, to monitor an insured institution's asset quality the FHLBB defined certain assets of savings institutions as scheduled items and established certain operating restrictions based upon ratios relating to such assets. The regulation as amended eliminates entirely the "scheduled items" classification, but retains the existing classification categories of substandard, doubtful and loss, while altering the effects of the respective classifications with respect to valuation allowance requirements and minimum regulatory capital requirements. Specific loss reserves are no longer required for assets classified as doubtful and institutions are required to charge off or set aside loss reserves for 100% of the amount of any asset, or portion of an asset, classified as a loss. The amended regulation requires institutions to classify their own assets and to establish prudent general allowances for loan losses, subject to examiner review. Greater examiner discretion, consistent with the asset classification practices of the banking regulatory agencies, is permitted by the amended regulation.

The amended regulation also requires institutions to establish loss reserves for off-balance-sheet items when loss becomes probable and estimable.

  One measure of an institution's asset quality is the level of non-performing loans in its portfolio. Non-performing loans consist of (i) non-accrual loans,
(ii) loans that are 90 or more days contractually past due as to interest or principal but that are well-secured and in the process of collection or renewal in the normal course of business, and (iii) loans that have been renegotiated to provide a deferral of interest or principal because of a deterioration in the financial condition of the borrower ("restructured
loans").        generally places conventional mortgage loans on non-accrual status when more than 90 days past due. Where the underlying collateral is a "home" (as defined in the Rules and Regulations for the Federal Home Loan Bank System), the loan is placed on non-accrual status when the amount of interest receivable plus all loan balances secured by the home exceeds 90% of the appraised value of the security property, provided there is a reasonable expectation of interest collection.

  The following table sets forth information regarding the non-performing loans as of the dates indicated.

                                                                AT DECEMBER 31,
                                                               -----------------
                                                                19    19    19
                                                               ----- ----- -----
                                                                (IN THOUSANDS)
Non-accrual loans............................................. $     $     $
Accruing loans 90 days or more past due.......................
Restructured loans............................................

  Loan Servicing. The following table sets forth the dollar amounts of conventional mortgage loans serviced by for itself and other lenders at the dates indicated.

                                                          AT DECEMBER 31,
                                                         -----------------
                                                          19    19    19
                                                         ----- ----- -----
                                                          (IN THOUSANDS)
Conventional mortgage loans.............................

  Loss and Delinquency Experience. The following table sets forth the delinquency and foreclosure experience of residential conventional mortgage
loans in the   mortgage loan portfolio serviced by      and other entities at
the dates indicated.

                                                     AT DECEMBER 31,
                         -----------------------------------------------------------------------
                               19                19                19                19
                         ----------------- ----------------- ----------------- -----------------
                         AMOUNT PERCENTAGE AMOUNT PERCENTAGE AMOUNT PERCENTAGE AMOUNT PERCENTAGE
                           OF    OF TOTAL    OF    OF TOTAL    OF    OF TOTAL    OF    OF TOTAL
                         LOANS    LOANS    LOANS    LOANS    LOANS    LOANS    LOANS    LOANS
                         ------ ---------- ------ ---------- ------ ---------- ------ ----------
                                                 (DOLLARS IN THOUSANDS)
Conventional mortgage
 loans delinquent for:
60-89 days.............. $                 $                 $                 $
90 days and over........
In foreclosure..........
  Total................. $                 $                 $                 $

  The allowance for loan losses is maintained at an amount management deems adequate to cover estimated losses. In determining the level to be maintained, management considers factors such as current economic trends in specific geographic areas, historical loss experience, borrowers' ability to repay and repayment performance and estimated collateral values, as well as considerations such as the availability of indemnifications, mortgage insurance and seller-provided recourse.

  The statistics shown above represent the loss experience for the total conventional mortgage loan portfolio (including residential and commercial loans) for each of the periods presented, whereas the aggregate loss experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Pool.

SERVICING [AND SUB-SERVICING]

  The Mortgage Loans will be serviced in accordance with procedures as described generally in the accompanying Prospectus under the heading
"Description of the Certificates--Servicing by Unaffiliated Sellers." [    ,
as Master Servicer, will enter into a Servicing Agreement with (the "Servicer") pursuant to which the Servicer will sub-service the Mortgage
Loans.      acquired the Mortgage Loans from the Servicer. The Servicer has serviced the Mortgage Loans since their origination. The Servicing Agreement
can be terminated without cause, but in such event      or a successor master
servicer would be required to pay a fee to the Servicer or sell the Servicer's interest in the Servicing Agreement in an auction proceeding upon termination.
     may determine to terminate the Servicer and to service the Mortgage Loans
itself or through other sub-servicers who may be affiliates of     .]

  [The Servicing Agreement provides for servicing compensation equal to a rate
of    basis points per annum on the outstanding principal balance of  % of the
Mortgage Pool. In addition, the Servicer is entitled to retain certain late payment fees, assumption fees and conversion fees related to the Mortgage Loans. The Servicing Agreement does not require the Servicer to make Advances or to pay any amount from its servicing compensation with respect to interest on Principal Prepayments on Mortgage Loans.]

  Except as described below, when any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer generally will enforce, and will cause any Servicer to enforce, any due-on-sale clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such due-on-sale provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average life of the related Class A Certificates. See "Maturity and Prepayment Considerations" in the Prospectus.

  All of the Mortgage Loans include a rider to the Mortgage providing that assumption of the remaining unpaid principal balance of the Mortgage Loan will be permitted if the borrower provides information required to evaluate the creditworthiness of the proposed transferee and the transferee is determined to be creditworthy. In connection with such assumption, a reasonable fee may be charged as a condition to the loan assumption and any such fee collected in connection with a Mortgage Loan in the Subsidiary Trust Fund will be retained
by      [or the Servicer]. The assumption of Mortgage Loans by buyers of the related Mortgaged Properties may also affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average life of the Class A Certificates.

INSURANCE

  A Standard Hazard Insurance Policy will be maintained with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. See "Description of Insurance--Standard Hazard Insurance Policies" in the Prospectus. [No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan included in the Mortgage Pool be subject to FHA Insurance or a VA Guaranty.]

                             YIELD CONSIDERATIONS

  The effective yield to holders of the Class A Certificates will depend upon, among other things, the price at which the Class A Certificates are purchased and the amount and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to Class A Certificateholders.

  The rate of principal payments on the Class A Certificates, the aggregate amount of each monthly interest payment on the Class A Certificates and the yield to maturity of the Class A Certificates will be directly related to the rate of payments of principal on the Mortgage Loans. Principal payments on the Mortgage Loans may be in the form of scheduled principal payments or prepayments (for this purpose, the term "prepayment" includes payments resulting from optional prepayments by the Mortgagors, refinancings, liquidation of the Mortgage Loans due to defaults, casualties, condemnations or the like and repurchases by the Depositor or the Master Servicer, as the case may be). Any such prepayments will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining term of the Mortgage Loans. In general, the prepayment rate may be influenced by a number of economic, geographic, social and other factors, including general economic conditions and homeowner mobility. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions.

  The Mortgage Loans may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. As described herein under "Description of the Certificates--Subordination of the Class B Certificates; Shifting Interest Credit Enhancement," all or a disproportionately large percentage of principal prepayments on the Mortgage Loans will be distributed to the holders of the Class A Certificates during at least the first fourteen years after the Cut-off Date. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on adjustable rate Mortgage loans. Increases in the monthly payments on the Mortgage Loans in excess of those assumed in underwriting such Mortgage Loans may result in a default rate higher than that on conventional mortgage loans with fixed mortgage rates. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments.

  [Mortgage Loans that are expected to constitute approximately % of the initial aggregate principal balance of the Mortgage Loans as of the Cut-off Date will provide that the mortgagor may, during a specified period of time, convert the adjustable rate of the related Mortgage Loan to a fixed rate. The conversion option may be exercised during periods of rising interest rates as mortgagors attempt to limit their risk of higher rates. If mortgagors were to exercise their conversion rights in such an interest rate environment, a purchase of the Mortgage Loan by the Master Servicer would have the same effect on Certificateholders as a prepayment at a time when prepayments generally would not be expected. The availability of fixed rate mortgage loans at competitive interest rates during periods of falling interest rates may also encourage mortgagors to exercise the conversion option. The convertible ARM loan is a relatively new type of mortgage loan, so there can be no certainty as to the rate at which conversions will take place or as to the rate of prepayments in stable or changing interest rate environments. The Master Servicer is obligated to purchase Converted Mortgage Loans. Consequently, the exercise of the conversion option by mortgagors will generally result in prepayment of principal with respect to the Mortgage Pool.]

  [The rate at which mortgagors exercise their conversion rights and the resulting purchase of Converted Mortgage Loans by the Master Servicer will affect the rate of payment of principal, and hence the effective yield on the Class A Certificates. The purchase price paid will be passed through to the Certificateholders as principal in the month following the month of such purchase. The effective yield on the Class A Certificates also will be affected by the failure of the Master Servicer to purchase Converted Mortgage Loans and the resulting retention of fixed rate Mortgage Loans in the Mortgage Pool. See "Description of the Certificates--Purchase of Converted Mortgage Loans" herein.]

  The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectations. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

  All of the Mortgage Loans comprising the Mortgage Pool are adjustable rate mortgage loans. The yield to maturity of the Class A Certificates will be affected by the Mortgage Rates on the Mortgage Loans as they adjust from time to time. The Depositor is not aware of any publicly available statistics relating to the principal prepayment experience of adjustable rate mortgage loans over an extended period of time, and the Depositor's experience with respect to adjustable rate mortgage loans is insufficient to draw any conclusions with respect to the expected prepayment rates on the Mortgage Loans comprising the Mortgage Pool. The rate of payments (including prepayments) on adjustable rate mortgage loans has fluctuated in recent years. As is the case with conventional fixed-rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing mortgage rates fell significantly below the then current Mortgage Rates on the Mortgage Loans or significantly below the Maximum Mortgage Rates on the Mortgage Loans, the rate of prepayment would be expected to increase due to the availability of fixed-rate mortgage loans at competitive interest rates, which may encourage Mortgagors to refinance the Mortgage Loans in order to obtain a lower fixed interest rate. Conversely, if prevailing mortgage rates rose significantly above the then current Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease.

  [The Mortgage Rates on the Mortgage Loans will adjust semi-annually (although not on the same Adjustment Dates) and such semi-annual increases and decreases in the Mortgage Rates on the Mortgage Loans will be limited by the Periodic Mortgage Rate Cap and Maximum Mortgage Rates applicable to the Mortgage Loans. In addition, such Mortgage Rates will be based on the Index (which may not rise and fall consistently with interest rates on other types of adjustable rate residential mortgage loans) plus the Gross Margin for the Mortgage Loans (which may be different from then current margins on residential mortgage loans). As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing rates for similar adjustable rate mortgage loans, and the rate of prepayment may be lower or higher than would otherwise be anticipated. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.]

  In addition, if on any Distribution Date, after taking into account any Advances, amounts otherwise distributable to the Subsidiary Residual Certificateholder and permitted withdrawals from the Certificate Account, there are not sufficient funds to pay the principal and interest on the Class A Certificates, the amount of the resulting shortfall, and in the case of interest shortfalls, interest at the applicable Pass-Through Rate, will be added to the amount the Class A Certificateholders are entitled to receive on the next Distribution Date. See "Description of the Certificates-- Distributions" herein. If any shortfalls occur, the weighted average life of the Class A Certificates will be increased over that which would result had such shortfalls not occurred.

  The after-tax yield to Certificateholders may be affected by lags between the time interest income accrues to the Certificateholders and the time the related income is received. See "Federal Income Tax Consequences" herein and in the Prospectus.

  The effective yield to the holders of Class A Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price because monthly interest will not be payable to such holders until the

25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Certificates offered hereby will be issued pursuant to the Pooling and Servicing Agreement, a form of which has been filed as an exhibit to the Registration Statement. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Pooling and Servicing Agreement. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

  The Class A Certificates will be transferable and exchangeable at the office
of the Trustee located at     . No service charge will be made for any
registration of transfer or exchange of the Class A Certificates on the Certificate Register maintained by the Trustee, but the Trustee may require the payment of a sum sufficient to cover any related tax or other governmental charge. There is at present no market for the Class A Certificates and there can be no assurance that a secondary market will develop or that if it does develop, it will continue. Fluctuating market interest rates may affect the market value of the Class A Certificates.

DISTRIBUTIONS

  Distributions of principal and interest on the Certificates will be made on the [25th] day of each month, or, if such day is not a Business Day, the next
succeeding Business Day (each a "Distribution Date"), beginning     , to the
persons in whose names the Certificates are registered at the close of business on the last day of the month preceding the month in which payment is made (the "Record Date"). Certain calculations with respect to the Certificates will be made on the [15th] day of each month, or if such day is not a Business Day, the next succeeding Business Day (the "Determination Date").

  Principal received on each Mortgage Loan will be passed through monthly as described below on the Distribution Date occurring in the month in which the Due Date occurs. Principal prepayments received during the period from the first day of any month to the last day of such month ( a "Prepayment Period") will be passed through on the Distribution Date occurring in the month following receipt. When a Mortgage Loan is prepaid, in whole or in part, between scheduled payment dates. the Mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The Master Servicer is not required to pay any part of its servicing compensation to assure that distributions made to Certificateholders on the related Distribution Date include an amount equal to one full month's interest at the applicable Subsidiary Pass-Through Rate.

  Interest received by the Subsidiary Trust Fund on each Mortgage Loan will be passed through monthly on the Distribution Date occurring in the month in which the Due Date occurs, at the Subsidiary Pass-Through Rate for such Mortgage Loan. The Pass-Through Rate will equal the weighted average of the Subsidiary Pass-Through Rates for the Mortgage Loans. Prior to the first Adjustment Date with respect to each Mortgage Loan that occurs after the Cut-off Date, the Subsidiary Pass-Through Rate for such Mortgage Loan will equal
the Initial Mortgage Rate less       . Thereafter, the Subsidiary Pass-Through
Rate with respect to each Mortgage Loan will equal the Index applicable to
each Mortgage Loan plus    basis points (the "Pass-Through Margin") subject to
the limitation that the Subsidiary Pass-Through Rate shall not exceed the lesser of the Periodic Mortgage Rate Cap less the Servicing Fee Rate and the Maximum Subsidiary Pass-Through Rate. The Maximum Subsidiary Pass-Through Rate with respect to a Mortgage Loan shall equal the Maximum Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate. The Master Servicer will receive a servicing fee (the "Servicing Fee") as compensation for the servicing of each Mortgage Loan which is calculated monthly and equals a fixed percentage of the principal balance of the Mortgage Loan (the "Servicing Fee Rate"). [Prior to the first Adjustment Date with respect to a Mortgage Loan that
occurs after the Cut-off Date, the Servicing Fee Rate will be    basis points
for such Mortgage Loan. Subsequent to the first Adjustment Date with respect to a Mortgage Loan that occurs after the Cut-off Date, t][T]he Servicing Fee
Rate shall equal    basis points. See "Description of the Mortgage Pool and
the Underlying Mortgaged Properties" above and "Servicing Compensation and Payment of Expenses" below. The amount of interest on each Mortgage Loan available to be distributed on each Distribution Date may be expected to change, among other reasons, as the Mortgage Rate and the Subsidiary Pass-Through Rate vary with the Index and as the Mortgage Rate reaches the Periodic Mortgage Rate Cap and the Maximum Mortgage Rate (which will not be the same for all Mortgage Loans).

  The Master Servicer will deposit in the Certificate Account the payments and collections described in "Description of the Certificates--Payments on Mortgage Loans" in the Prospectus.

  On each Distribution Date, the amount required to be distributed to the Class A Certificateholders will equal the lesser of the Class A Distribution Amount and the Master Trust Fund Aggregate Distribution.

  The "Class A Distribution Amount" means generally, as of any Distribution Date, an amount equal to the sum of: (a) one month's interest at the Pass-Through Rate on the Class A Certificate Principal Balance as of such Distribution Date; (b) the outstanding balance of all previously due and unpaid Interest Shortfalls (as defined below) owed to the Class A Certificateholders with accrued interest thereon at the Pass-Through Rate; (c) the outstanding balance of all previously due and unpaid Principal Shortfalls (as defined below) owed to the Class A Certificateholders; (d) the Class A Percentage of each scheduled payment of principal due on the preceding Due Date on the Mortgage Loans; (e) the Class A Prepayment Percentage of any Principal Prepayments received during the related Prepayment Period on the Mortgage Loans; (f) with respect to Mortgage Loans which became Liquidated Loans during the related Prepayment Period, the Class A Percentage of the aggregate principal balance of such Mortgage Loans, net of certain related unreimbursed advances with respect thereto; (g) the Class A Percentage of any insurance proceeds received during the related Prepayment Period, net of certain related unreimbursed advances with respect thereto; and (h) with respect to Mortgage Loans purchased by the Master Servicer pursuant to the Pooling and Servicing Agreement during the related Prepayment Period, the Class A Percentage of the aggregate principal Balances of such Mortgage Loans, net of certain related unreimbursed advances with respect thereto.

  At any time when the Subordinated Amount is equal to zero, the amount calculated under clauses (a) through (h) above shall not include any amount in respect of Monthly Payments due on Mortgage Loans which were not actually received (but shall include payments from funds attributable to advances by the Master Servicer).

  The "Master Trust Fund Aggregate Distribution" shall mean, on any Distribution Date, the sum of all amounts distributed with respect to the Subsidiary Regular Interests, as described below.

  On each Distribution Date the aggregate amount required to be distributed to the holders of the Subsidiary Regular Interests is equal to the lesser of (x) the Subsidiary Trust Fund Regular Distribution and (y) the sum of (i) one month's interest at the Subsidiary Pass-Through Rate on the principal balance of each Mortgage Loan, (ii) each payment of the principal due on the related Due Date on each Mortgage Loan, (iii) any delinquent Mortgagor payment of principal and interest on such Mortgage Loan received prior to the related Determination Date, after adjustment of the interest portion of such payment to the related Subsidiary Pass-Through Rate and deduction of unreimbursed advances by the Master Servicer with respect to the preceding delinquent payment, (iv) for each Mortgage Loan which was the subject of a Principal Prepayment during the related Prepayment Period, the amount of such Principal Prepayment, (v) for each Mortgage Loan which became a Liquidated Loan during the related Prepayment Period, the principal balance of such Mortgage Loan, net of certain unreimbursed advances by the Master Servicer, (vi) with respect to any Mortgage Loan purchased by the Master Servicer pursuant to the Agreement, the principal balance of such Mortgage Loan net of certain unreimbursed advances by the Master Servicer, and (vii) amounts representing insurance proceeds with respect to a Mortgage Loan.

  The "Subsidiary Trust Fund Regular Distribution" means, generally, as of any Distribution Date, an amount equal to the amount on deposit in the Certificate Account as of the close of business on the related Determination Date except:
(a) amounts received on particular Mortgage Loans as late payments or other recoveries of principal or interest (including Liquidation Proceeds, insurance proceeds, and condemnation awards) and respecting which the Master Servicer previously made an unreimbursed Advance of such amounts; (b) amounts representing reimbursement for certain losses and expenses incurred by the Master Servicer, as described in the Pooling and Servicing Agreement; (c) all amounts representing scheduled monthly payments due after the immediately preceding Due Date; (d) all Principal Prepayments (and interest thereon), Liquidation Proceeds, insurance proceeds, condemnation awards and repurchase proceeds received after the related Prepayment Period, including payments of interest representing interest accrued after the last day of the related Due Period; (e) all income from Eligible Investments held in the Certificate Account for the account of the Master Servicer; and (f) certain amounts distributable to the holder of the Subsidiary Residual Interest pursuant to the Pooling and Servicing Agreement.

  The "Class A Certificate Principal Balance" on any Distribution Date will equal the portion of the unpaid principal balance of the Mortgage Loans evidenced by the Class A Certificates as of the Cut-off Date (the "Initial Class A Certificate Principal Balance") less the sum of payments or recoveries of, or with respect to, principal of the Mortgage Loans previously distributed to the Class A Certificateholders and any Realized Losses (as defined below) including, subject to certain limitations. Special Hazard Realized Losses (as defined below) previously allocated to the Class A Certificates. The Initial
Class A Certificate Principal Balance is expected to be approximately $    .
See "--Subordination of the Class B Certificates; Shifting Interest Credit Enhancement" herein.

  The "Class B Principal Balance" on any Distribution Date will equal the Scheduled Principal Balance (as defined below) of the Mortgage Loans minus the Class A Certificate Principal Balance.

  The "Scheduled Principal Balance" of the Mortgage Loans as of the time of any determination will equal the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, after application of any scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by the principal portion of all scheduled payments of principal and interest due on or before the date of determination, whether or not received, and by all Principal Prepayments distributed to Certificateholders on or before the date of determination, and further reduced by Realized Losses (as defined below) with respect to the Mortgage Loans that have been allocated to one or more classes of Certificates on or before the date of determination.

  The "Class A Percentage" shall mean, as to any Distribution Date, the lesser of 100% and the percentage obtained by dividing the Class A Certificate Principal Balance by the Scheduled Principal Balance. The "Class A Prepayment Percentage" shall initially be 100% and shall decline thereafter as provided under "Subordination of the Class B Certificates; Shifting Interest Credit Enhancement."

  "Interest Shortfall" shall mean, as to any Distribution Date, any excess of the amount computed pursuant to clause (a) of the term "Class A Distribution Amount" over the amount of interest distributed to the Class A Certificateholders on such Distribution Date. "Principal Shortfall" shall mean, as to any Distribution Date the excess of the sum of the amounts computed pursuant to clauses (a) through (h) of the term "Class A Distribution Amount" over the amounts distributed to the Class A Certificateholders (the "Shortfall"), less the Interest Shortfall.

  All distributions will be made by or on behalf of the Trustee to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which the related Distribution Date occurs. Such distributions shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register or (ii) to any holder of Certificates having an initial principal balance in excess of $5,000,000, by wire transfer in immediately available funds to the account of such Certificateholder specified in writing to the Trustee.

  [On the sixth day of any month or the next succeeding Business Day, the Master Servicer or the Trustee will provide upon request the Class A Certificate Principal Balance after giving effect to monthly payments due on the immediately preceding Due Date.]

SUBORDINATION OF THE CLASS B CERTIFICATES; SHIFTING INTEREST CREDIT
ENHANCEMENT

  The rights of the Class B Certificateholders to receive certain distributions with respect to the Mortgage Loans are subordinate to such rights of the Class A Certificateholders to the extent of the Subordinated Amount. As of each Determination Date, the Subordinated Amount will equal the Class B Principal Balance on such date, reduced by the excess, if any, of Aggregate Losses over cumulative Realized Losses borne by the Class B Certificateholders.

  Realized Losses shall not be allocated to the Class A Certificates until after such time as the allocation of such Realized Losses to the Class B Certificates has reduced the Class B Principal Balance to zero. At such time, Realized Losses shall be allocated to the Class A Certificates, pro rata among such Certificates in proportion to their outstanding Class A Certificate Principal Balances immediately prior to the relevant Distribution Date. [Notwithstanding the above, Special Hazard Realized Losses shall be allocated first to the Class B Certificates only until such time as Special Hazard Realized Losses equal the Special Hazard Subordination Amount, which will be
 % of the Cut-off Date Principal Balance. Thereafter, Special Hazard Realized Losses shall be allocated to the Class A Certificates and the Class B Certificates, pro rata among such Certificates in proportion to their outstanding Principal Balances immediately prior to the relevant Distribution Date.] Any allocation of Realized Losses (or Special Hazard Realized Losses] to a Class A Certificate or a Class B Certificate on a Distribution Date shall be made by reducing the Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. [Any allocation to the Class B Certificates of a Realized Loss or a Special Hazard Realized Loss prior to reducing the Special Hazard Subordination Amount to zero shall have the effect of increasing the Class A Percentage of future payments of principal on the Mortgage Loans and thereby decreasing the Subordinate Percentage of such payments of principal.]

  "Realized Loss" is defined in the Pooling and Servicing Agreement (i) with respect to any Liquidated Loan, as the excess of the outstanding principal balance of such Liquidated Loan over the Liquidation Proceeds, if any, received in connection with such Liquidated Loan, after application of all withdrawals permitted to be made by the Master Servicer pursuant to the Pooling and Servicing Agreement, (ii) with respect to any Mortgage Loan which has become subject to a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding under the United States Bankruptcy Code, as amended from time to time (11 U.S.C.) (a "Deficient Valuation"), as the excess of the outstanding principal balance of such Mortgage Loan over the principal amount as reduced in the Deficient Valuation, or (iii) with respect to any Mortgage Loan purchased by the Master Servicer or the Depositor pursuant to the Pooling and Servicing Agreement, as the excess, if any, of 100% of the principal balance of such Mortgage Loan, together with accrued and unpaid interest at the applicable Subsidiary Pass-Through Rate to the first day of the month following the month of such purchase, giving effect to the amount of any unreimbursed Advances made by the Master Servicer with respect to such Mortgage Loan, over the purchase price for such Mortgage Loan as the same may be reduced pursuant to an Opinion of Counsel to prevent such amount from being taxed to the Trust Fund as a "prohibited transaction", as defined in Section 860F(a)(2) of the Code. Realized losses may result from, among other things, Special Hazard Realized Losses. ["Special Hazard Realized Loss" means with respect to any Mortgage Loan finally liquidated in connection with any physical damage not covered under a Standard Hazard Insurance Policy or a flood insurance policy, other than normal wear and tear or other circumstances set forth in the Pooling and Servicing Agreement an amount equal to the unpaid principal balance of the Mortgage Loan as of the date of such liquidation, together with interest at the applicable Mortgage Rate, less the applicable Servicing Fee, from the Due Date as to which interest was last paid to the Due Date next succeeding such liquidation, less the proceeds, if any, received in connection with such liquidation after application of all withdrawals from the Certificate Account by the Master Servicer permitted pursuant to the Pooling and Servicing Agreement.]

  "Liquidated Loan" means a Mortgage Loan which, as of the close of business on the Business Day next preceding the Due Date, has been liquidated through deed in lieu of foreclosure, sale in foreclosure, trustee's sale or other realization as provided by applicable law of real property subject to the related Mortgage and any security agreements or with respect to which payment under related private mortgage insurance or hazard insurance and/or from any public or governmental authority on account of a taking or condemnation of any such property has been received.

  The protection afforded to the Class A Certificateholders will be effected by the preferential right of the Class A Certificateholders to receive the amount of principal and interest otherwise available for distribution to the Class B Certificateholders on each Distribution Date out of available funds on deposit in the distribution account for the Master Trust Fund and by distributing to the Class A Certificateholders a disproportionately greater percentage of Principal Prepayments received by the Master Trust Fund from the Certificate Account, to the extent described herein (the "Class A Prepayment Percentage"). This disproportionate distribution will have the effect of accelerating the amortization of the Class A Certificates while increasing the respective interest in the Mortgage Loans evidenced by the Class B Certificates. Increasing the respective interest of the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class B Certificates.

  The Class A Prepayment Percentage for any Distribution Date occurring before
or in      will, except as provided below, equal 100%. The Class A Prepayment
Percentage for any Distribution Date occurring subsequent to will be determined as follows: (a) for any Distribution Date occurring subsequent to
     and before or in     , the Class A Prepayment Percentage will equal the
Class A Percentage plus % of the Subordinate Percentage for such Distribution Date, except that prior to the Distribution Date next succeeding the first
Distribution Date, if any, after     .     , as of which the Step-down
Criteria are satisfied, the Class A Prepayment Percentage will be 100%; (b)
for any Distribution Date occurring subsequent to and before or in     , the
Class A Prepayment Percentage will equal the Class A Percentage plus % of the Subordinate Percentage for such Distribution Date, except that prior to the Distribution Date next succeeding the first Distribution Date, if any, after as of which the Step-down Criteria are satisfied, the Class A Prepayment
Percentage will be the Class A Prepayment Percentage in effect in     ; (c)
for any Distribution Date occurring subsequent to and before or in     , the
Class A Prepayment Percentage will equal the Class A Percentage plus % of the Subordinate Percentage for such Distribution Date, except that prior to the Distribution Date next succeeding the first Distribution Date, if any, after as of which the Step-down Criteria are satisfied, the Class A Prepayment
Percentage will be the Class A Prepayment Percentage in effect in     ; (d)
for any Distribution Date occurring subsequent to      and before or in     ,
the Class A Prepayment Percentage will equal the Class A Percentage plus % of the Subordinated Percentage for such Distribution Date, except that prior to the Distribution Date next succeeding the first Distribution Date, if any,
after      as of which the Step-down Criteria are satisfied, the Class A
Prepayment Percentage will be the Class A Prepayment Percentage in effect in
    ; and (e) for any Distribution Date occurring subsequent to     , the
Class A Prepayment Percentage will equal the Class A Percentage as of such Distribution Date except that prior to the Distribution Date next succeeding
the first Distribution Date, if any, after      as of which the Step-down
Criteria are satisfied, the Class A Prepayment Percentage will be the Class A
Prepayment Percentage in effect in     . The foregoing is subject to the
following: (i) if on any Distribution Date the distribution of all Principal Prepayments received in the prior month to the holders of the Class A Certificates would reduce the outstanding Class A Certificate Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Certificate Balance to zero and thereafter the Class A Percentage shall be zero; and (ii) if the Class A Percentage on any Distribution Date is greater than the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%.

  The Step-down Criteria shall be met as of any Distribution Date in the 12 months commencing subsequent to February of the year specified in the table below provided that as of such Distribution Date (a) no more than one time during the preceding months have the principal balances of outstanding
Mortgage Loans    days or
more delinquent (including loans in foreclosure and the book value of owned real estate) exceeded % of the Scheduled Principal Balance at such time, and
(b) cumulative Advances deemed to be nonrecoverable as a percentage of the principal amount of the Class B Certificates as of the Cut-off Date (the "Subordinated Amount") do not exceed the amounts in the following table:

                                                                 CUMULATIVE
                                                               NON-RECOVERABLE
                                                                ADVANCES AS A
                                                              PERCENTAGE OF THE
                             YEAR                            SUBORDINATED AMOUNT
   --------------------------------------------------------- -------------------
     .......................................................            %
     .......................................................
     .......................................................
     .......................................................
   or thereafter............................................

  The definition of "Step-down Criteria" may be amended by the Depositor and the Trustee, with prior written notice of such amendment to the Rating Agency, in a manner that will not result in the lowering or withdrawal of the then current rating of the Class A Certificates. Such amendment shall not require the consent of any Certificateholder.

[PURCHASE OF CONVERTED MORTGAGE LOANS

  The Pooling and Servicing Agreement provides that      is obligated to
purchase from the Subsidiary Trust Fund any Convened Mortgage Loan in the month following the month in which the related mortgagor exercises the conversion option, for a price equal to the lesser of (a) 100% of the unpaid principal balance of such Mortgage Loan, and (b) the Subsidiary Trust Fund's adjusted federal income tax basis on the date such Mortgage Loan is to be purchased, in each case plus accrued interest, if any, at the applicable Subsidiary Pass-Through Rate in effect immediately prior to such conversion to the last day of the month in which such Mortgage Loan became a Converted Mortgage Loan, net of the applicable amounts due to the Master Servicer with
respect to that Mortgage Loan.      will be obligated to deposit the amount of
the purchase price in the Certificate Account for distribution on the Distribution Date in the month following the month of such conversion.

  In the event      defaults upon its obligation to repurchase any Converted
Mortgage Loan, the Trustee may attempt to sell the Mortgage Loan for the price which was to be paid by the Master Servicer. A Converted Mortgage Loan will remain in the Trust as a Mortgage Loan with a fixed Mortgage Rate unless and until purchased by the Master Servicer or otherwise sold in accordance with
the Pooling and Servicing Agreement. So long as      serves as Master
Servicer, the failure of the Master Servicer to repurchase a Converted Mortgage Loan, after notice, is an Event of Default under the Pooling and Servicing Agreement. The Trustee and a successor master servicer under the Pooling and Servicing Agreement will not have any obligation to purchase any Converted Mortgage Loan.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fee payable to the Master Servicer will be payable out of each interest payment on a Mortgage Loan and will be an adjustable amount equal to one month's interest (or in the case of any payment of interest which accompanies a Principal Prepayment made by the Mortgagor, interest for the number of days covered by such payment of interest) at the applicable
Servicing Fee Rate on the principal balance of such Mortgage Loan. The Servicing Fee Rate is not the same for each Mortgage Loan. The Servicing Fee
Rate is    basis points. The Master Servicer will be permitted to retain or withdraw from the Certificate Account, in respect of each interest payment received on a Mortgage Loan, the Servicing Fee with respect to such Mortgage Loan, calculated on the basis of the same principal amount and period
respecting which the interest payment is computed. In addition,     , as
holder of the Subsidiary Residual Interest Certificate, will receive an amount equal to (i) with respect to each Mortgage Loan, the principal balance of such Mortgage Loan times the difference, if any, between the Mortgage Rate (net of the Servicing Fee) and the Subsidiary Pass-Through Rate, [less such amount as may be necessary to assure that the distributions made to the Subsidiary Regular Certificateholder on the related Distribution Date include an amount equal to one full month's interest at the applicable Subsidiary Pass-Through Rate], and (ii) gains, if any, arising from sale of Mortgaged Property acquired as a result of foreclosure in respect of a Mortgage Loan or arising from a repurchase pursuant to an optional termination. See "Federal Income Tax Consequences" in the Prospectus. See "Description of the Certificates--Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Master Servicer.

  The Master Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to limited reimbursement as described in the Prospectus), including, without limitation, any amounts payable to the Servicer or any other sub-servicer, the fees and expenses of the Trustee and the other various items of expense enumerated in the Prospectus.

[ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

  When a Mortgage Loan is prepaid, in whole or in part, between schedule payment dates, the Mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. As a result, the aggregate amount of interest which would otherwise be distributed to Certificateholders may be reduced. To mitigate this reduction in yield, the Pooling and Servicing Agreement provides that with respect to any such Principal Prepayment, the Servicing Fee otherwise payable to the Master Servicer will be reduced in such amount, if any, as may be necessary to assure that the distributions made to Certificateholders on the related Distribution Date include an amount equal to one full month's interest at the applicable Subsidiary Pass-Through Rate for such Mortgage Loan. Thus, so long as there are sufficient funds otherwise payable from the Servicing Fee on each Distribution Date, Certificateholders will always receive a full month's interest with respect to any such principal prepayments. See "Distributions" above.]

THE TRUSTEE

      , a      banking association, will act as Trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee's principal
executive offices are located at     , and its telephone number is ( )     .

REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

  Under certain circumstances, the Master Servicer may be required to repurchase one or more Mortgage Loans from the Subsidiary Trust Fund. Generally, the repurchase obligation arises when the documentation with respect to a Mortgage Loan is discovered to be materially defective or when a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of Certificateholders. See "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus.

  In the event of a repurchase of a Mortgage Loan, the repurchase price would be equal to the sum of the outstanding principal balance of such Mortgage Loan on the date of repurchase plus interest accrued thereon at the Subsidiary Pass-Through Rate to the first day of the month following the month in which such repurchase is effected; provided, however, that if such repurchase at the price so determined would result in net income to the Subsidiary Trust Fund that would be subject to tax as income derived from a "prohibited transaction," as defined in Section 860F(a)(2) of the Code, or would otherwise subject the Subsidiary Trust Fund to tax, then, notwithstanding the foregoing. the repurchase price for such Mortgage Loan shall be the maximum amount such that the repurchase would not result in such tax, as evidenced by an Opinion of Counsel, in form and substance satisfactory to the Trustee, which shall be delivered in the event of any such reduction.

  Within a period of three months, or in the case of a "defective obligation" within the meaning of Section 860(G)(a)(4)(B) of the Code, within two years from the Delivery Date of the Certificates, the Depositor or the

Master Servicer may, instead of repurchasing a Mortgage Loan required to be repurchased pursuant to the Pooling and Servicing Agreement, deliver a mortgage loan (a "Replacement Mortgage Loan") in substitution for any Mortgage Loan that would otherwise have been repurchased (a "Deleted Mortgage Loan"). Generally, the repurchase obligation arises when the documentation with respect to a Mortgage Loan is discovered to be materially defective or when a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of Certificateholders. See "Description of the Certificates--Assignment of Mortgage Loans" in the Prospectus.

  To the extent that the Depositor or the Master Servicer, as the case may be, elects to deliver a Replacement Mortgage Loan for a Mortgage Loan it would otherwise be obligated to repurchase, such Replacement Mortgage Loan must, on the date of such substitution: (a) have an outstanding principal balance, after deduction of payments due in the month of substitution, not in excess of the principal balance of the Deleted Mortgage Loan; (b) have a Maximum Mortgage Rate no lower than (and not more than 1% per annum higher than) the Maximum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same Index, Gross Margin, Periodic Mortgage Rate Cap and frequency of Adjustment Dates as those of the Deleted Mortgage Loan; (d) be accruing interest at a rate no lower than and have the same Payment Adjustment Date as the Payment Adjustment Date of the Deleted Mortgage Loan; (e) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (f) have a term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; and (g) comply with each representation and warranty with respect to Mortgage Loans in the Pooling and Servicing Agreement. Upon any such substitution, the Depositor or the Master Servicer, as the case may be, will deliver the Mortgage File relating to the Replacement Mortgage Loan to the Trustee and the Trustee will release the Deleted Mortgage Loan (or any property acquired in respect thereof) from the Subsidiary Trust Fund.

  For any month in which a Replacement Mortgage Loan is substituted for any Deleted Mortgage Loan, the Master Servicer will determine the amount, if any, by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in such month). The amount of any such shortage shall be deposited by the Depositor or the Master Servicer, as the case may be, from its own funds into the Certificate Account in the month of substitution, without any reimbursement therefor, and will be distributed to Certificateholders on the Distribution Date in the month following such substitution. See "Description of the Certificates-- Distributions on Certificates" in the Prospectus.

VOTING RIGHTS

  At any time that any Class A Certificates or Class B Certificates are outstanding, the voting rights of a Class A Certificate or Class B Certificate are obtained by dividing the then outstanding principal balance of such Certificate by the aggregate principal balances at such time of all the Class A Certificates and Class B Certificates.

[OPTIONAL TERMINATION

  The Pooling and Servicing Agreement provides that the holder of the Subsidiary Residual Interest Certificate, at its option, may purchase from the Subsidiary Trust Fund all Mortgage Loans remaining in the Mortgage Pool and all property acquired in respect of a Mortgage Loan, provided that the aggregate unpaid balance of the Mortgage Loans at the time of any such repurchase is less than % of the Cut-off Date Principal Balance. Additionally, the holder of the Class B[-2] Certificate, at its option, may purchase from the Master Trust Fund all Subsidiary Regular Interests remaining in the Master Trust Fund and all other property in such Trust Fund, provided that the Subsidiary Regular Interests at the time of any such repurchase represent interests in less than % of the Cut-off Date Principal Balance of the Mortgage Loans. The purchase price for any such repurchase will be 100% of the unpaid principal balance of each Mortgage Loan or Subsidiary Regular Interest, as the case may be, together with accrued and unpaid interest with respect to each Mortgage Loan through the last day of the month of such repurchase. Any property acquired in respect of a Mortgage Loan and remaining in the applicable Trust Fund at the time such optional termination is effected will be purchased at its appraised value. Either of the above purchases would thereby effect early retirement of the Class A Certificates.]

                        FEDERAL INCOME TAX CONSEQUENCES

REMIC ELECTION


  An election will be made to treat the assets of the Subsidiary Trust Fund as a REMIC (the "Subsidiary REMIC") for federal income tax purposes. Amounts (i) with respect to each Mortgage Loan equal to the principal balance of such Mortgage Loan times the difference, if any, between the Mortgage Rate (net of the Servicing Fee) and the Subsidiary Pass-Through Rate and (ii) representing gains, if any, arising from the sale of Mortgaged Property acquired as a result of foreclosure in respect of a Mortgage Loan or arising from a repurchase pursuant to an optional termination will comprise the residual interest in the Subsidiary REMIC. The regular interests in the Subsidiary
REMIC in the aggregate will encompass the rights to all other amounts distributable with respect to the Mortgage Loans. An election will be made to treat as a REMIC (the "Master REMIC") the Master Trust Fund comprised of the regular interests in the Subsidiary REMIC. The Class A [and B-l] Certificates will represent the regular interests in the Master REMIC and the Class B[-2]
Certificates will be the residual interest in the Master REMIC.   initially will
retain the residual interests in both the Master REMIC and the Subsidiary REMIC. See "Federal Income Tax Consequences" in the Prospectus. The Internal Revenue Service has issued permitting REMICs to issue regular interests bearing variable rates based on (i) certain fixed formulas using an objective interest index or
(ii) a weighted average of the interest rates of the "qualified mortgages" held by the REMIC.

[ORIGINAL ISSUE DISCOUNT


  The Class A Certificates are expected to be treated as having been issued with original issue discount. Although no rulings or regulations have been issued by the Internal Revenue Service clarifying the application of the statutory provisions requiring the use of a prepayment assumption for the accrual of original issue discount on REMIC regular interests to variable rate regular interests and the matter is, therefore, not entirely certain, it appears likely that the rules of the Code relating to original issue discount would be applied to include in income as original issue discount any excess of the stated redemption price at maturity over the issue price of the Class A Certificate as if such Certificate would bear interest in each period after the first Distribution Date at a rate determined as if the Index were to remain constant over the life of such Certificate at its value as of the Closing Date (or possibly as of the date of pricing of the Certificates). Applying that assumption would effectively convert such Class A Certificate to a debt instrument having an initial fixed rate followed by a higher rate in subsequent periods to which the rules described in the Prospectus under the heading "Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" could be applied for purposes of determining the portion of the excess of the stated redemption price at maturity of a Class A Certificate over the issue price of such Certificate that accrues each day. In addition to the daily accrual of the discount described above, each Class A Certificateholder will be required to accrue, and include in income daily, the stated interest on each Class A Certificate to the extent not included in the stated redemption price at maturity. For a more detailed discussion of the accrual of original issue discount, see "Federal Income Tax Consequences--REMIC Trust Funds--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.]

  Absent clarification in the regulations, the Master Servicer intends to report original issue discount to the Internal Revenue Service and to Certificateholders in the manner described above, using a prepayment assumption that is a Standard Prepayment Assumption ("SPA") of %. A prepayment assumption of 100% of SPA assumes a prepayment rate of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the lives increased by 0.2% per annum each month thereafter until the thirtieth such month. Beginning in the thirtieth month and in each month thereafter during the lives of the mortgage loans, 100% of SPA assumes a constant prepayment rate of 6% per annum. No representation is made that the Mortgage Loans will prepay at this rate or any other rate.


The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.

                               LEGAL INVESTMENT

  The Class A Certificates will constitute, for so long as they are rated as described below, "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"), and, as such, will be legal investments for certain entities to the extent provided in the Enhancement Act. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal law. Institutions whose investment activities are subject to review by certain regulatory authorities may be, or may become, subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage-related securities. Investors should consult their own legal advisors to determine whether, and to what extent, the Class A Certificates may be purchased by such investors. See "Legal Investment" in the Prospectus.

                                    RATINGS

  It is a condition to the issuance of the Certificates that the Class A
Certificates be rated at least " " by     . ("    "). Securities rated " " by
     are "  ."

  [The ratings of Moody's on mortgage pass-through Certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans. Moody's rating opinions address the structural, legal, issuer and tax-related aspects associated with the Certificates, including the nature of the underlying mortgage loans. Moody's ratings on pass-through Certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors (including, in the case of the Class A Certificates, prepayments resulting from the repurchase of Converted Mortgage Loans) or of the degree to which such payments might differ from that originally anticipated. Moody's rating of the Class A Certificates will not represent any assessment of the Master Servicer's ability to repurchase Converted Mortgage Loans. The rating does not address the possibility that Certificateholders might suffer a lower than anticipated yield.]

                             ERISA CONSIDERATIONS*

  [A fiduciary of any employee benefit plan and certain other retirement plans and arrangements (including individual retirement accounts, and annuities, Keogh plans, and collective investment funds in which such funds, accounts, annuities or arrangements are invested) that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with legal advisors whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or not otherwise permissible either under ERISA or the Code. See "ERISA Considerations" in the Prospectus.]

                             PLAN OF DISTRIBUTION

  [The Master Servicer has agreed, pursuant to the Purchase Agreement dated
(the "Purchase Agreement"), to pay the Depositor a fee of $     in connection
with the exchange of the Certificates and the residual interest in the Subsidiary REMIC for the Mortgage Loans. The Depositor will sell the Certificates and such residual interest to the Master Servicer in exchange for the Mortgage Loans subject to the terms and conditions set forth in the Purchase Agreement. Pursuant to the Purchase Agreement, the Depositor or its affiliates have certain preferential rights in connection with resales of the Class A Certificates.]

  [     may be deemed, by virtue of the exchange, to be an "Underwriter"
within the meaning of the Securities Act of 1933 in connection with reoffers
and sales by    of the Class A Certificates. Until     , such reoffers and
sales by Master Servicer will be made pursuant to this Prospectus Supplement and the
- --------
* [Note: If the Series of Certificates offered pursuant to this Version F Prospectus Supplement evidences interests in Contracts, the disclosure to be set forth will be substantially similar to the disclosure set forth in Version E under "ERISA Considerations" or in the Prospectus under "ERISA Considerations."]

Prospectus, as amended and supplemented as of the date of such reoffering. After such date, this Prospectus Supplement and Prospectus may not be used in connection with such reoffers and sales. The Depositor has been advised by
     that such reoffers and sales may be made by      from time to time in
negotiated transactions or otherwise at varying prices determined at the time of sale, and may be made to or through one or more Underwriters, agents or dealers, including, without limitation, the Depositor or one of its affiliates, who may receive compensation in the form of underwriting discounts, concessions or commissions.]

  [The Purchase Agreement provides that      will indemnify the Depositor and
its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Depositor and its affiliates, as the case may be required to make in respect thereof.]

  [The Depositor has entered into an Underwriting Agreement with [several Underwriters, for whom] Credit Suisse First Boston Corporation, an affiliate of the Depositor[, is acting as Representative.] The [Underwriter[s] named below[ [has] [have severally] agreed to purchase from the Depositor the [entire] [following respective] principal amounts[s] of the Class A Certificates:

                                                 CLASS A-1    CLASS A-2
                  UNDERWRITER                   CERTIFICATES CERTIFICATES TOTAL
- ----------------------------------------------- ------------ ------------ -----
Credit Suisse First Boston
 Corporation...................................    $            $         $
  Total........................................    $            $         $    ]

  [The Underwriting Agreement provides that the obligations of the Underwriter[s] [is] [are] subject to certain conditions precedent, and that the Underwriter[s] will be obligated to purchase the entire principal amount of the Class A Certificates if any are purchased.]

  The Underwriter[s] [[has] [have] advised the Depositor that the Underwriter[s] propose[s] to offer the Class A Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriter[s] may effect such transactions by selling the Class A Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter[s] and any purchasers of the Class A Certificates for whom they may act as agent.

  The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended (the "Act").

  [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]

  [The Depositor has agreed to indemnify the Underwriter[s] against certain liabilities, including liabilities under the Securities Act of 1933 or to contribute to payments the Underwriter[s] may be required to make in respect thereof.]

                                 LEGAL MATTERS

  The legality of the Certificates will be passed upon for the Depositor and for the Underwriter[s] by Orrick, Herrington & Sutcliffe LLP. The material federal income tax consequences of the Class A Certificates will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP.

                                USE OF PROCEEDS

  [The Certificates are being initially sold and delivered by the Depositor to in exchange for the Mortgage Loans to be deposited by the Depositor in the Subsidiary Trust Fund. Other than its fee in connection with such exchange the Depositor will receive no other proceeds from the sale of the
Certificates.      may subsequently sell the Certificates in one or more
transactions. It is expected that      will use the proceeds of such sale for
general corporate purposes. See "Plan of Distribution" herein.

  [The Depositor will apply the net proceeds of the offering of the Class A Certificates towards the simultaneous purchase of the Mortgage Loans underlying the Certificates. Certain of the Mortgage Loans will be acquired in privately negotiated transactions by the Depositor from one or more affiliates.

[Version G- Adjustable Rate Certificates; Reserve Funds; Yield Support
Agreement]

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

                 SUBJECT TO COMPLETION, DATED            , 19

                            PROSPECTUS SUPPLEMENT
                        (To Prospectus Dated December __
                        $________________ (APPROXIMATE)

             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   Depositor
   Adjustable Rate Conduit Mortgage Pass-Through Certificates, Series
                             Class A-1 Certificates
                              ___________________

The Adjustable Rate Conduit Mortgage Pass-Through Certificates, Series
(the "Certificates") will be comprised of three classes of certificates: Class A-1, Class IO and Class R. Only the Class A-1 Certificates are offered hereby. The Certificates evidence 100% of the beneficial ownership interest in a trust fund (the "Trust Fund") to be created by Credit Suisse First Boston Mortgage Securities Corp. (the "Depositor"), the assets of which will consist primarily of (a) classes (or portions of classes) of mortgage pass-through certificates (the "Mortgage Certificates"), each of which is part of one
of    series of mortgage pass-through certificates initially sold by the
Resolution Trust Corporation and acquired by the Depositor in the secondary market, (b) a Reserve Fund and (c) a Yield Support Agreement provided
by             .  The Certificates will be issued pursuant to a Pooling Trust
Agreement (the "Pooling Agreement") among the Depositor,                    as
Certificate Administrator and                , as Trustee.  See "Description
of the Certificates."


As more fully described herein, commencing with a rate of ______% per annum, interest will accrue on the Class A-1 Certificates at a per annum rate 0.30% in excess of the London interbank offered rate for three-month U.S. dollar deposits ("LIBOR"),determined quarterly as set forth herein ("LIBOR"). The amount of interest accrued on the Class A-1 Certificates will be reduced by the amount of certain prepayment interest shortfalls and deferred interest as described herein under "Description of Certificates--Interest." Interest generally will be paid quarterly, to the extent funds are available therefor as described herein on the 25th day of each February, May, August and November or, any such day is not a
business day on the next succeeding business day, beginning in              ;
provided, however, that if all distributions on the Mortgage Certificates due on such day have not been received prior to 1:00 p.m. (New York time) on such day, distributions will be made on the next succeeding business day. Each such date is referred to as a "Distribution Date." See "Summary of Terms--Distribution Date" and "Description on the Certificates" herein. The ratings on the Class A-1 Certificates do not address the likelihood that the holders of such Certificates will receive interest on their Certificates in excess of the weighted average net mortgage rate on the mortgage loans. See "Risk Factors--Basis Risk" herein.


Principal payments on the Class A-1 Certificates will be made on each Distribution Date to the extent funds are available therefor, as described herein, until the Class A-1 Certificates are paid in full. See "Description of the Certificates--Distributions of Interest and Principal."

PROSPECTIVE INVESTORS IN THE CERTIFICATES SHOULD CONSIDER THE MATERIAL RISK FACTORS DISCUSSED UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT COMMENCING ON PAGE S-17 AND IN THE PROSPECTUS ON PAGE 19.

                                                  (COVER CONTINUED ON NEXT PAGE)

THE CLASS A-1 CERTIFICATES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR OR ANY OF THEIR AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PARTY.
                              ____________________

THE CLASS A-1 CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED UNDER ERISA CONSIDERATIONS HEREIN AND IN THE ACCOMPANYING PROSPECTUS.
                              ____________________

The Class A-1 Certificates will be offered by Credit Suisse First Boston Corporation ("First Boston") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A-1 Certificates are anticipated to be approximately $_____________, plus accrued interest
thereon at the Certificate Rate from                  , but before deducting
expenses payable by the Depositor, estimated to be $ ___________.

The Class A-1 Certificates are offered by First Boston when, as and if delivered to and accepted by First Boston, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Class A-1 Certificates will be delivered only through the same day funds settlement system of the Depository Trust
Company on or about                .

                          CREDIT SUISSE FIRST BOSTON
________________________________________________________________________________
         The date of this Prospectus Supplement is          [   ], 19

                                                                       VERSION G

     On or about the Distribution Date occurring in               and on each
succeeding Distribution Date until successful, the Trustee will attempt to sell the Mortgage Certificates at auction for a price which, together with amounts on deposit in the Reserve Fund, is at least equal to the then-outstanding Principal Balance of the Class A-1 Certificates, plus interest accrued and unpaid thereon. The proceeds of any such sale of the Mortgage Certificates, together with funds on deposit in the Reserve Fund (to the extent needed), will be used to retire the Class A-1 Certificates.

     Prospective investors should consider:

         . The yield on the Class A-1 Certificates will be sensitive to, among other things, the rate and timing of principal payments on the Mortgage Certificates (which likely will be different for different Mortgage Certificates) and the level of LIBOR.

         . As described under "Special Consideration--Basis Risk" and "Yield and Prepayment Considerations--Basis Risk; LIBOR" herein, under some prepayment and interest rate scenarios, an investor may not receive all interest accrued on the Class A-1 Certificates with respect to one or more Distribution Dates on such Distribution Dates, or in certain cases, prior to the retirement of the Class A-1 Certificates.

     The Class A-1 Certificates will be issued only in book-entry form, and the purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Class A-1 Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.

     The Class A-1 Certificates may not be an appropriate investment for individual investors. There is currently no secondary market for the Class A-1 Certificates and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Class A-1 Certificates. First Boston intends to act as a market maker in the Class A-1 Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell a Class A-1 Certificate at a price which is equal to or greater than the price at which such Certificate was purchased.

     An election will be made to treat the portion of the Trust Fund consisting of the Mortgage Certificates as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the payments on the Class A-1 Certificates which are derived from the Mortgage Certificates and the Class IO Certificates will constitute "regular interests" in the REMIC and the Class R Certificate will constitute the "residual interest" in the REMIC. See "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" herein and "Federal Income Tax Consequences" in the Prospectus.

     The Class A-1 Certificates represent one Class of a separate Series of Certificates which Class is being offered by the Depositor pursuant to the
Prospectus dated                     accompanying this Prospectus Supplement.
The Prospectus shall not be considered complete without this Prospectus Supplement and any prospective investor shall not purchase any Certificate offered hereby unless it shall have received both the Prospectus and this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.

                              ____________________

     UNTIL                  ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A-1
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     [IF AND TO THE EXTENT REQUIRED BY APPLICABLE LAW OR REGULATION, THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS WILL ALSO BE USED BY THE UNDERWRITER AFTER THE COMPLETION OF THE OFFERING IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE OFFERED SECURITIES IN WHICH THE UNDERWRITER ACTS AS PRINCIPAL SALES WILL BE MADE AT NEGOTIATED PRICES DETERMINED AT THE TIME OF SALE.]

                                                                      VERSION G

                                SUMMARY OF TERMS

          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Capitalized terms used herein and not defined shall have the meaning given in the Prospectus or the Pooling Agreement, as applicable. See "Index of Significant Prospectus Supplement Definitions" herein and "Index of Significant Definitions" in the Prospectus.

     Securities Offered          $________ (approximate) initial Principal
                                  Balance of Adjustable Rate Conduit Mortgage
                                  Pass-Through Certificates, Series       ,
                                  Class A-1, evidencing a class of "regular interests" in the REMIC.

     Other Securities            Adjustable Rate Conduit Mortgage Pass-Through
                                  Certificates, Series       , Class IO,
                                  evidencing a class of "regular interests" in the REMIC, and the Class R Certificate, evidencing the "residual interest" in the REMIC. The Class IO Certificates and the Class R Certificate are not offered hereby.

                                 The Class A-1, Class IO and Class R
                                  Certificates are referred to collectively herein as the "Certificates."

     Forms of Certificates;
      Denominations              The Class A-1 Certificates will be issued as
                                  Book-Entry Certificates, through the
                                  facilities of The Depository Trust Company.
                                  See "Description of the Certificates--Book-
                                  Entry Form" herein.  The Class A-1
                                  Certificates will be issued, maintained and transferred in book-entry form only in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof.

     Depositor                   Credit Suisse First Boston Mortgage Securities
                                  Corp.

     Certificate Administrator   Certain administrative functions with respect
                                  to the Certificates will be performed by


     Trustee

     Cut-off Date                                  (after giving effect to
                                  distributions on the Mortgage Certificates on such date).

                                                                      VERSION G

     Closing Date                On or about          .

     Final Scheduled
      Distribution Date          _______, 20__.  The Final Scheduled
                                  Distribution Date has been set to coincide with the Distribution Date succeeding the latest maturity date of any Mortgage Loan in any Underlying Mortgage Pool.

     The Trust Fund              The Class A-1 Certificates evidence interests
                                  in a trust fund (the "Trust Fund"), the assets of which will consist primarily of (a)
                                  classes (or portions of classes) of mortgage
                                  pass-through certificates (the "Mortgage
                                  Certificates"), each of which is part of one
                                  of   series of mortgage pass-through
                                  certificates initially sold by the Resolution Trust Corporation and which were acquired by the Depositor in the secondary market, (b) a Reserve Fund and (c) a Yield Support Agreement
                                  provided by            See "--The Reserve
                                  Fund" and "--The Yield Support Agreement"
                                  below. The Trust Fund will be established and the Certificates will be issued pursuant to a Pooling Trust Agreement (the "Pooling
                                  Agreement"), dated as of                    .
                                  See "Description of the Certificates--General" herein.

     Risk Factors                For discussion of material risk factors that
                                  should be considered with respect to an
                                  investment in the Certificates, see "Risk
                                  Factors" herein and in the related Prospectus.

     Distribution Date           Distributions on the Certificates will be made
                                  quarterly on the 25th day of each February,
                                  May, August and November, beginning in
                                  February     , or, if any such day is not a
                                  business day, the following business day;
                                  provided, however, that if the Trustee has not received all distributions on the Mortgage Certificates due on or before such day prior to 1:00 p.m. New York time on such day, payments on the Certificates will be made on the next succeeding business day. Each such day, a "Distribution Date."

     Record Date                 The "Record Date" for each Distribution Date
                                  will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs.

     Distributions on
      Certificates               Interest Distributions.  The amount of
                                  interest payable on the Class A-1 Certificates on each Distribution

                                                                      VERSION G

                                  Date (the "Interest Accrual Amount") will be equal to the interest accrued at the applicable rate of interest from the 25th day of the third month preceding the month in which such Distribution Date occurs through the 24th of the month in which such Distribution Date occurs (each, an "Interest Accrual Period"). If Interest Available Funds (as defined herein) with respect to a Distribution Date are insufficient to pay the Interest Accrual Amount on such date, any shortfall in the amount paid on account of interest on such date will be carried forward to succeeding Distribution Dates and will bear interest until paid at the Class A-1 Pass-Through Rate in effect from time to time. Payments received on the Mortgage Certificates on account of interest will be distributed on each Distribution Date first to pay to the holders of the Class A-1 Certificates their respective Interest Accrual Amounts, next to pay to holders of the Class A-1 Certificates interest due them with respect to prior Distribution Dates that remains unpaid (together with interest on such amounts), and then to pay current interest and any overdue interest to the Certificate Administrator for deposit into the Reserve Fund in respect of the Class IO Certificates, all as more fully set forth herein under "Description of the Certificates--Distributions on the
                                  Certificates." DUE TO THE FACTORS DISCUSSED
                                  UNDER "SPECIAL CONSIDERATIONS -- BASIS RISK," INTEREST AVAILABLE FUNDS MAY NOT ALWAYS BE SUFFICIENT TO PAY THE HOLDERS OF THE CLASS A-1 CERTIFICATES THEIR FULL INTEREST ACCRUAL AMOUNTS ON EACH DISTRIBUTION DATE.

                                 The Interest Accrual Amount for the Class A-1
                                  Certificates on each Distribution Date will equal the product of (i) one-fourth of the Class A-1 Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance thereof (subject to reduction in respect of Deferred Interest and Nonsupported Interest Shortfalls incurred with respect to the Mortgage Loans underlying the Mortgage Certificates). The Interest Accrual Amount for the Class IO Certificates on each Distribution Date will equal the product of
                                  (i) one-

                                                                      VERSION G
                                  fourth of the Class IO Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance of the Class A-1 Certificates, subject to reduction in respect of Deferred Interest and Nonsupported Interest Shortfalls.

                                 The "Class A-1 Pass-Through Rate" during the
                                  initial Interest Accrual Period will be __% per annum. During each succeeding Interest Accrual Period, the Class A-1 Pass-Through Rate will be 0.30% in excess of the arithmetic mean of the London interbank offered rate quotations for three-month Eurodollar deposits ("LIBOR") on the second business day prior to the first day of such Interest Accrual Period (each, a "Reset Date"), determined as described herein under "Description of the Certificates -- Determination of LIBOR."

                                 During each Interest Accrual Period the "Class
                                  IO Pass-Through Rate" will be a variable rate equal to the excess, if any, of (X) the weighted average of the Weighted Average Mortgage Certificate Pass-Through Rate, for each of the Underlying Series Distribution Dates that occurs in the "collection Period" related to such Interest Accrual Period (determined as described herein) (such weighted average, the "Quarterly Mortgage Certificate Pass-Through Rate") over (Y) the Class A-1 Pass-Through Rate for such Interest Accrual Period. The "Weighted Average Mortgage Certificate Pass-Through Rate" with respect to any Underlying Series Distribution Date will be equal to the weighted average of the pass-through rates of the Mortgage Certificates applicable to such Underlying Series Distribution Date, weighted on the basis of the outstanding principal balances thereof prior to distributions on such Underlying Series Distribution Date. The Weighted Average Mortgage Certificate Pass-Through Rate with respect to the Underlying
                                  Series Distribution Date in               is
                                  expected to be approximately ____%.  The
                                  "Collection Period" with respect to each Distribution Date is the period commencing on the day after the previous Distribution Date (or, in the

                                                                      VERSION G
                                  case of the first Collection Period, on
                                  November 26, 1995) and ending on such
                                  Distribution Date.

                                 Interest on the Certificates will be calculated
                                  on the basis of actual days elapsed in a 360-day year.

                                 Principal Distributions.  Distributions in
                                  respect of principal on the Class A-1
                                  Certificates will be made on each Distribution Date in an amount equal to the sum of all amounts distributed in respect of principal on the Mortgage Certificates during the Collection Period ending on such Distribution Date.

     Reserve Fund                On the Closing Date, the Depositor will deposit
                                  or cause to be deposited into an account (the "Reserve Fund") maintained by the Certificate Administrator, (a) cash in the amount of $ million, and (b) the Class IO Certificates. All distributions on the Class IO Certificates will be made to the Certificate Administrator for deposit into the Reserve Fund. Amounts on deposit in the Reserve Fund from time to time will be available on each Distribution Date to be paid to holders of the Class A-1 Certificates to the extent that distributions on account of interest received on the Mortgage Certificates in the related Collection Period are insufficient to pay such holders, Interest Accrual Amount for such date together with any overdue interest. NO ASSURANCE CAN BE GIVEN THAT AMOUNTS ON DEPOSIT IN THE RESERVE FUND FROM TIME TO TIME WILL, TOGETHER WITH THE BALANCE OF INTEREST AVAILABLE FUNDS ON ANY DISTRIBUTION DATE, BE SUFFICIENT TO ALLOW FULL DISTRIBUTIONS IN RESPECT OF INTEREST ON THE CLASS A-1 CERTIFICATES ON SUCH DISTRIBUTION DATE. The Reserve Fund will be an asset of the Trust Fund, but will not be an asset of the REMIC. See "Description of the Certificates -- Reserve Fund" herein.

     The Yield Support
      Agreement                  On the Closing Date, the Trustee, acting on
                                  behalf of the holders of the Class A-1
                                  Certificates, will enter into a yield support agreement (the "Yield Support Agreement") with
                                               , a __________ corporation (the
                                  "Yield Support Counterparty").

                                                                      VERSION G

                                 Pursuant to the terms of the Yield Support
                                  Agreement, in the event that LIBOR on any Reset Date (determined as described herein under "Description of Certificates-- Determination of LIBOR") exceeds a rate equal to LIBOR as set with respect to the first Distribution Date plus 2.0% (the "Strike Rate"), the Yield Support Counterparty will be obligated to pay to the Certificate Administrator, for the benefit of the holders of the Class A-1 Certificates, on the Distribution Date related to the Interest Accrual Period following such Reset Date, an amount equal to the product of (x) the difference between LIBOR at such Reset Date (determined as described above) and the Strike Rate and (y) Principal Balance of the Class A-1 Certificates outstanding prior to distributions on such Distribution Date. Amounts paid by the Yield Support Counterparty on any Distribution Date will be available to make distributions in respect of interest on the Class A-1 Certificates and, to the extent not required for such distributions, will be paid to the Certificate Administrator for deposit into the Reserve Fund. NO ASSURANCE CAN BE GIVEN THAT AMOUNTS PAID BY THE YIELD SUPPORT COUNTERPARTY ON ANY DISTRIBUTION DATE WILL, TOGETHER WITH THE BALANCE OF THE INTEREST AVAILABLE FUNDS FOR SUCH DISTRIBUTION DATE, BE SUFFICIENT TO ALLOW FULL DISTRIBUTIONS IN RESPECT OF INTEREST ON THE CLASS A-1 CERTIFICATES ON SUCH DISTRIBUTION DATE OR ON ANY FUTURE DISTRIBUTION DATES.

                                 The Yield Support Agreement will terminate upon
                                  the reduction of the Principal Balance of the Class A-1 Certificates to zero.

                                 The Yield Support Agreement also may be
                                  terminated by the Trustee under the
                                  circumstances described herein under
                                  "Description of the Certificates -- The Yield Support Agreement -- Termination."

     Mandatory Auction           Prior to the Distribution Date occurring in
                                               , the Trustee will cause the
                                  Certificate Administrator to hold an auction
                                  (the "Auction") for the sale of the Mortgage
                                  Certificates. If the highest bid, together with amounts on deposit in the Reserve

                                                                      VERSION G

                                  Fund, is at least equal to the then
                                  outstanding Principal Balance of the Class A-1 Certificates, together with interest accrued and unpaid thereon through such Distribution Date, the Trustees will sell the Mortgage Certificates and pay in full the Class A-1
                                  Certificates on                  . If no
                                  sufficient bid is obtained, the Trustee will continue to hold the Mortgage Certificates and the Certificate Administrator will continue to make required distributions of interest and principal on the Class A-1 Certificates. The auction procedure will be repeated with respect to each succeeding Distribution Date until a sufficiently high bid is obtained.

     Optional Repurchase of
      the Mortgage Certificates  The beneficial owner of the Class IO
                                  Certificates will have the option to purchase the Mortgage Certificates from the Trust Fund on any Distribution Date on which the Mortgage Certificate Balance is equal to 5% or less of the original Mortgage Certificate Balance.
                                  See "The Pooling Agreement -- Termination" herein.

     [Expense Fund               The Depositor will deposit in an account
                                  established by the Trustee with the
                                  Certificate Administrator (the "Expense Fund") on the Closing Date cash in an amount necessary to meet the requirements of each Rating Agency. Funds on deposit in the Expense Fund will be used to pay amounts owing to the Trustee pursuant to the Pooling Agreement and the fees of the Certificate Administrator. Funds on deposit in the Expense Fund will not be available to make payments on the Certificates.]

     Ratings                     It is a condition of the issuance of the
                                  Certificates that the Class A-1 Certificates be rated at least "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's ("S&P").


                                 THE RATINGS OF THE RATING AGENCIES DO NOT
                                  ADDRESS THE LIKELIHOOD OF PAYMENT OF INTEREST ON THE CLASS A-1 CERTIFICATES AT A RATE IN EXCESS OF THE WEIGHTED AVERAGE NET MORTGAGE RATE ON THE UNDERLYING MORTGAGE LOANS FOR ANY DISTRIBUTION DATE.

                                                                      VERSION G

                                 The ratings of Moody's and S&P on mortgage
                                  securities address the likelihood of the receipt by the holders thereof of all distributions of principal and interest to which such holders are entitled (except as set forth in the preceding paragraph). There is no assurance that such ratings will continue for any period of time or that they will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A-1 Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                                 The Depositor has not requested a rating on the
                                  Class A-1 Certificates from any other rating agency, although data with respect to the Mortgage Loans and Mortgage Certificates may have been provided to other agencies solely for their informational purposes. There can be no assurance that if a rating is assigned to the Class A-1 Certificates by any other rating agency, such rating will be as high as that assigned by Moody's and S&P. See "Rating."

     Mortgage Certificates        The assets of the REMIC will consist
                                  primarily of    classes (or a portion of such
                                  classes) of senior mortgage pass-through
                                  certificates (the "Mortgage Certificates"),
                                  each of which is a part of one of    separate
                                  series of mortgage pass-through certificates sold by the Resolution Trust Corporation
                                  ("RTC") (each an "Underlying Series"),
                                  identified in the following table.

                  --------------------------------------------------------------
                                      UNDERLYING SERIES
                  --------------------------------------------------------------
                     Series Designation         Classes of Mortgage Certificates
                  ------------------------      --------------------------------
                     Series
                     Series
                     Series
                     Series
                     Series
                     Series
                     Series
                     Series
                     Series
                     Series

                                                                      VERSION G

                  --------------------------------------------------------------

                                 Each of the Mortgage Certificates evidences a
                                  senior interest in a mortgage pool (each, an "Underlying Mortgage Pool") previously formed by the RTC. Payments on each Class of Mortgage Certificates will be made on the 25th day of each month (or if such day is not a business day, the succeeding business day) (each, an "Underlying Series Distribution Date") primarily from amounts received in respect of the mortgage loans that constitute the corpus of the related Underlying Mortgage Pool (in the aggregate, the "Mortgage Loans"). Such amounts, together, with any payments under the Yield Support Agreement and payments from the Reserve Fund, are the sole source of payments on the Class A-1 Certificates. As of the Underlying Series Distribution Date in
                                               , after giving effect to
                                  distributions and principal balance reductions on such date, the Mortgage Certificates had characteristics approximately as set forth under "The Mortgage Certificates."

     The Mortgage Loans          The Mortgage Loans are contained in    separate
                                  pools of adjustable interest rate,
                                  conventional, residential first mortgage loans having characteristics approximately as set forth in the table entitled "Selected Mortgage Loan Data" under "Description of the Mortgage Loans." The interest rate on each Mortgage Loan is subject to adjustment periodically (as specified in the related mortgage note) to a rate equal to the sum (subject to rounding) of
                                  (i) a specified index and (ii) an individual gross margin, subject to certain limitations. For

                                                                      VERSION G
                                  approximately $______ by principal balance as of the Cut-Off Date of the Mortgage Loans, the index used is the monthly weighted average cost of funds for member institutions of the Eleventh District of the Federal Home Loan Bank System, as published by the Federal Home Loan Bank of San Francisco ("COFI"). Such Mortgage Loans are referred to herein as "COFI Mortgage Loans." For the remaining Mortgage Loans, the index generally used is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity ("CMT") of one year or the weekly auction average (investment) rate on U.S. Treasury Bills with a six-month maturity ("CBE"), each as published by the Federal Reserve Board in Statistical Release H.15 (519), or a comparable release. Some of the Mortgage Loans use a CMT yield of two, three or five years. Such Mortgage Loans using CMT or CBE are referred to herein as "CMT Mortgage Loans."

                                 The Mortgage Loans are subject to overall
                                  maximum interest rates. Some of the Mortgage Loans are also subject to a minimum interest rate. Some of the Mortgage Loans are subject to negative amortization.

                                 Some of the Mortgage Loans have mortgage
                                  interest rates that may be converted to fixed interest rates at the option of the mortgagor. Upon conversion to a fixed rate, such Mortgage Loans generally are required to be purchased by the servicer of the related Underlying Mortgage Pool. See "Description of the Mortgage Loans" and "Yield and Prepayment Considerations."

                                 Optional Repurchase of Mortgage Loans.  The
                                  Underlying Mortgage Pool with respect to each Mortgage Certificate is subject to special termination a "Special Termination" at such time as the aggregate outstanding principal balance of all the mortgage loans underlying all the mortgage certificates of the related Underlying Series is equal to or less than 25% of the initial aggregate principal balance of such mortgage loans. See "The

                                                                      VERSION G

                                  Mortgage Certificates--Special Termination" herein. In addition, the Mortgage Loan Servicer with respect to each Underlying Series has the option to repurchase the Mortgage Loans from the related Underlying Mortgage Pool at such time as the aggregate scheduled principal balance thereof is reduced to less than 10% of the original aggregate principal balance thereof. See "The Mortgage Certificates--Optional Termination" herein.
                                  Any such repurchase will accelerate the rate at which principal payments are made on the Class A-1 Certificates.

     Certain Prepayment and
      Yield Considerations       NO INVESTMENT SHOULD BE MADE IN THE CLASS A-1
                                  CERTIFICATES UNLESS AN INVESTOR HAS CONSIDERED CAREFULLY THE ASSOCIATED RISKS OF INVESTING IN SUCH CLASS A-1 CERTIFICATES AS DISCUSSED BELOW AND UNDER "SPECIAL CONSIDERATIONS" AND "YIELD AND PREPAYMENT CONSIDERATIONS" HEREIN.

                                 Prepayments and Excess Cash. The rate of
                                  principal payments on the Class A-1
                                  Certificates will be affected by the rate of principal payments on the Mortgage Loans (including, for this purpose, prepayments, which may include amounts received by virtue of condemnation, insurance or foreclosure) and by the application of Excess Cash to the principal balance of the Mortgage Certificates. If a Class A-1 Certificate is purchased at a discount from its initial principal amount by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if a Certificate is purchased at a premium by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.

                                 Timing of Payments.  The timing and amount of
                                  payments, including prepayments, on the
                                  Mortgage

                                                                      VERSION G

                                  Loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-1 Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

                                 Basis Risk; LIBOR. The interest rate payable to
                                  the Holders of the Class A-1 Certificates is based on LIBOR. However, the Mortgage Loans bear interest at adjustable rates based on various indices. LIBOR and such various indices may respond to different economic and market factors, and there is no necessary correspondence between them. THERE CAN BE NO ASSURANCE THAT FUNDS AVAILABLE IN THE RESERVE FUND OR PAYMENTS UNDER THE YIELD SUPPORT AGREEMENT WILL BE SUFFICIENT TO MAKE UP ANY AMOUNT BY WHICH THE INTEREST COLLECTED ON THE MORTGAGE CERTIFICATES IS LESS THAN THE INTEREST ACCRUAL AMOUNT OF THE CLASS A-1 CERTIFICATES.

                                 Auction Risk.  There can be no assurance that
                                  the Trustee will, on                   or on
                                  any date thereafter, be able to sell the
                                  Mortgage Certificates for a price sufficient
                                  (together with amounts on deposit in the
                                  Reserve Fund) to allow the Class A-1
                                  Certificates to be paid in full.  Therefore,
                                  there can be no assurance that the Class A-1
                                  Certificates will be retired on
                                      .

                                 See "Special Considerations" and "Yield and
                                  Prepayment Considerations" herein for a fuller discussion of the factors affecting the yield to maturity of the Class A-1 Certificates.

     Liquidity                   The Underwriter may, from time to time, buy and
                                  sell Class A-1 Certificates, but is not
                                  obligated to do so. There is currently no secondary market for the Class A-1 Certificates, and there can be no assurance that one will develop. There is no assurance that any

                                                                      VERSION G
                                  such market, if established, will continue.
                                  Each Certificateholder will receive monthly reports pertaining to the Class A-1 Certificates and the Mortgage Certificates. There are a limited number of sources which provide certain information about mortgage-backed securities in the secondary market; however, there can be no assurance that any of these sources will provide information about the Class A-1 Certificates or the Mortgage Certificates. Investors should consider the effect of limited information on the liquidity of the Class A-1 Certificates.

     Federal Income Tax Status   [An election will be made to treat the Trust
                                  Fund, and the Trust Fund will qualify, as a REMIC for federal income tax purposes. The Class A-1 and Class IO Certificates will constitute "regular interests" in the REMIC and generally will be treated as newly originated debt instruments for federal income tax purposes. The Class R Certificates will constitute the sole class of "residual interests" in the REMIC. [The Class A-1 and Class IO Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of principal and interest expected to be received thereon over their respective issue prices (including accrued interest).]

                                 The Prepayment Assumption (as defined in the
                                  Prospectus) that will be used in determining the rate of accrual of original issue discount for federal income tax purposes is based on an 18% constant prepayment rate ("CPR"). See "Yield and Prepayment Considerations" in this Prospectus Supplement. No representation is made as to the rate at which the Mortgage Certificates will prepay.

                                 The material (and certain minor and incidental)
                                  consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.

     ERISA Considerations        A fiduciary of any employee benefit plan
                                  subject to the Employee Retirement Income
                                  Security Act of 1974, as amended ("ERISA"), or
                                  Section 4975 of the Internal Revenue Code of
                                  1986, as amended (the "Code"), or a
                                  governmental plan subject to any

                                                                      VERSION G
                                  federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), should carefully review with its legal advisors whether the purchase or holding of Class A-1 Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

     Legal Investment            The Class A-1 Certificates will constitute
                                  "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A-1 Certificates are legal investments for certain entities to the extent provided in SMMEA. However, there are regulatory requirements and considerations applicable to regulated financial institutions and restrictions on the ability of such institutions to invest in certain types of mortgage related securities. Prospective purchasers of the Class A-1 Certificates should consult their own legal, tax and accounting advisors in determining the suitability of and consequences to them of the purchase, ownership and disposition of the Class A-1 Certificates. See "Legal Investment" in this Prospectus Supplement.

                                                                      VERSION G

                                 RISK FACTORS

               Prospective investors should consider the following factors in connection with a purchase of the Class A-1 Certificates.

               1. Troubled Originators. The Mortgage Loans in each Underlying Mortgage Pool were originated or purchased by one or more depository institutions (each a "Depository Institution") for which the Resolution Trust Corporation ("RTC") was appointed as conservator or receiver or from which the RTC acquired the Mortgage Loans. Each of such Depository Institutions was either insolvent and in the process of liquidation or in serious financial difficulty and being operated under a conservatorship with a significant likelihood of subsequently being placed in receivership and liquidated. It is possible that the financial difficulties experienced by certain Depository Institutions may have adversely affected either or both of (i) the standards and procedures by which the Mortgage Loans were originated by such Depository Institutions or, if purchased from another originator, the standards and procedures by which the Depository Institutions selected such Mortgage Loans for purchase and reviewed them prior to purchase and (ii) the manner in which such Mortgage Loans were serviced prior to assumption of servicing responsibilities by the servicer of the related Mortgage Certificates. The RTC, usually acting in its capacity as conservator or receiver of a Depository Institution, made certain representations and warranties regarding the Mortgage Loans and is obligated to repurchase or replace or provide indemnification to the Trustee and the holders of the related Underlying Series with respect to Mortgage Loans as to which there is a breach of such representations and warranties. The RTC, acting in its corporate capacity guaranteed the obligations incurred in connection with such representations and warranties. There can be no assurance, however, that such remedy will apply to all problems that may arise with respect to a Mortgage Loan by reason of the financial difficulties experienced by the related Depository Institution.

               2. Limited Information; Incomplete Mortgage Files. In preparing the information regarding the Mortgage Certificates and the Mortgage Loans contained in this Prospectus Supplement, the Depositor has relied upon information provided by the RTC in the Prospectus Supplements applicable to each Underlying Series and on information as to each such series subsequently provided by the various servicers of the Mortgage Certificates. The Depositor is unable to verify such information and there can be no assurance of its accuracy or completeness or the accuracy or completeness of the information presented herein which is derived from information provided by the RTC and such servicers. Information available to the RTC and disclosed in the Prospectus Supplement with respect to an Underlying Mortgage Pool generally was derived solely from the records of one or more Depository Institutions without independent review. In many cases, the information available to the RTC concerning the Depository Institutions did not permit the RTC to determine fully the origination, credit appraisal and underwriting practices of such institution or the manner of servicing of the Mortgage Loans. In many Depository Institutions the mortgage files were incomplete, and did not contain original notes, appraisal information, or information regarding whether the mortgaged properties were owner-occupied, whether there had been modifications, waivers or

                                                                      VERSION G
     amendments with respect to such Mortgage Loans or whether such Mortgage Loans otherwise had terms inconsistent with information used by the RTC to prepare related disclosure (which disclosure has been relied on, in part, by the Depositor, in preparing this Prospectus Supplement). If there are a large number of Mortgage Loans in any given Underlying Mortgage Pool which the RTC is obligated to replace or repurchase, the average life and yield on the related Mortgage Certificates could be adversely affected.

               3. General. An investment in certificates (such as the Class A-1 Certificates) evidencing interests in mortgage loans may be affected, among other things, by a decline in real estate values or a decline in mortgage market rates. Recently such declines in real estate values have been experienced in several significant market areas within the United States. If relevant residential real estate markets should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in a particular Underlying Mortgage Pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the classes of certificates which are subordinate to the Mortgage Certificates from that pool and the cash available in the related Underlying Reserve Funds, holders of the Class A-1 certificates will bear all risk of loss resulting from default by mortgagors and will have to depend primarily on the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest of the defaulted Mortgage Loans.

               4. Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor, the Trustee, the Certificate Administrator, the RTC or any of the Depository Institutions. The Certificates will not be insured or guaranteed by any government agency or instrumentality. With respect to the Mortgage Certificates, however, the RTC, acting in its corporate capacity, has guaranteed the obligation of the RTC, acting in its capacity as receiver or conservator of the various Depository Institutions, pursuant to its representations and warranties, to repurchase Mortgage Loans or to indemnify against loss under certain circumstances.

               5. Basis Risk. The interest rate payable to the holders of the Class A-1 Certificates is based on LIBOR. However, the underlying Mortgage Loans bear interest based on various indices (the "Indices") calculated at various frequencies. LIBOR and the Indices respond to different economic and market factors, and there is no necessary correspondence between them. Thus, it is possible, for example, that LIBOR may rise during periods in which the Indices are stable or are falling or that, even if both LIBOR and the Indices rise during the same period, LIBOR may rise much more sharply than the Indices. Moreover, the Pass-Through Rate on the Class A-1 Certificates may adjust more frequently than the interest rates on the underlying Mortgage Loans, creating additional shortfalls in a rising interest rate enviroment.THERE CAN BE NO ASSURANCE THAT FUNDS AVAILABLE IN THE RESERVE FUND OR PAYMENTS UNDER THE YIELD SUPPORT AGREEMENT WILL BE SUFFICIENT TO MAKE UP ANY AMOUNT BY WHICH THE INTEREST DUE ON THE UNDERLYING MORTGAGE LOANS (NET OF SERVICING FEES) IS LESS THAN THE
     INTEREST ACCRUAL AMOUNT OF THE CLASS A-1 CERTIFICATES ("BASIS RISK SHORTFALLS"). Any such shortfalls may be paid to the holders of the Class A-1 Certificates on subsequent Distribution Dates, but only to the extent of funds available therefor, and may remain unpaid on the final Distribution Date. Any such shortfalls, even if subsequently paid, may adversely affect the yield to investors in the Class A-1 Certificates. The ratings on the Class A-1 Certificates do not address the likelihood of receipt of payments in respect of Basis Risk Shortfalls.

               6. Limited Liquidity. There can be no assurance that a secondary market will develop for the Class A-1 Certificates or, if it does develop, that it will provide the

                                                                      VERSION G
     holders with liquidity of investment or that it will continue for the term of the Class A-1 Certificates.

               7. Prepayment and Yield Considerations. The prepayment experience on the Mortgage Loans will affect the average life of the Class A-1 Certificates. Prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the Mortgage Loans and prevailing mortgage interest rates. Other factors affecting prepayment of Mortgage Loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Yield and Prepayment Considerations-_______".
     In addition, the yield on the Class A-1 Certificates will be sensitive to, among other things, the level of LIBOR.

               8. Co-op Loans. Many of the Underlying Mortgage Pools contain Mortgage Loans made in connection with a purchase or refinancing of cooperative apartments. Such loans ("Co-op Loans") are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease to occupy the specific apartment (the "Lease"). Thus, a Co-op Loan is a personal loan secured by a lien on the shares and assignment of the Lease. If the borrower defaults on a Co-op Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume "ownership" of the apartment.

               There are certain risks which arise as a result of the cooperative form of ownership which differentiate Co-op Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, cooperative apartment owners run a special risk in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold apartments that the sponsor may go into default on a loan which is secured by a mortgage on the building. In such event, the unit owners would be forced by special assessment to make the payments on the delinquent loan or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the special assessment, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building (and a corresponding loss of the lender's security for its Co-op Loan).

               9.  Geographic Concentration.  [To be provided.]

                                                                      VERSION G

                   DESCRIPTION OF THE CLASS A-1 CERTIFICATES

     GENERAL

          The Adjustable Rate Conduit Mortgage Pass-Through Certificates Series
            will include the following three classes: the Class A-1 Certificates, the Class IO Certificates and the Class R Certificates (collectively, the "Certificates"). Only the Class A-1 Certificates are offered hereby.

          The Certificates evidence 100% of the beneficial ownership interest in a trust fund (the "Trust Fund"), the assets of which will consist primarily
     of (a)    classes (or portions of classes) of mortgage pass-through
     certificates (the "Mortgage Certificates"), each of which is part of one of series of mortgage pass-through certificates initially sold by the Resolution Trust Corporation and acquired by the Depositor in the secondary market, (b) a Reserve Fund and (c) a Yield Support Agreement provided by
                    See "--The Reserve Fund" and "--The Yield Support Agreement" below. The Trust Fund will be established and the Certificates will be issued pursuant to a Pooling Trust Agreement (the "Pooling Agreement"),
     dated as of                    among the Depositor, the Certificate
     Administrator and the Trustee.

          The Class A-1 Certificates will have the initial Principal Balance set forth on the cover page hereof, subject to an upward or downward variance of up to 5%.

          The Class A-1 Certificates will be issued as Book-Entry Certificates through the facilities of The Depository Trust Company. See "--Book-Entry Form" below. The Class A-1 Certificates will be issued, maintained and transferred only in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The "Record Date" for each distribution on the Class A-1
     Certificates is                 , with respect to the initial Distribution
     Date, and with respect to each subsequent Distribution Date, the last business day of the calendar month immediately preceding the month in which the applicable Distribution Date occurs. The undivided percentage interest (the "Percentage Interest") represented by any Class A-1 Certificate will be equal to the percentage obtained by dividing the initial Principal Balance of such Class A-1 Certificate by the aggregate initial Principal Balance of all Class A-1 Certificates.

     DISTRIBUTIONS

          Distributions on the Certificates will be made quarterly on the 25th day of each February, May, August and November, beginning in February or, if any such day is not a business day, the following business day; provided, however that if the Certificate Administrator has not received all distributions on the Mortgage Certificates due on or before such day, prior to 1:00 p.m. New York time on such day, payments on the Certificates will be made on the next succeeding business day (each such day, a "Distribution Date"). Distributions to a holder of a Class A-1 Certificate will be made on each Distribution Date in an amount equal to such holder's Percentage Interest multiplied by the amount, if any, to be

                                                                      VERSION G
     distributed to the Class A-1 Certificates. Distributions will be made on each Distribution Date to holders of record on the related Record Date, which, unless Definitive Certificates are issued under the circumstances described below under "-- Book Entry Form", will be Cede & Co. as nominee for DTC.

          Interest Distributions. Distributions in respect of interest on each Class of Certificates (other than the Class R Certificates) on each Distribution Date will be made only up to the amount of the Interest Available Funds for such Distribution Date. The amounts of interest that will accrue during each Interest Accrual Period on each Class of Certificates, after adjustment for any Non-Supported Interest Shortfalls and any Deferred Interest (each as described below), are referred to herein as the "Interest Accrual Amounts" thereof. The "Interest Accrual Period" with respect to each Distribution Date is the period commencing on the 25th day of the third month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

          The "Interest Accrual Amount" for the Class A-1 Certificates on each Distribution Date will equal the product of (i) one-fourth of the Class A-1 Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance thereof, subject to reduction in respect of Deferred Interest and Nonsupported Interest Shortfalls incurred with respect to the Mortgage Loans underlying the Mortgage Certificates. The Interest Accrual Amount for the Class IO Certificates on each Distribution Date will equal the product of (i) one-fourth of the Class IO Pass-Through Rate for such Distribution Date and (ii) the outstanding Principal Balance of the Class A-1 Certificates, subject to reduction in respect of Deferred Interest and Nonsupported Interest Shortfalls. The Class R Certificates are not entitled to distributions in respect of interest and, therefore, have no Interest Accrual Amount.

          "Interest Available Funds" with respect to any Distribution Date will be equal to the sum of (a) all payments in respect of interest received by the Certificate Administrator on the Mortgage Certificates during the related Collection Period, (b) any payments made by the Yield Support Counterparty on such Distribution Date under the Yield Support Agreement and (c) all amounts on deposit in the Reserve Fund (up to the excess of the Interest Accrual Amount of the Class A-1 Certificates over the amount described in clauses (a) and (b) above). Interest Available Funds will be distributed on each Distribution Date first to pay to the holders of the Class A-1 Certificates their Interest Accrual Amounts, next to pay to holders of the Class A-1 Certificates interest due them with respect to prior Distribution Dates that remains unpaid (together with interest thereon), and then to pay current interest and any overdue interest in respect of the Class IO Certificates to the Certificate Administrator for deposit into the Reserve Fund.

          If Interest Available Funds with respect to a Distribution Date are insufficient to pay the Interest Accrual Amount of the Class A-1 Certificates on such date, any shortfall in the amount paid in respect thereof on such date will be carried forward to succeeding Distribution Dates and will bear interest until paid at the Class A-1 Pass-Through Rate in effect from time to time.

                                                                      VERSION G

          The "Class A-1 Pass-Through Rate" during the initial Interest Accrual Period will be __% per annum. During each succeeding Interest Accrual Period, the Class A-1 Pass-Through Rate will be 0.30% in excess of the arithmetic mean of the London interbank offered rate quotations for three-month Eurodollar deposits ("LIBOR") on the second business day prior to the first day of such Interest Accrual Period (each, a "Reset Date") determined as described below under "-- Determination of LIBOR" below.

          During each Interest Accrual Period the "Class IO Pass-Through Rate" will be a variable rate equal to the excess, if any, of (X) the weighted average of the Weighted Average Mortgage Certificate Pass-Through Rate for each of the Underlying Series Distribution Dates that occurs during the Collection Period related to such Interest Accrual Period (determined as described herein) (such weighted average, the "Quarterly Mortgage Certificate Pass-Through Rate") over (Y) the Class A-1 Pass-Through Rate for such Interest Accrual Period. The "Weighted Average Mortgage Certificate Pass-Through Rate" with respect to any Underlying Series Distribution Date will be equal to the weighted average of the pass-through rates of the Mortgage Certificates applicable to such Underlying Series Distribution Date, weighted on the basis of the outstanding principal balances of such classes prior to distributions on such Underlying Series Distribution Date. The Weighted Average Mortgage Certificate Pass-Through Rate with respect to the Underlying Series Distribution Date in is expected to be approximately ____%. The "Collection Period" with respect to a Distribution Date is the period commencing on the day after the preceding Distribution Date (or, in the case of the first Collection
     Period, on                ) and ending on such Distribution Date.

          Interest on the Certificates will be calculated on the basis of actual days elapsed in a 360-day year.

          Deferred Interest allocated to the Mortgage Certificates on each Underlying Series Distribution Date occurring during the Collection Period related to any Distribution Date (as reported on the remittance reports relating to such Mortgage Certificates) will be allocated between the Class A-1 Certificates and the Class IO Certificates on the related Distribution Date, pro rata, based on the Interest Accrual Amounts of each thereof (before reduction for such Deferred Interest). See "Description of the Underlying Mortgage Loans -- __________" and "The Mortgage Certificates -- Distributions on the Mortgage Certificates." The amount of Deferred Interest allocated in reduction of the Interest Accrual Amount of the Class A-1 Certificates will be added to the Principal Balance of such Class as of such Distribution Date.

          Prepayment Interest Shortfalls allocated to the Mortgage Certificates on each Underlying Series Distribution Date occurring during the Collection Period related to any Distribution Date (as reported on the remittance reports relating to such Mortgage Certificates) will be allocated between the Class A-1 Certificates and the Class IO Certificates on the related Distribution Date, pro rata, based on the Interest Accrual Amounts thereof (before reduction for such interest shortfall on such Distribution Date). See "The Mortgage Certificates -- Distributions on the Mortgage Certificates" herein.

                                                                      VERSION G

          The "Principal Balance" of the Class A-1 Certificates as of any Distribution Date will be equal to the Mortgage Certificate Balance as of the preceding Distribution Date. The "Mortgage Certificate Balance" as of any Distribution Date will be equal to the sum of the Mortgage Certificate Balances (after giving effect to all distributions and other principal balance reductions on the Mortgage Certificates during the Collection Period ending on such Distribution Date). Neither the Class IO Certificates nor the Class R Certificates have any Principal Balance and, therefore, neither is entitled to distributions in respect of principal.

          DUE TO THE FACTORS DISCUSSED UNDER "SPECIAL CONSIDERATIONS -- BASIS RISK," INTEREST AVAILABLE FUNDS MAY NOT ALWAYS BE SUFFICIENT TO PAY THE HOLDERS OF THE CLASS A-1 CERTIFICATES THEIR FULL INTEREST ACCRUAL AMOUNTS ON EACH DISTRIBUTION DATE.

          Principal Distributions. Distributions in respect of principal on the Class A-1 Certificates will be made on each Distribution Date in an amount equal to the sum of all amounts distributed in respect of principal on the Mortgage Certificates during the Collection Period ending on such Distribution Date.

     RESERVE FUND

          The Pooling Agreement will require the Certificate Administrator to establish a separate trust account, which it will hold for the benefit of the Trustee on behalf of the holders of the Class A-1 Certificates (the "Reserve Fund").

          On the Closing Date, the Depositor will deposit or cause to be
     deposited into the Reserve Fund, cash in the amount of             .  In
     addition, the Depositor will cause the beneficial owners of the Class IO Certificates to irrevocably pledge the Class IO Certificates to the Reserve Fund, for the benefit of the beneficial owners of the Class A-1 Certificates. All distributions on the Class IO Certificates will be made to the Certificate Administrator for deposit into the Reserve Fund.
     Amounts on deposit in the Reserve Fund from time to time will be available on each Distribution Date to be paid to holders of the Class A-1 Certificates to the extent that amounts described in clauses (a) and (b) of the definition of Interest Available Funds are insufficient to pay such holders' Interest Accrual Amount for such date together with any overdue interest. The Reserve Fund will be an asset of the Trust Fund, but will not be an asset of the REMIC. Amounts in the Reserve Fund will be invested in "eligible assets," as defined in the Pooling Agreement, at the discretion of the Certificate Administrator, provided each such investment matures no later than the succeeding Distribution Date.

          The Depositor will not have any obligation to deposit additional monies in the Reserve Fund after the Closing Date.

          NO ASSURANCE CAN BE GIVEN THAT AMOUNTS ON DEPOSIT IN THE RESERVE FUND FROM TIME TO TIME WILL BE SUFFICIENT TO ALLOW FULL DISTRIBUTIONS IN RESPECT OF INTEREST ON THE CLASS A-1 CERTIFICATES ON ANY DISTRIBUTION DATE.

                                                                      VERSION G

          The following table, which was prepared on the basis of the assumptions set forth below, illustrates the balances that would be available in the Reserve Fund on the dates indicated under the various scenarios stated.

                                 [INSERT TABLE]

     THE YIELD SUPPORT AGREEMENT

          The following is a summary of certain features of the Yield Support Agreement (as defined below).

          General. On the Closing Date, the Trustee, acting on behalf of the holders of the Class A-1 Certificates, will enter into a yield support
     agreement (the "Yield Support Agreement") with              , a __________
     corporation, (the "Yield Support Counterparty"). The Yield Support Agreement will be governed by and construed in accordance with the law of the State of New York and will be documented on a standard form published by the International Swap and Derivatives Association, Inc., as supplemented by a schedule and a confirmation.

          Payment Terms. Pursuant to the terms of the Yield Support Agreement, in the event that LIBOR on any Reset Date (determined as described below under "--Determination of LIBOR") exceeds a rate equal to LIBOR as set with respect to the first Distribution Date plus 2.0% (the "Strike Rate"), the Yield Support Counterparty will be obligated to pay to the Certificate Administrator, for the benefit of the holders of the Class A-1 Certificates, on the Distribution Date related to the Interest Accrual Period following such Reset Date, an amount equal to the product of (x) the difference between LIBOR at such Reset Date (determined as described above) and the Strike Rate and (y) amounts paid by the Yield Support Counterparty on any Distribution Date will be available to make distributions in respect of interest on the Class A-1 Certificates and, to the extent not required for such distributions, will be paid to the Certificate Administrator for deposit into the Reserve Fund.

          NO ASSURANCE CAN BE GIVEN THAT AMOUNTS PAID BY THE YIELD SUPPORT COUNTERPARTY ON ANY DISTRIBUTION DATE WILL BE SUFFICIENT, TOGETHER WITH THE BALANCE OF THE INTEREST AVAILABLE FUNDS FOR SUCH DISTRIBUTION DATE, TO ALLOW FULL DISTRIBUTIONS IN RESPECT OF INTEREST ON THE CLASS A-1 CERTIFICATES ON SUCH DISTRIBUTION DATE OR ON ANY FUTURE DISTRIBUTION DATES.

          Termination. Unless earlier terminated as described below, the Yield Support Agreement will terminate upon the reduction of the Principal Balance of the Class A-1 Certificates to zero.

          Pursuant to the Yield Support Agreement, certain events may occur in respect of the Yield Support Counterparty that will give the Trustee the right to terminate the Yield Support Agreement subject to the terms and provisions thereof. The Trustee will have the right to terminate the Yield Support Agreement if any of the following events occur:

                                                                      VERSION G

          (i) the Yield Support Counterparty fails to make any payment due under the Yield Support Agreement and such nonpayment continues for three business days after notice from the Trustee;

          (ii) the Yield Support Counterparty fails to perform or observe its obligations under such Yield Support Agreement (other than its obligation to make any payment due under such Yield Support Agreement) and such failure continues for a period of 30 days after notice from the Trustee;

          (iii) any representation made by the Yield Support Counterparty under such Yield Support Agreement proves to have been incorrect or misleading in any material respect as of the time it was made;

          (iv) certain events of bankruptcy or insolvency occur with respect to the Yield Support Counterparty;

          (v) the Yield Support Counterparty undertakes certain mergers, consolidations or transfers of its assets or is dissolved;

          (vi) a withholding tax is imposed on payments by the Yield Support Counterparty under such Yield Support Agreement; or

          (vii) a change in law occurs after the Closing Date which makes it unlawful for the Yield Support Counterparty to perform its obligations in respect of the Yield Support Agreement.

          Breakage Fee. If the Yield Support Agreement is terminated by the Trustee, the market value of the Yield Support Agreement will be established by the Trustee on the basis of market quotations of the cost to the Trust Fund of entering into a replacement yield support agreement, in accordance with the procedures set forth in the Yield Support Agreement (such amount, the "Breakage Fee"). The Yield Support Counterparty will be required to pay the Trustee, for the benefit of the holders of the Class A-1 Certificates the amount of any Breakage Fee. Upon any such termination of the Yield Support Agreement, the Trustee will distribute to the holders of the Class A-1 Certificates, on a pro rata basis, any applicable Breakage Fee paid by the Yield Support Counterparty.

          The Yield Support Counterparty.

          As of _______ ___,     , the end of its most recent fiscal year, the
     Yield Support Counterparty had total assets of approximately $_____ million, total liabilities of approximately $_____ million, and Shareholders' equity of approximately $_____ million.

          [The Yield Support Counterparty's outstanding senior unsecured
     indebtedness has been rated [     ] by Moody's, [     ] by S&P, and [     ]
     by Fitch Investors Service, L.P. ("Fitch").]

                                                                      VERSION G

          Copies of the Yield Support Counterparty's annual reports are available from _________________________ by contacting _____________ at
     (612) ___________________.

          The above information was provided by the Yield Support Counterparty.

     MANDATORY AUCTION

          Prior to the Distribution Date occurring in              , the Trustee
     will cause the Certificate Administrator, to hold an auction (the "Auction") for the sale of the Mortgage Certificates.

          If the highest bid obtained, together with amounts on deposit in the Reserve Fund, is at least equal to the then outstanding Principal Balance of the Class A-1 Certificates, together with interest accrued and unpaid thereon through such Distribution Date, the trustee will sell the Mortgage Certificates and pay in full the Class A-1 Certificates on
         . If no sufficient bid is obtained, the Trustee will continue to hold the Mortgage Certificates and the Certificate Administrator will continue to make required distributions of interest and principal on the Class A-1 Certificates. The auction procedure will be repeated with respect to each succeeding Distribution Date until a sufficiently high bid is obtained.

     DETERMINATION OF LIBOR

               On each Reset Date, the Certificate Administrator will determine LIBOR for the succeeding Interest Accrual Period on the basis of the offered LIBOR quotations of the Reference Banks, as such quotations are provided to the Certificate Administrator as of 11:00 a.m. (London time) on such Reset Date. As used in this section with respect to a Reset Date, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the Rate Determination Date in question and (iii) which have been designated as such by the Certificate Administrator and are able and willing to provide such quotations to the Certificate Administrator on each Reset Date; and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rate quotations or major banks). If any Reference Bank should be removed from the Reuters Screen LIBO Page or in any other way fails to meet the qualifications of a Reference Bank, the Certificate Administrator may, in its sole discretion, designate an alternative Reference Bank.

               On each Reset Date, LIBOR for the next Interest Accrual Period will be established by the Certificate Administrator as follows:

               (i) If on any Reset Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period will be the arithmetic

                                                                      VERSION G
          mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%).

               (ii) If on any Reset Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period will be the higher of (x) LIBOR as determined on the previous Reset Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Certificate Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rate that New York City banks selected by the Certificate Administrator are quoting, on the relevant Reset Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Certificate Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Certificate Administrator are quoting on such Reset Date to leading European banks.

               (iii) If on any Reset Date the Certificate Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Interest Accrual Period will be LIBOR as determined on the Previous Reset Date.

               The establishment of LIBOR by the Certificate Administrator and the Certificate Administrator's subsequent calculation of the rates of interest applicable to the Class A-1 Certificates for the relevant Interest Accrual Period (in the absence of manifest error) will be final and binding. The Class A-1 Pass-Through Rate for any Interest Accrual Period may be obtained by telephoning the Certificate Administrator at _________.

     OPTIONAL REPURCHASE OF THE MORTGAGE CERTIFICATES

          The beneficial owner of the Class IO Certificates will have the option, but not the obligation, to purchase the Mortgage Certificates from the Trust Fund on any Distribution Date on which the Mortgage Certificate Balance is equal to 5% or less of the original Mortgage Certificate Balance.

     [EXPENSE FUND

          The Depositor will deposit in an account established by the Trustee with the Certificate Administrator (the "Expense Fund") on the Closing Date cash in an amount necessary to meet the requirements of each Rating Agency. Funds on deposit in the Expense Fund will be used to pay amounts owing to the Trustee pursuant to the Pooling Agreement and the fees of the Certificate Administrator. Funds on deposit in the Expense Fund will not be available to make payments on the Certificates.]

                                                                      VERSION G

     DENOMINATIONS

          The Class A-1 Certificates will be issued in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof.

     BOOK-ENTRY FORM

          The Class A-1 Certificates initially will be represented by one physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Class A-1 Certificates (a "Beneficial Owner") will be entitled to receive a Class A-1 Certificate in certificated form (a "Definitive Certificate") representing such person's interest in the Class A-1 Certificates, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall refer to actions taken by DTC upon instructions from its DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A-1 Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

          DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

          Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make Class A-1 transfers of Class A-1 Certificates among DTC Participants on whose behalf it acts with respect to the Class A-1 Certificates and to receive and transmit distributions of principal of and interest on the Class A-1 Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Class A-1 Certificates similarly are required to make Class A-1 transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

          Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A-1 Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the

                                                                      VERSION G

     Master Servicer, or a paying agent on behalf of the Master Servicer, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Trust Administrator, the Master Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

          Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Class A-1 Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Class A-1 Certificates, may be limited due to the lack of a physical certificate for such Class A-1 Certificates. In addition, under a Class A-1 format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a paying agent on behalf of the Master Servicer, to Cede, as nominee for DTC.

          DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Pooling Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Class A-1 Certificates are credited. Additionally, DTC has advised the Depositor that it will take such actions with respect to specified voting interests only at the direction of and on behalf of DTC Participants whose holdings of Class A-1 Certificates evidence such specified voting interests. DTC may take conflicting actions with respect to voting interests to the extent that DTC Participants whose holdings of Class A-1 Certificates evidence such voting interests authorize divergent action.

          Neither the Depositor, the Certificate Administrator nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A-1 Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an indirect DTC Participant in whose name Class A-1 Certificates are registered, the ability of the Beneficial Owners of such Class A-1 Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Class A-1 Certificates may be impaired.

          The Class A-1 Certificates will be converted to Definitive Certificates and re-issued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Certificate Administrator is advised that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class A-1 Certificates and the Certificate Administrator is unable to locate a qualified successor, (ii) the Certificate Administrator, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Certificate Administrator under the Pooling Agreement, Beneficial Owners representing not less than 51% of the voting interests

                                                                      VERSION G
     of the outstanding Class A-1 Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

          Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Administrator (or, if the Certificate Administrator has been dismissed, the Trustee) will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Class A-1 Certificates and receipt of instructions for re-registration, the Certificate Administrator will reissue the Class A-1 Certificates as Definitive Certificates to Beneficial Owners.

     TERMINATION

          The Trust Fund will terminate upon the earlier of (a) the distribution to holders of the Certificates of all amounts required to be distributed to them pursuant to the Pooling Agreement and (b) the termination of the Pooling Agreement.

     CERTIFICATE ACCOUNT

          All payments and collections in respect of the Mortgage Certificates will be deposited in an account maintained by the Certificate Administrator (the "Certificate Account") in the name of the Trustee with a depository institution (which may be the Certificate Administrator) and in a manner acceptable to each Rating Agency. See "Description of the Certificates -- Payments on the Mortgage Loans" and " -- Collection of Payments on Mortgage Certificates" in the Prospectus.

     ACTIONS IN RESPECT OF THE MORTGAGE CERTIFICATES

          If at any time the Trustee, as the Mortgage Certificateholder, is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of an Underlying Pooling Agreement or if an event of default occurs under an Underlying Pooling Agreement with respect to the Mortgage Loan Servicer or the Mortgage Loan Trustee thereunder, the Pooling Agreement provides that the Trustee, in its capacity as certificateholder, may take action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto, will promptly notify all of the holders of the Certificates and will act only in accordance with written directions of holders of the Certificates evidencing in excess of 50% of the Voting Rights.

     VOTING RIGHTS

          Certain actions specified in the Prospectus that may be taken by holders of the Certificates evidencing a specified percentage of all undivided interests in the Trust Fund may be taken by holders of the Certificates entitled in the aggregate to such percentage of the Voting Rights. At any time that any Certificates are outstanding, the "Voting Rights" under

                                                                      VERSION G
     the Pooling Agreement will be allocated 1% to the Class R Certificate, 1% to the Class IO Certificate and the remainder to the Class A-1 Certificate.

     CERTIFICATE ADMINISTRATOR

                             [To be provided.]

     TRUSTEE

                                     [To be provided.]

                           THE MORTGAGE CERTIFICATES

     GENERAL

          The description of the Mortgage Certificates contained in this Prospectus Supplement is a general summary of certain characteristics of the Mortgage Certificates and does not purport to be complete. Such description is subject to, and is qualified in its entirety by reference to, the actual terms and provisions of the Prospectuses and Prospectus Supplements related to each of the Mortgage Certificates (collectively, the "Underlying Disclosure Documents") and the Pooling and Servicing Agreements relating to each of the Mortgage Certificates (collectively, the "Underlying Pooling Agreements"). Copies of the Underlying Disclosure Documents and the Underlying Pooling Agreements are available from First Boston by calling ________ at (212) _________. Investors are urged to obtain copies of such documents and read this Prospectus Supplement in conjunction therewith.

          The assets of the REMIC will consist primarily of    classes (or
     portions of classes) of senior mortgage pass-through certificates (the
     "Mortgage Certificates"), each of which is a part of one of    separate
     series of mortgage pass-through certificates (each an "Underlying Series").

          Each of the Mortgage Certificates was issued pursuant to a separate Underlying Pooling Agreement, generally dated as of the first day of the month of initial issuance of the related Underlying Series (as to each, the "Underlying Series Cut-off Date"), generally among the RTC, the servicer or master servicer of the related Mortgage Loans (each, a "Mortgage Loan Servicer") and the trustee of the related Mortgage Certificates (each, a "Mortgage Loan Trustee").

          The Mortgage Certifictes were each issued on the dates set forth in the following table for each such Mortgage Certificate, each in an offering registered by the RTC under the Securities Act of 1933, as amended (the "Securities Act").

                                                                      VERSION G

                   MORTGAGE CERTIFICATES          DATE OF ISSUANCE
                   ---------------------          ----------------
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series
                Series

          Each Underlying Series consists of multiple classes of mortgage pass-through certificates representing interests in separate trusts (each, an "Underlying Trust Fund"), previously formed by the RTC, each such Underlying Trust Fund consisting, in part, of multiple mortgage pools.
     Each of the Mortgage Certificates evidences a senior interest in a separate mortgage pool (each, an "Underlying Mortgage Pool"), which is part of one of the Underlying Trust Funds, consisting primarily of adjustable interest rate, conventional, one- to four-family, residential first mortgage loans (the "Mortgage Loans"), sold by the RTC to the related Mortgage Loan Trustee for the benefit of holders of the certificates of the related Underlying Series. Except as set forth in the following sentence, the Underlying Series relating to each class of Mortgage Certificates includes at least one class of certificates (as to each Underlying Series, the "Related Subordinated Certificates") which represents an interest in the same Underlying Mortgage Pool as such class of Mortgage Certificates and which is subordinated to such class of Mortgage Certificates. With respect to three Mortgage Certificates, which have an aggregate Mortgage Certificate Principal Amount as of the Cut-off Date of $__________, the principal balances of the Related Subordinated Certificates have been reduced to zero.

                                                                      VERSION G

          Each of the Mortgage Certificates has been assigned the ratings set forth in the following table by the rating agencies identified therein:

                  RATINGS APPLICABLE TO MORTGAGE CERTIFICATES

               MORTGAGE CERTIFICATES     MOODY'S   S&P    FITCH
               ---------------------     -------  ------  -----
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series
            Series

     -----------------------------------------
     NR = Not Rated

          Certain characteristics of the Mortgage Certificates are described below. Certain of the information with respect to the Mortgage Certificates has been derived from the original offering documents relating to such Mortgage Certificates and from publicly available data and other data available to the Depositor with respect thereto. IT SHOULD BE NOTED THAT THERE MAY HAVE BEEN MATERIAL CHANGES IN FACTS AND CIRCUMSTANCES SINCE THE DATES SUCH DOCUMENTS WERE PREPARED, INCLUDING, BUT NOT LIMITED TO, CHANGES IN PREPAYMENT SPEEDS AND PREVAILING INTEREST RATES AND OTHER ECONOMIC FACTORS, WHICH MAY LIMIT THE USEFULNESS OF, AND BE DIRECTLY CONTRARY TO THE ASSUMPTIONS USED IN PREPARING, THE INFORMATION SET FORTH IN SUCH DOCUMENTS.

          The following table sets forth expected approximate characteristics of the Mortgage Certificates based on remittance reports received with respect
     to the Underlying Series Distribution Dates occurring in              .

                                                                      VERSION G

               SUMMARY DESCRIPTION OF THE MORTGAGE CERTIFICATES
                 (BASED ON THE            REMITTANCE REPORTS)

                                                                   Class                 Current                            Weighted

                                    Original   Original  Original  % in    Current      Mortgage    Current  Current        Average
                                   Collateral  Class     % of      Trust   Collateral  Certificate  Class    % of           Net
Underlying Series           Class   Balance    Balance   Deal      Fund    Balance       Balance    Balance  Deal    Index  Margin
- -----------------           -----  ----------  --------  --------  -----   ----------  -----------  -------  ------- -----  --------


Series
Series
Series
Series
Series
Series
Series
Series
Series
Series                                                                                  [INSERT
Series                                                                                  TABLE]
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series

   Totals/Weighted Averages

                                                                      VERSION G

         On the Closing Date, the Principal Balance of the Class A-1 Certificates will equal the aggregate principal balance of the Mortgage Certificates. In the event that any of the actual characteristics as of the Cut-off Date of the Mortgage Certificates varies materially from those described herein, revised information regarding the Mortgage Certificates will be made available to purchasers of the Class A-1 Certificates on or before the Closing Date.

    DISTRIBUTIONS ON THE MORTGAGE CERTIFICATES

         The following is a discussion of the characteristics of the Mortgage Certificates in general. The precise characteristics of specific Mortgage Certificates may vary from the general descriptions set forth below. There are substantial variations among the Underlying Pooling Agreements for the various Underlying Series. The following discussion does not purport to describe with specificity the terms of any specific Underlying Pooling Agreement, but is instead a general description of the major economic terms of the Mortgage Certificates, with certain major variations from the general descriptions with respect to certain Mortgage Certificates or groups of Mortgage Certificates noted. Investors are urged to obtain the Underlying Pooling Agreements and the Underlying Disclosure Documents from First Boston and read such agreements in conjunction with this Prospectus Supplement.

         Distributions of interest and in reduction of principal balance of each class of Mortgage Certificates are made on the 25th day of each month or, if such 25th day is not a business day, on the succeeding business day (each, an "Underlying Series Distribution Date").

         In general, for each Underlying Mortgage Pool, the related class of Mortgage Certificates evidences, in the aggregate, the right to receive all of the principal payments on the Mortgage Loans in such Underlying Mortgage Pool, the right to receive the interest payments on such Mortgage Loans at the applicable Mortgage Certificate Pass-Through Rate and, in some cases as discussed below, the right to receive Excess Cash attributable to such Mortgage Loans, in each case until the related Mortgage Certificate
    Principal Amounts have been reduced to zero.  However, the Series       ,
              Certificates and the Series                   Certificates (which
    have an aggregate Mortgage Certificate Principal Amount as of the Cut-off Date of $__________) evidence the right to receive, in addition to payments in respect of interest and certain payments in respect of Excess Cash, only their pro rata share (based on the principal balances of such Mortgage Certificates and the Related Subordinated Certificates) of all of the principal payments on the Mortgage Loans in the related Underlying Mortgage Pools until the related Mortgage Certificate Principal Amounts have been reduced to zero (rather than all such principal payments).

         Distributions on each Mortgage Certificate (other than distributions in respect of Excess Cash) will generally be made from the Mortgage Pool Available Distribution Amount. For each Underlying Mortgage Pool, the related "Mortgage Pool Available Distribution Amount" with respect to any Underlying Series Distribution Date will equal the sum of: (i) all previously undistributed amounts received before the related Determination Date with respect to the Mortgage Loans in such Mortgage Pool and (ii) all Advances made by the Mortgage Loan Servicer or the Mortgage Loan Trustee (or amounts withdrawn from the related Reserve Fund in respect of

                                                                      VERSION G
    delinquent mortgage loan payments), and any other payments required to be made by the Mortgage Loan Servicer with respect to such Underlying Series Distribution Date, less (x) the portion of the related Servicing Fee payable to the Mortgage Loan Servicer and (y) all other amounts which are due or reimbursable to the Mortgage Loan Servicer with respect to such Mortgage Loans; provided, however, that the Mortgage Pool Available Distribution Amount with respect to any Underlying Series Distribution Date shall not include:

              (a) Monthly Payments due on the related Mortgage Loans on a date subsequent to the related Due Period;

              (b) Principal Prepayments received after the related Prepayment Period (together with any interest payments received with such prepayments to the extent that they represent the payment of interest accrued on the Mortgage Loans in the related Mortgage Pool for the period subsequent to the related Prepayment Period); and

              (c) liquidation proceeds, insurance proceeds and proceeds of the sale of any Mortgage Loans in the related Mortgage Pool received after the related Prepayment Period.

         The due period (the "Due Period") related to each Underlying Series Distribution Date commences on the second day of the month preceding the month in which such Underlying Series Distribution Date occurs and ends on the Due Date in the month of such Underlying Series Distribution Date. The due date (the "Due Date") for any Mortgage Loan is the date in each month on which its Monthly Payment is due. Generally, for each Underlying Series Distribution Date, the prepayment period (the "Prepayment Period") is the calendar month preceding the month in which such Underlying Series Distribution Date occurs. With respect to certain Mortgage Loans, however, the Prepayment Period with respect to each Underlying Series Distribution Date is the period beginning on the Determination Date in the month preceding the month in which such Underlying Series Distribution Date occurs and ending on the day preceding the Determination Date in the month in which such Underlying Series Distribution Date occurs. The Determination Date for each Underlying Series is generally the 15th day (or if such day is not a business day, the preceding business day) of the month in which the related Underlying Series Distribution Date occurs.

    INTEREST DISTRIBUTIONS

         The "Mortgage Certificate Interest Distribution Amount" for any class of Mortgage Certificates on any Underlying Series Distribution Date is generally the amount of interest accrued during the preceding Mortgage Certificate Interest Accrual Period for such class at the related Mortgage Certificate Pass-Through Rate on the Mortgage Certificate Principal Amount of such class immediately preceding such Underlying Series Distribution Date, less any allocable Prepayment Interest Shortfall and allocable Deferred Interest, each as described below. The "Mortgage Certificate Interest Accrual Period" for any Underlying Series Distribution Date is generally the preceding calendar month. Interest on the Mortgage Certificates will be calculated on the basis of a 360-day year assumed to consist of twelve 30-day months.

                                                                      VERSION G

         The Mortgage Certificate Principal Amount with respect to any Mortgage Certificate and any Underlying Series Distribution Date is equal to the initial principal amount of such Mortgage Certificate plus (x) any Deferred Interest allocated to such Mortgage Certificate and less (y) the amount of any principal distributions previously made on such Mortgage Certificate.

         With respect to each Mortgage Certificate Interest Accrual Period, the Mortgage Certificate Pass-Through Rates will each be a variable rate per annum equal to the weighted average of the Mortgage Interest Rates on each of the Mortgage Loans in the related Mortgage Pool as in effect prior to the Due Date in the Due Period immediately preceding the related Underlying Series Distribution Date minus the amount set forth for such class in the succeeding table (each such amount, the "Fee/Excess Rate"). The Fee/Excess Rate with respect to each Mortgage Certificate generally represents amounts retained to pay servicing fees, master servicing fees payable to the related Mortgage Loan Servicer and, in some cases, amounts to be distributed as Excess Cash.

                              FEE/EXCESS RATES
               ---------------------------------------------
               Mortgage Certificates        Fee/Excess Rates
               ---------------------        ----------------
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series                       [INSERT TABLE]
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series

         If either (x) an adjustment to the Mortgage Interest Rate on any Interest Adjustment Date without a simultaneous adjustment of the Monthly Payment or (y) the limitation on adjustments to Monthly Payments due to a Payment Adjustment Cap or the graduated Monthly Payments of certain GPM Loans causes the amount of interest accrued on the principal balance of a Mortgage

                                                                      VERSION G

    Loan during any period to exceed the related Monthly Payment, the payment of such excess interest ("Deferred Interest") may be deferred and the amount thereof added to the principal balance of such Mortgage Loan. To the extent any Deferred Interest is added to the principal balance of the Mortgage Loans in any Mortgage Pool, an allocable portion of such Deferred Interest will reduce the interest payable to, and will be added to the Mortgage Certificate Principal Amount of, the related Mortgage Certificates (such allocable portion based upon the proportion that the interest payable on such class of Mortgage Certificates bears to the total amount of interest payable on all classes of certificates related to such Mortgage Pool).

         The "Monthly Payment" is, with respect to any Mortgage Loan and any month, the scheduled Monthly Payment of principal and interest, excluding any Balloon Payment, on such Mortgage Loan which is either payable by a borrower in such month under the related note, or in the case of Mortgage Loans which have been discharged and the related mortgaged property is held as part of the Underlying Trust Fund ("REO Property"), would otherwise have been payable under the note relating to such REO Property. A "Balloon Payment" is the final scheduled payment of principal and interest on a Balloon Mortgage Loan.

         When a borrower makes a full or partial prepayment of a Mortgage Loan between Due Dates, the borrower pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment. In order to mitigate any shortfall in interest resulting from such prepayments prior to a scheduled Due Date, subject to certain limitations in the Underlying Pooling Agreements, the portion of the servicing fee payable to the Mortgage Loan Servicer (less a portion thereof reserved for payment of certain fees and expenses) will be reduced by the amount necessary to provide the interest payable on the related Mortgage Loans for the entire Prepayment Period in which the prepayments occurred, adjusted to the Mortgage Interest Rate less the applicable Servicing Fee. The following chart sets forth the percentage, as to each Mortgage Certificate, at which the Servicing Fee available to offset such interest shortfalls is calculated. To the extent that reductions in the portion of the Servicing Fee payable to the related Mortgage Loan Servicer are insufficient to offset such interest shortfalls, the amount of such insufficiency (a "Prepayment Interest Shortfall"), will be allocated to the classes of Mortgage Certificates in proportion to the interest accrued thereon. The Servicing Fees payable to any Mortgage Loan Servicer with respect to any Underlying Series will be available to offset interest shortfalls relating to mortgage pools other than the Underlying Mortgage Pools, and to the extent that such shortfalls occur with respect to more than one mortgage pool relating to any Underlying Series on an Underlying Series Distribution Date, such Servicing Fee will be allocated to offset such interest shortfalls pro rata based on the amounts of the interest shortfalls in each mortgage pool.

    PRINCIPAL DISTRIBUTIONS

         Distributions in reduction of the Mortgage Certificate Principal Amounts of the Mortgage Certificates on each Underlying Series Distribution Date are generally required to be made (subject to the availability of funds) in an aggregate amount equal to the Pool Principal Distribution Amount for the related Underlying Mortgage Pool on such Underlying Series
    Distribution Date. However, with respect to the                          and
                             Certificates (which have an aggregate Mortgage
    Certificate Principal Amount as of the

                                                                      VERSION G

    Cut-off Date of $_________), distributions in reduction of the Mortgage Certificate Principal Amounts thereof are required to be made (subject to the availability of funds) in an amount equal to the pro rata share of each such class of the related Pool Principal Distribution Amount for the related Underlying Mortgage Pool on each Underlying Series Distribution Date. The pro rata share of each such class will be determined by dividing the principal balance of such class by the sum of the principal balance of such class and the principal balances of the Related Subordinated Certificates. With respect to such Mortgage Certificates, if certain levels of realized losses are experienced in the related Mortgage Pools, the Related Subordinated Certificates will not be entitled to distributions in respect of prepayments on the related Mortgage Loans and all such prepayments will be allocated to the Mortgage Certificates in reduction of their Mortgage Certificate Principal Amounts.

         The "Pool Principal Distribution Amount" for each Underlying Mortgage Pool on any Underlying Series Distribution Date generally equals the sum of
    (i) the principal component of all scheduled Monthly Payments due on each Mortgage Loan in such Underlying Mortgage Pool in the preceding Due Period (the "Scheduled Principal Distribution Amount"), (ii) the principal component of each Balloon Payment received on any Balloon Mortgage Loan in such Underlying Mortgage Pool during the related Due Period, (iii) the scheduled principal balance of each Mortgage Loan in such Underlying Mortgage Pool that either was sold or became a liquidated mortgage loan during the related Prepayment Period, (iv) all full or partial principal prepayments received on each Mortgage Loan in such Underlying Mortgage Pool during the related Prepayment Period and (v) with respect to two of the Mortgage Certificates, the Excess Cash, if any, related to such Underlying Mortgage Pool.

    CROSSOVER AMOUNTS

         On each Underlying Series Distribution Date (other than with respect to the Underlying Series relating to the Excess Cash Allocation Certificates) following the retirement of all classes of certificates related to a mortgage pool that is part of one of the Underlying Trust Funds, all payments and other recoveries in respect of such mortgage pool ("Crossover Amounts") will be applied to cover shortfalls in principal and interest on the remaining certificates relating to the other mortgage pools that are part of the same Underlying Trust Fund (which may include one or more classes of Mortgage Certificates) on a pro rata basis in proportion to the respective amount of such shortfalls.

         Any remaining Crossover Amounts after the application thereof to cover shortfalls will be allocated among the related mortgage pools, pro rata, based on the aggregate principal balances of all classes of senior certificates in the related mortgage pools, and applied on each Underlying Series Distribution Date in reduction of the principal balances of each class of senior certificates currently entitled to distribution of principal.

    EXCESS CASH

         The "Excess Cash" in respect of any Underlying Mortgage Pool for any Underlying Series Distribution Date is generally the excess, if any, of the Mortgage Pool Available Distribution Amount (together, in the case of the Excess Cash Preservation Certificates, with amount

                                                                      VERSION G
    withdrawn from the related underlying Reserve Fund in respect of realized losses) for such Underlying Mortgage Pool over the sum of (1) the Mortgage Certificate Interest Distribution Amount for the related class of Mortgage Certificates and the Related Subordinated Certificates, if any, and (2) the amounts set forth in clauses (i) through (iv) of the definition of Pool Principal Distribution Amount, as set forth above.

         In the case of the two Mortgage Certificates described above under the definition of Pool Principal Distribution Amount, Excess Cash in respect of the related Mortgage Pools is distributed on each Underlying Series Distribution Date to such Mortgage Certificates in reduction of their Mortgage Certificate Principal Amounts. With respect to the remaining Mortgage Certificates (the "Excess Cash Allocation Certificates"), Excess Cash is not allocated exclusively to the related Mortgage Certificates. Instead, the Underlying Pooling Agreements relating to such Mortgage Certificates provide that Excess Cash will be distributed to one or more classes of certificates related to such Underlying Series other than the Mortgage Certificates (as described in greater detail in the related Underlying Disclosure Documents) in some cases in respect of interest, in some cases in respect of losses and other shortfalls and in some cases as payments in reduction of principal amount in excess of the amount of principal received in respect of the related mortgage loans, prior to being distributed in reduction of the Mortgage Certificate Principal Amount of the related Mortgage Certificates. The amount of Excess Cash distributed in reduction of the Mortgage Certificate Principal Amount of a Mortgage Certificate could have a significant effect on the weighted average life of such Mortgage Certificate.

    UNDERLYING SERIES RESERVE FUNDS

         To increase the likelihood of full distributions of interest and principal to holders of the certificates issued in each Underlying Series, the RTC established with various collateral agents one or more reserve funds with respect to each Underlying Series. The reserve funds relating to each Underlying Series that are available to cover realized losses and, in some cases, other shortfalls (such realized losses and other cover shortfalls, "Covered Amounts") on the related Underlying Mortgage Pools are each referred to herein as the "Underlying Series Reserve Fund" with respect to each Underlying Series. Each Underlying Series Reserve Fund originally consisted of an initial deposit by the RTC of securities, cash or other property (the "Initial Deposits") equal in value to the amounts set forth in the following table under the heading "Original Reserve Fund Balance". The current values of the securities, cash and other property contained in each of the Underlying Series Reserve Funds, as reported by the Mortgage Loan Servicers, is set forth in the following table under the heading "Current Reserve Fund Balance". Such Underlying Series Reserve Funds were established pursuant to collateral security agreements (each, a "Collateral Security Agreement") generally among the RTC, the related Mortgage Loan Trustee and a collateral agent. The amounts held in each Underlying Series Reserve Fund are required to be invested, at the direction of the RTC, in certain permitted investments acceptable to the related rating agencies.
    The earnings, if any, resulting from the investment of amounts held in the Underlying Series Reserve Funds are remitted to the RTC.

                                                                      VERSION G

         Amounts on deposit in the related Underlying Series Reserve Funds are used to offset Covered Amounts relating to each Underlying Mortgage Pool prior to the allocation of such amounts to the Related Subordinated Certificates, if any. Each of the Underlying Series Reserve Funds is available to cover not only Covered Amounts relating to the related Underlying Mortgage Pools, but also other mortgage pools contained in the same Underlying Trust Funds. The aggregate outstanding principal balances of the mortgage loans not contained in the Underlying Mortgage Pools as to which Covered Amounts will be covered by each of the Underlying Series Reserve Funds is set forth in the following table under the heading "Balance of Other Mortgage Loans Covered."

                        UNDERLYING SERIES RESERVE FUNDS
                   (BASED ON            REMITTANCE REPORTS)

                                                                  BALANCE OF
                             ORIGINAL RESERVE  CURRENT RESERVE  OTHER MORTGAGE
   MORTGAGE CERTIFICATES       FUND BALANCE     FUND BALANCE    LOANS COVERED
- ---------------------------  ----------------  ---------------  --------------
Series
Series
Series
Series
Series
Series
Series
Series                                         [INSERT TABLE]
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series
Series

         With respect to two of the Mortgage Certificates (which have an aggregate Mortgage Certificate Principal Amount as of the Cut-off Date of $__________), the Mortgage Loan Trustee will effect a transfer of funds in the related Underlying Series Reserve Fund, to the extent available, on each Underlying Series Distribution Date to the extent that the Mortgage Pool Available Distribution Amount for any Mortgage Pool and any allocable Crossover Amounts are less than the related Mortgage Certificate Interest Distribution Amount for the related class of Mortgage Certificates and the amount of interest distributable to the Related Subordinated

                                                                      VERSION G

    Certificates and Pool Principal Distribution Amount. With respect to six of the Mortgage Certificates (which have an aggregate Mortgage Certificate
    Principal Amount as of the Cut-Off Date of $    ), the Mortgage Loan Trustee
    will be required to effect a transfer of funds in the related Underlying Series Reserve Fund, to the extent available, on each Underlying Series Distribution Date in an amount equal to any realized losses sustained with respect to Mortgage Loans in the related Mortgage Pools in the related Prepayment Period, only to the extent that any resulting shortfalls in the related Mortgage Certificate Interest Distribution Amounts and related Mortgage Certificate Principal Distribution Amounts are not covered out of distributions in respect of Excess Cash on such Distribution Date. With respect to the remaining Mortgage Certificates (the "Excess Cash Preservation Certificates"), the Mortgage Loan Trustee will be required to effect a transfer of funds in the related Underlying Series Reserve Fund, to the extent available, on each Underlying Series Distribution Date in an amount equal to any realized losses sustained with respect to Mortgage Loans in the related Mortgage Pools in the related Prepayment Period.

                        SERVICING FEES AVAILABLE
               -------------------------------------------
                     TO OFFSET INTEREST SHORTFALLS
               -------------------------------------------
               Mortgage Certificates        Available Fees
               ---------------------        --------------
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series                       [INSERT TABLE]
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series
               Series

         If the funds available in any Underlying Series Reserve Fund on any Underlying Series Distribution Date are insufficient to pay the full amounts due with respect to all related classes of Certificates on such Underlying Series Distribution Date, such funds will be paid to the holders of the Mortgage Certificates and the senior certificates related to the other mortgage pools covered by

                                                                      VERSION G
    such Underlying Series Reserve Fund in proportion to the respective shortfalls of each such class that would be caused by the insufficiency of amounts available absent a transfer of funds from such Underlying Series Reserve Fund.

         None of the Underlying Series Reserve Funds have been allocated on a pro rata basis among the related mortgage pools. Rather, distributions from each Underlying Series Reserve Fund, to the extent of funds available therein, will be made without regard to the order, frequency or magnitude of the losses and other shortfalls on mortgage loans in each covered mortgage pool. Disproportionate losses or delinquencies in the mortgage pools covered by the Underlying Series Reserve Funds that are not Underlying Mortgage Pools could deplete the coverage provided for the Mortgage Certificates by such Underlying Series Reserve Funds. Consequently, an Underlying Series Reserve Fund may be unavailable on an Underlying Series Distribution Date to offset Covered Amounts with respect to a class of Mortgage Certificates even though the amount of the losses and other shortfalls experienced by the related Underlying Mortgage Pool may have been proportionately less than that experienced by the other covered mortgage pools.

         The terms of each Collateral Security Agreement require the related collateral agent to release funds in the related Underlying Series Reserve Funds to the RTC under certain circumstances related to the delinquency and loss experience of the related mortgage loans if the balance on deposit in such Underlying Series Reserve Funds exceeds the "Reserve Fund Requirement" as such term is variously defined in the related Collateral Security Agreements and described in the related Underlying Disclosure Documents.

         Each Collateral Security Agreement provides that, with the approval of the related rating agencies, and at the option of the RTC, the related Underlying Series Reserve Fund can be replaced, in whole or in part, with a form of credit enhancement that is, or is invested in securities or obligations, which are backed by the full faith and credit of the United States of America.


    SUBORDINATION

         After the coverage provided to each of the Mortgage Certificates by the related Underlying Reserve Funds has been depleted, additional coverage against losses and other shortfalls on the related Mortgage Loans will be provided to each class of Mortgage Certificates by the subordination of the class or classes of Related Subordinated Certificates, if any. In general, the protection afforded to the Mortgage Certificates by the subordination of any Related Subordination Certificates will be effected in two ways: (i) by the preferential right of the Mortgage Certificates to receive distributions on any Underlying Series Distribution Date after the depletion of the related Underlying Series Reserve Fund and (ii) by the allocation of losses on the related Mortgage Loans first to such Related Subordinated Certificates until the principal balances thereof have been reduced to zero prior to the allocation of any such losses to the Mortgage Certificates.
    The following table indicates the current aggregate principal balance of the class or classes of Related Subordinated Certificates for each class of Mortgage Certificates.

                                                                      VERSION G

                 BALANCES OF RELATED SUBORDINATED CERTIFICATES
                     (BASED ON         REMITTANCE REPORTS)


                               CURRENT AGGREGATE PRINCIPAL      PERCENTAGE OF
                                   BALANCE OF RELATED         RELATED UNDERLYING
   MORTGAGE CERTIFICATES        SUBORDINATED CERTIFICATES       MORTGAGE POOL
   ---------------------       ---------------------------    ------------------
   Series
   Series
   Series
   Series
   Series
   Series
   Series
   Series                                        [INSERT TABLE]
   Series
   Series
   Series
   Series
   Series
   Series
   Series
   Series
   Series
   Series
   Series
   Series
   Series

    SPECIAL TERMINATION

         With respect to each Underlying Series, subject to the limitations imposed by the related Underlying Pooling Agreement, by no later than the tenth business day after the first Underlying Series Distribution Date on which the aggregate outstanding principal balance of all related classes of certificates is less than 25% of the initial related aggregate principal balance of such certificates, the related Mortgage Loan Trustee will solicit bids for the related mortgage loans (including the Mortgage Loans contained in the related Underlying Mortgage Pools) and any other property remaining in the related Trust Fund. The related Mortgage Loan Trustee, however, will not accept any bid for such mortgage loans and other property unless certain minimum requirements are met, including that the proceeds distributable as a result of such sale would be at least equal to 100% of the then outstanding aggregate principal balance of all related classes of certificates plus accrued interest thereon through the applicable Interest Accrual Period.
    The sale of the mortgage loans and any other property in any Underlying Trust Fund must be for an amount no less than fair market value. If the proceeds from a proposed

                                                                      VERSION G
    sale of any mortgage loans and any other property remaining in any Underlying Trust Fund would be insufficient to satisfy the requirements of the two preceding sentences, the related Mortgage Loan Trustee will continue to solicit bids as described above from time to time as it deems appropriate, until a bid satisfying the requirements of the two preceding sentences is received. The proceeds of such sale will be treated as a prepayment of the mortgage loans for purposes of distributions to Certificateholders. Any such sale will effect a termination of the related Underlying Trust Fund and an early retirement of the related certificates (including the related Mortgage Certificates). Any resulting distribution on a class of Mortgage Certificates will increase the amount distributable on the Class A-1 Certificates in respect of principal and will result in a shortening in the weighted average life thereof. There can be no assurance as to the timing of Special Terminations with respect to the Mortgage Certificates. Such terminations could occur for none, for only some, or for all of the Mortgage Certificates, and any such terminations could occur
    prior to the                   Distribution Date on the Class A-1
    Certificates.

    OPTIONAL TERMINATION

         With respect to each Underlying Series, any of the related Mortgage Loan Servicers, any holder of a related residual certificate or the owner of the assets pledged to any reserve fund (including the related Underlying Reserve Fund) may effect an early termination of the related trust on any Underlying Series Distribution Date after the date on which the aggregate scheduled principal balance of the related mortgage loans is reduced to less than 10% of the aggregate scheduled principal balance as of the related Underlying Series Cut-Off Date, by purchasing all such mortgage loans at a purchase price, payable in cash, equal to 100% of the aggregate unpaid principal balance of such mortgage loans plus one month's interest thereon at the applicable mortgage interest rate. The proceeds of such sale will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders. Any such sale will effect a termination of the related Underlying Trust Fund and an early retirement of the related Certificates (including the related Mortgage Certificates). Any resulting distribution on a class of Mortgage Certificates will increase the amount distributable on the Class A-1 Certificates in respect of principal and will result in a shortening in the weighted average life thereof.

    ASSIGNMENT OF MORTGAGE LOANS AND WARRANTIES

         At the time of issuance of each Underlying Series, the RTC caused the mortgage loans in the related Underlying Trust Fund to be assigned to the related Mortgage Loan Trustee, together with all principal and interest due on or with respect to such mortgage loans, other than principal and interest due on or before the related Underlying Series Cut-Off Date.

         In addition, the RTC delivered to the related Mortgage Loan Trustee, as to each related mortgage loan (to the extent such documents were available to the RTC), (i) the related mortgage note, endorsed to the order of, or assigned to, the related Mortgage Loan Trustee without recourse; (ii) a mortgage and mortgage assignment meeting the requirements of the related Underlying Pooling Agreement; (iii) a lender's title insurance policy or attorney's opinion of title issued as of the date of origination of the mortgage loan, or an officer's certificate to the effect that

                                                                      VERSION G
    such policy or opinion was issued on such date and remains in full force and effect; (iv) any insurance policies covering the mortgaged property, including the primary mortgage insurance policy, to the extent required; and
    (v) such other documents as may be described in the related Underlying Pooling Agreement (such documents collectively, the "Mortgage Loan File"). The applicable Mortgage Loan Trustee is required to hold such documents for each Underlying Series in trust for the benefit of all certificateholders of such Underlying Series. In a substantial number of cases, some or all of the documents described above were not delivered by the RTC to the related Mortgage Loan Trustees as of the closing dates for the related Underlying Series.

         In the related Underlying Pooling Agreement for each Underlying Series, the RTC represented and warranted, among other things, that: (i) the information set forth in the schedule of Mortgage Loans appearing as an exhibit to the related Underlying Pooling Agreement was correct in all material respects; (ii) immediately prior to the sale and assignment of the related mortgage loans to the applicable Mortgage Loan Trustee, the RTC had good title to each mortgage loan; (iii) each mortgage loan, other than any co-op loan, was covered by a title insurance policy or an attorney's opinion of title and each such policy was in full force and effect; (iv) to the best of the RTC's knowledge, each mortgaged property was free of material damage and in good repair; (v) as of the date of issuance of the related certificates, each mortgage constituted a valid first lien on the related mortgaged property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements, and other matters of public record as of the date of the recording of such mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically referred to in the related title insurance policy and which do not adversely affect the value of the mortgaged property and (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage); and
    (vi) as of the date of initial issuance of the related certificates, there were no delinquent taxes, assessments or other outstanding charges affecting the mortgaged properties. In addition, the RTC represented and warranted in each related Underlying Pooling Agreement, among other things, that, as of the date of the initial issuance of the related certificates, all Monthly Payments due on or prior to a date which was not longer, with respect to any Underlying Series, than [four months] prior to the related Underlying Series Cut-Off Date had been made. The sole remedy for any breach of the RTC's representations and warranties contained in each related Underlying Pooling Agreement or for defects in mortgage loan documents is the obligation of the RTC to indemnify the related Underlying Trust Fund for losses realized on mortgage loans as to which such breaches or defects occur if there is a connection between such losses and such breaches or defects. Subject to certain exceptions as set forth in the Underlying Disclosure Documents, the RTC acting in its corporate capacity will guarantee such obligation of the Seller. The proceeds of any such repurchase or indemnification will be passed through to related certificateholders as liquidation proceeds.

    PAYMENTS ON MORTGAGE LOANS; UNDERLYING SERIES CERTIFICATE ACCOUNT

         The Underlying Pooling Agreement for each Underlying Series requires the related Mortgage Loan Servicer to maintain a custodial account or accounts (the "Underlying Series Certificate Account") in the name of the related Mortgage Loan Trustee for the benefit of the

                                                                      VERSION G
    related certificateholders. The amount at any time credited to the Underlying Series Certificate Account is required to be fully insured to the maximum coverage possible or be invested in Permitted Investments (as defined in the Underlying Disclosure Documents) that mature, or are subject to withdrawal or redemption, on or before the business day preceding the next succeeding Underlying Series Distribution Date. The income from Permitted Investments of funds in the Underlying Series Certificate Account is generally paid to the related Mortgage Loan Servicer, and the risk of loss of funds in the Underlying Series Certificate Account resulting from such investments will be borne by the related Mortgage Loan Servicer. The amount of each such loss will be required to be deposited by the related Mortgage Loan Servicer in the Underlying Series Certificate Account immediately as realized.

         The Mortgage Loan Servicers are required to deposit in the related Certificate Accounts amounts representing the following collections and payments (other than in respect of principal of or interest on the related mortgage loans due on or before the Underlying Series Cut-Off Date): (i) all installments of principal and interest on the applicable mortgage loans and any principal and/or interest required to be advanced by the related Mortgage Loan Servicer that was due on the applicable Due Date net of servicing fees due the related Mortgage Loan Servicer, Retained Yield, if any, and certain other amounts specified in the applicable Underlying Pooling Agreement; (ii) all amounts received in respect of such mortgage loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the related Mortgage Loan Servicer with respect to such mortgage loans, net of servicing fees due the related Mortgage Loan Servicer; (iii) all principal prepayments (whether full or partial) on such mortgage loans received; and (iv) any amounts received by the related Mortgage Loan Servicer as insurance proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or liquidation proceeds.

    COLLECTION AND OTHER SERVICING PROCEDURES

         The Mortgage Loan Servicers are required to make reasonable efforts to collect all payments called for under the mortgage loans and are required, consistent with the Underlying Pooling Agreements and any applicable insurance policies, to follow such collection procedures as each deems necessary or desirable. Consistent with the above, each Mortgage Loan Servicer may, in its discretion, waive any prepayment, late payment or assumption charge or penalty interest in connection with prepayment, late payment or assumption of a mortgage loan or extend the due dates for payments due on a mortgage note, provided that insurance coverage for such mortgage loan will not be adversely affected.

    ADVANCES

         With respect to    classes of Mortgage Certificates, the Mortgage Loan
    Servicers are required under the related Underlying Pooling Agreement to advance prior to each Underlying Series Distribution Date, from their own funds or from funds held in the related Certificate Accounts for distribution on a future Underlying Series Distribution Date, scheduled installments of principal and interest due on a mortgage loan on the preceding Due Date and not collected by such Mortgage Loan Servicer from the related borrower (any such advance, an

                                                                      VERSION G

    "Advance"). Each such Mortgage Loan Servicer will be obligated to make such an advance to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections on the Mortgage Loan out of Insurance Proceeds, Liquidation Proceeds or otherwise. Any advance previously made by such Mortgage Loan Servicer is reimbursable to such Mortgage Loan Servicer from funds in the Certificate Account to the extent that such Mortgage Loan Servicer determines that such advance is not ultimately recoverable from insurance proceeds, liquidation proceeds or otherwise. With respect to each Mortgage Certificate, the related Mortgage Loan Trustee will generally be obligated to make any required Advance if the Mortgage Loan Servicer fails in its obligation to do so, to the extent provided in the related Underlying Pooling Agreement.

         With respect to the remaining      classes of Mortgage Certificates,
    neither the related Mortgage Loan Servicer nor the related Mortgage Loan Trustee will be required to make Advances. The amount of any delinquent Monthly Payments with respect to related Mortgage Loans is instead withdrawn from the related Underlying Reserve Fund, to the extent funds are available, in order to make full distributions on the related Mortgage Certificates and Related Subordinated Certificates, if any.

    MORTGAGE LOAN TRUSTEE AND COLLATERAL AGENT

                               [TO BE PROVIDED]

                                                                      VERSION G

                       DESCRIPTION OF THE MORTGAGE LOANS

    GENERAL

         As of the Cut-Off Date, the Mortgage Certificates represented
    approximately $_______ of the beneficial interest in    separate Underlying
    Mortgage Pools which, in turn, were comprised of mortgage loans having an aggregate principal balance as of such date of approximately $____. The Mortgage Loans in each Underlying Mortgage Pool are adjustable rate, conventional, one-to-four family residential first mortgage loans having characteristics approximately as set forth in the table below. The related mortgaged properties include owner-occupied, vacation and investor-owned properties, condominiums, cooperatives, and units in Planned Unit Developments. With respect to some of the Mortgage Loans, the type of the related mortgaged property was unknown as of the date of issuance of the related Mortgage Certificates. [Attached to this Prospectus Supplement as Appendix A are copies of the tables prepared and delivered to prospective investors by the RTC in connection with the issuance of each class of the Mortgage Certificates. Such information may not have been accurate when prepared (See "Special Considerations--Troubled Originators" and "--Limited Information" herein).

                          SELECTED MORTGAGE LOAN DATA

                                [INSERT TABLES]

         Interest Rate Adjustments. Each Mortgage Loan will bear interest at a rate (the "Mortgage Interest Rate") which will adjust periodically, in accordance with the terms of the related mortgage note, to a rate equal to the then-current Index (as defined herein) plus the applicable fixed percentage specified in the related mortgage note (the "Gross Margin"). Mortgage Loans for which COFI (as defined herein) is the Index are referred to herein as "COFI Mortgage Loans." Mortgage Loans for which CMT or CBE (each as defined herein) is the Index are referred to herein as "CMT Mortgage Loans." The Mortgage Interest Rate for each Mortgage Loan generally began to adjust on the first day of the month prior to the first six-month or one-year anniversary of its first payment date and then monthly, semi-annually or

                                                                      VERSION G
    annually thereafter (each a "Rate Adjustment Date"). The interest rate on all of the COFI Mortgage Loans adjusts monthly.

         Generally, each Mortgage Loan is subject to an overall maximum interest rate (the "Lifetime Cap"). For the Monthly COFI Mortgage Loans, the Lifetime Cap ranges from 0% to 125% per annum. For the CMT Mortgage Loans, the Lifetime Cap ranges from 0% to 125% per annum. Some of the Mortgage Loans are subject to minimum interest rates. [In addition to the Lifetime Cap, interest rate adjustments on the [CMT] Mortgage Loans generally limited are to 1.00% in the case of semi-annual adjustments and 2.00% in the case of annual adjustments.]

         Effective with the first payment due on a Mortgage Loan after the related Rate Adjustment Date, the monthly principal and interest payment generally will be adjusted to an amount that will fully amortize the then-outstanding principal balance of such Mortgage Loan over its remaining term to stated maturity and that will be sufficient to pay interest at the adjusted Mortgage Interest Rate. Therefore, any partial prepayments may reduce the weighted average life of a Mortgage Loan but will not (except for partial prepayments made in the final year of the original term of such Mortgage Loan) cause the final payment on such Mortgage Loan to occur prior to its stated maturity. An increase in the Mortgage Interest Rate on a Mortgage Loan will result in a larger portion of each higher Monthly Payment being allocated to interest and a smaller portion being allocated to principal.

    COFI, CMT AND CBE

         The "Index" with respect to each COFI Mortgage Loan is the monthly weighted average cost of funds for member institutions in the Eleventh District of the Federal Home Loan Bank System, as published by the Federal Home Loan Bank of San Francisco ("COFI"). The Index with respect to each CMT Mortgage Loan generally is either (a) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity ("CMT") of one year or
    (b) the weekly auction average (investment) rate on U.S. Treasury Bills with a six-month maturity ("CBE"), each as published by the Federal Reserve Board in Statistical Release H.15 (519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the servicer as of a date which is a number of days prior to each Rate Adjustment Date for such Mortgage Loan. Some of the Mortgage Loans use a CMT index based on a 2, 3 or 5 year maturity. In general, should the applicable Index not be published or become otherwise unavailable, the servicer of the Mortgage Loan will select a comparable alternative index over which it has no control and which is readily verifiable.

         The monthly averages of CMT and CBE in the tables below are not necessarily indicative of CMT or CBE on any given date in the relevant month since significant week-to-week fluctuations in any such Index may occur in any month as well as over longer periods. In addition, such monthly averages do not purport to be a prediction of the value of CMT or CBE on any Rate Adjustment Date or for the lives of the Mortgage Loans.

                                                                      VERSION G

         COFI. The following table sets forth COFI for each of the last six calendar years or portions thereof, based on information reported by The Federal Home Loan Bank of San Francisco ("FHLBSF");

                                  MONTHLY COFI

                                        YEAR
                      ---------------------------------------
         Month(1)     19     19     19     19     19     19
         --------     ---------------------------------------
         January
         February
         March
         April
         May
         June
         July
         August
         September
         October
         November
         December

  ____________________

    (1) COFI reflects the weighted average cost of funds of the members of the Eleventh District for the month indicated. It is usually announced by the FHLBSF on the last working day of the month following the month in which the cost of funds was incurred.

         The FHLBSF publishes COFI in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco's Marketing Department, P.O. Box 7948, San Francisco, California 94120, or by calling (415) 616-2610. COFI may also be obtained by calling the FHLBSF at (415) 616-2600.

         COFI is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). COFI for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLBSF to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:
    (i) savings deposits, (ii) time deposits, (iii) FHLBSF advances, (iv) repurchase agreements and (v) all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, COFI does not necessarily reflect any particular current market rate.

                                                                      VERSION G

         A number of factors affect the performance of COFI, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which COFI is based were issued at various times under various market conditions and with various maturities, COFI may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, COFI is designated to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, COFI may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, COFI is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of COFI, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate COFI.

         CMT AND CBE. The following table sets forth the monthly averages of CMT and CBE for each of the last six calendar years or portions thereof, based on information published in the Federal Reserve Board in Statistical Release H.15 (519):

                            MONTHLY AVERAGES OF CMT

                                     Year
                   ---------------------------------------
      Month        19     19     19     19     19     19
      -----        ---------------------------------------
      January
      February
      March
      April
      May
      June
      July
      August
      September
      October
      November
      December

                                                                      VERSION G

                            MONTHLY AVERAGES OF CBE

                                       Year
                     ---------------------------------------
        Month        19     19     19     19     19     19
        -----        ---------------------------------------
        January
        February
        March
        April
        May
        June
        July
        August
        September
        October
        November
        December

         Convertible Mortgage Loans. Under the terms of certain of the Mortgage Loans, the borrower has the option at certain times and under certain conditions to convert the Mortgage Interest Rate to a fixed rate from a variable rate based on the applicable Index (each such loan, a "Convertible Mortgage Loan"). The option to convert to a fixed Mortgage Interest Rate may be exercised by the borrower on the date or dates specified in the related note. The borrower's option to convert to a fixed Mortgage Interest Rate may have expired with respect to certain of the Convertible Mortgage Loans. The conversion option typically may not be exercised if the borrower is in default under the terms of the related note or mortgage. In most cases, the Convertible Mortgage Loan may be converted to a fixed interest rate loan with a Mortgage Interest Rate based upon FNMA's or FHLMC's required net yield for the purchase of 15-year (for Mortgage Loans with original repayment terms of 15 years or less) or 30-year (for Mortgage Loans with original repayment terms of greater than 15 years) fixed-rate mortgage loans, under 30-day or 60-day mandatory delivery commitments. In either case, the fixed interest rate will be computed by adding a specified margin to the applicable FNMA quotation or the applicable FHLMC quotation. Upon conversion, the Monthly Payments of principal and interest generally will be adjusted to provide for fully amortizing, level Monthly Payments until maturity.

         The Pooling and Servicing Agreements applicable to the Mortgage Loans provide that the Mortgage Loan Servicers will be obligated to purchase any Mortgage Loan as to which the borrower exercises the right to convert to a fixed Mortgage Interest Rate for a price equal to 100% of the unpaid principal balance of such Mortgage Loan plus unpaid accrued interest at the applicable Mortgage Interest Rate. The Mortgage Loan Servicer's purchase obligation is not insured or guaranteed by any person. The proceeds of any such purchased converted Mortgage Loan will be treated as a prepayment and will be passed through to the Trustee, as holder of the related Mortgage Certificates. A converted Mortgage Loan bearing a fixed Mortgage Interest Rate will remain in the Mortgage Pool until purchased or repaid. Any failure to purchase a

                                                                      VERSION G
    converted Mortgage Loan would cause the related Underlying Mortgage Pool to include both fixed rate and adjustable rate Mortgage Loans.

         Balloon Mortgage Loans. Certain of the Mortgage Loans are Balloon Mortgage Loans. A "Balloon Mortgage Loan" is a Mortgage Loan that provided on the date of origination for amortization on the basis of an amortization schedule extending beyond its stated maturity with a disproportionate Monthly Payment due on its stated maturity date equal to the remaining principal balance of such Mortgage Loan. The ability of a borrower to repay such a Balloon Mortgage Loan upon the maturity thereof frequently will depend on the borrower's ability to refinance such Balloon Mortgage Loan, which in turn will depend on a variety of factors, including the prevailing level of Mortgage interest rates.

         Negative Amortization Mortgage Loans. The Monthly Payment on a Mortgage Loan is adjusted after an initial period and at periodic intervals thereafter, all as specified in the related note (each, a "Payment Change Date"), generally to an amount that would fully amortize the remaining principal balance of the Mortgage Loan over its remaining amortization term on a level-debt service basis, at the Mortgage Interest Rate in effect on the related Payment Change Date. However, with respect to certain of the Mortgage Loans, increases in the Monthly Payment may be limited by the terms of the related note (the "Payment Adjustment Cap"), which generally provides that no Monthly Payment may increase by more than a percentage, specified in the related note, above the Monthly Payment in effect during the preceding period. With respect to certain of the Mortgage Loans, application of the Payment Adjustment Cap will be at the option of the borrower.

         In addition, with respect to the COFI Mortgage Loans, as to which interest rates adjust monthly, because the rate at which interest accrues changes more frequently than payments adjust and because adjustment of Monthly Payments on such Mortgage Loans may be subject to the various limitations described above, the amount of interest accruing on the remaining principal balance of such a Mortgage Loan at the applicable Mortgage Interest Rate may exceed the amount of the interest portion of the Monthly Payment. The resulting shortfall in the interest portion of the related Monthly Payment will be added to the unpaid principal balance of the related Mortgage Loan in the month during which any such shortfall occurs as "Deferred Interest," resulting in negative amortization of the Mortgage Loan. With respect to such Mortgage Loans negative amortization is generally limited, however, such that the principal balance of the Mortgage Loan cannot generally exceed the percentage of its original principal balance specified in the applicable note. If the calculated Monthly Payment would result in negative amortization exceeding the limit specified in the related note, the borrower generally is required to pay as the Monthly Payment until the next Payment Change Date an amount that would fully amortize the remaining principal balance of the Mortgage Loan over its remaining amortization term on a level-debt service basis without regard to any limitations. As a result of such negative amortization, the final payment at the end of the term of the related Mortgage Loan may be larger than previous Monthly Payments under such Mortgage Loan.

                                                                      VERSION G

         Non-Monthly Payment Loans. Certain of the Mortgage Loans may provide for payments of principal at biweekly, quarterly, semiannual or annual intervals, rather than at monthly intervals.

         Graduated Payment Mortgage Loans. Certain of the Mortgage Loans may provide for an initial period of Monthly Payments in an amount that would be insufficient to fully amortize the principal balance of the Mortgage Loan over its stated term, and that may be insufficient to pay accrued interest, followed by scheduled increasing Monthly Payments prior to a date specified in the related note. To the extent the amount of interest accruing on the principal balance of such a Mortgage Loan at the applicable Mortgage Interest Rate exceeds the Monthly Payment, such excess will be added to the unpaid principal balance of the related Mortgage Loan, resulting in negative amortization.

                      YIELD AND PREPAYMENT CONSIDERATIONS

         Prepayments and Excess Cash. The rate of principal payments on the Class A-1 Certificates will be affected by the rate of principal payments on the Mortgage Loans (including, for this purpose, prepayments, which may include amounts received by virtue of condemnation, insurance or foreclosure) and by the application of Excess Cash to the principal balance of the Mortgage Certificates.

         Principal prepayments may be influenced by a variety of economic geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayments would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties and servicing decisions.

         All of the Mortgage Loans are adjustable rate mortgage loans ("ARMs"). The Depositor is not aware of any publicly available statistics that set forth principal prepayment experience or prepayment forecasts of ARMs over an extended period of time, the prepayment experience of the Mortgage Certificates is insufficient to draw any conclusions with respect to the expected prepayment rates of the Mortgage Loans. The rate of principal prepayments with respect to ARMs has fluctuated in recent years. As is the case with conventional fixed rate mortgage loans, ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

                                                                      VERSION G

         Excess Cash related to each of the Underlying Mortgage Pools will be allocated in reduction of the Mortgage Underlying Certificate Principal Balances of the Certificates in various ways. See "Description of the Mortgage Certificates--Principal Distributions."

         If a Class A-1 Certificate is purchased at a discount from its initial principal amount by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if a Certificate is purchased at a premium by a purchaser that calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.

         Timing of Payments. The timing of changes in the rate of prepayments on the Mortgage Loans and the timing of distribution of Excess Cash may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans or a distribution of Excess Cash, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         Basis Risk; LIBOR. The interest rate payable to the Holders of the Class A-1 Certificates is based on LIBOR. However, the Mortgage Loans bear interest at adjustable rates based on various indices. LIBOR and such various indices may respond to different economic and market factors, and there is no necessary correspondence between them. Thus, it is possible, for example, that LIBOR may rise during periods in which the indices of the Mortgage Loans are stable or are falling, or that even if both LIBOR and such indices rise during the same period, LIBOR may rise much more rapidly and sharply than the indices. THERE CAN BE NO ASSURANCE THAT FUNDS AVAILABLE IN THE RESERVE FUND OR PAYMENTS UNDER THE YIELD SUPPORT AGREEMENT WILL BE SUFFICIENT TO MAKE UP ANY AMOUNT BY WHICH THE INTEREST COLLECTED ON THE MORTGAGE CERTIFICATES IS LESS THAN THE INTEREST ACCRUAL AMOUNT OF THE CLASS A-1 CERTIFICATES.

         Mortgage Certificates. The Trust Fund contains Mortgage Certificates which were issued at different times, are backed by different pools of Mortgage Loans, have different allocations of principal and interest and payment priorities among various classes, and may perform differently in various interest and prepayment rate environments. The performance characteristics of the Class A-1 Certificates will reflect a combination of the performance characteristics of the various Mortgage Certificates. As a result, it will be difficult to predict the likely yield and payment experience of the Mortgage Certificates.

         Special Terminations. Each of the Underlying Mortgage Pools is subject to termination as described under "Description of the Mortgage Certificates- -Special Termination." Any such

                                                                      VERSION G
    termination may have the effect of decreasing the weighted average life of the Class A-1 Certificates.

         Auction Risk.  There can be no assurances that the Trustee will, on or on any date thereafter, be able to sell the Mortgage Certificates for a price sufficient (together with amounts on deposit in the Reserve Fund) to allow the Class A-1 Certificates to be paid in full.

         [Reinvestment Risk. Investors should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of principal payments on the Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts received as principal payments on such investor's Certificate may be lower than the Class A-1 Pass-Through Rate. Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal payments on the Class A-1 Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.]

         Convertible ARM Loans. As discussed above under "DESCRIPTION OF THE MORTGAGE LOANS," borrowers under certain of the Mortgage Loans have the option to convert the Mortgage Loan to a fixed rate loan. As previously discussed, the related Mortgage Loan Servicers are obligated to purchase any such Converted Mortgage Loans. Unless and until such a purchase is effected, a Converted Mortgage Loan will stay in the Underlying Mortgage Pool and the Mortgage Interest Rate will be fixed rather than based on an Index. The yield on the Class A-1 Certificates may thus be adversely affected. In addition, the purchase of a Converted Mortgage Loan may affect the rate of principal payments on the Class A-1 Certificates and, as a result, the yield on such Certificates.

    WEIGHTED AVERAGE LIVES

         The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Class A-1 Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance of such Certificate from one Distribution Date (or, in the case of the first
    distribution, from                  ) to the next Distribution Date by the
    number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate referred to in clause (a). The weighted average lives of the Class A-1 Certificates will be influenced by, among other factors, the rate at which principal is paid on the Mortgage Loans.

    CPR MODEL

         Prepayments on mortgage loans are commonly measured relative to a prepayment or model. The model used in this Prospectus Supplement, known as a conditional or a constant prepayment rate ("CPR"), represents a rate of payment of unscheduled principal on the

                                                                      VERSION G

  Mortgage Loans expressed as an annualized percentage of the outstanding principal balance of the Mortgage Loans at the beginning of each period. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

  PRICING ASSUMPTION

         The Class A-1 Certificates were structured assuming, a month other things, a prepayment assumption of 18% CPR and LIBOR at a rate of ____%. The assumptions as to prepayments and LIBOR to be used for pricing purposes for the Class A-1 Certificates may vary as determined at the time of sale. The actual rates of prepayments and the actual levels of LIBOR may vary considerably from the rates used for any pricing assumption.

  WEIGHTED AVERAGE LIFE, FINAL DISTRIBUTION DATE AND PRE-TAX YIELD TABLES

         The following tables indicate the weighted average lives (in years), the final Distribution Dates and the pre-tax yields to maturity (on a corporate bond equivalent basis) of the Class A-1 Certificates, assuming various percentages of CPR and various constant levels of LIBOR, among other things.

         For each of the following tables it was assumed that (i) The Mortgage Certificates in the Trust Fund have the principal balances set forth on Table __ on p. S-__ [adjusted, etc.]; (ii) each Mortgage Loan underlying a Mortgage Certificate has a Mortgage Interest Rate as of the Cut Off Date, remaining term to maturity and loan age equivalent to the weighted average mortgage interest rate of such Mortgage Loans, the weighted average remaining term to maturity and the weighted average loan age of such Mortgage Loans as of the Cut Off Date, as reported in the applicable Remittance Reports prepared by the servicers; (iii) the Mortgage Loans prepay at the percentages of CPR indicated; (iv) all amounts due with respect to the Mortgage Loans are applied to the payment of the Mortgage Certificates on the 25th of the month in accordance with the applicable Prospectus and Prospectus Supplement of the RTC; (v) for the first Interest Accrual Period, the Class A-1 Pass-Through Rate is ____%; (vi) LIBOR with respect to each Interest Accrual Period after the first is equal to the levels shown; (vii) the Closing Date is
  ___, 19  ; (viii) each quarterly distribution on the Class A-1 Certificates is
  made on the 25th day of the relevant month, commencing on            ,     ;
  (ix) each month consists of 30 days; (x) funds on deposit in the Reserve Fund earn interest at ____; and (xi) the Class A-1 Certificates are purchased at par.

                                [INSERT TABLES]

         The yields set forth in the above table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class A-1 Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class A-1 Certificates indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal of and interest on the Class A-1 Certificates

                                                                      VERSION G
  and consequently does not purport to reflect the return of any investment in the Class A-1 Certificates when such reinvestment rates are considered.

         Listed below are historical values of Three-Month LIBOR since ___________:

                  3 MONTH LIBOR
                MONTHLY AVERAGES

                              YEAR
       MONTH    19     19     19     19     19
     -------------------------------------------
     January
     February
     March
     April
     May
     June
     July
     August
     September
     October
     November
     December

             Historical LIBOR experience is not a predictor of future LIBOR notes, which are influenced by numerous factors, the impact of which cannot be predicted. The foregoing rates do not purport to be a prediction of the value of LIBOR on any Reset Date or for the lives of the Class A-1 Certificates.


  ACTUAL EXPERIENCE WILL VARY FROM ASSUMPTIONS

         Discrepancies will exist between the characteristics of the actual underlying Mortgage Certificates and Mortgage Loans and the characteristics assumed therefore in preparing the tables contained herein. To the extent that the Mortgage Certificates and Mortgage Loans have characteristics which differ from those assumed in preparing the tables, the Class A-1 Certificates may mature earlier or later than indicated by the tables and the weighted average lives and pre-tax yields may also differ. In addition, it is unlikely that the Mortgage Loans will prepay at any constant rate or at the same rate, or that LIBOR will remain constant at any level. The timing of changes in the rate of prepayment and level of LIBOR may significantly affect the yield
  realized by a holder of the Class A-1 Certificates.   Under certain prepayment
  and LIBOR scenarios, investors may not receive the full amount of their investments.

                                                                      VERSION G

                          THE MORTGAGE LOAN SERVICERS

         The names of the Mortgage Loan Servicers related to each of the Mortgage Certificates are set forth in the following table:

                            MORTGAGE LOAN SERVICERS

            MORTGAGE CERTIFICATES                  SERVICER
            ---------------------    ------------------------------------
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series
          Series

         According to FHLMC and FNMA, each of the Mortgage Loan Servicers (other than __________) is approved by such organizations to service residential mortgage loans.

                                                                      VERSION G

                               [to be provided]

         The preceding information with respect to the Mortgage Loan Servicers was derived by the Depositor from publicly available information which the Depositor believes to be reliable. However, the Depositor makes no representations with respect thereto and assumes no responsibility for the accuracy or completeness thereof.

                        FEDERAL INCOME TAX CONSEQUENCES

         An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. The Class A-1 and Class IO Certificates will be designated as regular interests in the REMIC, and the Class R Certificate will be designated as the residual interest in the REMIC.

         The Class A-1 Certificates will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a

                                                                      VERSION G

    REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

         The Class A-1 Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners of the Class A-1 Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

         It is expected that the Class A-1 Certificates will be issued [at a premium] [with original issue discount] for federal income tax purposes.

         The Prepayment Assumption (as defined in the Prospectus) that the Certificate Administrator intends to use in determining the rate of accrual of original issue discount will be calculated using 18% CPR. No representation is made as to the actual rate at which the Mortgage Loans will prepay.


         The material (and certain minor and incidental) consequences of investing in the Certificates are discussed in "Federal Income Tax Consequences" in the Prospectus. It is recommended that investors read "Federal Income Tax Consequences" in the Prospectus and consult with their own tax advisors regarding the consequences to them of investing in the Certificates.

                              ERISA CONSIDERATIONS

         The Department of Labor has granted to the Underwriter an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and certain related excise taxes imposed by the Code with regard to the initial purchase, the holding and the subsequent resale by ERISA Plans of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption should apply to the liquidation, holding, and resale of the Class A-1 Certificates by an ERISA Plan, provided that specified conditions (certain of which are described below) are met.

         Among the conditions which must be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Class A-1 Certificates are the following: (1) the acquisition of the Certificates by an ERISA Plan is on terms (including the price for such Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party; (2) the rights and interests evidenced by the Certificates acquired by the ERISA Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust; (3) the Certificates acquired by the ERISA Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc.; (4) the sum of all payments made to the Underwriter in connection with the distribution of the Class A-1 Certificates represents not more than reasonable compensation for underwriting such Certificates; and (5) the sum of all payments made to and retained by the Certificate Administrator represents not more than reasonable compensation for the Certificate Administrator's services under the Pooling Agreement and reimbursement of the Certificate Administrator's reasonable expenses in connection therewith.

                                                                      VERSION G

         In addition, it is a condition that the ERISA Plan investing in the Class A-1 Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption does not apply to the acquisition and holding of Class A-1 Certificates by ERISA Plans sponsored by the Issuer, the Underwriter, the Trustee, the Certificate Administrator, or any affiliate of such parties. Moreover, the Exception provides relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements (i) an ERISA Plan's investment in the Class A-1 Certificates does not exceed 25% of all of that Class outstanding at the time of the acquisition and (ii) immediately after the acquisition, no more than 25% of the assets of an ERISA Plan with respect to which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.

                                USE OF PROCEEDS

         The proceeds from the sale of the Class A-1 Certificates (net of expenses incurred in connection with the issuance of the Class A-1 Certificates) will be used by the Depositor to purchase the Mortgage Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

         The Class A-1 Certificates constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A-1 Certificates are legal investments for certain entities to the extent provided in the SMMEA. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Class A-1 Certificates, as such Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in such Certificates. It should also be noted that certain states recently have enacted, or have proposed enacting, legislation limiting to varying extent the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. The appropriate characterization of the Class A-1 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class A-1 Certificates, may be subject to significant interpretive uncertainties. Investors should consult with their own legal advisors in determining whether and to what extent Class A-1 Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                             METHOD OF DISTRIBUTION

         Credit Suisse First Boston proposes to place the Class A-1 Certificates from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined in each case, at
                                      S-63

                                                                      VERSION G
    the time of sale. The Class A-1 Certificates are offered subject to prior sale and acceptance and to certain other conditions.

         [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the attached Prospectus will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. Sales will be made at negotiated prices determined at the time of sale.]


                                 LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor Orrick, Herrington & Sutcliffe LLP New York, New York.


                                    RATINGS

         It is a condition to the issuance of the Class A-1 Certificates that such Certificates be rated at least "Aaa" by Moody's and at least "AAA" by S&P. There is no assurance that such ratings will continue for any period of time or that they will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A-1 Certificates. A security rating is not a recommendation to buy, sell or hold securities.

         The ratings of Moody's and S&P on mortgage pass-through certificates address the likelihood of the receipt by holders hereof of all distributions of principal and interest to which such holders are entitled (except as set forth below.


         Moody's and S&P's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature and credit quality of the underlying mortgage assets and the credit quality of the credit support provider, if any. Moody's and S&P's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated or the affect of the timing of such prepayments on an investor's anticipated yield. The ratings do not address the likelihood that investors in the Class A-1 Certificates will receive Basis Risk Shortfalls. Further, the ratings on the Class IO Certificates do not address whether, as a result of principal prepayments, investors in the Class IO Certificates may fail to recoup their initial investment.


         The Depositor has not requested a rating on the Certificates from any other rating agency, although data with respect to the Mortgage Loans or the Mortgage Certificates may have been provided to other agencies solely for their informational purposes. There can be no assurance that if a rating is assigned to the Class A-1 Certificates by any other rating agency, such rating will be as high as that assigned by Moody's or S&P.

                                                                      VERSION G

                                 [INSERT INDEX]

                                                                      VERSION G

- -------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR THE UN-DERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                                  -----------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Terms...........................................................  S-
Risk Factors............................................................... S-
Description of the Certificates............................................ S-
The Mortgage Certificates.................................................. S-
Description of the Mortgage Loans.......................................... S-
Yield and Prepayment Considerations........................................ S-
The Mortgage Loan Servicers................................................ S-
The Resolution Trust Corporation........................................... S-
Federal Income Tax Consequences............................................ S-
ERISA Considerations....................................................... S-
Use of Proceeds............................................................ S-
Legal Investment Considerations............................................ S-
Method of Distribution..................................................... S-
Legal Matters.............................................................. S-
Ratings.................................................................... S-

                                  PROSPECTUS

Prospectus Supplement......................................................    2
Additional Information.....................................................    2
Incorporation of Certain Information by Reference..........................    2
Summary of Terms...........................................................    3
Risk Factors...............................................................   16
The Trust Fund.............................................................   16
The Depositor..............................................................   26
Use of Proceeds............................................................   26
Yield Considerations.......................................................   27
Maturity and Prepayment Considerations.....................................   29
Description of the Certificates............................................   31
Credit Support.............................................................   56
Description of Insurance...................................................   61
Certain Legal Aspects of the Mortgage Loans and Contracts..................   68
Federal Income Tax Consequences............................................   79
ERISA Considerations.......................................................  107
Legal Investment...........................................................  111
Plan of Distribution.......................................................  112
Legal Matters..............................................................  113
Index of Terms.............................................................  114

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      Credit Suisse First Boston Mortgage
                               Securities Corp.
                                   Depositor




                   Conduit Mortgage and Manufactured Housing
                Contract Pass-Through Certificates, Series


                             PROSPECTUS SUPPLEMENT


                                     LOGO

- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration and filing fees, are estimated.


     SEC Registration Fee..........................................$  356,000
     Legal Fees and Expenses.......................................   450,000
     Accounting Fees and Expenses..................................    75,000
     Trustee's Fees and Expenses (including counsel fees)..........   150,000
     Printing and Engraving Fees...................................   175,000
     Rating Agency Fees............................................   425,000
     Miscellaneous.................................................   100,000
                                                                   ----------
       Total.......................................................$1,731,000
                                                                   ==========



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


Article 5 of the Restated Certificate of Incorporation of the Depositor and
Article X of the By-Laws of the Depositor provide for the indemnification, within the limits permitted by the General Corporation Law of the State of Delaware, of directors, officers, employees, and agents of the Corporation and of persons who serve other enterprises in such or similar capacities at the request of the Corporation, against expenses, including attorney's fees and liabilities for actions they take in such capacities.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of another corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. Reference is made to Exhibit 3.1 of this Registration Statement for the complete text of the Restated Certificate of Incorporation and reference is made to Exhibit 3.2 of this Registration Statement for the complete text of the By-laws.

  The ultimate parent of the Depositor carries directors' and officers' liability insurance that covers certain liabilities and expenses of the Depositor's directors and officers.

  Any underwriters who execute an Underwriting Agreement in the form filed as Exhibits 1.1 and 1.2 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party. For provisions regarding the indemnification of controlling persons, directors and officers of the Depositor by Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, reference is made to the proposed forms of Underwriting Agreement filed as Exhibits 1.1 and 1.2 to this Registration Statement.

ITEM 16. EXHIBITS

(a) Financial Statements filed as part of the Registration Statement: none

(b) Exhibits:



 EXHIBIT
 NUMBER                          DESCRIPTION                           PG. NO.
 -------                         -----------                           -------
   *1.1  -- Forms of Underwriting Agreement (Mortgage Loans/Mortgage
         Certificates)
   *1.2  -- Form of Underwriting Agreement (Contracts)
  **3.1  -- Restated Certificate of Incorporation of Depositor
   *3.2  -- By-laws of Depositor
   *4.1  -- Form of Standard Terms and Provisions of Pooling and
           Servicing Mortgage Certificates)
   *4.2   -- Forms of Reference Agreement (Mortgage Loans/Mortgage
          Certificates)
   *4.3  -- Form of Deposit Trust Agreement between Depositor and
           Trustee
   *4.4  -- Form of Master Seller's Warranty and Servicing Agreement
   *4.5  -- Form of Standard Terms and Provisions of Pooling and
           Servicing (Contracts)
   *4.6  -- Forms of Reference Agreement (Contracts)
   *4.7  -- Form of Standard Terms and Provisions of Pooling and
           Servicing and
           Reference Agreement
   *4.8  -- Form of Pooling and Servicing Agreement (Mortgage Loans)
    5.1  --Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain matters involving the Certificates
    8.1  --Opinion of Orrick, Herrington & Sutcliffe LLP as to tax matters
   23.1  --Consent of Orrick, Herrington & Sutcliffe LLP (included as part of
           Exhibits 5.1 and 8.1)

***24.1  --Power of Attorney (included on Page II-5 of the Registration
            Statement)
  *28.1  -- Form of Performance Bond
  *28.2  -- Form of Letter of Credit
  *28.3  -- Form of Primary Mortgage Insurance Policy
  *28.4  -- Form of Pool Insurance Policy
  *28.5  -- Form of Special Hazard Insurance Policy
  *28.6  -- Form of Mortgagor Bankruptcy Bond

- --------
* As previously filed in connection with Registration Statement on Form S-11 (Registration No. 33-47579) and incorporated herein by reference.

** As previously filed in connection with Registration Statement on Form S-3 (Registration No. 333-21329) and incorporated herein by reference.

*** As previously filed in connection with this Registration Statement.

ITEM 17. UNDERTAKINGS.

  (a) Undertaking pursuant to Rule 415.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) As to documents subsequently filed that are incorporated by reference:

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Undertaking in respect of indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement referred to in Transaction Requirement B.2 or B.5 of Form S-3 will be met by the time of sale of the securities registered hereby, and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York on the 23rd day of September, 1999.


                                           CREDIT SUISSE FIRST BOSTON MORTGAGE
                                           SECURITIES CORP.

                                           /s/ Patrick D. Coleman
                                           -------------------------------------
                                                      Patrick D. Coleman*
                                                      President



   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



        SIGNATURES                                              TITLE                                   DATE
/s/ Patrick D. Coleman                                  Director and President                          September 23, 1999
- -------------------------                               (Principal Executive Officer)
    PATRICK D. COLEMAN*


/s/ Scott J. Ulm                                        Director and Chairman of the Board              September 23, 1999
- -------------------------
    SCOTT J. ULM*


/s/ William S. Pitofsky                                 Director and Vice President                     September 23, 1999
- -------------------------
    WILLIAM S. PITOFSKY


/s/ Carlos Onis                                         Director                                        September 23, 1999
- -------------------------
    CARLOS ONIS


/s/ Zev Kindler                                         Treasurer (Principal Financial Officer)         September 23, 1999
- -------------------------
    ZEV KINDLER


/s/ Thomas Zingalli                                     Vice President and Controller                   September 23, 1999
- -------------------------                               (Principal Accounting Officer)
    THOMAS ZINGALLI*



* By: /s/ William S. Pitofsky
     -------------------------
      WILLIAM S. PITOFSKY
      Attorney-in-fact pursuant
      to a power of attorney filed
      with the Registration Statement

    As filed with the Securities and Exchange Commission on September 29, 1999
================================================================================
                                                      Registration No. 333-53115



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   EXHIBITS
                                      TO
                             AMENDMENT NO. 4 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933



                                      FOR
            CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

                                EXHIBIT INDEX


 EXHIBIT
 NUMBER                          DESCRIPTION                           PG. NO.
 -------                         -----------                           -------
   *1.1  -- Forms of Underwriting Agreement (Mortgage Loans/Mortgage
           Certificates)
   *1.2  -- Form of Underwriting Agreement (Contracts)
  **3.1  -- Restated Certificate of Incorporation of Depositor
   *3.2  -- By-laws of Depositor
   *4.1  -- Form of Standard Terms and Provisions of Pooling and
           Servicing Mortgage Certificates)
   *4.2  -- Forms of Reference Agreement (Mortgage Loans/Mortgage
           Certificates)
   *4.3  -- Form of Deposit Trust Agreement between Depositor and
           Trustee
   *4.4  -- Form of Master Seller's Warranty and Servicing Agreement
   *4.5  -- Form of Standard Terms and Provisions of Pooling and
           Servicing (Contracts)
   *4.6  -- Forms of Reference Agreement (Contracts)
   *4.7  -- Form of Standard Terms and Provisions of Pooling and
           Servicing and
           Reference Agreement
   *4.8  -- Form of Pooling and Servicing Agreement (Mortgage Loans)
 ***5.1  --Opinion of Orrick, Herrington & Sutcliffe LLP with respect to certain matters involving the Certificates
 ***8.1  --Opinion of Orrick, Herrington & Sutcliffe LLP as to tax matters
***23.1  --Consent of Orrick, Herrington & Sutcliffe LLP (included as part of
          Exhibits 5.1 and 8.1)

***24.1  -- Power of Attorney (included on Page II-5 of Registration Statement)

  *28.1  -- Form of Performance Bond
  *28.2  -- Form of Letter of Credit
  *28.3  -- Form of Primary Mortgage Insurance Policy
  *28.4  -- Form of Pool Insurance Policy
  *28.5  -- Form of Special Hazard Insurance Policy
  *28.6  -- Form of Mortgagor Bankruptcy Bond

- --------
* As previously filed in connection with Registration Statement on Form S-11 (Registration No. 33-47579) and incorporated herein by reference.

** As previously filed in connection with Registration Statement on Form S-3 (Registration No. 333-21329) and incorporated herein by reference.

*** As previously filed with this Registration Statement.